Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-175509

Prospectus Supplement

Interests in

WEST END BANK, S.B.
401(k) PLAN

Offering of Participation Interests in up to 95,634 Shares of

WEST END INDIANA BANCSHARES, INC.
COMMON STOCK

In connection with the conversion of West End Bank, MHC from the mutual to the stock form of organization and the related offering of shares of common stock of West End Indiana Bancshares, Inc., West End Indiana Bancshares, Inc. and West End Bank, S.B. (the “Bank”) are allowing participants in the West End Bank, S.B. 401(k) Plan (the “Plan”) to invest all or a portion of their accounts in the common stock of West End Indiana Bancshares, Inc.

West End Bank, S.B. adopted the Plan, effective as of July 1, 2011, for the benefit of the Bank’s employees.  The Plan replaced the Pentegra Defined Contribution Plan for Financial Institutions (the “Prior Plan”).  The account balances of active employees of the Bank have been transferred from the Prior Plan to the Plan, provided that such active employees consented to the transfer.

West End Bank, S.B. has registered on behalf of the Plan up to 95,634 participation interests so that the trustee of the Plan could purchase up to 95,634 shares of West End Indiana Bancshares, Inc. common stock in the offering at the purchase price of $10.00 per share.  This prospectus supplement relates to the initial election of Plan participants to direct the trustee of the Plan to invest all or a portion of their Plan accounts in stock units representing an ownership interest in the common stock of West End Indiana Bancshares, Inc. at the time of the stock offering.

The prospectus of West End Indiana Bancshares, Inc., dated November 10, 2011, accompanies this prospectus supplement.  It contains detailed information regarding the conversion and stock offering of West End Indiana Bancshares, Inc. common stock and the financial condition, results of operations and business of West End Bank, S.B.  This prospectus supplement provides information regarding the Plan.  You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see the “Risk Factors” section of the prospectus.

The interests in the Plan and the offering of West End Indiana Bancshares, Inc. common stock have not been approved or disapproved by the Federal Reserve Board, the Securities and Exchange Commission or any other federal or state agency.  Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement and in the prospectus are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by West End Indiana Bancshares, Inc. of interests or shares of common stock pursuant to the Plan.  No one may use this prospectus supplement to re-offer or resell interests or shares of common stock acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  West End Indiana Bancshares, Inc., West End Bank, S.B. and the Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock or stock units representing an ownership interest in West End Indiana Bancshares, Inc. common stock shall under any circumstances imply that there has been no change in the affairs of West End Indiana Bancshares, Inc. or any of its subsidiaries or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is November 10, 2011.

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TABLE OF CONTENTS

THE OFFERING	1

Securities Offered	1
Election to Purchase Common Stock in the Offering: Priorities	1
Composition and Purpose of Stock Units	4
Value of the Plan Assets	4
In Order to Participate in the Offering	4
How to Order	5
Order Deadline	6
Irrevocability of Transfer Direction	7
Other Purchases in Your Account During the Offering Period	7
Direction to Purchase West End Indiana Bancshares, Inc. Stock Fund Units after the Offering	7
Purchase Price of Common Stock in the Offering	7
Nature of a Participant’s Interest in the Common Stock	8
Voting Rights of Common Stock	8

DESCRIPTION OF THE PLAN	8

Introduction	8
Eligibility and Participation	9
Contributions under the Plan	9
Limitations on Contributions	9
Vesting under the Plan	10
Investment of Contributions and Account Balances	10
Performance History	11
Description of the Investment Funds	12
Withdrawals and Distributions from the Plan	16
Administration of the Plan	17
Amendment and Termination	17
Merger, Consolidation or Transfer	17
Federal Income Tax Consequences	18
Notice of Your Rights Concerning Employer Securities	19
Additional ERISA Considerations	20
Securities and Exchange Commission Reporting and Short-Swing Profit Liability	20
Financial Information Regarding Plan Assets	21

LEGAL OPINION	21

THE OFFERING
Securities Offered
West End Indiana Bancshares, Inc. is offering stock units in the West End Bank, S.B. 401(k) Plan adopted by West End Bank, S.B. (the “Plan”).  The stock units represent indirect ownership of West End Indiana Bancshares, Inc. common stock through the West End Indiana Bancshares, Inc. Stock Fund established under the Plan in connection with the stock offering.  The Plan may acquire up to 95,634 shares of West End Indiana Bancshares, Inc. common stock in the stock offering for the accounts of active employees.  Only employees of West End Bank, S.B. may become participants in the Plan and only participants may purchase stock units in the West End Indiana Bancshares, Inc. Stock Fund.  Your investment in stock units in connection with the stock offering through the West End Indiana Bancshares, Inc. Stock Fund is subject to the purchase priorities contained in the Plan of Conversion and Reorganization of West End Bank, MHC.

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of West End Bank, S.B. is contained in the accompanying prospectus.  The address of the principal executive office of West End Indiana Bancshares, Inc. and West End Bank, S.B. is 34 South 7th Street, Richmond, Indiana 47374.  West End Bank, S.B.’s telephone number is (765) 598-5009.

All elections to purchase stock units in the West End Indiana Bancshares, Inc. Stock Fund in the stock offering under the Plan and any questions about this prospectus supplement should be addressed to Robin Henry, Senior Vice President Human Resources, West End Bank, S.B., 34 South 7th Street, Richmond, Indiana 47374, telephone number: (765) 598-5009; fax: (888) 862-2493; email: rhenry@westendbank.com.

Questions about the common stock being offered or about the prospectus may be directed to the Stock Information Center at (877) 298-6520.

Election to Purchase Common Stock in the Offering: Priorities	In connection with the conversion and stock offering, you may elect to transfer all or part of your account balances in the Plan to the West End Indiana Bancshares, Inc. Stock Fund, to be used to purchase common stock of West End Indiana Bancshares, Inc. issued in the stock offering. The trustee of the West End Indiana Bancshares, Inc. Stock Fund will purchase common stock of West End Indiana Bancshares, Inc. to be held as stock units in accordance with your directions. However, such directions are subject to purchase limitations in the Plan of Conversion and Reorganization of West End Bank, MHC.

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Subscription Offering:

(1)	First, to depositors of West End Bank, S.B. with aggregate account balances of at least $50 as of the close of business on March 31, 2010.

(2)	Second, to West End Bank, S.B.’s tax-qualified plans, including the employee stock ownership plan.

(3)	Third, to depositors of West End Bank, S.B. with aggregate account balances of at least $50 as of the close of business on September 30, 2011.

(4)	Fourth, to depositors of West End Bank, S.B. as of October 31, 2011 and to borrowers of West End Bank, S.B. as of September 28, 2007 whose borrowings as of that date remain outstanding as of October 31, 2011.

If there are shares remaining after all of the orders in the subscription offering have been filled, shares may be offered in a community offering to the general public. If you fall into subscription offering categories (1), (3), or (4) above, you have subscription rights to purchase West End Indiana Bancshares, Inc. common stock in the subscription offering and you may use funds in the Plan to pay for the stock units. You may also be able to purchase stock units representing an ownership interest in shares of West End Indiana Bancshares, Inc. common stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3), or (4) if West End Indiana Bancshares, Inc. determines to allow the Plan to purchase stock through subscription offering category (2), reserved for its tax-qualified employee plans. If the Plan is not included in category (2), then any order for stock units placed by those ineligible to subscribe in categories (1), (3), and (4) will be considered an order placed in the community offering. Subscription offering orders, however, will have preference over orders placed in a community offering.

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You may also be able to purchase West End Indiana Bancshares, Inc.  common stock outside of the Plan.  You will separately receive offering materials in the mail, including a Stock Order Form.  If you wish to purchase stock outside of the Plan, you must complete and submit the Stock Order Form and payment, using the reply envelope provided.

The amount that you elect to transfer from your existing account balances for the purchase of stock units representing an ownership interest in shares of West End Indiana Bancshares, Inc. common stock in the stock offering will be removed from your existing accounts and transferred to an interest-bearing cash account, pending the closing of the conversion, which will occur up to several weeks after the stock offering period ends.

At the closing of the conversion, and subject to a determination as to whether all or any portion of your order may be filled (based on your purchase priority and whether the stock offering is over-subscribed and whether the Plan will purchase through category 2), the amount that you have transferred to purchase stock units will be placed in the West End Indiana Bancshares, Inc. Stock Fund and allocated to your Plan account.

In the event the stock offering is oversubscribed, i.e. there are more orders for shares of common stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase shares of common stock in the stock offering, the amount that cannot be invested in shares of common stock, and any interest earned, will be reinvested in the other investment funds of the Plan in accordance with your then existing investment election (in proportion to your investment direction for future contributions).  If you do not have an existing election as to the investment of future contributions, then such amounts will be transferred to and invested in the applicable Target Retirement Fund (based upon your normal retirement date), pending your reinvestment in another fund of your choice.

If you choose not to direct the investment of your account balances towards the purchase of any shares in the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

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Composition and Purpose of Stock Units
The West End Indiana Bancshares, Inc. Stock Fund will initially invest 100% in the common stock of West End Indiana Bancshares, Inc.  Accordingly, initially one stock unit will equal one share of common stock of West End Indiana Bancshares, Inc. and a stock unit will be initially valued at $10.

After the closing of the conversion, as Plan participants begin to trade their stock units or acquire new stock units, the West End Indiana Bancshares, Inc. Stock Fund will maintain a cash component for liquidity purposes.  Liquidity is required in order to facilitate daily transactions such as investment transfers or distributions from the West End Indiana Bancshares, Inc. Stock Fund.  Following the stock offering, each day the stock unit value of the West End Indiana Bancshares, Inc. Stock Fund will be determined by dividing the total market value of the West End Indiana Bancshares, Inc. Stock Fund at the end of the day by the total number of units held in the West End Indiana Bancshares, Inc. Stock Fund by all participants as of the previous day’s end.  The change in stock unit value reflects the day’s change in stock price, any cash dividends accrued and the interest earned on the cash component of the West End Indiana Bancshares, Inc. Stock Fund, less any investment management fees.  The market value and unit holdings of your account in the West End Indiana Bancshares, Inc. Stock Fund will be reported to you on your regular Plan participant statements and you may also view your account balances by internet access to your account.

Value of the Plan Assets	As of July 6, 2011, the market value of the assets of the Plan was approximately $956,000, all of which was attributable to active employees of West End Bank, S.B.
In Order to Participate in the Offering
Enclosed is a Special Investment Election Form on which you can elect to transfer all or a portion of your account balance in the Plan to the West End Indiana Bancshares, Inc. Stock Fund for the purchase of stock units at $10 each in the offering.  If you wish to use all or part of your account balance in the Plan to purchase common stock issued in the offering (which will be designated as “stock units” in the Plan), you should indicate that decision on the Special Investment Election Form. If you do not wish to purchase stock units in the offering through the Plan, you must still fill out the Special Investment Election Form and check the box for “No Election” in Section D  of the form.  In either case, return the Special Investment Election Form to Robin Henry, Senior Vice President Human Resources, West End Bank, S.B., as indicated below, no later than Tuesday, December 6, 2011, at 2:00 p.m., Eastern Time.

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How to Order
You can elect to transfer all or a portion of your account balance in the Plan to the West End Indiana Bancshares, Inc. Stock Fund for the purchase of stock units.  This is done by following the procedures described below.  Please note the following stipulations concerning this election:

	•	You can direct all or a portion of your current account balance to the West End Indiana Bancshares, Inc. Stock Fund.

	•	Your election is subject to a minimum purchase of 25 shares which equates to $250.00.

	•	Your individual election is subject to a maximum purchase of 15,000 shares, which equals $150,000.00.

	•	The election period for purchases through the Plan closes Tuesday, December 6, 2011, at 2:00 p.m., Eastern Time.

	•	After your election is accepted, funds will be transferred from each of your designated accounts in a dollar amount rounded down to the closest amount divisible by $10.00. The transferred amount will remain in an interest bearing account until the conversion closes. At that time, the common shares purchased based on your election will be transferred to the West End Indiana Bancshares, Inc. Stock Fund and any remaining funds will be transferred out of the interest bearing account for investment in other funds under the Plan, based on your election currently on file for future contributions. If you do not have an election on file for future contributions, any remaining funds will be transferred to the applicable Target Retirement Fund (based upon your normal retirement date) to be reinvested by you in your discretion.

	•	The amount transferred to the interest bearing account needs to be segregated and held until the conversion closes. Therefore, this money is not available for distributions, loans or withdrawals.

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	•	During the offering period, however, you will continue to have the ability to transfer amounts not invested in the West End Indiana Bancshares, Inc. Stock Fund among all the other investment funds on a daily basis.

You are allowed only one election to transfer funds to the West End Indiana Bancshares, Inc. Stock Fund.  Follow these steps to make your election to use all or part of your account balance in the Plan to purchase shares in the stock offering:

	•	Use the enclosed Special Investment Election Form to transfer all or a portion of your account balance to the West End Indiana Bancshares, Inc. Stock Fund to purchase stock in the offering. Your interests in the fund will be represented by stock units. Indicate next to each fund in which you are invested the percentage amount of that fund you wish to transfer to the West End Indiana Bancshares, Inc. Stock Fund.

	•	Please print your name and social security number on the Special Investment Election Form.

	•	Please complete Section D of the Special Investment Election Form - Purchaser Information - indicating your individual purchase priority and provide the information requested on your accounts in West End Bank, S.B.

	•	Sign and date the Special Investment Election Form and return it by hand delivery, regular mail or fax to the person designated immediately below.

Order Deadline	If you wish to purchase common stock with your Plan account balances, your Special Investment Election Form must be received by Robin Henry, Senior Vice President Human Resources, West End Bank, S.B., 34 South 7th Street, Richmond, Indiana 47374, telephone number (765) 598-5009; fax (888) 862-2493; no later than 2:00 p.m., Eastern Time, on Tuesday, December 6, 2011. To allow for processing, this deadline is prior to the offering period deadline for the return of Stock Order Forms (which is December 13, 2011). If you have any questions with respect to the Special Investment Election Form, please contact Robin Henry.

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Irrevocability of Transfer Direction
You may not revoke your Special Investment Election Form once it has been delivered to Robin Henry.  You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock in the offering among all of the other investment funds on a daily basis.

Other Purchases in Your Account During the Offering Period
Whether or not you choose to purchase stock in the offering through the Plan, you will at all times have complete access to those amounts in your account that you do not apply towards purchases in the offering.  For example, you will be able to purchase other funds within the Plan with that portion of your account balance that you do not apply towards purchases in the offering during the offering period.  Such purchases will be made at the prevailing market price in the same manner as you make such purchases now, i.e., through telephone transfers and internet access to your account.  You can only purchase stock units in the offering through the Plan by returning your Special Investment Election Form to Robin Henry, Senior Vice President Human Resources, West End Bank, S.B., by the due date.  You cannot purchase stock units in the offering by means of telephone transfers or the internet.  That portion of your Plan account balance that you elect to apply towards the purchase of stock units in the offering will be irrevocably committed to such purchase.

Direction to Purchase West End Indiana Bancshares, Inc. Stock Fund Units after the Offering
After the conversion closes, you will again have complete access to any amount that you directed towards the purchase of shares in the offering.  For example, after the conversion closes, you may sell any shares that you purchased in the offering.  Special restrictions may apply to transfers directed to and from the West End Indiana Bancshares, Inc. Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of West End Indiana Bancshares, Inc.

Purchase Price of Common Stock in the Offering
The trustee will pay $10 per share of common stock in the stock offering, which will be the same price paid by all other persons for a share of common stock in the stock offering.  No sales commission will be charged for common stock purchased in the stock offering.

After the offering, the trustee will acquire common stock in open market transactions at the prevailing price.  The trustee will pay transaction fees, if any, associated with the purchase, sale or transfer of the common stock after the offering.

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Nature of a Participant’s Interest in the Common Stock
The common stock acquired by the trustee will be denominated in stock units in trust for the participants of the Plan.  Stock units acquired by the trustee at your direction will be allocated to your account.

Voting Rights of Common Stock
The Plan provides that you may direct the trustee how to vote any shares of West End Indiana Bancshares, Inc. common stock held by the West End Indiana Bancshares, Inc. Stock Fund, represented by the stock units credited to your account.  If the trustee does not receive your voting instructions, the Plan administrator will exercise these rights as it determines in its discretion and will direct the trustee accordingly.  All voting instructions will be kept confidential.

DESCRIPTION OF THE PLAN

Introduction

West End Bank, S.B. adopted the Plan effective as July 1, 2011.  In connection with the conversion of West End Bank, MHC from the mutual to stock form of organization and the establishment of a new stock holding company, West End Bank, S.B. desires to permit employees who participate in the Plan to purchase common stock of West End Indiana Bancshares, Inc.

The Plan is a single employer tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

West End Bank, S.B. intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code.  West End Bank, S.B. will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”).  The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA.  As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan).  The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA.  The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

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Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan.  Copies of the Plan are available to all employees by filing a request with Robin Henry, Senior Vice President, West End Bank, S.B.; telephone number: (765) 598-5009; fax: (888) 862-2493; email: rhenry@westendbank.com. You are urged to read carefully the full text of the Plan.

Eligibility and Participation

As an employee of West End Bank, S.B., you become eligible to participate in the Plan on the first day of the month coincident with or next following the date you complete one year of employment and reach age 21.  In order for you to complete one year of employment, you must compete at least 1,000 hours of employment in a 12-consecutive month period.  The initial eligibility period is measured from your date of employment.

Contributions under the Plan

Elective Deferrals. You are permitted to defer on a pre-tax basis any whole percentage of your Plan Salary, up to 50%, subject to certain restrictions imposed by the Code, and to have that amount contributed to the Plan on your behalf.  For purposes of the Plan, “Plan Salary” means your total taxable compensation as reported on your Form W-2, including any pre-tax contributions that you make to a Section 125 cafeteria plan and qualified transportation fringe benefits plan under Code Section 132(f).  In 2011, the Plan Salary of each participant taken into account under the Plan is limited to $245,000.  (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code).

In connection with the stock offering, you may, as described above, direct the trustee to invest up to 100% of your Plan account in the West End Indiana Bancshares, Inc. Stock Fund as a one-time special election.  Following the stock offering, you may elect to defer up to 100% of your elective salary deferral contributions or matching contributions into the West End Indiana Bancshares, Inc. Stock Fund and you may also elect to transfer into the West End Indiana Bancshares, Inc. Stock Fund all or a portion of your accounts invested in other funds under the Plan.

Employer Matching Contributions. West End Bank, S.B. will make matching contributions to the Plan equal to 50% of your contributions, up to 3% of your Plan Salary.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2011, the amount of your before-tax contributions may not exceed $16,500 per calendar year.

Catch-up Contributions. If you have made the maximum amount of regular before-tax contributions allowed by the Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the Plan Year), you are eligible to make an additional catch-up contribution.  You may authorize your employer to withhold a specified dollar amount of your compensation for this purpose.  For 2011, the maximum catch-up contribution is $5,500.

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Vesting under the Plan

Vesting.  At all times, you have a fully vested, nonforfeitable interest in your elective deferral contributions.  You will become 100% vested in the employer matching and/or employer supplemental contributions credited to your account upon completion of 3 years of employment.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the Plan are held in the Plan’s trust (the “Trust”).

Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one of the following funds:

Pentegra Stable Value Fund
Short Term Investment Fund
Government Short Term Investment Fund
Aggregate Bond Market Index Fund
TIPS Index Fund
S&P 500 Index Fund
Vanguard Value Index Fund
Vanguard Growth Index Fund
S&P MidCap Fund
Russell 2000 Index Fund
NASDAQ 100 Index Fund
US REIT Index Fund
International Fund
SSgA Target Retirement 2010 Fund
SSgA Target Retirement 2015 Fund
SSgA Target Retirement 2020 Fund
SSgA Target Retirement 2025 Fund
SSgA Target Retirement 2030 Fund
SSgA Target Retirement 2035 Fund
SSgA Target Retirement 2040 Fund
SSgA Target Retirement 2045 Fund
SSgA Target Retirement 2050 Fund
SSgA Target Retirement Income Fund
_______________

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Performance History

The following table provides performance data with respect to the above investment funds as of March 31, 2011:

Fund Name	YTD Returns as of March 31, 2011	Average Annual Total Returns as of March 31, 2011
		1 Year	3 Year	5 Year	10 Year
Pentegra Stable Value Fund	0.68%	3.65%	3.20%	3.70%	4.36%
Short Term Investment Fund	-0.02%	0.19%	0.86%	2.56%	2.48%
Government Short Term Fund	-0.06%	-0.14%	0.53%	2.34%	2.34%
TIPS Index Fund	2.06%	7.83%	3.84%	6.18%	6.80%
Aggregate Bond Market Index Fund	0.45%	5.21%	5.53%	6.22%	5.69%
S&P 500 Index Fund	5.93%	15.71%	2.49%	2.70%	3.35%
Vanguard Value Index Fund	7.02%	15.20%	0.96%	1.69%	3.38%
Vanguard Growth Index Fund	4.95%	17.07%	4.66%	4.15%	3.76%
S&P MidCap Fund	9.35%	26.94%	10.02%	6.09%	9.40%
Russell 2000 Index Fund	7.97%	25.75%	8.59%	3.22%	7.67%
Nasdaq 100 Index Fund	5.60%	20.30%	10.20%	7.02%	4.30%
US REIT Index Fund	6.65%	24.32%	1.30%	0.57%	n/a
International Fund	3.45%	10.62%	n/a	n/a	n/a
SSgA Target Retirement 2010 Fund	2.96%	12.27%	4.56%	4.87%	n/a
SSgA Target Retirement 2015 Fund	3.45%	13.74%	4.36%	n/a	n/a
SSgA Target Retirement 2020 Fund	4.01%	14.87%	4.31%	4.61%	n/a
SSgA Target Retirement 2025 Fund	4.32%	15.49%	4.14%	n/a	n/a
SSgA Target Retirement 2030 Fund	4.63%	16.10%	3.86%	4.17%	n/a
SSgA Target Retirement 2035 Fund	4.97%	16.48%	3.74%	n/a	n/a
SSgA Target Retirement 2040 Fund	5.19%	16.85%	3.88%	4.17%	n/a
SSgA Target Retirement 2045 Fund	5.19%	16.78%	4.01%	n/a	n/a
SSgA Target Retirement 2050 Fund	5.18%	16.77%	4.03%	n/a	n/a
SSgA Target Retirement Income Fund	2.65%	9.95%	4.55%	4.95%	n/a

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Description of the Investment Funds

The following is a description of each of the funds as of March 31, 2011:

Pentegra Stable Value Fund.  The fund seeks to preserve the principal amount of your contributions while maintaining a rate of return comparable to other fixed income instruments.  The fund invests in investment contracts issued by insurance companies, banks, and other financial institutions, as well as enhanced short-term investment products.  Each issuer must meet the credit quality criteria in order to be approved by the investment manager.  The fund is managed to a weighted average maturity of approximately 1.5-4.0 years and maintains an average AA credit quality.

Short Term Investment Fund.  The fund seeks to maximize current income while preserving capital and liquidity through investing in a diversified portfolio of short-term securities.  The fund’s yield reflects short-term interest rates.  The fund seeks to maintain a diversified portfolio of short-term securities by investing in high-quality money market securities and other short-term debt investments.  Most of the investments in the fund may have a range of maturity from overnight to 90 days; however, 20% of the value of the fund may be invested in assets with a maturity date in excess of 90 days, but not to exceed 13 months.  All securities are required to meet strict guidelines for credit quality and must be rated at least A1 by Standard & Poor’s and P1 by Moody’s Investors Service.

Government Short Term Investment Fund.  This fund seeks to provide the safety of principal and current income offered by short-term U.S. government securities.  The fund seeks to preserve principal and offer liquidity by investing only in short-term issues of the U.S. Treasury and its agencies.  The fund’s investments have a short time to maturity, with no more than 20% of the fund invested beyond 90 days.  No security may have a maturity of more than 13 months.

Aggregate Bond Market Index Fund.  The fund seeks to match the returns of the Barclays Capital U.S. Aggregate Bond Index.  The fund invests primarily in government, corporate, mortgage-backed and asset-backed securities.  The fund invests in a well-diversified portfolio that is representative of the broad domestic bond market.

TIPS Index Fund.  The fund seeks to match the total rate of return of the Barclays Capital U.S. Inflation Notes Index during a calendar year.  The fund seeks to match the return of the index by investing in a portfolio of U.S. Treasury inflation protected securities.  The duration of the fund is managed to that of the benchmark at all times, as are the sector and security weights.  Overall sector and security weightings are also matched to the index.  The fund is one of full replication, investing in a portfolio that owns the market-value weight of each security in the index.

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S&P 500 Index Fund.   The fund seeks to replicate the returns and characteristics of the S&P 500 Index.  The fund seeks to maintain the returns of the index by investing in a portfolio that replicates the index by owning securities in the same capitalization weights as they appear in the index.  Replication seeks low turnover, accurate tracking, and low costs.  The fund’s approach is to buy and hold securities, trading only when there is a change to the composition of the index or when cash flow activity occurs in the fund.  The fund uses a hierarchy of trading alternatives when appropriate – internal crossing, external crossing, futures, and open market trades – to attempt to capitalize  on every opportunity to reduce the fund’s transaction costs.  To provide 100% equity exposure, the base fund maintains a small (generally less than 5%) position in unleveraged S&P 500 stock index futures contracts.  Futures help enable better tracking of index returns and allow for greater liquidity.

Vanguard Value Index.  The fund seeks to track the investment performance of the MSCI US Prime Market Value Index, an unmanaged benchmark representing U.S. large-capitalization value stocks.  Using full replication, the portfolio holds all stocks in the same capitalization weighing as the index.  The experience and stability of Vanguard’s Quantitative Equity Group have permitted continuous refinement of techniques for reducing tracking error.  The group uses proprietary software to implement trading decisions that accommodate cash flow and maintain close correlation with index characteristics.  Vanguard’s refined indexing process, combined with low management fees and efficient trading, has provided tight tracking net of expenses.

Vanguard Growth Index.  The fund seeks to track the investment performance of the MSCI US Prime Market Growth Index, an unmanaged benchmark representing large U.S. firms.  Using full replication, the portfolio holds all stocks in the same capitalization weighing as the index.  The experience and stability of Vanguard’s Quantitative Equity Group have permitted continuous refinement of techniques for reducing tracking error.  The group uses proprietary software to implement trading decisions that accommodate cash flow and maintain close correlation with index characteristics.  Vanguard’s refined indexing process, combined with low management fees and efficient trading, has provided tight tracking net of expenses.

S&P MidCap Fund.  The fund seeks to replicate the returns and characteristics of the S&P MidCap 400 Index.  The fund seeks to match the return of the index by investing in a portfolio that owns units of one or more portfolios that hold securities of the index, in the same capitalization weights as they appear in the index.  Replication seeks low turnover, accurate tracking and low costs.  The fund’s approach is to buy and hold securities, trading only when there is a change to the composition of the index or when cash flow activity occurs.  We use a hierarchy of trading alternatives when appropriate – internal crossing, external crossing, futures, and open market trades – to attempt to capitalize on every opportunity to reduce transaction costs.  To provide 100% equity exposure, the base fund maintains a small (generally less than 5%) position in S&P MidCap 400 stock index futures contract.  Futures help enable better tracking of index returns and allow for greater liquidity.

Russell 2000 Index Fund.  The fund seeks to replicate the returns and characteristics of the Russell 2000 Index.  The fund seeks to match the return of the index by investing in a portfolio that holds the securities of the index.  Replication seeks low turnover, accurate tracking and low costs.  The fund’s approach is to buy and hold securities, trading only when there is a change to the composition of the index or when cash flow activity occurs.  We use a hierarchy of trading alternatives when appropriate – internal crossing, external crossing, futures, and open market trades – to attempt to capitalize on every opportunity to reduce transaction costs.  To provide 100% exposure to the equity market and help increase tracking accuracy, the base fund may hold Russell 2000 Index futures contracts (no more than 5% of the holdings are futures).  Futures help enable better tracking of index returns and allow for greater liquidity.

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Nasdaq 100 Index Fund.  The fund seeks to match the performance of the NASDAQ 100 Index.  The fund invests in all of the stocks in the NASDAQ 100 Index in proportion to their weighting in the Index.  The Fund may also hold 2-5% of its value in futures contracts (an agreement to buy or sell a specific security by a specific date at an agreed upon price).  The strategy of investing in the same stocks as the Index minimizes the need for trading and therefore results in lower expenses.

US REIT Index Fund.  The fund invests primarily in equity shares of real estate investment trusts (REITs).  The fund typically invests in all securities in the Dow Jones/Wilshire REIT Index in proportion to their weighting in the Index.  The fund seeks to match the performance of the Dow Jones/Wilshire REIT Index while providing daily liquidity.  As such we seek to maintain sector and security weightings that closely match the Index.  The Dow Jones/Wilshire REIT Index is comprised of 90 publicly traded REITs.  To be included in the Index, a company must be an equity owner and operator of commercial (or residential) real estate and must generate at least 75% of its revenue from such assets.  The REITs invest in loans secured by real estate and invest directly in real estate properties such as apartments, office buildings, and shopping malls. REITS generate income from rentals or lease payments and offer the potential for growth from property appreciation and the potential for capital gains from the sale of properties.

International Fund.  The fund seeks to match the performance of the Morgan Stanley Capital International, Europe, Australia, Far East (MSCI EAFE) Index while providing daily liquidity.  The fund typically invests in all the stocks in the MSCI EAFE Index in proportion to their weighting in the Index.  The strategy of investing in the same stocks as the Index minimizes the need for trading and therefore results in lower expenses.

SSgA Target Retirement Funds (including SSgA Target Retirement Income Fund, SSgA Target Retirement 2010 Fund, SSgA Target Retirement 2015 Fund, SSgA Target Retirement 2020 Fund, SSgA Target Retirement 2025, Fund SSgA Target Retirement 2030 Fund, SSgA Target Retirement 2035, SSgA Target Retirement 2040, Fund SSgA Target Retirement 2045 Fund, and SSgA Target Retirement 2050 Fund).  These funds offer complete, low cost investment strategies with asset allocations which become more conservative as you near retirement and are designed for people who want a professional to decide what types of investments are best for their selected retirement date.  You simply select the fund with a date closest to when you expect to retire and invest accordingly.  The funds seek to match, as closely as possible, the performance of the corresponding SSgA Custom Index, over the long term.  Each fund seeks to achieve its objective by investing in a set of underlying SSgA collective trust funds representing various asset classes.  Each fund (other than the SSgA Target Retirement Income Fund) is managed to a specific retirement year (target date) included in its name.

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Over time, the allocation to asset classes and funds change according to a predetermined “glide path.” (The glide path represents the shifting of asset classes over time and does not apply to the Income Fund).  Each fund’s asset allocation will become more conservative as it approaches its target retirement date.  This reflects the need for reduced investment risks as retirement approaches and the need for lower volatility of a portfolio, which may be a primary source of income after retirement.  The allocations reflected in the glide path do not reflect tactical decisions made by SSgA to overweight or underweight a particular asset class based on its market outlook but rather management of each fund’s strategic allocation according to its glide path and applicable benchmark.  Each fund attempts to closely match the characteristics and returns or its custom benchmark as opposed to any attempts to outperform this benchmark.

Once a fund reaches its target retirement date, it will begin a five-year transition period to the SSgA Target Retirement Income Fund resulting at the end of that five-year period in an allocation to stocks that will remain fixed at approximately 35% of assets.  The remainder of the fund will be invested in fixed-income securities.

West End Indiana Bancshares, Inc. Stock Fund  In connection with the stock offering, the Plan now offers the West End Indiana Bancshares, Inc. Stock Fund as an additional choice to the investment options described above.  The West End Indiana Bancshares, Inc. Stock Fund invests primarily in the shares of common stock of West End Indiana Bancshares, Inc.  In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest up to 100% of your Plan account in shares of common stock of West End Indiana Bancshares, Inc. as a one-time special election.  Subsequent to the stock offering, you may elect to invest all or a portion of your elective deferral contributions or matching contributions in the  West End Indiana Bancshares, Inc. Stock Fund; you may also elect to transfer into the West End Indiana Bancshares, Inc. Stock Fund all or a portion of your accounts currently invested in other funds under the Plan.

The West End Indiana Bancshares, Inc. Stock Fund consists primarily of shares of common stock of West End Indiana Bancshares, Inc.  After the stock offering, the trustee of the Plan will use all amounts held by it in West End Indiana Bancshares, Inc.  Stock Fund to purchase additional shares of common stock of West End Indiana Bancshares, Inc.

As of the date of this prospectus supplement, there is no established market for West End Indiana Bancshares, Inc. common stock.  Accordingly, there is no record of the historical performance of West End Indiana Bancshares, Inc. common stock.  Performance of West End Indiana Bancshares, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of West End Indiana Bancshares, Inc. and West End Bank, S.B. and market conditions for shares of West End Indiana Bancshares, Inc. common stock generally.

Investments in West End Indiana Bancshares, Inc. Stock Fund involve specials risks common to investments in the shares of common stock of West End Indiana Bancshares, Inc.

For a discussion of material risks you should consider, see the “Risk Factors” section of the attached prospectus and the section of the Prospectus Supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

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Withdrawals and Distributions from the Plan

Applicable federal law requires the Plan to impose substantial restrictions on the right of a Plan participant to withdraw amounts held for his or her benefit under the Plan prior to the participant’s termination of employment with West End Bank, S.B.  A substantial federal tax penalty may also be imposed on withdrawals made prior to the participant’s attainment of age 59 ½, regardless of whether such a withdrawal occurs during the participant’s employment with West End Bank, S.B. or after termination of employment.

Withdrawal from your Accounts while Employed. In general, employer contributions credited on your behalf will not be available for in-service withdrawal until the employer contributions have been invested in the Plan for at least 2 years or you have been a participant in the Plan for at least 5 years, or you have reached age 59 ½.   You may generally make one withdrawal from your employer contributions account (your “Regular Account”) per calendar year, unless it is limited to your own contributions, if any, made prior to January 1, 1987, without earning. No partial withdrawal of less than $1,000 will be permitted unless it is for either the full amount of your own pre-1987 contributions without earnings, your own contributions and earnings, or the total vested balance of your Regular Account.  In addition, you may make one withdrawal from your elective deferral account (your “401(k) Account”) per calendar year.  A withdrawal from your 401(k) Account prior to age 59 ½ can only be made on account of hardship.

Hardship.  In the event you incur a financial hardship, you may request a withdrawal from your 401(k) Account.  No partial withdrawal of less than $1,000 will be permitted unless it is for either the amount necessary to satisfy your hardship or the total vested balance of your 401(k) Account.

Rollover Account.  You may make one withdrawal from your Rollover Account per calendar year.  No partial withdrawal of less than $1,000 will be permitted unless it is for the total balance of your Rollover Account.

Loan.  You may request a loan from your account pursuant to the procedures established in the Plan.

Distribution upon Termination of Employment.  You may make withdrawals from your account at any time after you terminate employment.  You may also leave your account with the Plan and defer commencement of receipt of your vested balance until April 1 of the calendar year following the later of the calendar year in which you reach age 70 ½ or the calendar year in which you retire (unless you are a 5% owner during the year in which you reach age 70 ½).  However, to the extent that your vested account balance as of the date of your termination is less than $500, your interest in the Plan will be cashed out and payment sent to you.  If your total vested account equals or exceeds $500, you may elect, in lieu of a lump sum payment, to be paid in annual installments, with the right to take in a lump sum the vested balance of your account at any time during such payment period.

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Disability.  In the event you become disabled, you will be entitled to the same withdrawal rights as if you had terminated your employment.

Death.  In the event of your death, the value of your entire account will be payable to your beneficiary.

Administration of the Plan

The Trustee and Custodian.  The trustee of the Plan is Pentegra Trust Company. Pentegra Trust Company serves as trustee for all the investment funds under the Plan.  West End Bank, S.B. is the trustee of the West End Indiana Bancshares, Inc. Stock Fund.

Plan Administrator.  Pursuant to the terms of the Plan, the Plan is administered by the Plan administrator.  The address of the Plan administrator is West End Bank, S.B., Attention: Robin Henry, West End Bank, S.B., 34 South 7th Street, Richmond, Indiana 47374, telephone number: (765) 598-5009.  The Plan administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants.  The Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of West End Bank, S.B. to continue the Plan indefinitely.  Nevertheless, West End Bank, S.B. may terminate the Plan at any time.  If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts.  West End Bank, S.B. reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that West End Bank, S.B. may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Plan assets to another plan, the Plan requires that you would, if either the Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

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Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan.  Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances.  Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.  Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

As a “tax-qualified retirement plan,” the Code affords the Plan special tax treatment, including:

(1)           the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

(2)           participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)           earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

West End Bank, S.B. will administer the Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 ½, and consists of the balance credited to participants under the Plan and all other profit sharing plans (and in some cases all other stock bonus plans), if any, maintained by West End Bank, S.B.  The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by West End Bank, S.B., which is included in the distribution.

West End Indiana Bancshares, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes West End Indiana Bancshares, Inc. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to West End Indiana Bancshares, Inc. common stock, that is, the excess of the value of West End Indiana Bancshares, Inc. common stock at the time of the distribution over its cost or other basis of the securities to the trust.  The tax basis of West End Indiana Bancshares, Inc. common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of West End Indiana Bancshares, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation.  Any gain on a subsequent sale or other taxable disposition of West End Indiana Bancshares, Inc. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of West End Indiana Bancshares, Inc. common stock.  Any gain on a subsequent sale or other taxable disposition of West End Indiana Bancshares, Inc. common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain.  The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

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Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account (IRA) in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

There has been an important change in Federal law that provides specific rights concerning investments in employer securities, such as West End Indiana Bancshares, Inc. common stock.  Because you may in the future have investments in West End Indiana Bancshares, Inc. Stock Fund under the Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The Plan must allow you to elect to move any portion of your account that is invested in the West End Indiana Bancshares, Inc. Stock Fund from that investment into other investment alternatives under the Plan.  You may contact the Plan Administrator shown above for specific information regarding this new right, including how to make this election.  In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification.  All of the investment options under the Plan are available to you if you decide to diversify out of the West End Indiana Bancshares, Inc. Stock Fund.

The Importance of Diversifying Your Retirement Savings.  To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio.  Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money.  This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly.  If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified.  Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the Plan.  No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk.  Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in West End Indiana Bancshares, Inc. common stock through the Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the Plan to help ensure that your retirement savings will meet your retirement goals.

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Additional ERISA Considerations

As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries.  The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary.  The effect of this is two-fold.  First, you will not be deemed a “fiduciary” because of your exercise of investment discretion.  Second, no person who otherwise is a fiduciary, such as West End Bank, S.B., the Plan Administrator, or the Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest all or a portion of your account balance in the Plan in West End Indiana Bancshares, Inc. common stock, the regulations under Section 404(c) of ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA.  These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as West End Indiana Bancshares, Inc.  Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership.  Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of West End Indiana Bancshares, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission.  Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of West End Indiana Bancshares, Inc.’s fiscal year.  Discretionary transactions in and beneficial ownership of the common stock through the West End Indiana Bancshares, Inc. Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the common stock of West End Indiana Bancshares, Inc. generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by West End Indiana Bancshares, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of West End Indiana Bancshares, Inc.’s common stock resulting from non-exempt purchases and sales of West End Indiana Bancshares, Inc. common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met.  These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

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Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases within the West End Indiana Bancshares, Inc. Stock Fund for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the assets available for plan benefits at December 31, 2010, is available upon written request to the Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman Pomerenk & Schick, A Professional Corporation, Washington, D.C., which firm acted as special counsel to West End Indiana Bancshares, Inc. in connection with West End Indiana Bancshares, Inc.’s stock offering.

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PROSPECTUS
(Proposed Holding Company for West End Bank, S.B.)
Up to 1,840,000 Shares of Common Stock

West End Indiana Bancshares, Inc., a Maryland corporation, is offering shares of common stock for sale in connection with the conversion of West End Bank, MHC from the mutual to the stock form of organization.  All shares of common stock are being offered for sale at a price of $10.00 per share.  We expect that our common stock will be quoted on the OTC Bulletin Board upon conclusion of the stock offering.  There is currently no public market for the shares of our common stock.

We are offering up to 1,840,000 shares of common stock for sale on a best efforts basis.  We may sell up to 2,116,000 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers.  We must sell a minimum of 1,360,000 shares in order to complete the offering.

We are offering the shares of common stock in a “subscription offering.”  Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering.” We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a “syndicated community offering” to be managed by Keefe, Bruyette & Woods, Inc. In addition to the shares that we will sell in the offering, we will also contribute 38,000 shares ($380,000) of our common stock and $125,000 in cash to a charitable foundation that we are establishing.

The minimum number of shares of common stock you may order is 25 shares.  The maximum number of shares of common stock that an individual can order by himself or with an associate or group of persons acting in concert is 15,000 shares.  The offering is expected to expire at 12:00 noon, Eastern Time, on December 13, 2011.  We may extend this expiration date without notice to you until January 27, 2012, or such later date as the Federal Reserve Board may approve, to the extent such approval is required, which may not be beyond December 16, 2013.  Once submitted, orders are irrevocable.  However, if the offering is extended beyond January 27, 2012, or the number of shares of common stock to be sold is increased to more than 2,116,000 shares or decreased to fewer than 1,360,000 shares, we will resolicit subscribers, giving them an opportunity to change or cancel their orders.  Funds received during the offering will be held in a segregated account at West End Bank, S.B., and will earn interest at 0.50% per annum, which is our current statement savings rate.

Keefe, Bruyette & Woods, Inc. will assist us in selling our shares of common stock on a best efforts basis.  Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of the common stock that are being offered for sale.  Purchasers will not pay a commission to purchase shares of common stock in the offering. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in the common stock, but is under no obligation to do so.

Upon completion of the conversion, West End Indiana Bancshares, Inc. will be a savings and loan holding company registered with the Federal Reserve Board, and will be subject to regulations, inspections, supervision and reporting requirements of the Federal Reserve Board.  See “Supervision and Regulation” for more information.

This investment involves a degree of risk, including the possible loss of your investment.

OFFERING SUMMARY
Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	1,360,000	1,600,000	1,840,000	2,116,000
Gross offering proceeds	$13,600,000	$16,000,000	$18,400,000	$21,160,000
Estimated offering expenses (excluding selling agent fees)	$950,000	$950,000	$950,000	$950,000
Estimated selling agent fees(1)(2)	$307,324	$340,444	$373,564	$411,652
Estimated net proceeds	$12,342,676	$14,709,556	$17,076,436	$19,798,348
Estimated net proceeds per share	$9.08	$9.19	$9.28	$9.36

(1)	See “The Conversion; Plan of Distribution—Marketing and Distribution; Compensation” for a discussion of Keefe, Bruyette & Woods, Inc.’s compensation for this offering.

(2)
If all shares of common stock are sold in the syndicated community offering, excluding shares purchased by the employee stock ownership plan and shares purchased by insiders of West End Indiana Bancshares, Inc., for which no selling agent commissions would be paid, the maximum selling agent commissions and expenses would be $737,000 at the minimum, $771,000 at the midpoint, $892,000 at the maximum and $1,032,000 at the maximum, as adjusted. See “The Conversion; Plan of Distribution–Marketing and Distribution; Compensation” for a discussion of fees to be paid to Keefe, Bruyette & Woods, Inc. and other FINRA member firms in the event that shares are sold in a syndicated community offering.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the former Office of Thrift Supervision, the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Indiana Department of Financial Institutions, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

For assistance, please call the Stock Information Center, toll free, at (877) 298-6520.

KEEFE, BRUYETTE & WOODS

The date of this prospectus is November 10, 2011.

WEST End BANK, S.B.

Office Locations

Main (Richmond) Office:
34 South 7th Street
Richmond, IN 47374

Hagerstown Office:
10 East Main Street
Hagerstown, IN 47346

Eastside Office:
101 South 37th Street
Richmond, IN 47374

Liberty Office:
207 North Main Street
Liberty, IN 47353

Hagerstown
Wayne County
Richmond (2)
Liberty
Union County
INDIANAPOLIS
INDIANA

SUMMARY

The following summary highlights material information in this prospectus. It may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, including the Consolidated Financial Statements and the notes to the Consolidated Financial Statements.

In this prospectus, the terms “we, “our,” and “us” refer to West End Indiana Bancshares, Inc., West End Bank, S.B., West End Bank, MHC and West End Bancshares, Inc., unless the context indicates another meaning.

West End Bank, S.B.

West End Bank, S.B. is an Indiana-chartered savings bank headquartered in Richmond, Indiana.  West End Bank, S.B. was organized in 1894 under the name West End Building and Loan Association and has operated continuously in Wayne County, Indiana since its founding. We reorganized into the mutual holding company structure in 2007 by forming West End Bank, MHC, our federally chartered mutual holding company.  West End Bank, MHC owns 100% of the outstanding shares of common stock of West End Bancshares, Inc., a federal corporation, which in turn owns 100% of the outstanding shares of common stock of West End Bank, S.B.

We provide financial services to individuals, families and businesses through our four banking offices located in the Indiana counties of Union and Wayne and two additional limited service branches located in an elementary school and high school in Richmond, Indiana at which we offer more limited banking services and at which we provide banking seminars to students who assist in the branch operations. See “Business of West End Bank, S.B.” Our principal business consists of attracting retail deposits from the general public in our market area and investing those deposits, together with funds generated from operations, and to a lesser extent, borrowings, in one- to four-family residential real estate loans, indirect automobile loans, commercial and multi-family real estate loans, and, to a lesser extent, second mortgages and equity lines of credit, construction loans and commercial business loans.  We also purchase investment securities consisting primarily of securities issued by United States Government agencies and government sponsored entities and mortgage-backed securities.  At June 30, 2011, we had total assets of $216.7 million, total deposits of $175.1 million and total equity of $17.8 million.

Most of the members of our current management team joined West End Bank, S.B. in 2003 and 2004 and refocused our strategy to diversify our traditional thrift focus into a more commercial bank style of operation with a broadened base of financial products and services while emphasizing superior customer service.  While residential real estate lending has and will remain an important part of our operations, we have diversified our focus on non-residential lending, including in particular indirect automobile lending. Our consumer lending business lines and our interest rate risk strategies (such as selling into the secondary market most of the fixed-rate one- to four-family residential real estate loans that we originate) have allowed us to continue to grow and remain profitable despite the challenging economy, interest rate environment of recent years and increasing regulatory burden placed on all financial institutions.

West End Bank, S.B.’s executive offices are located at 34 South 7th Street, Richmond, Indiana 47374.  Our telephone number at this address is (765) 962-9587.  Our website address is www.westendbank.com.  Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

West End Indiana Bancshares, Inc.

West End Indiana Bancshares, Inc. is a newly formed Maryland corporation that will own all of the outstanding shares of common stock of West End Bank, S.B. upon completion of the mutual-to-stock conversion and the offering.  West End Indiana Bancshares, Inc. was incorporated on June 24, 2011 and has not engaged in any business to date.

Our executive offices are located at 34 South 7th Street, Richmond, Indiana 47374.  Our telephone number at this address is (765) 962-9587.

Business Strategy

Over the last several years, our business strategy has included a broader array of financial products and services to consumers and businesses within our market area.  Highlights of our current business strategy include, subject to market conditions:

●	Loan diversification: increasing our holdings of loans other than one- to four-family residential real estate loans;

●
One-to four-family lending: continuing to emphasize the origination of one- to four-family residential real estate loans, while increasing, to the extent practicable, the amount of our adjustable-rate residential mortgage loans;

●
Interest rate risk: managing interest rate risk, including following our strategy of selling most of our fixed-rate one- to four-family residential real estate loans into the secondary market, while maximizing, to the extent practicable and subject to risk management considerations and market conditions, our net interest margin;

●	Asset quality: maintaining strong asset quality; and

●
Community orientation: executing our cross-marketing strategy, including community outreach programs, to enhance our profile in our market area, increase our relationships with small- to mid-sized businesses and professionals, and build our core deposits.

These strategies are intended to guide our investment of the net proceeds of the offering.  We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions and other factors.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Business Strategy” for a further discussion of our business strategy.

Reasons for the Conversion

Our primary reasons for converting and raising additional capital through the offering are:

●	to increase our capital to enhance our financial strength and to support lending and deposit growth;

●	to enhance our lending capacity by increasing our regulatory lending limits;

●
to have greater flexibility to structure and finance opportunities for expansion into new markets, including through de novo branching, branch acquisitions or acquisitions of other financial institutions, although we have no current arrangements or agreements with respect to any such transactions; and

●	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees.

Although our market area did not experience the extreme growth in 2003 through 2007 that characterized many “bubble” markets across the country, beginning in 2008 we were impacted by the steep economic downturn and experienced higher than normal increases in loan delinquencies and foreclosures. Additionally, the significant changes in the financial services industry that have occurred in recent years as a result of the collapse of the financial markets in 2008 and the severe nationwide economic recession that followed, have severely strained the financial and managerial resources of community banks and will continue to do so in the future.  Management believes that West End Bank, S.B. will be better equipped to address these challenges by raising additional capital and adopting the stock holding company structure.

We believe the stock form of organization will better support the expansion of the products and services we can offer our customers. Management believes that the additional capital raised in the offering will enable us to take advantage of business opportunities that may not otherwise be available to us, while remaining an independent community-oriented institution.

As of June 30, 2011, West End Bank, S.B. was considered “well capitalized” for regulatory purposes and was not subject to a directive or a recommendation from the Federal Deposit Insurance Corporation or the Indiana Department of Financial Institutions to raise capital.  The proceeds from the stock offering will further improve our capital position during a period of significant economic, regulatory and political uncertainty.

Terms of the Conversion and the Offering

We are offering between 1,360,000 and 1,840,000 shares of common stock to eligible depositors and borrowers of West End Bank, S.B., to our employee benefit plans and, to the extent shares remain available, to the general public.  The number of shares of common stock to be sold may be increased to up to 2,116,000 as a result of demand for the shares or changes in the market for financial institution stocks.  Unless the number of shares of common stock to be offered is increased to more than 2,116,000 or decreased to less than 1,360,000, or the offering is extended beyond January 27, 2012, subscribers will not have the opportunity to change or cancel their stock orders.

The purchase price of each share of common stock to be issued in the offering (other than shares we are contributing to our charitable foundation) is $10.00.  Investors will not be charged a commission to purchase shares of common stock in the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a “subscription offering” in the following descending order of priority:

●	First, to depositors of West End Bank, S.B. with aggregate account balances of at least $50 as of the close of business on March 31, 2010.

●
Second, to West End Bank, S.B.’s tax-qualified employee benefit plans (including the employee stock ownership plan we are establishing in connection with the conversion), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock issued in the offering (including shares contributed to our charitable foundation).  We expect our employee stock ownership plan to purchase 8% of the shares of common stock issued in the offering (including shares contributed to our charitable foundation).

●	Third, to depositors of West End Bank, S.B. with aggregate account balances of at least $50 as of the close of business on September 30, 2011.

●
Fourth, to depositors of West End Bank, S.B. as of October 31, 2011 and to borrowers of West End Bank as of September 28, 2007 whose borrowings as of that date remain outstanding as of October 31, 2011.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to natural persons residing in the Indiana Counties of Union and Wayne.

How We Determined the Offering Range

The amount of common stock that we are offering is based on an independent appraisal of the estimated market value of West End Indiana Bancshares, Inc. assuming the conversion and the offering are completed.  RP Financial, LC, our independent appraiser, has estimated that, as of September 23, 2011, this market value (including the cash and shares to be contributed to the charitable foundation) ranged from $14.0 million to $18.8 million, with a midpoint of $16.4 million.  Based on this valuation and a $10.00 per share price, and including 38,000 shares that we intend to contribute to our charitable foundation, the number of shares of common stock being offered for sale by us will range from 1,360,000 shares to 1,840,000 shares.  The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

RP Financial, Inc. also considered that we intend to contribute 38,000 shares ($380,000) of our common stock and $125,000 in cash to a charitable foundation that we are establishing in connection with the conversion.  The intended contribution of cash and shares of common stock to the charitable foundation has the effect of reducing our estimated pro forma valuation.  See “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25. Generally, no individual, or individuals exercising subscription rights through a single qualifying account held jointly, may purchase more than 15,000 shares ($150,000) of common stock.  Additionally, if any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, will be combined with your purchases and may not exceed 15,000 shares ($150,000):

●	your spouse or relatives of you or your spouse living in your house;

●	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior management position; or

●	other persons who may be your associates or persons acting in concert with you.

See the detailed descriptions of “acting in concert” and “associate” in “The Conversion; Plan of Distribution—Limitations on Common Stock Purchases.”

How We Intend to Use the Proceeds From the Offering

Assuming we sell 2,116,000 shares of common stock in the stock offering (the adjusted maximum of the offering range), and we have net proceeds of $19.8 million, we intend to distribute the net proceeds as follows:

●	$9.9 million (50.0% of the net proceeds) will be invested in West End Bank, S.B.;

●	$1.7 million (8.7% of the net proceeds) will be loaned to our employee stock ownership plan to fund its purchase of our shares of common stock;

●	$125,000 (0.6% of the net proceeds) will be contributed our charitable foundation; and

●	$8.1 million (40.7% of the net proceeds) will be retained by us.

We may use the funds we receive for investments, to pay cash dividends, to repurchase shares of common stock and for other general corporate purposes.  West End Bank, S.B. may use the proceeds it receives from West End Indiana Bancshares, Inc. to support increased lending and other products and services, and to repay short-term borrowings.  The net proceeds retained by West End Indiana Bancshares, Inc. and West End Bank, S.B. also may be used for future business expansion through acquisitions of banks, thrifts and other financial services companies, and opening or acquiring branch offices.  We have no current arrangements or agreements with respect to any such acquisitions or branch offices.  Initially, a substantial portion of the net proceeds will be invested in short-term investments and other securities consistent with our investment policy.

We do not anticipate the number of shares we sell in the stock offering will result in significant changes in the respective use of proceeds by West End Bank, S.B. and West End Indiana Bancshares, Inc.  Please see the section of this prospectus entitled “How We Intend to Use the Proceeds From the Offering” for more information on the proposed use of the proceeds from the offering, including a table showing the distribution of net proceeds at different points in the offering range.

Our Issuance of Cash and Shares of Our Common Stock to West End Bank Charitable Foundation

To further our commitment to our local community, we intend to establish a charitable foundation as part of the conversion and stock offering.  Assuming we receive approval from our members to fund the charitable foundation with shares of our common stock and cash, we intend to contribute to the charitable foundation $125,000 in cash and 38,000 shares ($380,000, based on the $10.00 per share offering price) of our common stock. As a result of the issuance of shares to the charitable foundation, we will record an after-tax expense of approximately $305,000 during the quarter in which the stock offering is completed. Because our intended contribution is not dependent upon the amount of shares that we sell in the offering, this expense will remain constant regardless of the amount of proceeds we raise.

The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate.  The charitable foundation is expected to make contributions totaling approximately $25,250 in its first year of operation.

Issuing shares of common stock to the charitable foundation will:

●	dilute the voting interests of purchasers of shares of our common stock in the stock offering; and

●
result in an expense, and a reduction in earnings, during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation, offset in part by a corresponding tax benefit.

The establishment and funding of the charitable foundation has been approved by the Boards of Directors of West End Bank, MHC, West End Bancshares, Inc., West End Bank, S.B. and West End Indiana Bancshares, Inc. and is subject to approval by members of West End Bank, MHC.  If the members do not approve the funding of the charitable foundation with shares of our common stock and cash, we may, in our discretion, complete the conversion and stock offering without the inclusion of the charitable foundation and without resoliciting subscribers.  We may also determine, in our discretion, not to complete the conversion and stock offering if the members do not approve the charitable foundation.

The amount of common stock that we would offer for sale would be greater if the offering were to be completed without the formation and funding of the West End Bank Charitable Foundation.  For a further discussion of the financial impact of the charitable foundation, including its effect on those who purchase shares in the offering, see “Risk Factors–The contribution of shares to the charitable foundation will dilute your ownership interest and adversely affect net income in the year we complete the stock offering,” “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation” and “West End Bank Charitable Foundation.”

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights.  If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the shares of common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights.  We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe has sold or given away his or her subscription rights.  We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights.

Deadline for Orders of Common Stock

If you wish to purchase shares of common stock in the offering, we must receive a properly completed original stock order and certification form, together with full payment for the shares of common stock no later than 12:00 noon, Eastern Time, on December 13, 2011.  You may submit your order form and payment by mail using the return envelope provided, by bringing your stock order form to our Stock Information Center or to any of our branch offices, or by overnight delivery to the indicated address on the order form.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 1,360,000 shares of common stock (not counting shares to be contributed to our charitable foundation), we may take steps to issue the minimum number of shares of common stock in the offering range.  Specifically, we may:

●	increase the purchase limitations; and/or

●
seek the approval, to the extent required, of the Federal Reserve Board, to extend the offering beyond January 27, 2012, so long as we resolicit subscriptions that we have previously received in the offering.

If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

RP Financial, LC will update its appraisal before we complete the offering.  If, as a result of demand for the shares, or changes in market conditions, RP Financial, LC determines that our pro forma market value has increased, we may sell up to 2,116,000 shares in the offering without further notice to you.  If our pro forma market value at that time is either below $14.0 million or above $21.5 million, then, after consulting with the Federal Reserve Board, we may:

●	terminate the stock offering and promptly return all funds;

●	set a new offering range and give all subscribers the opportunity to confirm, modify or rescind their purchase orders for shares of West End Indiana Bancshares, Inc.’s common stock; or

●	take such other actions as may be permitted, to the extent such permission is required, by the Federal Reserve Board, and the Securities and Exchange Commission.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of West End Bank, MHC that is being called to vote upon the conversion and to approve the establishment and funding of the charitable foundation, and at any time after member approval with the approval, to the extent such approval is required, of the Federal Reserve Board.

We must sell a minimum of 1,360,000 shares to complete the offering. If we terminate the offering because we fail to sell the minimum number of shares (not counting shares that we will contribute to the charitable foundation) or for any other reason, we will promptly return your funds with interest at our statement savings rate and we will cancel deposit account withdrawal authorizations.

Purchases by Executive Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 70,750 shares of common stock in the offering, or 5.2% of the shares to be sold at the minimum of the offering range (excluding shares issued to the foundation).  Our directors and executive officers will pay the same $10.00 per share price for the common stock as all other subscribers in the offering. Purchases of the common stock by our directors and executive officers are for investment purposes for these individuals and not with a view towards resale, and pursuant to applicable conversion regulations, our directors and executive officers, generally, will not be permitted to sell any shares of the common stock that they purchase in the offering for a period of at least one year from the closing of the conversion and offering. See “Subscriptions by Directors and Officers.”

Benefits to Management and Potential Dilution to Stockholders Following the Conversion

We expect our tax-qualified employee stock ownership plan to purchase 8% of the total number of shares of common stock that we sell in the offering (including shares contributed to our charitable foundation), or 150,240 shares of common stock, assuming we sell the maximum of the shares proposed to be sold.

We also intend to implement one or more stock-based benefit plans no earlier than six months after completion of the conversion.  Stockholder approval of these plans will be required, and the stock-based benefit plans cannot be implemented until at least six months after the completion of the conversion pursuant to applicable regulations. We have not yet determined whether we will present these plans for stockholder approval within 12 months following the completion of the conversion or more than 12 months after the completion of the conversion.  If presented more than 12 months after the completion of the conversion, these plans would require the approval of our stockholders by a majority of votes cast; otherwise, they would require the approval of our stockholders by a majority of votes eligible to be cast.  Further, there are a number of restrictions that would apply to these plans if adopted within one year of the conversion, including limits on awards to non-employee directors and officers and vesting.  See “Management of West End Indiana Bancshares, Inc. – Stock-Based Benefit Plans.”  For example, if adopted within 12 months following the completion of the conversion, the stock-based benefit plans will reserve a number of shares of common stock equal to not more than 4% of the shares sold in the offering (including shares contributed to our charitable foundation) for restricted stock awards to key employees and directors, at no cost to the recipients, and will also reserve a number of stock options equal to not more than 10% of the shares of common stock sold in the offering (including shares contributed to our charitable foundation ) for key employees and directors.

If 4% of the shares of common stock sold in the offering (including shares contributed to our charitable foundation) are awarded under a stock-based benefit plan and come from authorized but unissued shares of common stock, stockholders would experience dilution of up to approximately 3.8% in their ownership interest in West End Indiana Bancshares, Inc.  If 10% of the shares of common stock sold in the offering (including shares contributed to our charitable foundation) are issued upon the exercise of options granted under a stock-based benefit plan and come from authorized but unissued shares of common stock, stockholders would experience dilution of approximately 9.1% in their ownership interest in West End Indiana Bancshares, Inc.

In connection with the conversion, we expect to enter into employment agreements with certain of our executive officers.  See “Management of West End Indiana Bancshares, Inc.—Executive Officer Compensation” and “Risk Factors – We have entered into employment agreements that may increase our compensation costs” for a further discussion of these agreements, including their terms and potential costs, as well as a description of other benefits arrangements.

The following table summarizes the number of shares of common stock and aggregate dollar value of grants (valuing each share granted at the offering price of $10.00) that are available under our employee stock ownership plan and one or more stock-based benefit plans if such plans are adopted within one year following the completion of the conversion and the offering.  The table shows the dilution to stockholders if all these shares are issued from authorized but unissued shares, instead of shares purchased in the open market.  The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees.  A portion of the stock award and stock option grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased(3)			Dilution Resulting From Issuance of Shares for Stock Benefit Plans	Value of Grants (1)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Issued (2)		At Minimum Offering Range	At Maximum Offering Range
					(Dollars in thousands)
Employee stock ownership plan	111,840	172,320	8.00%	—	$1,118	$1,723
Stock awards	55,920	86,160	4.00	3.8%	559	862
Stock options	139,800	215,400	10.00	9.1%	393	605
Total	307,560	473,880	22.00%	12.3%	$2,070	$3,190

(1)
The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made.  For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share.  The fair value of stock options has been estimated at $2.81 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of 7.5 years; a risk-free interest rate of 3.18%; and a volatility rate of 15.79% based on an index of publicly traded thrift institutions.  The actual expense of stock options granted under a stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted, which may or may not be the Black-Scholes model.

(2)	The stock-based benefit plans may award a greater number of options and shares, respectively, if the plans are adopted more than 12 months after the completion of the conversion.
(3)
For plans adopted within 12 months of the completion of the conversion, applicable regulations permit stock awards to encompass up to 4.0% and the ESOP and stock awards to encompass in the aggregate up to 12.0% of the shares issued, provided West End Bank, S.B. has tangible capital of 10.0% or more following the conversion

The actual value of restricted stock awards will be determined based on their fair value (the closing market price of shares of common stock of West End Indiana Bancshares, Inc.) as of the date grants are made.  The following table presents the total value of all shares to be available for awards of restricted stock under the stock-based benefit plan, assuming the shares for the plan are purchased or issued in a range of market prices from $8.00 per share to $14.00 per share at the time of the grant.

Share Price	55,920 Shares Awarded at Minimum of Offering Range	65,520 Shares Awarded at Midpoint of Offering Range	75,120 Shares Awarded at Maximum of Offering Range	86,160 Shares Awarded at Maximum of Offering Range, As Adjusted
(In thousands, except share price information)

$8.00	$447,360	$524,160	$600,960	$689,280
10.00	559,200	655,200	751,200	861,600
12.00	671,040	786,240	901,440	1,033,920
14.00	782,880	917,280	1,051,680	1,206,240

The grant-date fair value of the stock options granted under the stock-based benefit plans will be based, in part, on the closing price of shares of common stock of West End Indiana Bancshares, Inc. on the date the options are granted.  The fair value will also depend on the various assumptions utilized in the option-pricing model ultimately adopted.  The following table presents the total estimated value of the stock options to be available for grant under the stock-based benefit plans, assuming the range of market prices for the shares are $8.00 per share to $14.00 per share at the time of the grant.

Exercise Price	Grant-Date Fair Value Per Option	139,800 Options at Minimum of Range	163,800 Options at Midpoint of Range	187,800 Options at Maximum of Range	215,400 Options at Maximum of Range, As Adjusted
(In thousands, except share price information)

$8.00	$2.25	$314,550	$368,550	$422,550	$484,650
10.00	2.81	392,838	460,278	527,718	605,274
12.00	3.37	471,126	552,006	632,886	725,898
14.00	3.93	549,414	643,734	738,054	846,522

The tables presented above are provided for informational purposes only.  There can be no assurance that our stock price will not trade below $10.00 per share.  Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 13.

Market for Common Stock

We anticipate that the common stock sold in the offering will be traded and quoted on the OTC Bulletin Board.  See “Market for the Common Stock.”

Our Policy Regarding Dividends

Our Board of Directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements.  However, no decision has been made with respect to the amount, if any, and timing of any dividend payments.  See “Our Policy Regarding Dividends.”

Conditions to Completion of the Conversion and the Offering

We cannot complete the conversion and the offering unless:

●
the plan of conversion and reorganization is approved by a majority of votes eligible to be cast by members of West End Bank, MHC. A special meeting of members to consider and vote upon the plan of conversion and reorganization and to vote upon the establishment and funding of the charitable foundation has been set for December 16, 2011;

●	we have received orders to purchase at least the minimum number of shares of common stock offered; and

●
we receive all required final approvals of the Federal Reserve Board to complete the conversion and the offering and receive the approval of the Indiana Department of Financial Institutions on the change of control application we have filed with this agency.

Material Income Tax Consequences

The conversion qualifies as a tax-free reorganization.  Neither West End Indiana Bancshares, Inc., West End Bancshares, Inc., West End Bank, S.B., West End Bank, MHC nor Eligible Account Holders, Supplemental Eligible Account Holders or Other Members will recognize any gain or loss as a result of the conversion. See “—Material Income Tax Consequences” for a complete discussion of the income tax consequences of the transaction.

How You Can Obtain Additional Information

Our branch office personnel may not, by law, assist with investment-related questions about the offering.  If you have any questions regarding the conversion or the offering, please call our Stock Information Center, toll free, at (877) 298-6520 or visit the Stock Information Center located at 34 South 7th Street, Richmond, Indiana 47374. The Stock Information Center will be open between 12:00 noon and 5:00 p.m. on Mondays, between 9:00 a.m. and 5:00 p.m. on Tuesdays through Thursday and between 9:00 a.m. and 12:00 noon on Fridays, Eastern Time.

TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF DECEMBER 13, 2011 IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED OR HAND-DELIVERED ANY LATER THAN FIVE DAYS OR TWO DAYS, RESPECTIVELY, PRIOR TO DECEMBER 13, 2011.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in our shares of common stock.

Risks Related to Our Business

Our loan portfolio has greater risk than those of many savings institutions due to the substantial amount of indirect and other consumer loans in our portfolio.

Our loan portfolio includes a substantial number of indirect loans which are automobile loans referred to us by participating automobile dealerships, as well as other consumer loans.  At June 30, 2011, our consumer loans totaled $53.1 million, or 34.4% of our total loan portfolio, of which indirect loans totaled $45.4 million, representing 29.4% of total loans.  At June 30, 2011, $14.3 million, or 31.5% of our total indirect loan portfolio, consisted of automobile loans where the borrower’s credit score was 660 or less.  These loans may be considered subprime.

As of June 30, 2011, we had $432,000 of consumer loans delinquent 60 days or more, which was 17.8% of total delinquent loans 60 days or more past due. Of this amount, $263,000 were non-performing consumer loans, which includes non-accrual loans and accruing loans past due 90 days or more. For the six months ended June 30, 2011 and the year ended December 31, 2010, we had net charge-offs of $264,000 and $343,000, respectively, in our consumer loan portfolio.

Consumer loans generally have a greater risk of loss or default than one- to four-family residential real estate loans, particularly in the case of loans that are secured by rapidly depreciable assets, such as automobiles, or loans that are unsecured.  In these cases, we face the risk that any collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. Thus, the recovery and sale of such property could be insufficient to compensate us for the principal outstanding on these loans.  Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit our ability to recover on such loans. Finally, because indirect automobile loan applications are originated by automobile dealerships, although we underwrite the loans, we assume the risks associated with unsatisfactory origination procedures, including compliance with federal, state and local laws.  As a result of our relatively large portfolio of consumer loans, it may become necessary to increase our provision for loan losses in the event our losses on these loans increase, which would reduce our profits.

We believe that indirect automobile loans and other consumer loans may provide growth opportunities in the future and intend to continue to emphasize the origination of these types of loans consistent with market conditions and risk management considerations.

Our loan portfolio has greater risk than those of many savings institutions due to the substantial amount of commercial and multi-family real estate and non-owner-occupied one- to four-family residential real estate loans in our portfolio.

At June 30, 2011, $27.4 million, or 17.7%, of our total loan portfolio, consisted of commercial and multi-family real estate loans. In addition, at June 30, 2011, $14.1 million, or 9.1% of our total loan portfolio, consisted of non-owner-occupied one- to four-family residential real estate loans.  Commercial and multi-family real estate loans and non-owner-occupied one- to four-family residential real estate loans generally have more risk than the owner-occupied one- to four-family residential real estate loans that we originate.  Because the repayment of commercial and multi-family real estate loans and non-owner- occupied loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of such loans can be affected by adverse conditions in the local real estate market or economy.  Additionally, commercial and multi-family real estate loans may also involve relatively large loan balances to individual borrowers or groups of related borrowers.  A downturn in the real estate market or the local economy could adversely affect the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the amount of our nonperforming loans.

As of June 30, 2011, we had $1.1 million of commercial and multi-family real estate and non-owner-occupied one- to four-family residential real estate loans delinquent 60 days or more, which was 44.0% of total delinquent loans 60 days or more past due. For the six months ended June 30, 2011 and the year ended December 31, 2010, we had net charge-offs of $471,000 and $152,000, respectively, in commercial and multi-family real estate and non-owner-occupied one- to four-family residential real estate loans.

We are not in a high-growth market area, and continued adverse economic conditions, especially affecting our market area, could adversely affect our financial condition and results of operations. Additionally, the United States economy remains weak and unemployment levels are high.

Our market area consists primarily of Union and Wayne Counties, Indiana. Union County has experienced a limited population growth of 2.27% from 2000 through 2010, and Wayne County’s population has declined during that same time period by (3.07)%. Additionally, as of December 2010, the unemployment rates in Union County and Wayne County were 9.5% and 11.1%, respectively, in each case higher than the 9.4% Indiana unemployment rate and the 8.9% national unemployment rate at this date.

During the last several years, economic conditions and real estate values within our market area have declined significantly have declined significantly.  We believe that such conditions have contributed to increases in recent years in our non-performing assets as well as increases in our loan charge-offs and our provisions for loan losses.  Nonperforming assets and troubled debt restructurings, as a percent of total assets, were 1.56% at June 30, 2011 compared to 1.87% and 1.52% at December 31, 2010 and 2009, respectively.  Net charge-offs totaled $934,000 for the six months ended June 30, 2011 compared to $345,000 for the six months ended June 30, 2010, and net charge-offs increased from $331,000 for 2008 to $1.2 million and $708,000, for 2009 and 2010, respectively.  The provision for loan losses totaled $975,000 for the six months ended June 30, 2011 compared to $694,000 for the six months ended June 30, 2010.  At June 30, 2011, the allowance for loan losses totaled $1.7 million, or 1.13% of total loans, compared to $1.1 million, or 0.77% of total loans at December 31, 2009.

More generally, the United States experienced a severe economic recession in 2008 and 2009, the effects of which have continued.  Recent growth has been slow and unemployment remains at high levels; as a result, economic recovery is expected to be slow.  Loan portfolio quality has remained poor at many financial institutions reflecting, in part, the weak United States economy and high unemployment rates.  In addition, the value of real estate collateral supporting many commercial loans and home mortgages throughout the United States has declined.  The real estate downturn also has resulted in reduced demand for the construction of new housing and increased delinquencies in construction, residential and commercial mortgage loans in many markets across the United States.

We believe that the unfavorable economic conditions of the past several years will continue to have an unfavorable impact on our operations as long as they persist.

Future changes in interest rates could reduce our profits.

Future changes in interest rates could impact our financial condition and results of operations.

Net income is the amount by which net interest income and non-interest income exceeds non-interest expense and the provision for loan losses. Net interest income makes up a majority of our income and is based on the difference between:

●	interest income earned on interest-earning assets, such as loans and securities; and

●	interest expense paid on interest-bearing liabilities, such as deposits and borrowings.

We are vulnerable to changes in interest rates including the shape of the yield curve because of a mismatch between the terms to repricing of our assets and liabilities.  Historically, our liabilities repriced more quickly than our assets, which made us vulnerable to increases in interest rates.  For the years ended December 31, 2010 and 2009, our net interest margin was 3.53% and 3.61%, respectively. Our Asset/Liability Management Committee utilizes a computer simulation model to provide an analysis of estimated changes in net interest income in various interest rate scenarios.  At June 30, 2011, in the event of an immediate 100 basis point decrease in interest rates, our model projects a decrease in our net interest income of 1.26%, and in the event of an immediate 200 basis point increase in interest rates, our model projects an increase in our net interest income of 5.23%. A rising rate environment over a 24-month period shows a less favorable increase to our net interest income than the correlating rate change over a 12-month period.

Changes in interest rates can affect the average life of loans and mortgage-backed and related securities.  A reduction in interest rates results in increased prepayments of loans and mortgage-backed and related securities, as borrowers refinance their debt in order to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Additionally, increases in interest rates may decrease loan demand and/or make it more difficult for borrowers to repay adjustable-rate loans.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans.  In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions.  If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover probable incurred losses in our loan portfolio, resulting in additions to our allowance.  While our allowance for loan losses was 1.13% of total loans at June 30, 2011, future additions to our allowance could materially decrease our net income.

In addition, the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions periodically review the allowance for loan losses of West End Bank, S.B. and may require us to increase our provision for loan losses or recognize further loan charge-offs.  Any increase in our allowance for loan losses or loan charge-offs as required by regulatory authorities might have a material adverse effect on our financial condition and results of operations.

The Dodd-Frank Wall Street Reform and Consumer Protection Act will, among other things, tighten capital standards, create a new Consumer Financial Protection Bureau and result in new laws and regulations that are expected to increase our costs of operations.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) will significantly change the current bank regulatory structure and affect the lending, deposit, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act requires various federal agencies to adopt a broad range of new implementing rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies are given significant discretion in drafting the implementing rules and regulations, and consequently, many of the details and much of the impact of the Dodd-Frank Act may not be known for many months or years.

Certain provisions of the Dodd-Frank Act are expected to have a near term effect on us. For example, the new law provides that the Federal Reserve Board supervises and regulates all savings and loan holding companies that were formerly regulated by the Office of Thrift Supervision, including West End Bank, MHC and West End Bancshares, Inc. and, upon consummation of the conversion, West End Indiana Bancshares, Inc.

The Dodd-Frank Act also eliminates the federal prohibitions on paying interest on demand deposits, thus allowing businesses to have interest bearing checking accounts. Depending on competitive responses, this significant change to existing law could have an adverse effect on our interest expense.

The Dodd-Frank Act creates a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets will be examined by their applicable bank regulators.  The Dodd-Frank Act also weakens the federal preemption rules that have been applicable for national banks and federal savings associations, and gives state attorneys general the ability to enforce federal consumer protection laws.

Finally, the Dodd-Frank Act includes provisions which would limit the amount charged on debit card swipe fees which could reduce potential fee income.

It is difficult to predict at this time what specific impact the Dodd-Frank Act and the yet to be written implementing rules and regulations will have on us. However, it is expected that at a minimum they will increase our operating and compliance costs and could increase our interest expense.

Strong competition within our market areas may limit our growth and profitability.

Competition in the banking and financial services industry is intense.  In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere.  Some of our competitors have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide.  In addition, larger competitors may be able to price loans and deposits more aggressively than we do, which could affect our ability to grow and remain profitable on a long-term basis.  Our profitability depends upon our continued ability to successfully compete in our market area.  If we must raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected.  For additional information see “Business of West End Bank–Market Area and Competition.”

The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can.

We depend on our management team, including our indirect automobile lenders, to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We are dependent upon the services of the members of our senior management team who direct our strategy and operations.  We have benefited from consistency within our senior management team, with our top three executives averaging over seven years of service with West End Bank, S.B. and over a combined 60 years of financial institution experience.  We do not hold any key person insurance for any members of our senior management team although we own bank-owned life insurance on our President and Chief Executive Officer, and any loss of the services of the President and Chief Executive Officer or other members of our senior management team, as well as the senior loan officers who are responsible for our indirect automobile lending and whose expertise in this product line area could be hard to replace in our market area, could impact our ability to implement our business strategy, and have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management of West End Indiana Bancshares, Inc. –Benefit Plans and Agreements–Employment Agreement.”

We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.  This will increase our operating expenses.

In connection with the stock offering, we will become a public company.  The federal securities laws and regulations of the Securities and Exchange Commission require that we file annual, quarterly and current reports and that we maintain effective disclosure controls and procedures and internal control over financial reporting.  We expect that the obligations of being a public company, including substantial public reporting obligations, will require significant expenditures and place additional demands on our management team.  These obligations will increase our operating expenses and could divert our management’s attention from our operations.  The corresponding upgrade to our accounting systems will increase our operating costs.  In addition, such requirements may cause us to hire additional accounting, internal audit and/or compliance personnel.

We are in the process of formalizing our internal control over financial reporting, the finalization of which could identify deficiencies that may need to be remediated.

As we convert from a mutual holding company structure into a public holding company structure, we are in the process of formalizing certain internal controls over financial reporting and upgrading our accounting systems and processes, as required by the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission.  As a relatively small savings bank, our current controls were not as formalized as would be expected for a public company.  As we formalize our internal control structure and realign duties to achieve better segregation of duties among our personnel, we may identify additional deficiencies in internal control that may need to be remediated.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision, and examination by the Federal Deposit Insurance Corporation, the Indiana Department of Financial Institutions, and, with respect to our holding companies, the Federal Reserve Board.  Such regulators govern the activities in which we may engage, primarily for the protection of depositors.  These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of a financial institution, the classification of assets by a financial institution, and the adequacy of a financial institution’s allowance for loan losses.  Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, could have a material impact on us and our operations.  Because our business is highly regulated, the laws, rules and applicable regulations are subject to regular modification and change.  Laws, rules and regulations may be adopted in the future that could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.

Changes in accounting standards could affect reported earnings.

The accounting standard setters, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our consolidated financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

Future legislative or regulatory actions responding to perceived financial and market problems could impair our rights against borrowers.

There have been proposals made by members of Congress and others that would reduce the amount distressed borrowers are otherwise contractually obligated to pay under their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral. If proposals such as these, or other proposals limiting our rights as a creditor, are implemented, we could experience increased credit losses or increased expense in pursuing our remedies as a creditor.

Risks Related to this Stock Offering

The future price of our common stock may be less than the purchase price in the stock offering.

If you purchase shares of common stock in the stock offering, you may not be able to sell them at or above the purchase price in the stock offering.  The purchase price in the offering is based upon an independent third-party appraisal of the pro forma market value of West End Bank, S.B., pursuant to federal banking regulations and subject to review and approval by the Federal Reserve Board.  The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock.  Our aggregate pro forma market value as reflected in the final independent appraisal may exceed the market price of our shares of common stock after the completion of the offering, which may result in our stock trading below the initial offering price of $10.00 per share.

After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions.  Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility.  These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

The capital we raise in the stock offering will reduce our return on equity.  This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers.  For the year ended December 31, 2010, we had a return on equity of 3.12%.  Following the stock offering, we expect our consolidated equity to increase from $17.8 million at June 30, 2011 to between $28.5 million at the minimum of the offering range and $35.0 million at the adjusted maximum of the offering range.  Based upon our earnings for the year ended December 31, 2010, and these pro forma equity levels, we anticipate that our return on equity will be 1.56% and 1.20% at the minimum and adjusted maximum of the offering range, respectively. We expect our return on equity to remain relatively low until we are able to leverage the additional capital we receive from the stock offering.  Although we anticipate  increasing net interest income using proceeds of the stock offering, our return on equity will be reduced by the capital raised in the stock offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based benefit plan we intend to adopt.  Until we can increase our net interest income and non-interest income, our return on equity may reduce the value of our shares of common stock.

The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in the year we complete the stock offering.

We intend to establish and fund a charitable foundation in connection with the conversion and stock offering.  We intend to contribute $125,000 in cash and 38,000 shares ($380,000) for an aggregate contribution of $505,000 to the charitable foundation.  The amount of our contribution will not be dependent upon the amount of the net proceeds raised in the stock offering.

The contribution will have an adverse effect on our net income for the quarter and year in which we make the issuance and contribution to the charitable foundation.  The after-tax expense of the contribution will reduce net income in the year in which we complete the stock offering by approximately $305,000 million.  We had net income of $498,000 for 2010.  Persons purchasing shares in the stock offering will have their ownership and voting interests in West End Indiana Bancshares, Inc. diluted by up to 3.1% at the minimum of the offering range due to the issuance of shares of common stock to the charitable foundation.

Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

We believe that the contribution to the charitable foundation will be deductible for federal income tax purposes. However, the Internal Revenue Service may disagree with our determination and not grant tax-exempt status to the charitable foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution.  It is expected that the value of the contribution will be $505,000.  In the event that the Internal Revenue Service does not grant tax-exempt status to the charitable foundation or the contribution to the charitable foundation is otherwise not tax deductible, we would recognize as after-tax expense the full value (i.e., $505,000) of the entire contribution.

In addition, even if the contribution is tax deductible, we may not have sufficient profits to be able to use the deduction fully. Pursuant to the Internal Revenue Code, an entity is permitted to deduct up to 10% of its taxable income (income before income taxes) in any one year for charitable contributions.  Any contribution in excess of the 10% limit may be deducted for federal and state income tax purposes over each of the five years following the year in which the charitable contribution is made.  Accordingly, a charitable contribution could, if necessary, be deducted over a six-year period.  Our pre-tax income over this period may not be sufficient to fully use this deduction.

Our stock-based benefit plans will increase our costs, which will reduce our income.

We anticipate that our employee stock ownership plan will purchase 8% of the total shares of common stock sold in the stock offering (including shares contributed to the charitable foundation) with funds borrowed from West End Indiana Bancshares, Inc.  We will record annual employee stock ownership plan expense in an amount equal to the fair value of shares of common stock committed to be released to employees.  If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

We also intend to adopt a stock-based benefit plan after the stock offering that would award participants restricted shares of our common stock (at no cost to them) and/or options to purchase shares of our common stock.  The number of shares of restricted stock or stock options reserved for issuance under any initial stock-based benefit plan may not exceed 4% and 10% (including shares issued to the charitable foundation), respectively, of our total outstanding shares, if these plans are adopted within 12 months after the completion of the conversion.  We may grant shares of common stock and stock options in excess of these amounts provided the stock-based benefit plan is adopted more than one year following the stock offering.  Assuming the market price of the common stock is $10.00 per share; the options are granted with an exercise price of $10.00 per share; the dividend yield on the stock is 0%; the expected option life is 7.5 years; the risk free interest rate is 3.18% (based on the ten-year Treasury rate) and the volatility rate on the shares of common stock is 15.79% (based on an index of publicly traded thrift institutions), the estimated grant-date fair value of the options utilizing a Black-Scholes option pricing analysis is $2.81 per option granted.  Assuming this value is amortized over a five-year vesting period, the corresponding annual pre-tax expense associated with the stock options would be $121,000 at the adjusted maximum.  In addition, assuming that all shares of restricted stock are awarded at a price of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual pre-tax expense associated with restricted stock awarded under the stock-based benefit plan would be $172,000 at the adjusted maximum.  However, if we grant shares of common stock or options in excess of these amounts, such grants would increase our costs further.

The shares of restricted stock granted under the stock-based benefit plan will be expensed by us over their vesting period at the fair market value of the shares on the date they are awarded.  If the shares of restricted stock to be granted under the plan are repurchased in the open market (rather than issued directly from authorized but unissued shares by West End Indiana Bancshares, Inc.) and cost the same as the purchase price in the stock offering, the reduction to stockholders’ equity due to the plan would be between $559,000 at the minimum of the offering range and $862,000 at the adjusted maximum of the offering range.  To the extent we repurchase shares of common stock in the open market to fund the grants of shares under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders’ equity would exceed the range described above.  Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders’ equity would be less than the range described above.

The implementation of stock-based benefit plans may dilute your ownership interest.

We intend to adopt one or more stock-based benefit plans, which will allow participants to be awarded shares of common stock (at no cost to them) and/or options to purchase shares of our common stock, following the stock offering.  If these stock-based benefit plans are funded from the issuance of authorized but unissued shares of common stock, stockholders would experience a reduction in ownership interest totaling 12.3%.

Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering.  Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs and the dilution to other shareholders.

If we adopt stock-based benefit plans within one year following the completion of the stock offering, then we may grant shares of common stock or stock options under our stock-based benefit plans for up to 4% and 10%, respectively, of our total outstanding shares including shares held by the charitable foundation.  The amount of stock awards and stock options available for grant under the stock-based benefit plans may exceed these amounts, provided the stock-based benefit plans are adopted more than one year following the stock offering.  Although the implementation of the stock-based benefit plan will be subject to stockholder approval, the determination as to the timing of the implementation of such a plan will be at the discretion of our Board of Directors. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “–Our stock-based benefit plans will increase our costs, which will reduce our income.”  Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “–The implementation of stock-based benefit plans will dilute your ownership interest.”

We intend to enter into employment agreements with certain of our executive officers that may increase our compensation costs.

Effective as of the consummation date of the conversion and stock offering, we intend to enter into employment agreements with each of our President and Chief Executive Officer, Senior Vice President and Chief Lending Officer, Senior Vice President and Chief Financial Officer, and one other senior officer.  In the event of involuntary or good reason termination of employment, or certain types of termination following a change in control, the employment agreements provide for cash severance benefits that would cost us approximately $1.68 million in the aggregate based on a change in control and termination occurring as of June 30, 2011. These amounts may be reduced, if necessary, to an amount that would not qualify the payments to be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. In addition, our President and Chief Executive Officer would be entitled to a contribution to his supplemental executive retirement plan, the present value of which is approximately $88,000. For additional information see “Management of West End Indiana Bancshares, Inc.—Executive Officer Compensation.”

We have broad discretion in using the proceeds of the stock offering.  Our failure to effectively use such proceeds could reduce our profits.

We will use a portion of the net proceeds to finance the purchase of shares of common stock in the stock offering by the employee stock ownership plan, and may use the remaining net proceeds to pay dividends to stockholders, repurchase shares of common stock, purchase investment securities, deposit funds in West End Bank, S.B., acquire other financial services companies or for other general corporate purposes.  West End Bank, S.B. may use the proceeds it receives to fund new loans, establish or acquire new branches, purchase investment securities, reduce a portion of our borrowings, or for general corporate purposes. We have not identified specific amounts of proceeds for any of these purposes and we will have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of such applications.  Our failure to utilize these funds effectively could reduce our profitability. We have not established a timetable for the deployment of the proceeds and we cannot predict how long we will require to effectively deploy the proceeds. For additional information see “How We Intend To Use The Proceeds From This Offering.”

Our stock value may be negatively affected by federal and state regulations that restrict takeovers.

For three years following the stock offering, applicable conversion regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the Federal Reserve Board.  Applicable regulations of the Federal Reserve Board and the Indiana Department of Financial Institutions also require approval or nonobjection for any acquisition of “control” of West End Indiana Bancshares, Inc. which may include an acquisition of as little as 10% of our outstanding shares.  See “Restrictions on Acquisition of West End Indiana Bancshares, Inc.” for a discussion of applicable regulations regarding acquisitions.

The corporate governance provisions in our articles of incorporation and bylaws, and the corporate governance provisions under Maryland law, may prevent or impede the holders of our common stock from obtaining representation on our board of directors and may impede takeovers of the company that our board might conclude are not in the best interest of West End Indiana Bancshares, Inc. or its stockholders.  In addition, the Indiana Financial Institutions Act and regulations issued thereunder may make takeovers of West End Indiana Bancshares, Inc. more difficult.

Provisions in our articles of incorporation and bylaws may prevent or impede holders of our common stock from obtaining representation on our Board of Directors and may make takeovers of West End Indiana Bancshares, Inc. more difficult. For example, our Board of Directors is divided into three staggered classes.  A classified board makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Additionally, our bylaws contain residency requirements, limitations on the ability of individuals affiliated with competing institutions to serve as board members of West End Indiana Bancshares, Inc., and integrity provisions which limit individuals with past regulatory orders or sanctions from serving on the Board of Directors. Our articles of incorporation include a provision that no person will be entitled to vote any shares of our common stock in excess of 10% of our outstanding shares of common stock.  This limitation does not apply to the purchase of shares by a tax-qualified employee stock benefit plan established by us.  In addition, our articles of incorporation and bylaws restrict who may call special meetings of stockholders and how directors may be removed from office.  Additionally, in certain instances, the Maryland General Corporation Law requires a supermajority vote of our stockholders to approve a merger or other business combination with a large stockholder, if the proposed transaction is not approved by a majority of our directors.  Furthermore, the acquisition or change of control of West End Indiana Bancshares, Inc. is subject to applicable provisions of the Indiana Financial Institutions Act and regulations issued thereunder, which may make takeovers of West End Indiana Bancshares, Inc. more difficult.  See “Restrictions on Acquisition of West End Indiana Bancshares, Inc.” Finally, our articles of incorporation allow the board of directors to issue one or more series of preferred stock without shareholder approval, any series of which may have rights and privileges senior to the common stock being offered in the Offering.

We have never issued common stock and there is no guarantee that a liquid market will develop.

We have never issued capital stock and there is no established market for our common stock.  We expect that our common stock will be quoted on the OTC Bulletin Board, subject to completion of the offering and compliance with certain conditions.  Keefe Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so or to continue to do so once it begins. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker.  The number of active buyers and sellers of the shares of common stock at any particular time may be limited.  Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment.  In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers, is likely to be quite limited.  As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue.  Furthermore, we cannot assure you that if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share.  Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock.  This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community.

If we are not able to reach the minimum of the offering range, we may do any of the following: increase the maximum purchase limitations and allow all maximum purchase subscribers to increase their orders to the new maximum purchase limitations; terminate the offering and promptly return all funds; set a new offering range, notifying all subscribers of the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted, to the extent such permission is required, by the Federal Reserve Board.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data of West End Bank, MHC for the periods and at the dates indicated.  The information at and for the years ended December 31, 2010 and 2009 is derived in part from, and should be read together with, the audited financial statements and notes thereto of West End Bank, MHC beginning at page F-1 of this prospectus.  The information at and for the years ended December 31, 2008, 2007 and 2006 is derived in part from audited financial statements that are not included in this prospectus.  The information at June 30, 2011 and for the six months ended June 30, 2011 and 2010 is unaudited and reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.  The results of operations for the six months ended June 30, 2011 are not necessarily indicative of the results to be achieved for the remainder of 2011 or any other period. The following information is only a summary, and should be read in conjunction with our financial statements and notes beginning on page F-1 of this prospectus.

	At June 30, 2011	At December 31,
		2010	2009	2008	2007	2006
	(In thousands)
Selected Financial Condition Data:
Total assets	$216,707	$215,989	$190,141	$177,542	$173,014	$161,847
Investment securities	36,630	41,216	24,700	19,521	22,030	22,719
Loans receivable, net	152,612	151,810	144,235	138,343	134,148	123,885
Deposits	175,097	175,371	145,269	126,985	115,233	108,323
Federal Home Loan Bank advances	23,000	22,000	27,200	32,700	41,300	37,400
Total equity	17,754	17,320	16,867	16,553	15,982	15,512

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(Dollars in thousands)
Selected Operating Data:
Interest and dividends	$5,516	$5,393	$10,934	$10,916	$10,886	$10,412	$9,306
Interest expense	1,662	2,108	4,045	4,510	5,315	5,950	4,915
Net interest income	3,854	3,285	6,889	6,406	5,571	4,462	4,391
Provision for loan losses	975	694	1,294	1,589	525	215	380
Non-interest income	997	726	1,491	1,399	1,085	982	915
Non-interest expenses	3,358	2,992	6,359	5,821	5,573	4,990	4,779
Income before income taxes	518	325	727	395	558	239	147
Income tax expense (benefit)	183	97	229	68	146	(3)	18
Net income	335	228	498	327	412	242	129

Performance Ratios:
Return on average assets (annualized)	0.31%	0.22%	0.24%	0.17%	0.23%	0.14%	0.08%
Return on average equity (annualized)	3.81%	2.64%	3.12%	1.92%	2.52%	1.55%	0.84%
Interest rate spread (annualized)(1)	3.68%	3.35%	3.39%	3.40%	3.11%	2.58%	2.67%
Net interest margin (annualized)(2)	3.77%	3.47%	3.53%	3.61%	3.36%	2.83%	2.95%
Non-interest expense to average assets (annualized)	3.09%	2.95%	3.05%	3.09%	3.16%	2.95%	3.00%
Efficiency ratio(3)	70.15%	75.18%	77.00%	75.85%	84.13%	91.66%	90.92%
Average interest-earning assets to average interest-bearing liabilities	107.24%	106.38%	106.72%	108.34%	107.68%	106.77%	108.37%
Average equity to average assets	8.08%	8.51%	8.33%	9.05%	9.26%	9.23%	9.68%

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(Dollars in thousands)
Capital Ratios:
Total capital to risk weighted assets	12.9%	12.7%	13.0%	12.7%	13.7%	13.7%	14.7%
Tier 1 capital to risk weighted assets	11.7%	11.7%	11.8%	11.9%	13.1%	13.2%	14.2%
Tier 1 capital to average assets	8.0%	8.1%	7.9%	8.6%	9.2%	9.1%	9.6%

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.13%	0.97%	1.11%	0.77%	0.51%	0.38%	0.40%
Allowance for loan losses as a percentage of non-performing loans	82.98%	82.74%	65.65%	50.23%	29.33%	83.12%	556.67%
Net (charge-offs) recoveries to average outstanding loans during the period	(1.20)%	(0.47)%	(0.47)%	(0.81)%	(0.24)%	(0.16)%	(0.21)%
Non-performing loans as a percentage of total loans	1.36%	1.17%	1.69%	1.52%	1.73%	0.46%	0.07%
Non-performing loans as a percentage of total assets	0.97%	0.84%	1.20%	1.17%	1.36%	0.36%	0.06%
Total non-performing assets and troubled debt restructuring as a percentage of total assets	1.56%	1.12%	1.87%	1.52%	1.49%	0.46%	0.25%

Other:
Number of offices	4	4	4	4	4	4	4

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2)	Represents net interest income as a percentage of average interest-earning assets.
(3)	Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities.

RECENT DEVELOPMENTS

The following tables set forth selected consolidated historical financial and other data of West End Bank, MHC for the periods and at the dates indicated.  The information at December 31, 2010 is derived in part from, and should be read together with, the audited financial statements and notes thereto of West End Bank, MHC beginning at page F-1 of this prospectus.  The information at September 30, 2011 and for the three and nine months ended September 30, 2011 and 2010 is unaudited and reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.  The results of operations for the three and nine months ended September 30, 2011 are not necessarily indicative of the results of operations for the remainder of 2011 or any other period.

	At September 30, 2011	At December 31, 2010
	(unaudited)
	(In thousands)
Selected Financial Condition Data:

Total assets	$225,220	$215,989
Total cash and cash equivalents	13,655	8,293
Investments in available for sale securities, at fair value	45,328	41,216
Loans held for sale	361	–
Loans, net	151,208	151,810
Premises and equipment	3,627	3,690
Federal Home Loan Bank of Indianapolis stock, at cost	1,722	1,858
Deposits	179,163	175,371
Borrowings	27,000	22,000
Total equity	17,878	17,320

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
	(In thousands)
Selected Operating Data:

Interest income	$2,811	$2,792	$8,326	$8,185
Interest expense	797	1,008	2,459	3,116
Net interest income	2,014	1,784	5,867	5,069
Provision for loan losses	300	300	1,275	994
Net interest income after provision for loan losses	1,714	1,484	4,592	4,075
Noninterest income	424	295	1,421	1,020
Noninterest expense	1,858	1,675	5,216	4,667
Income before income taxes	280	104	797	428
Income taxes	86	32	269	97
Net income	$194	$72	$528	$331

	At or For the Three Months Ended September 30,		At or For the Nine Months Ended September 30,
	2011	2010	2011	2010

Selected Financial Ratios and Other Data:

Performance Ratios:
Return on assets (ratio of net income to average total assets) (1)	0.35%	0.14%	0.32%	0.21%
Return on equity (ratio of net income to average equity) (1)	4.31%	1.65%	3.97%	2.55%
Interest rate spread (1) (2)	3.82%	3.47%	3.71%	3.38%
Net interest margin (1)(3)	3.92%	3.60%	3.82%	3.51%
Efficiency ratio (4)	77.19%	81.15%	72.51%	77.23%
Non-interest expense to average total assets (1)	3.39%	3.17%	3.19%	3.03%
Average interest-earning assets to average interest-bearing liabilities	107.45%	106.94%	107.31%	106.58%
Average equity to average total assets	8.21%	8.27%	8.12%	8.43%

Asset Quality Ratios:
Non-performing assets to total assets	1.46%	1.67%	1.46%	1.67%
Non-performing loans to total loans	1.63%	1.79%	1.63%	1.79%
Allowance for loan losses to non-performing loans	75.53%	58.38%	75.53%	58.38%
Allowance for loan losses to total loans	1.23%	1.04%	1.23%	1.04%

Capital Ratios:
Total capital (to risk-weighted assets)	13.09%	12.88%	13.09%	12.88%
Tier I capital (to risk-weighted assets)	11.84%	11.78%	11.84%	11.78%
Tier I capital (to average assets)	8.00%	8.08%	8.00%	8.08%

Other Data:
Number of full service offices	4	4	4	4
Full time equivalent employees	60	60	60	60

(1)	Ratios for the three and nine months ended September 30, 2011 and 2010 are annualized.
(2)	The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Comparison of Financial Condition at September 30, 2011 and December 31, 2010

Total assets increased $9.2 million, or 4.3%, to $225.2 million at September 30, 2011 from $216.0 million at December 31, 2010.  The increase was primarily the result of an increase in total cash and cash equivalents and investment securities available for sale partially offset by a slight decrease in net loans, including loans held for sale.

Total cash and cash equivalents increased $5.4 million, or 65.0%, to $13.7 million at September 30, 2011 from $8.3 million at December 31, 2010.  The increase in total cash and cash equivalents reflected normal cash and liquidity management, as well as seasonal deposit inflows from existing customers.

Securities classified as available for sale increased $4.1 million, or 10.0%, to $45.3 million at September 30, 2011 from $41.2 million at December 31, 2010, as management deployed funds from increased deposits to purchase these securities.  At September 30, 2011, securities classified as available for sale consisted of mortgage-backed securities and collateralized mortgage obligations issued by government-sponsored enterprises, municipal obligations, SBA loans and municipal bonds.

Net loans, including loans held for sale, decreased minimally by $241,000, or 0.16%, to $151.5 million at September 30, 2011 from $151.8 million at December 31, 2010.  No single loan category had a variance greater than $1.0 million. Total non-performing assets decreased to $3.29 million at September 30, 2011 from $3.44 million at December 31, 2010.

Deposits increased $3.8 million, or 2.2%, to $179.2 million at September 30, 2011 from $175.4 million at December 31, 2010.  The increase was a result of increased commercial and retail accounts and normal business trends from existing customers.

Borrowings, consisting entirely of Federal Home Loan Bank advances, increased $5.0 million or 22.7%, to $27.0 million at September 30, 2011 from $22.0 million at December 31, 2010.  These additional advances were utilized as an asset liability management strategy to secure long term borrowings at the current low interest rates and purchase short term investments to reduce the gap between rate sensitive assets and liabilities.

Total equity increased to $17.9 million at September 30, 2011 from $17.3 million at December 31, 2010.  The increase resulted primarily from net income of $528,000 during the nine months ended September 30, 2011.

Comparison of Operating Results for the Three Months Ended September 30, 2011 and 2010

General.  We recorded net income of $194,000 for the quarter ended September 30, 2011 compared to net income of $72,000 for the quarter ended September 30, 2010.  Net interest income and noninterest income increased $230,000 and $129,000 respectively, which was offset in part by an increase of $183,000 in noninterest expense.  The increase in noninterest income was primarily due to gains on the sale of loans, and the increase in noninterest expense was primarily due to increased compensation costs.

Interest Income.  Interest income increased  $19,000, or 0.68%, to $2.81 million for the quarter ended September 30, 2011 from $2.79 million for the quarter ended September 30, 2010, as the increase in the average balance of interest-earning assets was more than offset by a decrease in the average yield on such assets.  The average balance of total interest-earning assets increased $7.2 million, or 3.6%, to $205.4 million for the quarter ended September 30, 2011 from $198.2 million for the quarter ended September 30, 2010. The biggest component increase was in securities available for sale, which increased $4.4 million, or 12.0%, to $41.0 million for the quarter ended September 30, 2011 from $36.6 million for the prior year quarter. The impact of the increase in total interest-earning assets was partially offset by a 16 basis point decrease in the average yield on interest-earning assets to 5.49% for the 2011 period from 5.65% for the 2010 period.

Interest income on loans decreased $36,000, or 1.39%, to $2.52 million for the quarter ended September 30, 2011 from $2.55 million for the quarter ended September 30, 2010, as the increase in the average balance of loans was more than offset by a decrease in the average yield on our loans.  The average balance of net loans increased $3.5 million, or 2.2%, to $154.3 million for the quarter ended September 30, 2011 from $150.9 million for the quarter ended September 30, 2010. However, the average yield on our loan portfolio decreased 25 basis points to 6.54% for the quarter ended 30, 2011 from 6.79% for the quarter ended 30, 2010, reflecting the lower market interest rate environment.

Interest income on investment securities, other interest earning assets and FHLB of Indianapolis stock increased. The average balance of our securities available for sale increased $4.4 million, or 12.0%, to $41.0 million for the quarter ended September 30, 2011 from $36.6 million for the quarter ended September 30, 2010, as management deployed funds from increased deposits and FHLB advances to purchase these securities. The average yield on our securities portfolio increased by 26 basis points, to 2.73% for the quarter ended September 30, 2011 from 2.47% for the quarter ended September 30, 2010.  This also includes the initial implementation of an investment and tax strategy that includes an investment in municipal bonds.

Interest Expense.  Interest expense decreased $210,000, or 20.9%, to $797,000 for the quarter ended September 30, 2011 from $1.0 million for the quarter ended September 30, 2010.  The decrease resulted primarily from a decrease in interest expense on deposits. The average rate paid on deposits decreased 50 basis points to 1.55% for the quarter ended September 30, 2011 from 2.05% for the quarter ended September 30, 2010, as the Bank repriced its deposit rates in the declining market interest rate environment. The average balance of interest-bearing deposits decreased $1.7 million, or 1.0%, to $166.5 million for the quarter ended September 30, 2011 from $168.2 million for the quarter ended September 30, 2010. The decrease in the average balance of deposits resulted from decreases in the average balance of our certificates of deposit.  However, our successful marketing efforts to attract new commercial and retail customer accounts increased our core deposits, consisting of interest and noninterest bearing checking, money market and savings accounts.

The average balance of our money market accounts increased by $5.8 million, or 20.0%, to $34.9 million for the quarter ended September 30, 2011 from $29.1 million for the quarter ended September 30, 2010 due to marketing efforts that included an expansion of electronic services and products.  In addition, the interest expense on our money market accounts declined from $101,000 to $81,000, due to the decrease of 46 basis points in the cost of these deposits to 0.93% for the September 2011 quarter from 1.39% for the September 2010 quarter, reflecting lower market interest rates.  Interest expense on our certificates of deposit decreased by $179,000, or 25.5%, to $524,000 for the quarter ended September 30, 2011 from $703,000 for the year-earlier period as a result of lower balances and a 47 basis point decrease in the average rate paid on these deposits to 2.21% for the 2011 period from 2.68% for the 2010 period.

Interest expense on borrowed funds, consisting entirely of Federal Home Loan Bank advances, increased by $5,000, or 3.4%, to $153,000 for the quarter ended September 30, 2011 from $148,000 for the quarter ended September 30, 2010, reflecting an increase in the balance of our outstanding advances.

Net Interest Income.  Net interest income increased by $230,000, or 12.9%, to $2.0 million for the quarter ended September 30, 2011 from $1.8 million for the quarter ended September 30, 2010.  The increase reflected an increase in our net interest rate spread to 3.82% from 3.47%, and an increase in our net interest margin to 3.92% from 3.60%, as well as an increase in our net interest-earning assets.  The increase in our interest rate spread and net interest margin reflected primarily the more rapid repricing of our interest-bearing liabilities in a decreasing interest rate environment compared to our interest-earning assets.

Provision for Loan Losses.  Based on our analysis of the factors described in “Critical Accounting Policies — Allowance for Loan Losses,” we recorded a provision for loan losses of $300,000 for each of the quarters ended September 30, 2011 and 2010.  At September 30, 2011, non-performing loans including troubled debt restructurings, totaled $2.5 million, or 1.6% of total loans, as compared to $2.7 million, or 1.8% of total loans, at September 30, 2010.  The allowance for loan losses to total loans increased to 1.23% at September 30, 2011 from 1.04% at September 30, 2010.

The allowance for loan losses as a percentage of non-performing loans increased to 75.53% at September 30, 2011 from 58.38% at September 30, 2010.  To the best of our knowledge, we have provided for all losses that are both probable and reasonable to estimate at September 30, 2011 and 2010.

Noninterest Income.  Noninterest income increased by $129,000, or 43.7%, to $424,000 for the quarter ended September 30, 2011 from $295,000 for the quarter ended September 30, 2010.  The increase was primarily due to an increase in gain on sale of loans offset by increased losses on other assets.  Gain on sale of loans increased $193,000 to $296,000 for the quarter ended September 30, 2011 as compared to $103,000 for the quarter ended September 30, 2010.  The increase was due to a gain of $210,000 recorded on the sale of SBA loans during the third quarter of 2011. The sales reflected management’s decision to reduce our interest rate risk profile in a low interest rate environment and increase our liquidity position. We recorded a loss on other assets of $87,000 in the third quarter of 2011 as compared to a gain of $32,000 recorded in the third quarter of 2010.  The loss recorded in the third quarter of 2011 primarily related to losses or adjustments of $105,000 on other real estate owned.

Noninterest Expense. Noninterest expense increased $183,000, or 10.9%, to $1.9 million for the quarter ended September 30, 2011 from $1.7 million for the quarter ended September 30, 2010.  Notable changes included an increase in salaries and employee benefits of $164,000, a decrease in FDIC insurance premiums of $61,000 and an increase in other expenses of $55,000.  Salaries and employee benefits increased due to normal cost of living adjustments, increased medical insurance premiums and increased contributions to the employee defined benefit plan.  The decrease in FDIC insurance premiums resulted from a change in the prescribed method used to calculate our quarterly contribution.  Other expenses increased due to several smaller increases in a number of expense categories.

Income Tax Expense.  We recorded an $86,000 income tax expense for the quarter ended September 30, 2011 compared to a $32,000 income tax expense for the 2010 period, reflecting income of $280,000 before income tax expense during the 2011 quarter versus income before income tax expense of $104,000 for the quarter ended September 30, 2010.  Our effective tax rate was 30.7% for the quarter ended September 30, 2011 compared to 30.8% for the quarter ended September 30, 2010.

Comparison of Operating Results for the Nine Months Ended September 30, 2011 and 2010

General.  Net income increased to $528,000 for the nine months ended September 30, 2011 compared to net income of $331,000 for the nine months ended September 30, 2010.  The increase in net income was primarily due to an increase in net interest income, which increased $798,000 to $5.9 million for the nine months ended September 30, 2011 from $5.1 million for the nine months ended September 30, 2010, along with gains on sales of loans.

Interest Income.  Interest income increased $141,000, or 1.7%, to $8.3 million for the nine months ended September 30, 2011 from $8.2 million for the nine months ended September 30, 2010, as the increase in the average balance of interest-earning assets was offset by a decrease in the average yield on such assets.  The average balance of total interest-earning assets increased $12.5 million, or 6.5%, to $204.9 million for the nine months ended September 30, 2011 from $192.4 million for the nine months ended September 30, 2010.  The increase in total interest-earning assets was offset by a 26 basis point decrease in the average yield on interest-earning assets to 5.43% for the 2011 period from 5.69% for the 2010 period, as a result of generally declining market interest rates.

Interest income and fees on loans minimally increased $11,000, or 0.15%, to $7.58 million for the nine months ended September 30, 2011 from $7.57 million for the nine months ended September 30, 2010, as the increase in the average balance of loans was more than offset by a decrease in the average yield on loans.  The average balance of loans increased $7.2 million, or 4.9%, to $155.2 million for the nine months ended September 30, 2011 from $147.9 million for the nine months ended September 30, 2010. However, the average yield on the loan portfolio decreased 31 basis points to 6.53% for the nine months ended September 30, 2011 from 6.84% for the nine months ended September 30, 2010, reflecting the lower market interest rate environment.

Interest income on investment securities, other interest earning assets and FHLB of Indianapolis stock increased $130,000, or 21.1%, to $745,000 for the nine months ended September 30, 2011 from $615,000 for the nine months ended September 30, 2010. The increase resulted primarily from an increase in the average balance of securities available for sale, which increased $8.6 million, or 27.0%, to $40.5 million for the nine months ended September 30, 2011 from $31.9 million for the 2010 period, as funds from increased deposits were deployed to purchase these securities. The average yield on the securities portfolio decreased to 2.32% for the nine months ended September 30, 2011 from 2.47% for the nine months ended September 30, 2010, resulting from lower market interest rates.

Interest Expense.  Interest expense decreased $657,000, or 21.1%, to $2.5 million for the nine months ended September 30, 2011 from $3.1 million for the nine months ended September 30, 2010, as the decrease in the average cost of deposits more than offset the increase in the average balance of deposits.  Interest expense on certificates of deposits decreased $501,000, and interest expense on Federal Home Loan Bank advances decreased $123,000. The average rate we paid on deposits decreased 51 basis points to 1.64% for the nine months ended September 30, 2011 from 2.15% for the nine months ended September 30, 2010, as deposits repriced downward in the declining interest rate environment. The average balance of interest-bearing deposits increased $6.8 million, or 4.2%, to $167.8 million for the nine months ended September 30, 2011 from $161.0 million for the nine months ended September 30, 2010. The increase in the average balance of our deposits resulted from increases in core deposits including interest and noninterest bearing checking, money market and savings accounts offset by decreases in certificates of deposit, reflecting our successful marketing efforts and increased core deposit balances from commercial loan customers.

The average balance of our certificates of deposit decreased by $8.8 million, or 8.3%, to $96.7 million for the nine months ended September 30, 2011 from $105.5 million for the nine months ended September 30, 2010.  The decline was strategic in allowing these certificates to roll off and as needed, replaced with core deposits or FHLB advances. The interest expense on our certificates of deposit declined from $2.17 million to $1.67 million, due to lower balances and the decrease of 45 basis points in the cost of these deposits to 2.30% for the nine months ended September 2011 period from 2.75% for the nine months ended September 2010 period, reflecting lower market interest rates.  Core interest-bearing deposit accounts increased $15.6 million, or 28.0%, to $71.1 million for the nine months ended September 30, 2011 from $55.5 million for the nine months ended September 30, 2010, as customers increased their liquidity and cross-marketing efforts with our commercial customers were increased.

Interest expense on core deposits decreased $33,000 to $390,000 for the nine months ended September 30, 2011 from $423,000 for the nine months ended September 30, 2010, reflecting lower market interest rates.

Interest expense on borrowed funds, consisting entirely of Federal Home Loan Bank advances, decreased by $123,000, or 23.4%, to $403,000 for the nine months ended September 30, 2011 from $526,000 for the nine months ended September 30, 2010, reflecting the lower market interest rate environment.

Net Interest Income.  Net interest income increased by $798,000, or 15.7%, to $5.9 million for the nine months ended September 30, 2011 from $5.1 million for the nine months ended September 30, 2010.  The increase reflected an increase in interest rate spread to 3.71% for the nine months ended September 30, 2011 from 3.38% for the nine months ended September 30, 2010, and an increase in net interest margin to 3.82% for the nine months ended September 30, 2011 from 3.51% for nine months ended September 30, 2010.  The increase in interest rate spread and net interest margin reflected primarily the more rapid repricing of our interest-bearing liabilities in a declining interest rate environment compared to interest-earning assets.

Provision for Loan Losses.  A provision for loan losses of $1.3 million was recorded for the nine months ended September 30, 2011 and $994,000 for the nine months ended September 30, 2010.  The allowance for loan losses was $1.9 million, or 1.23% of total loans, at September 30, 2011, compared to $1.6 million, or 1.04% of total loans, at September 30, 2010.  Total nonperforming loans were $2.5 million at September 30, 2011, compared with $2.7 million at September 30, 2010.

The allowance for loan losses as a percentage of non-performing loans increased to 75.53% at September 30, 2011 from 58.38% at September 30, 2010.  To the best of our knowledge, we have provided for all losses that are both probable and reasonable to estimate.

Noninterest Income.  Noninterest income increased by $401,000, or 39.3%, to $1.4 million for the nine months ended September 30, 2011 from $1.0 million for the nine months ended September 30, 2010.  The increase was primarily due to an increase in gain on sale of loans offset by increased losses on other assets.  Gain on sale of loans increased $437,000 to $675,000 for the nine months ended September 30, 2011 as compared to $238,000 for the same period in 2010.  The increase was due to gains of $500,000 recorded on the sale of SBA loans during 2011.  The sales reflected management’s decision to reduce our interest rate risk profile in a low interest rate environment and increase our liquidity position. We recorded a loss on other assets of $147,000 during the nine months ended 2011 as compared to a gain of $52,000 recorded during the same period in 2010.  The loss recorded during the nine months ended September 30, 2011 primarily related to losses or adjustments of $170,000 on other real estate owned.

Noninterest Expense. Noninterest expense increased $549,000, or 11.8%, to $5.2 million for the nine months ended September 30, 2011 from $4.7 million for the nine months ended September 30, 2010.  Notable changes included an increase in salaries and employee benefits of $379,000, a decrease in FDIC insurance premiums of $43,000 and an increase in other expenses of $132,000.  Salaries and employee benefits increased due to normal cost of living adjustments, increased medical insurance premiums and increased contributions to the employee defined benefit plan.  The decrease in FDIC insurance premiums resulted from a change in the prescribed method used to calculate our quarterly contribution.  Other expenses increased due to several smaller increases in a number of expense categories.

Income Tax Expense.  A $269,000 income tax expense was recorded for the nine months ended September 30, 2011 compared to a $97,000 income tax expense for the 2010 period, reflecting income of $797,000 before income tax expense for the nine months ended September 30, 2011, compared to income before income tax expense of $428,000 for the nine months ended September 30, 2010.  Our effective tax rate was 33.8% for the nine months ended September 30, 2011, compared to 22.6% for the nine months ended September 30, 2010.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning.  These forward-looking statements include, but are not limited to:

●	statements of our goals, intentions and expectations;

●	statements regarding our business plans, prospects, growth and operating strategies;

●	statements regarding the asset quality of our loan and investment portfolios; and

●	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

●	general economic conditions, either nationally or in our market areas, that are worse than expected;

●	competition among depository and other financial institutions;

●	our success in continuing to emphasize consumer lending, including indirect automobile lending;

●	our ability to improve our asset quality even as we increase our non-residential lending;

●	our success in maintaining our commercial and multi-family real estate and our non-owner occupied one- to four-family residential real estate and commercial business lending;

●	changes in the interest rate environment that reduce our margins or reduce the fair value of our financial instruments;

●	adverse changes in the securities markets;

●
changes in laws or government regulations or policies affecting financial institutions, including changes in deposit insurance premiums, regulatory fees and capital requirements, which increase our compliance costs;

●	our ability to enter new markets successfully and capitalize on growth opportunities;

●	changes in consumer spending, borrowing and savings habits;

●
changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

●	changes in our organization, compensation and benefit plans;

●	loan delinquencies and changes in the underlying cash flows of our borrowers;

●	changes in our financial condition or results of operations that reduce capital available to pay dividends; and

●	changes in the financial condition or future prospects of issuers of securities that we own.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.  Please see “Risk Factors” beginning on page 13.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $12.3 million and $17.1 million, or $19.8 million if the offering range is increased by 15%.

We intend to distribute the net proceeds from the stock offering as follows:

	Based Upon the Sale at $10.00 Per Share of
	1,360,000 Shares		1,600,000 Shares		1,840,000 Shares		2,116,000 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Stock offering proceeds	$13,600		$16,000		$18,400		$21,160
Less offering expenses	1,257		1,290		1,324		1,362
Net offering proceeds	$12,343	100.0%	$14,710	100.0%	$17,076	100.0%	$19,798	100.0%

Use of net proceeds:
To West End Bank, S.B.	$6,171	50.0%	$7,355	50.0%	$8,538	50.0%	$9,899	50.0%
To fund loan to employee stock ownership plan	1,118	9.1	1,310	8.9	1,502	8.8	1,723	8.7
Proceeds contributed to foundation	125	1.0	125	0.8	125	0.7	125	0.6
Retained by West End Indiana Bancshares, Inc.	$4,929	39.9%	$5,920	40.2%	$6,911	40.5%	$8,051	40.7%

(1)
As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of West End Bank, S.B.’s deposits.  The net proceeds may vary because the total expenses relating to the offering may be more or less than our estimates.  For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

West End Indiana Bancshares, Inc. may use the proceeds it retains from the stock offering:

●	to fund a loan to the employee stock ownership plan to purchase shares of common stock in the stock offering;

●	to invest in short-term and other securities consistent with our investment policy;

●	to pay cash dividends to stockholders;

●	to repurchase shares of our common stock; and

●	for other general corporate purposes.

With the exception of the funding of the loan to the employee stock ownership plan, West End Indiana Bancshares, Inc. has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, we intend to invest a substantial portion of the net proceeds in short-term investments, investment-grade debt obligations and mortgage-backed securities.

Under currently applicable regulations, we may not repurchase shares of our common stock during the first year following the conversion, except to fund equity benefit plans other than stock options or except when extraordinary circumstances exist and with prior regulatory approval.

West End Bank, S.B. will receive a capital contribution equal to at least 50% of the net proceeds of the offering plus such additional amounts as may be necessary so that, upon completion of the offering, West End Bank, S.B. will have a tangible capital to assets ratio of at least 10%. West End Bank, S.B. may use the net proceeds it receives from the Offering:

●	to invest in residential, commercial and multifamily real estate, commercial business and consumer loans, including indirect automobile loans;

●
to expand its banking franchise by establishing or acquiring new branches, or by acquiring other financial institutions or other financial services companies, although no such transactions are contemplated at this time;

●	to invest in short-term and other securities consistent with our investment policy;

●	to repay short-term and other borrowings; and

●	for other general corporate purposes.

West End Bank, S.B. has not quantified its plans for use of the offering proceeds for any of the foregoing purposes.

OUR POLICY REGARDING DIVIDENDS

Following completion of the stock offering, our Board of Directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements.  However, no decision has been made with respect to the payment of dividends.  In determining whether to pay a cash dividend and the amount of such cash dividend, the Board of Directors is expected to take into account a number of factors, including capital requirements, our consolidated financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions.  No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future.  Special cash dividends, stock dividends or returns of capital, to the extent permitted by applicable law, regulations and policy, may be paid in addition to, or in lieu of, regular cash dividends.  We will file a consolidated tax return with West End Bank, S.B.  Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes.  Additionally, pursuant to bank conversion regulations, during the three-year period following the stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Pursuant to our Articles of Incorporation, we are authorized to issue preferred stock.  If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends.  For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock–Common Stock.”

Dividends we can declare and pay will depend, in part, upon receipt of dividends from West End Bank, S.B., because initially we will have no source of income other than dividends from West End Bank, S.B., earnings from the investment of proceeds from the sale of shares of common stock, and interest payments received in connection with the loan to the employee stock ownership plan.  Applicable regulations impose significant limitations on “capital distributions” by depository institutions. See “Supervision and Regulation–Federal Banking Regulation–Capital Distributions.”

Any payment of dividends by West End Bank, S.B. to us that would be deemed to be drawn out of West End Bank, S.B.’s bad debt reserves would require a payment of taxes at the then-current tax rate by West End Bank, S.B. on the amount of earnings deemed to be removed from the reserves for such distribution.  West End Bank, S.B. does not intend to make any distribution to us that would create such a federal tax liability.  See “Taxation—Federal Taxation” and “—State Taxation.”

MARKET FOR THE COMMON STOCK

West End Indiana Bancshares, Inc. is a newly formed company and has never issued capital stock.  West End Bank, MHC, as a mutual institution, has never issued capital stock.  West End Indiana Bancshares, Inc. anticipates that its common stock will be quoted on the OTC Bulletin Board.  Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the conversion and stock offering, but it is under no obligation to do so.

The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker.  The number of active buyers and sellers of the shares of common stock at any particular time may be limited.  Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment.  In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan, our directors and executive officers and the charitable foundation, is likely to be quite limited.  As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue.  Furthermore, we cannot assure you that, if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share.  Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock.  This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At June 30, 2011, West End Bank, S.B. exceeded all of the applicable regulatory capital requirements. The table below sets forth the historical equity capital and regulatory capital of West End Bank, S.B. at June 30, 2011, and the pro forma regulatory capital of West End Bank, S.B., after giving effect to the sale of shares of common stock at a $10.00 per share purchase price.  The table assumes the receipt by West End Bank, S.B. of 50% of the net offering proceeds plus such additional amounts as may be necessary so that, upon completion of the offering, West End Bank, S.B. will have a tangible capital to assets ratio of at least 10%.  See “How We Intend to Use the Proceeds from the Offering.”

	West End Bank, S.B. Historical at June 30, 2011		Pro Forma at June 30, 2011, Based Upon the Sale in the Offering of
			1,360,000 Shares		1,600,000 Shares		1,840,000 Shares		2,116,000 Shares (1)
	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)
	(Dollars in thousands)

Equity	$17,745	8.18%	$22,798	10.22%	$23,789	10.61%	$24,781	10.99%	$25,921	11.43%

Tier 1 leverage capital	$17,237	7.96%	$22,290	10.01%	$23,281	10.40%	$24,273	10.78%	$25,413	11.22%
Requirement	10,830	5.00	11,139	5.00	11,198	5.00	11,257	5.00	11,325	5.00
Excess	$6,407	2.96%	$11,151	5.01%	$12,083	5.40%	$13,016	5.78%	$14,088	6.22%

Tier 1 risk-based capital	$17,237	11.68%	$22,290	14.97%	$23,281	15.62%	$24,273	16.26%	$25,413	16.99%
Requirement	8,857	6.00	8,931	6.00	8,945	6.00	8,959	6.00	8,976	6.00
Excess	$8,380	5.68%	$13,359	8.97%	$14,336	9.62%	$15,314	10.26%	$16,437	10.99%

Total risk-based capital (3)	$18,976	12.85%	$24,029	16.14%	$25,020	16.78%	$26,012	17.42%	$27,152	18.15%
Requirement	14,762	10.00	14,885	10.00	14,909	10.00	14,932	10.00	14,960	10.00
Excess	$4,214	2.85%	$9,144	6.14%	$10,111	6.78%	$11,080	7.42%	$12,192	8.15%

Reconciliation of capital infused into West End Bank, S.B.:
Net proceeds			$6,171		$7,355		$8,538		$9,899
Less: Common stock acquired by employee stock ownership plan			(1,118)		(1,310)		(1,502)		(1,723)
Pro forma increase			$5,053		$6,045		$7,036		$8,176

(1)
As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)	Leverage capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 50% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of West End Bank, MHC at June 30, 2011 and the pro forma consolidated capitalization of West End Indiana Bancshares, Inc., after giving effect to the conversion and the offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	West End Bank, MHC Historical at June 30, 2011	West End Indiana Bancshares, Inc. Pro Forma, Based Upon the Sale in the Offering at $10.00 per Share of
		1,360,000 Shares	1,600,000 Shares	1,840,000 Shares	2,116,000 Shares (1)
	(Dollars in thousands)

Deposits (2)	$175,097	$175,097	$175,097	$175,097	$175,097
Borrowings	23,000	23,000	23,000	23,000	23,000
Total deposits and borrowed funds	$198,097	$198,097	$198,097	$198,097	$198,097
Stockholders’ equity:
Preferred stock $0.01 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—	$—	$—	$—
Common stock $0.01 par value, 30,000,000 shares authorized; assuming shares outstanding as shown (3)	—	14	16	19	22
Additional paid-in capital (4)	—	12,709	15,074	17,437	20,156
Retained earnings (5)	17,521	17,521	17,521	17,521	17,521
Accumulated other comprehensive income	233	233	233	233	233

Less:
Common stock to be acquired by employee stock ownership plan (6)	—	(1,118)	(1,310)	(1,502)	(1,723)
Common stock to be acquired by stock-based benefit plans (7)	—	(559)	(655)	(751)	(862)
After-tax expense of contribution to charitable foundation	—	(305)	(305)	(305)	(305)
Total stockholders’ equity	$17,754	$28,495	$30,574	$32,652	$35,042

Total stockholders’ equity as a percentage of total assets (2)	8.19%	12.53%	13.32%	14.10%	14.98%

(1)
As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.

(2)
Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(3)
No effect has been given to the issuance of additional shares of West End Indiana Bancshares, Inc. common stock pursuant to one or more stock-based benefit plans.  If these plans are implemented within 12 months following the completion of the stock offering, an amount up to 10% and 4% of the shares of West End Indiana Bancshares, Inc. common stock sold in the offering, including shares issued to our charitable foundation, will be reserved for issuance upon the exercise of stock options and for issuance as restricted stock awards, respectively.  See “Management of West End Indiana Bancshares, Inc.”

(4)	The sum of the par value of the total shares outstanding and additional paid-in capital equals the net stock offering proceeds at the offering price of $10.00 per share.
(5)
The retained earnings of West End Bank, S.B. will be substantially restricted after the conversion.  See “Our Policy Regarding Dividends,” “The Conversion; Plan of Distribution–Liquidation Rights” and “Supervision and Regulation.”

(footnotes continue on following page)

(continued from previous page)

(6)
Assumes that 8% of the shares sold in the offering (including shares to be contributed to the charitable foundation) will be acquired by the employee stock ownership plan financed by a loan from West End Indiana Bancshares, Inc.  The loan will be repaid principally from West End Bank, S.B.’s contributions to the employee stock ownership plan.  Since West End Indiana Bancshares, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no asset or liability will be reflected on West End Indiana Bancshares, Inc.’s consolidated financial statements.  Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(7)
Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering (including shares to be contributed to the charitable foundation) will be purchased for grant by one or more stock-based benefit plans in open market purchases.  The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering.  As West End Indiana Bancshares, Inc. accrues compensation expense to reflect the vesting of shares pursuant to the stock-based benefit plans, the credit to equity will be offset by a charge to noninterest expense. Implementation of the stock stock-based benefit plans will require stockholder approval.  The funds to be used by the stock-based benefit plans will be provided by West End Indiana Bancshares, Inc.

PRO FORMA DATA

The following tables summarize historical data of West End Bank, MHC and pro forma data of West End Indiana Bancshares, Inc. at and for the year ended December 31, 2010 and the six months ended June 30, 2011.  This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

●	all shares of common stock will be sold in the subscription and community offerings;

●
our employee stock ownership plan will purchase 8% of the shares of common stock sold in the stock offering including shares contributed to the charitable foundation, with a loan from West End Indiana Bancshares, Inc.  The loan will be repaid in substantially equal payments of principal and interest over a period of 20 years;

●
Keefe, Bruyette & Woods, Inc. will receive a fee equal to 1.50% of the dollar amount of the shares of common stock sold in the stock offering.  Shares purchased by our employee stock benefit plans or by our officers, directors and employees, and their immediate families and shares contributed to our charitable foundation will not be included in calculating the shares of common stock sold for this purpose; and

●	expenses of the stock offering, other than fees to be paid to Keefe Bruyette & Woods, Inc., will be $950,000.

We calculated pro forma consolidated net income for the six months ended June 30, 2011 and the year ended December 31, 2010 as if the estimated net proceeds had been invested at an assumed interest rate of 1.76% (1.06% on an after-tax basis).  This represents the five-year United States Treasury Note as of June 30, 2011, which, in light of current market interests rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earnings assets and the weighted average rate paid on our deposits.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock.  We adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan.  We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of stock-based benefit plans.  Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of our outstanding shares of common stock at the same price for which they were sold in the stock offering.  We assume that shares of common stock are granted under the plans in awards that vest over a five-year period.

We have also assumed that the stock-based benefit plans will grant options to acquire shares of common stock equal to 10% of our outstanding shares of common stock.  In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years.  We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.81 for each option.  In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 15.79% for the shares of common stock, a dividend yield of 0%, an expected option life of 7.5 years and a risk-free interest rate of 3.18%.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering.  In addition, we may grant options and award shares that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Stock Offering,” we intend to contribute at least 50% of the net proceeds, plus such additional amounts as may be necessary, so that upon completion of the offering, West End Bank, S.B. will have a tangible capital to assets ratio of at least 10%.  We will retain the remainder of the net proceeds from the stock offering and use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

●	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering;

●	our results of operations after the stock offering; or

●	changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations.  Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with GAAP.  We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value.  Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated.  Pro forma stockholders’ equity does not give effect to the impact of intangible assets, the liquidation account we will establish in the conversion or tax bad debt reserves in the unlikely event we are liquidated.

At or For the Year Ended December 31, 2010 Based Upon the Sale at $10.00 Per Share of
1,360,000 Shares	1,600,000 Shares	1,840,000 Shares	2,116,000 Shares (1)
(Dollars in thousands, except per share amounts)

Gross Proceeds of Offering	$13,600	$16,000	$18,400	$21,160
Plus: market value of shares issued to charitable foundation	380	380	380	380
Pro forma market capitalization	13,980	16,380	18,780	21,540

Gross Proceeds of Offering	$13,600	$16,000	$18,400	$21,160
Less: expenses	1,257	1,290	1,324	1,362
Estimated net proceeds	12,343	14,710	17,076	19,798
Less: Common stock purchased by ESOP (2)	(1,118)	(1,310)	(1,502)	(1,723)
Less: Cash contribution to charitable foundation	(125)	(125)	(125)	(125)
Less: Common stock awarded under stock-based benefit plans (3)	(559)	(655)	(751)	(862)
Estimated net cash proceeds	$10,541	$12,620	$14,698	$17,088

For the Year Ended December 31, 2010
Net income:
Historical	$498	$498	$498	$498
Pro forma income on net proceeds	112	134	156	182
Pro forma ESOP adjustment (2)	(34)	(40)	(45)	(52)
Pro forma stock award adjustment (3)	(68)	(79)	(91)	(104)
Pro forma stock option adjustment (4)	(71)	(83)	(95)	(109)
Pro forma net loss	$437	$430	$423	$415

Per share net income
Historical	$0.38	$0.32	$0.28	$0.25
Pro forma income on net proceeds	0.09	0.09	0.09	0.09
Pro forma ESOP adjustment (2)	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma stock award adjustment (3)	(0.05)	(0.05)	(0.05)	(0.05)
Pro forma stock option adjustment (4)	(0.05)	(0.05)	(0.05)	(0.05)
Pro forma net loss per share (5)	$0.34	$0.28	$0.24	$0.21

Offering price as a multiple of pro forma net earnings per share	29.41	x	35.71	x	41.67	x	47.62	x
Number of shares outstanding for pro forma net loss per share calculations (5)	1,291,752	1,513,512	1,735,272	1,990,296

At December 31, 2010
Stockholders’ equity:
Historical	$17,320	$17,320	$17,320	$17,320
Estimated net proceeds	12,343	14,710	17,076	19,798
Plus: market value of shares issued to charitable foundation	380	380	380	380
Less: after-tax expense of charitable foundation contribution	(305)	(305)	(305)	(305)
Less: Common stock acquired by ESOP (2)	(1,118)	(1,310)	(1,502)	(1,723)
Less: Common stock awarded under stock-based benefit plans (3) (4)	(559)	(655)	(751)	(862)
Pro forma stockholders’ equity	$28,061	$30,140	$32,218	$34,608

Stockholders’ equity per share:
Historical	$12.39	$10.58	$9.23	$8.04
Estimated net proceeds	8.83	8.98	9.09	9.19
Plus: market value of shares issued to charitable foundation	0.27	0.23	0.20	0.18
Less: after-tax expense of contribution to charitable foundation	(0.22)	(0.19)	(0.16)	(0.14)
Less: Common stock acquired by ESOP (2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock awarded under stock-based benefit plans (3) (4)	(0.40)	(0.40)	(0.40)	(0.40)
Pro forma stockholders’ equity per share (6)	$20.07	$18.40	$17.16	$16.07

Offering price as percentage of pro forma stockholders’ equity per share	49.83%	54.35%	58.28%	62.23%
Number of shares outstanding for pro forma book value per share calculations	1,398,000	1,638,000	1,878,000	2,154,000

(footnotes begin on following page)

(Footnotes from previous page)

(1)
As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)
Assumes that 8% of shares of common stock sold in the offering (including shares contributed to the charitable foundation) will be purchased by the employee stock ownership plan.  For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from West End Indiana Bancshares, Inc. at a rate per annum equal to the Prime Rate.  West End Bank, S.B. intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt.  West End Bank, S.B.’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest.  Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans” (“SOP 93-6”), requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees.  The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by West End Bank, S.B., the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 39.6%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity.  No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan.  The pro forma net income further assumes that 5,592, 6,552, 7,512 and 8,616 shares were committed to be released during the fiscal year at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with SOP 93-6, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of income per share calculations.

(3)
If approved by West End Indiana Bancshares, Inc.’s stockholders, one or more stock-based benefit plans plan may issue an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering including shares contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion) for award as restricted stock to our officers, employees and directors. Stockholder approval of the stock-based benefit plans, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from West End Indiana Bancshares, Inc. or through open market purchases. The funds to be used by the stock-based benefit plans to purchase the shares will be provided by West End Indiana Bancshares, Inc.  The table assumes that (i) the stock-based benefit plans acquire the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plans is amortized as an expense during the fiscal year and (iii) the stock-based benefit plans expense reflects an effective combined federal and state tax rate of 39.6%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.

(4)
If approved by West End Indiana Bancshares, Inc.’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering including shares contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plans may not occur earlier than six months after the completion of the conversion.  In calculating the pro forma effect of the stock options to be granted under stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.81 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options.  The actual expense of the stock options to be granted under the stock-based benefit plans will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.  Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share.  There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share.  If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease.  Assuming stockholder approval of the stock-based benefit plans and that shares of common stock used to fund stock options (equal to 10% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.1%.

(5)
Income per share computations are determined by taking the number of shares assumed to be sold in the offering and, in accordance with applicable accounting standards for employee stock ownership plans, subtracting the employee stock ownership plan shares that have not been committed for release during the period and subtracting non-vested stock awards granted under one or more stock-based benefit plans. See note 2, above.

(6)
The retained earnings of West End Bank, S.B. will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “The Conversion; Plan of Distribution—Liquidation Rights” and “Supervision and Regulation.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

At or For the Six Months Ended June 30, 2011 Based Upon the Sale at $10.00 Per Share of
1,360,000 Shares	1,600,000 Shares	1,840,000 Shares	2,116,000 Shares (1)
(Dollars in thousands, except per share amounts)

Gross Proceeds of Offering	$13,600	$16,000	$18,400	$21,160
Plus: market value of shares issued to charitable foundation	380	380	380	380
Pro forma market capitalization	13,980	16,380	18,780	21,540

Gross Proceeds of Offering	$13,600	$16,000	$18,400	$21,160
Less: expenses	1,257	1,290	1,324	1,362
Estimated net proceeds	12,343	14,710	17,076	19,798
Less: Common stock purchased by ESOP (2)	(1,118)	(1,310)	(1,502)	(1,723)
Less: Cash contribution to charitable foundation	(125)	(125)	(125)	(125)
Less: Common stock awarded under stock-based benefit plans (3)	(559)	(655)	(751)	(862)
Estimated net cash proceeds	$10,541	$12,620	$14,698	$17,088

For the Six Months Ended June 30, 2011
Net income:
Historical	$335	$335	$335	$335
Pro forma income on net proceeds	56	67	78	91
Pro forma ESOP adjustment (2)	(17)	(20)	(23)	(26)
Pro forma stock award adjustment (3)	(34)	(40)	(45)	(52)
Pro forma stock option adjustment (4)	(35)	(42)	(48)	(55)
Pro forma net income	$305	$300	$297	$293

Per share net income:
Historical	$0.27	$0.23	$0.19	$0.17
Pro forma income on net proceeds	0.04	0.04	0.05	0.05
Pro forma ESOP adjustment (2)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma stock award adjustment (3)	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma stock option adjustment (4)	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma net loss per share (5)	$0.24	$0.20	$0.17	$0.15

Offering price as a multiple of pro forma net earnings per share	20.83	x	25.00	x	29.41	x	33.33	x
Number of shares outstanding for pro forma net income per share calculations (5)	1,288,956	1,510,236	1,731,516	1,985,988

At June 30, 2011
Stockholders’ equity:
Historical	$17,754	$17,754	$17,754	$17,754
Estimated net proceeds	12,343	14,710	17,076	19,798
Plus: market value of shares issued to charitable foundation	380	380	380	380
Less: after-tax expense of charitable foundation contribution	(305)	(305)	(305)	(305)
Less: Common stock acquired by ESOP (2)	(1,118)	(1,310)	(1,502)	(1,723)
Less: Common stock awarded under stock-based benefit plans (3) (4)	(559)	(655)	(751)	(862)
Pro forma stockholders’ equity	$28,495	$30,574	$32,652	$35,042

Stockholders’ equity per share:
Historical	$12.70	$10.84	$9.46	$8.24
Estimated net proceeds	8.83	8.98	9.09	9.19
Plus: market value of shares issued to charitable foundation	0.27	0.23	0.20	0.18
Less: after-tax expense of contribution to charitable foundation	(0.22)	(0.19)	(0.16)	(0.14)
Less: Common stock acquired by ESOP (2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock awarded under stock-based benefit plans (3) (4)	(0.40)	(0.40)	(0.40)	(0.40)
Pro forma stockholders’ equity per share (6)	$20.38	$18.66	$17.39	$16.27

Offering price as percentage of pro forma stockholders’ equity per share	49.07%	53.59%	57.50%	61.46%
Number of shares outstanding for pro forma book value per share calculations	1,398,000	1,638,000	1,878,000	2,154,000

(footnotes begin on following page)

(Footnotes from previous page)

(1)
As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)
Assumes that 8% of shares of common stock sold in the offering (including shares to be contributed to the charitable foundation) will be purchased by the employee stock ownership plan.  For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from West End Indiana Bancshares, Inc. at a rate per annum equal to the Prime Rate.  West End Bank, S.B. intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt.  West End Bank, S.B.’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest.  Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans” (“SOP 93-6”), requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees.  The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by West End Bank, S.B., the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 39.6%.  The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity.  No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan.  The pro forma net income further assumes that 2,796, 3,276. 3,756 and 4,308 shares were committed to be released during the six months ended June 30, 2011 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with SOP 93-6, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of income per share calculations.

(3)
If approved by West End Indiana Bancshares, Inc.’s stockholders, one or more stock-based benefit plans plan may issue an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion) for award as restricted stock to our officers, employees and directors. Stockholder approval of the stock-based benefit plans, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from West End Indiana Bancshares, Inc. or through open market purchases. The funds to be used by the stock-based benefit plans to purchase the shares will be provided by West End Indiana Bancshares, Inc.  The table assumes that (i) the stock-based benefit plans acquire the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plans is amortized as an expense during the fiscal year and (iii) the stock-based benefit plans expense reflects an effective combined federal and state tax rate of 39.6%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.

(4)
If approved by West End Indiana Bancshares, Inc.’s stockholders, one of more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plans may not occur earlier than six months after the completion of the conversion.  In calculating the pro forma effect of the stock options to be granted under stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.81 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options.  The actual expense of the stock options to be granted under the stock-based benefit plans will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.  Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share.  There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share.  If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease.  Assuming stockholder approval of the stock-based benefit plans and that shares of common stock used to fund stock options (equal to 10% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.1%.

(5)
Income per share computations are determined by taking the number of shares assumed to be sold in the offering and, in accordance with applicable accounting standards for employee stock ownership plans, subtracting the employee stock ownership plan shares that have not been committed for release during the period and subtracting non-vested stock awards granted under one or more stock-based benefit plans. See note 2, above.

(6)
The retained earnings of West End Bank, S.B. will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “The Conversion; Plan of Distribution—Liquidation Rights” and “Supervision and Regulation.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

COMPARISON OF VALUATION AND PRO FORMA INFORMATION
WITH AND WITHOUT THE CHARITABLE FOUNDATION

As reflected in the table below, if the charitable foundation is not established and funded as part of the stock offering, RP Financial, LC. estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the stock offering.  At the minimum, midpoint, maximum and adjusted maximum of the valuation range, our pro forma valuation is $14.0 million, $16.4 million, $18.8 million and $21.5 million with the charitable foundation, as compared to $14.2 million, $16.7 million, $19.2 million and $22.1 million, respectively, without the charitable foundation.  There is no assurance that in the event the charitable foundation were not formed, the appraisal prepared at that time would conclude that our pro forma market value would be the same as that estimated in the table below.  Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios at and for the six months ended June 30, 2011 at the minimum, midpoint, maximum and adjusted maximum of the offering range, assuming the stock offering was completed at the beginning of the six-month period, with and without the charitable foundation.

	Minimum of Offering Range				Midpoint of Offering Range				Maximum of Offering Range				Adjusted Maximum of Offering Range
	With Foundation		Without Foundation		With Foundation		Without Foundation		With Foundation		Without Foundation		With Foundation		Without Foundation
	(Dollars in thousands, except per share amounts)

Estimated stock offering amount	$13,600		$14,195		$16,000		$16,700		$18,400		$19,205		$21,160		$22,086
Estimated full value	13,980		14,195		16,380		16,700		18,780		19,205		21,540		22,086
Total assets	227,447		227,933		229,526		230,102		231,605		232,272		233,996		234,768
Total liabilities	198,953		198,953		198,953		198,953		198,953		198,953		198,953		198,953
Pro forma stockholders’ equity	28,494		28,980		30,573		31,149		32,652		33,319		35,043		35,815
Pro forma net income	305		307		301		303		298		300		293		295
Pro forma stockholders’ equity per share	20.38		20.42		18.66		18.65		17.39		17.35		16.27		16.22
Pro forma net income per share	0.24		0.23		0.20		0.20		0.17		0.17		0.15		0.14
Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders’ equity per share	49.07%		48.97%		53.59%		53.62%		57.50%		57.64%		61.46%		61.65%
Offering price to pro forma net income per share	20.83	x	21.74	x	25.00	x	25.00	x	29.41	x	29.41	x	33.33	x	35.71	x
Pro forma financial ratios:
Return on assets (annualized)	0.54%		0.54%		0.52%		0.53%		0.51%		0.52%		0.50%		0.50%
Return on equity (annualized)	4.28		4.24		3.94		3.90		3.64		3.60		3.35		3.30
Equity to assets	12.53		12.71		13.32		13.54		14.10		14.34		14.98		15.26

Total shares issued	1,398,000		1,419,500		1,638,000		1,670,000		1,878,000		1,920,500		2,154,000		2,208,575

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section is intended to help potential investors understand the financial performance of West End Bank, MHC and its subsidiaries through a discussion of the factors affecting our financial condition at June 30, 2011, December 31, 2010 and December 31, 2009 and our results of operations for the six months ended June 30, 2011 and 2010 and for the years ended December 31, 2010 and 2009.  This section should be read in conjunction with the consolidated financial statements and notes to the consolidated financial statements that appear elsewhere in this prospectus. West End Indiana Bancshares, Inc. had not engaged in any activities at June 30, 2011; and therefore, the information reflected in this section reflects the consolidated financial performance of West End Bank, MHC.

Overview

We historically operated as a traditional thrift institution headquartered in Richmond, Indiana.  However, beginning in 2003, we began an evolution toward more of a commercial bank style of operation. Our principal business consists of attracting retail deposits from the general public in our market area and investing those deposits, together with funds generated from operations, and to a lesser extent, borrowings, in one- to four-family residential real estate loans, indirect automobile loans, commercial and multi-family real estate loans, and, to a lesser extent, second mortgages and equity lines of credit, construction loans and commercial business loans.  We also purchase investment securities consisting primarily of securities issued by United States Government agencies and government sponsored entities and mortgage-backed securities, including collateralized mortgage obligations.  At June 30, 2011, we had total assets of $216.7 million, total deposits of $175.1 million and total equity of $17.8 million.

Our results of operations depend primarily on our net interest income.  Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities.  Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense.  Non-interest income currently consists primarily of service charges on deposit accounts, loan servicing income, gain on sales of securities and loans, debit card income, income from bank-owned life insurance and miscellaneous other income.  Non-interest expense currently consists primarily of expenses related to compensation and employee benefits, occupancy and equipment, data processing, federal deposit insurance premiums, ATM charges, professional fees, advertising and other operating expenses.

Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

During recent years, in order to reduce our vulnerability to changes in interest rates and enhance our net interest rate spread, we have increased our acquisitions of indirect automobile loans and commercial and multi-family real estate loans. Our indirect automobile loan portfolio has an average life of 2 years 6 months which allows us to reinvest these funds into market-rate loans as interest rates change.  Additionally, we sell into the secondary market the majority of our fixed-rate one- to four-family residential real estate loans that we originate.  As part of our asset/liability management, we have also increased our core deposits (which we consider to be non-interest bearing and interest bearing checking, money market and statement savings accounts). Finally, we have also employed a strategy to shorten our investment portfolio maturities in recent years.

Business Strategy

We have focused primarily on improving the execution of our community oriented retail banking strategy.  Highlights of our current business strategy include the following:

●
Increasing our holdings of loans other than one- to four-family residential real estate loans.  While we will continue to emphasize one- to four-family residential real estate loans, we also intend, subject to market conditions, to increase our holdings of indirect automobile loans, commercial and multi-family real estate loans, and to a lesser extent, other consumer loans and commercial business loans, in order to increase the yield of, and reduce the term to repricing of, our total loan portfolio. Between December 31, 2009 and June 30, 2011, indirect loans and other consumer loans increased $2.0 million, or 3.8%, commercial and multi-family real estate loans increased $2.4 million, or 9.5%, and commercial business loans increased $3.3 million, or 61.2%, and we expect that these loan categories will continue to provide growth opportunities.

●
Continuing to emphasize the origination of one- to four-family residential real estate loans, while increasing, to the extent practicable, the amount of our adjustable-rate residential mortgage loans. We are and will continue to be primarily a one- to four-family residential real estate lender to borrowers in our market area.  As of June 30, 2011, $57.8 million, or 37.4%, of our total loans and 26.7% of our total assets consisted of one- to four-family residential real estate loans, compared to $57.3 million, or 39.4%, of total loans and 30.1% of total assets at December 31, 2009.  To the extent practicable under applicable market conditions, we seek to emphasize the origination of adjustable-rate residential mortgage loans for retention in our portfolio.

●
Managing interest rate risk, including following our strategy of selling most of our fixed-rate one- to four-family residential real estate loans into the secondary market, while attempting to maximize, to the extent practicable, our net interest margin.  During the last several years, we have taken steps that are intended to increase our net interest margin as well as our ability to manage our interest rate risk in the future.  In particular, we have increased our holdings of indirect automobile loans and commercial and multi-family real estate loans, which generally have shorter terms to maturity and higher yields than fixed-rate one- to four-family residential real estate loans.  We have also reduced the average maturity in our investment securities portfolio and in 2010 we replaced variable rate FHLB advances with 5-year fixed term advances to capture historically low rates. In addition, we perform on an ongoing basis, an asset/liability management analysis to determine the amount of fixed-rates loans to sell into the secondary market, and in recent years, based on these ongoing analyses, we have sold most of our fixed-rate one- to four-family residential real estate loans that we originate, while retaining the servicing rights.

●
Maintaining strong asset quality.  We have sought to build strong asset quality by following conservative underwriting guidelines, sound loan administration, and generally focusing on secured loans located in our market area. Our non-performing assets and troubled debt restructurings totaled $3.4 million or 1.56% of total assets at June 30, 2011.  Our total nonperforming loans and troubled debt restructurings to total loans ratio was 1.36% at June 30, 2011.  Total loan delinquencies greater than 90 days and non-accrual loans, as of June 30, 2011, were $2.1 million, or 1.36% of total loans.

●
Executing our cross-marketing strategy, including community outreach programs, to enhance our profile in our market area, increase our relationships with small- to mid-sized businesses and professionals, and build our core deposits.  We are seeking to build our demand, NOW, statement savings and money market deposits and seeking to reduce our reliance on borrowings and certificates of deposit for liquidity purposes and to fund loan demand. We believe such core deposits not only have favorable cost and interest rate change resistance but also allow us greater opportunity to connect with our customers and offer them other financial services and products. In recent years, we have grown our core deposits from commercial business customers through our various marketing strategies. Those strategies include our Business Links program (a suite of services provided to small- and mid-sized businesses and professionals in our market area), deposit pick up service, remote capture, mobile banking, enhanced online banking, electronic statements and social media implementation on Facebook, Twitter and LinkedIn. Our school branch program in an elementary school and a high school in Richmond, Indiana provides limited-service branches operated by students as well as financial education classes taught by West End Bank, S.B. employees.  Additionally, our new charitable foundation that we are establishing in connection with the conversion and stock offering will provide us continued opportunities to grow our brand recognition in our market area.

Anticipated Increase in Non-Interest Expense Due to Stock Benefit Plans

Following the completion of the conversion and stock offering, we anticipate that our non-interest expense will increase as a result of increased compensation expenses associated with the implementation of our employee stock ownership plan and the implementation of a stock-based incentive plan, if that incentive plan is approved by our stockholders.

Assuming that the adjusted maximum number of shares is sold in the offering:

●
the employee stock ownership plan will acquire shares of common stock equal to 8.0% of the outstanding shares (including shares contributed to our charitable foundation), or 172,320 shares, with a $1,723,200 loan that is expected to be repaid over 20 years, resulting in an annual pre-tax expense of approximately $86,160 (assuming that the common stock maintains a value of $10.00 per share);

●
the stock-based incentive plan would grant options to purchase shares equal to 10.0% of the total outstanding shares (including shares contributed to our charitable foundation), or 215,400 shares, to eligible participants, which would result in compensation expense over the vesting period of the options.  Assuming the market price of the common stock is $10.00 per share; the options are granted with an exercise price of $10.00 per share; the dividend yield on the stock is zero; the expected option life is 7.5 years; the risk free interest rate is 3.18% (based on the 10-year Treasury rate) and the volatility rate on the common stock is 15.79% (based on an index of publicly traded thrift institutions), the estimated grant-date fair value of the options utilizing the Black-Scholes option pricing model is $2.81 per option granted.  Assuming this value is amortized over a five-year vesting period, the corresponding annual pre-tax expense associated with the stock options would be approximately $121,000; and

●
the stock-based incentive plan would award a number of restricted shares of common stock equal to 4.0% of the outstanding shares (including shares contributed to our charitable foundation), or 86,160 shares, to eligible participants, which would be expensed as the awards vest. Assuming that all shares awarded under the stock-based incentive plan have a value of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual pre-tax expense associated with restricted shares awarded under the stock-based incentive plan would be approximately $172,000.

These estimates are subject to change.  The actual expense that will be recorded for the employee stock ownership plan will be determined by the fair market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term. Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and any accelerated repayment of the loan will increase the annual employee stock ownership plan expense. Further, the actual expense of the stock awards issued under the stock-based incentive plan will be determined by the fair market value of the stock on the grant date, which might be greater than $10.00 per share.  The actual expense of the stock options issued under the stock-based incentive plan will be determined by the grant-date fair value of the options which will depend on a number of factors, including the valuation assumptions used in the Black-Scholes option pricing model.

Critical Accounting Policies

We consider accounting policies that require management to exercise significant judgment or discretion or make significant assumptions that have, or could have, a material impact on the carrying value of certain assets or on income, to be critical accounting policies.  We consider the following to be our critical accounting policies:

Allowance for Loan Losses. Our allowance for loan losses is the estimated amount considered necessary to reflect probable incurred credit losses in the loan portfolio at the balance sheet date.  The allowance is established through the provision for loan losses, which is charged against income.  In determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of the most critical for West End Bank, MHC.  The methodology for determining the allowance for loan losses is considered a critical accounting policy by management due to the high degree of judgment involved, the subjectivity of the assumptions utilized and the potential for changes in the economic environment that could result in changes to the amount of the recorded allowance for loan losses.

Since a substantial amount of our loan portfolio is collateralized by real estate, appraisals of the underlying value of property securing loans and discounted cash flow valuations of properties are critical in determining the amount of the allowance required for specific loans.  Assumptions for appraisals and discounted cash flow valuations are instrumental in determining the value of properties.  Overly optimistic assumptions or negative changes to assumptions could significantly impact the valuation of a property securing a loan and the related allowance determined.  The assumptions supporting such appraisals and discounted cash flow valuations are carefully reviewed by management to determine that the resulting values reasonably reflect amounts realizable on the related loans.

Management performs a quarterly evaluation of the allowance for loan losses.  Consideration is given to a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic and industry concentrations, the value of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other relevant factors.  This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision based on changes in economic and real estate market conditions.

The analysis of the allowance for loan losses has two components: specific and general allocations.  Specific allocations are made for loans that are determined to be impaired.  Impairment loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses.  The general allocation is determined by segregating classified loans from the remaining loans, and then categorizing each group by type of loan.  Loans within each type exhibit common characteristics including terms, collateral type, and other risk characteristics.  We also analyze historical loss experience, delinquency trends, general economic conditions and geographic and industry concentrations.  This analysis establishes factors that are applied to the loan groups to determine the amount of the general allocations.

Mortgage Servicing Rights.  We sell to investors a portion of our originated one- to four-family residential real estate loans.  When we acquire mortgage servicing rights through the origination of mortgage loans and the sale of those loans with servicing rights retained, we allocate a portion of the total cost of the mortgage loans to the mortgage servicing rights based on their relative fair value.  As of June 30, 2011, we were servicing loans sold to others totaling $57.0 million.  We amortize capitalized mortgage servicing rights as a reduction of servicing fee income in proportion to, and over the period of, estimated net servicing income by use of a method that approximates the level-yield method.  We have elected to initially and subsequently measure the mortgage-servicing rights for residential mortgage loans using the fair value method.  Under the fair value method, the servicing rights are carried in the balance sheet at fair value and the changes in fair value are reported in earnings in the period in which the changes occur.

Fair value is based on market prices for comparable mortgage-servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income.  The valuation model calculates the present value of the future net servicing cash flows, taking into consideration actual and expected mortgage loan prepayment rates, discount rates, servicing costs and other economic factors, which are determined based on current market conditions.  The valuation model uses a discounted cash flow methodology.  These variables change from quarter to quarter as market conditions and projected interest rates change, and may have an adverse impact on the value of the mortgage-servicing right and may result in a reduction to our other income.

The key economic assumptions made in determining the fair value of the mortgage servicing rights at June 30, 2011 included the following:

Annual constant prepayment speed (CPR):	13.9%
Weighted average life remaining:	4 years
Discount rate used:	6.3%

Servicing fee income is recorded for fees earned for servicing loans.  The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan and are recorded as income when earned.  The amortization of mortgage-servicing rights is netted against loan servicing fee income.

Comparison of Financial Condition at June 30, 2011 and December 31, 2010

Total assets increased slightly by $718,000, or 0.3%, to $216.7 million at June 30, 2011 from $216.0 million at December 31, 2010.  The increase was primarily the result of increases in net loans, cash and cash equivalents and foreclosed real estate held for sale, partially offset by a decrease in investment securities available for sale.

Net loans increased marginally by $802,000, or 0.5%, to $152.6 million at June 30, 2011 from $151.8 million at December 31, 2010.  Reflecting stable demand in our primary market area in the continued low interest rate environment, during the six months ended June 30, 2011 we originated $6.0 million of one- to four-family residential real estate loans, selling $1.9 million at a premium. Commercial business loans increased $1.3 million, or 17.7%, during the period, and consumer loans decreased $81,000, or 0.2%, as originations of $13.5 million during the first half of 2011 offset normal run-off of these relatively short-term consumer loans.

Investment securities available for sale decreased $4.6 million, or 11.1%, to $36.6 million at June 30, 2011 from $41.2 million at December 31, 2010. Mortgage-backed securities increased $928,000, or 2.8%, to $34.6 million at June 30, 2011 from $33.7 million at December 31, 2010, and Federal agency securities decreased $5.5 million, or 73.0%, to $2.0 million at June 30, 2011 from $7.5 million at December 31, 2010. We purchased $5.9 million of mortgage-backed securities during the six months ended June 30, 2011 which enhanced yield. The yield on our investment securities improved to 2.66% at June 30, 2011 from 1.89% at December 31, 2010.  Net unrealized gain on securities increased by $164,000 from December 31, 2010 to June 30, 2011, reflecting the slight increase in market values of these securities during the first half of 2011.  At June 30, 2011, investment securities classified as available-for-sale consisted entirely of government-sponsored mortgage-backed securities, collateralized mortgage obligations and agency securities with a focus on suitable Ginnie Mae securities to augment risk-based capital.

Foreclosed real estate held for sale increased $466,000, or 59.3% to $1.3 million at June 30, 2011 from $786,000 at December 31, 2010, as several non-performing loans exited the lengthy foreclosure process.  At June 30, 2011 our real estate owned included primarily one- to four-family residential real estate and commercial real estate properties, the largest of which was a former restaurant with a carrying value of $266,000.

Bank-owned life insurance (BOLI), which provides us with a funding source for our director benefit plan obligations, increased $76,000, to $4.7 million at June 30, 2011 from $4.6 million at December 31, 2010.  We are the beneficiary and owner of the BOLI policies, and as such, the investment is carried at the cash surrender value of the underlying policies. BOLI also generally provides us other income that is non-taxable. Regulations generally limit our investment in BOLI to 25% of our Tier 1 capital plus our allowance for loan losses.  At June 30, 2011, this limit was $4.7 million, and we had invested $4.7 million in BOLI at that date.

Deposits decreased marginally by $274,000, or 0.16%, to $175.1 million at June 30, 2011 from $175.4 million at December 31, 2010. Our core deposits, which we consider to be our non-interest bearing and interest bearing checking, money market and savings accounts, increased $6.0 million, or 8.0%, to $80.6 million at June 30, 2011 from $74.6 million at December 31, 2010.  The increases resulted primarily from increased marketing and promotional activity, including new commercial deposit customers we attracted through our Business Links program, a suite of services geared specifically for small- to mid-sized businesses, and from increased deposits from commercial borrowers who opened deposit accounts with us in connection with new loan originations.  Certificates of deposit and other time deposits decreased $6.3 million, or 6.2%, to $94.5 million at June 30, 2011 from $100.7 million at December 31, 2010 further reducing our reliance on these rate-sensitive accounts.

The outstanding balance of Federal Home Loan Bank advances increased $1.0 million, or 4.5%, to $23.0 million at June 30, 2011 from $22.0 million at December 31, 2010.  Additionally, management replaced $4.0 million of variable rate advances to a 5-year fixed term for asset-liability management purposes. Other liabilities decreased $435,000, or 37.6%, to $722,000 at June 30, 2011 from $1.2 million at December 31, 2010 reflecting routine fluctuations and payments made related to our multi-employer defined benefit (pension) plan and income taxes.

Total equity increased $434,000, or 2.5%, to $17.8 million at June 30, 2011 from $17.3 million at December 31, 2010.  The increase resulted primarily from net income of $335,000 during the six months ended June 30, 2011 and an increase in accumulated other comprehensive income due to an increase in the net unrealized gain position of our available-for-sale investment securities portfolio, as previously discussed.

Comparison of Financial Condition at December 31, 2010 and December 31, 2009

Total assets increased $25.8 million, or 13.6%, to $216.0 million at December 31, 2010 from $190.1 million at December 31, 2009.  The increase was primarily the result of an increase in investment securities available-for-sale, loans, net and cash and cash equivalents, partially offset by slight decreases in foreclosed real estate held for sale and Federal Home Loan Bank stock.

Total cash and cash equivalents increased $1.8 million, or 26.8%, to $8.3 million at December 31, 2010 from $6.5 million at December 31, 2009. The increase in total cash and cash equivalents reflected our increased deposits which exceeded our funding needs during the year, normal year-end cash management, as well as management’s decision to increase our liquidity during the low interest rate environment in 2010.

Net loans increased $7.6 million, or 5.3%, to $151.8 million at December 31, 2010 from $144.2 million at December 31, 2009, reflecting demand in our primary market area in the relatively low interest rate environment as well as our selective marketing efforts for both commercial business and indirect automobile loans.  During the year ended December 31, 2010, we experienced loan growth in all of our loan categories. One- to four-family residential real estate loans increased $1.7 million, or 3.0%, to $58.9 million at December 31, 2010. Commercial and multi-family real estate loans increased $2.2 million, or 8.7%, to $27.2 million at December 31, 2010. Second mortgages and equity lines of credit decreased $417,000, or 7.7%, to $5.0 million at December 31, 2010. Construction loans increased $679,000, or 52.0%, to $2.0 million. Commercial business loans increased $2.0 million, or 36.9% and consumer loans increased $2.0 million, or 4.0%, to $53.2 million, including an increase in indirect loans, of $1.1 million, or 2.3%, to $46.3 million at December 31, 2010.  These increases reflect our marketing efforts, low interest rates and our continued focus on increasing the portion of our portfolio consisting of non-residential loans.

Investment securities classified as available-for-sale increased $16.5 million, or 66.9%, to $41.2 million at December 31, 2010 from $24.7 million at December 31, 2009, as management deployed funds from increased deposits to purchase these securities.  At December 31, 2010, investment securities classified as available-for-sale consisted of federal agency and mortgage-backed securities.

Bank-owned life insurance (BOLI) increased to $4.6 million at December 31, 2010 from $4.4 million at December 31, 2009 due to normal increases in cash surrender value.

Deposits increased $30.1 million, or 20.7%, to $175.4 million at December 31, 2010 from $145.3 million at December 31, 2009 as all of our deposit categories increased during 2010. At December 31, 2010, money market accounts increased $12.5 million, or 65.8%, to $31.4 million, non-interest bearing and interest bearing checking accounts increased $9.2 million, or 42.4%, to $30.9 million and savings accounts increased $1.6 million, or 15.0%, to $12.4 million. Additionally, certificates of deposit and other time deposits increased $6.8 million, or 7.3%, to $100.7 million, as, we believe, customers continued to move their funds to insured bank products from other investment options, such as the stock market, during a continuous turbulent investment environment.  Our core deposits, which we consider to be our non-interest bearing and interest bearing checking, money market and savings accounts, increased $23.3 million, or 45.3%, to $74.6 million at December 31, 2010.  The increases resulted primarily from increased marketing and promotional activity, including new commercial deposit customers we attracted through our Business Links program, a suite of services geared specifically for small- to mid-sized businesses, and from increased deposits from commercial borrowers who opened deposit accounts with us in connection with new loan originations.

Federal Home Loan Bank advances decreased $5.2 million, or 19.1%, to $22.0 million at December 31, 2010 from $27.2 million at December 31, 2009.  The decrease reflected the availability of deposits to fund our loan growth and securities purchases in the continued low market interest rate environment and our reduced reliance on wholesale funding.  We use a portion of such advances to “match fund” commercial loans and investments opportunities in an effort to improve our interest rate risk.  Other liabilities, which include interest and taxes payable and accruals for employee pension and medical plans, increased $507,000, or 78.1%, to $1.2 million at December 31, 2010 from $650,000 at December 31, 2009, reflecting routine fluctuations as well as increased pension and health care costs.

Total equity increased $453,000, or 2.7%, to $17.3 million at December 31, 2010 from $16.9 million at December 31, 2009.  The increase resulted primarily from net income of $498,000 during the year ended December 31, 2010, offset in part by a decrease in accumulated other comprehensive income, comprised entirely of unrealized gain on securities, of $45,000 to $134,000 at December 31, 2010 from $179,000 at December 31, 2009 due to a decline in the net unrealized gain position of our available-for-sale investment securities portfolio.

Comparison of Operating Results for the Six Months Ended June 30, 2011 and June 30, 2010

General.  Net income for the six months ended June 30, 2011 was $335,000, compared to net income of $228,000 for the six months ended June 30, 2010, an increase of $107,000, or 46.9%. The increase in net income was primarily due to an increase in net interest income and gains on sale of loans, offset by an increases in our provision for loan losses and an increase in other expense, including salaries and employee benefits.

Interest and Dividend Income. Interest and dividend income increased $123,000, or 2.3%, to $5.5 million for the six months ended June 30, 2011 from $5.4 million for the six months ended June 30, 2010. This increase was attributable to a $47,000 increase in interest and fee income on loans receivable and a $76,000 increase in income from investment securities and other income.  The average balance of loans during the six months ended June 30, 2011 increased $9.2 million to $155.6 million, while the average yield on loans decreased by 35 basis points to 6.56% for the six months ended June 30, 2011, from 6.91% for the six months ended June 30, 2010. Similarly, the average balance of investment securities increased $10.7 million to $40.2 million, while the average yield on investment securities decreased by 36 basis points to 2.13% for the six months ended June 30, 2011. The decreased yields reflected the generally lower interest rate environment.

Interest Expense. Total interest expense decreased $445,000, or 21.1%, to $1.7 million for the six months ended June 30, 2011 from $2.1 million for the six months ended June 30, 2010.  Interest expense on deposit accounts decreased $318,000, or 18.4%, to $1.4 million for the six months ended June 30, 2011 from $1.7 million for the six months ended June 30, 2010.  The decrease was primarily due to a decrease in the average cost of deposits to 1.69% for the six months ended June 30, 2011 from 2.22% for the six months ended June 30, 2010, reflecting the declining interest rate environment.  The decrease in average cost of deposits was partially offset by an $11.2 million, or 7.1%, increase in the average balance of deposits to $168.5 million for the six months ended June 30, 2011 from $157.3 million for the six months ended June 30, 2010.

Interest expense on Federal Home Loan Bank of Indianapolis advances decreased $127,000 to $251,000 for the six months ended June 30, 2011 from $378,000 for the six months ended June 30, 2010.  The average balance of advances increased by $1.6 million to $22.3 million for the six months ended June 30, 2011 from $20.7 million for the six months ended June 30, 2010, while the average cost of these advances decreased by 141 basis points to 2.27% from 3.68%.

Net Interest Income. Net interest income increased $568,000, or 17.3%, to $3.9 million for the six months ended June 30, 2011 from $3.3 million for the six months ended June 30, 2010.  The increase reflected an increase in our interest rate spread to 3.68% for the six months ended June 30, 2011 from 3.35% for the six months ended June 30, 2010, and an increase in our net interest margin to 3.76% for the six months ended June 30, 2011 from 3.47% for the six months ended June 30, 2010. The increase in our interest rate spread and net interest margin reflected primarily the more rapid repricing of our interest-bearing liabilities in a decreasing interest rate environment compared to our interest-earning assets.

Provision for Loan Losses.  Based on our analysis of the factors described in “Critical Accounting Policies–Allowance for Loan Losses,” we recorded a provision for loan losses of $975,000 for the six months ended June 30, 2011 and a provision for loan losses of $694,000 for the six months ended June 30, 2010.  The allowance for loan losses was $1.7 million, or 1.1% of total loans, at June 30, 2011, compared to $1.5 million, or 1.0% of total loans, at June 30, 2010.  Total nonperforming loans were $3.4 million at June 30, 2011, compared with $1.8 million at June 30, 2010.

To the best of our knowledge, the allowance for loan losses reflects the estimate we believe to be appropriate to cover incurred probable losses which were inherent in the loan portfolio at June 30, 2011 and June 30, 2010.

Other Income.  Other income increased $272,000 to $997,000 for the six months ended June 30, 2011 from $726,000 for the six months ended June 30, 2010. The increase was primarily related to an increase in the gain on sale of loans of $247,000 to $379,000 for the six month ended June 30, 2011 from $132,000 for the six months ended June 30, 2010.  The gain included premiums of $86,000 for the sale of fixed-rate one- to four-family residential real estate loans and $298,000 for the sale of SBA commercial loans into the secondary market.  Additionally, there was a $33,000 increase in the net realized gains on the sale of available for sale securities to $64,000 for the six months ended June 30, 2011 from $31,000 for the six months ended June 30, 2010. These increases in other income were offset by an $80,000 decrease in the change in the gain (loss) on the sale of assets to a loss of $(60,000) for the six month ended June 30, 2011 due to a loss of $38,000 on the sale of real estate owned for amounts below their respective carrying values, a loss of $22,000 on the sale of a former branch building and a $10,000 decrease in service charges on deposit accounts $275,000 for the six months ended June 30, 2011 from $285,000 for the six months ended June 30, 2010, primarily due to the regulatory changes regarding overdraft privilege programs.

Other Expense. Other expense increased $366,000, or 12.2%, to $3.4 million for the six months ended June 30, 2011 from $3.0 million for the six months ended June 30, 2010. The increase primarily reflected an increase in salaries and employee benefits expense of $216,000, including higher health insurance premiums due to additional officers appointed by the Bank and increased expense of our multi-employer defined benefit (pension) plan as well as increases in FDIC insurance premiums and other expenses.

Provision for Income Taxes.  Income tax expense was $183,000 for the six months ended June 30, 2011 compared to $97,000 for the six months ended June 30, 2010.  The effective tax rate as a percent of pre-tax income was 35.3% and 29.9% for the six months ended June 30, 2011 and 2010, respectively.  The increase in the effective tax rate for the 2011 period was due to a lower amount of tax-exempt income from BOLI in 2011 versus 2010 as a percentage of our total pre-tax income for these periods.

Comparison of Operating Results for the Years Ended December 31, 2010 and 2009

General.  Net income for the year ended December 31, 2010 was $498,000, compared to net income of $327,000 for the year ended December 31, 2009, an increase of $172,000, or 52.5%. The increase in net income was primarily due to an increase of $483,000 in net interest income during 2010, a decrease of $295,000 in provision for loan losses in 2010 versus 2009 and an increase of $94,000 in 2010 of other income, partially offset by an increase of $538,000 in other expense during 2010.

Interest Income. Total interest income was unchanged at $10.9 million for both 2010 and 2009. A marginal increase of $88,000 in interest and fees on loans receivable for the year ended December 31, 2010 was offset by decreases of $49,000 and $21,000 during 2010 in income on investment securities and other interest income, respectively. The average balance of loans during 2010 increased $3.1 million to $149.1 million, while the average yield on loans decreased by eight basis points to 6.79% for 2010 from 6.87% for 2009. The decrease in yield reflected the generally lower interest rate environment. Interest income from investment securities decreased $49,000 to $778,000 for 2010 from $827,000 for 2009 as an increase in the average balance of these securities of $12.2 million for 2010 versus 2009 was more than offset by a 155 basis points decrease in the yield of these securities to 2.31% for the year ended December 31, 2010 from 3.86% for the year ended December 31, 2009.

Interest Expense. Total interest expense decreased $465,000, or 10.3%, to $4.0 million for the year ended December 31, 2010 from $4.5 million for the year ended December 31, 2009. Interest expense on interest-bearing deposit accounts decreased $153,000, or 4.3%, to $3.4 million for the year ended December 31, 2010 from $3.5 million for the year ended December 31, 2009. The decrease was primarily due to a decrease in average cost of interest-bearing deposits to 2.06% in 2010 from 2.58% for 2009, reflecting the declining interest rate environment.  The decrease in average cost of these funds was partially offset by a $26.8 million, or 19.4%, increase in the average balance of deposits to $164.5 million for the year ended December 31, 2010 from $137.7 million for the year ended December 31, 2009.

Interest expense on Federal Home Loan Bank of Indianapolis advances decreased $312,000 to $649,000 for the year ended December 31, 2010 from $961,000 for the year ended December 31, 2009. The average balance of advances decreased $7.3 million to $18.6 million for 2010 from $25.9 million for 2009 as we used lower cost deposits to reduce our borrowings, while the average cost of these advances decreased by 22 basis points to 3.49% for 2010 from 3.71% for 2009. The decrease in the cost of these funds reflected the generally lower interest rate environment.

Net Interest Income.  Net interest income increased $483,000, or 7.5%, to $6.9 million for the year ended December 31, 2010 from $6.4 million for the year ended December 31, 2009.  The increase resulted from the increase in the balance of our average interest-earnings assets to $195.4 million for 2010 from $177.3 million for 2009, partially offset by the reduction in our net interest rate spread to 3.39% for the year ended December 31, 2010 from 3.40% for the year ended December 31, 2009, as well as a decrease in the ratio of our average interest-earning assets to average interest-bearing liabilities to 106.7% for 2010 from 108.3% for 2009.  Our net interest margin also decreased to 3.53% from 3.61% during the periods. The decreases in our net interest rate spread and net interest margin reflected significant pre-payment activity during the period, a declining interest rate environment, low loan volume for new originations in a challenging economy and our decision to temporarily place some of these funds in lower-interest rate cash and cash equivalents.

Provision for Loan Losses.  Based on our analysis of the factors described in “Critical Accounting Policies–Allowance for Loan Losses,” we recorded a provision for loan losses of $1.3 million for the year ended December 31, 2010, a decrease of $295,000, or 18.5%, from the provision of $1.6 million for the year ended December 31, 2009.  The provision for loan losses for the year ended December 31, 2010 reflected net charge-offs of $708,000 for the year ended December 31, 2010, compared to net charge-offs of $1.2 million for 2009.  The allowance for loan losses was $1.7 million or 1.11% of total loans at December 31, 2010 compared to $1.1 million, or 0.77% of total loans at December 31, 2009.  Total nonperforming loans were $2.6 million at December 31, 2010 compared to $2.2 million at December 31, 2009. As a percentage of nonperforming loans, the allowance for loan losses was 65.7% at December 31, 2010 compared to 50.2% at December 31, 2009.

To the best of our knowledge, the allowance for loan losses reflects the estimate we believe to be appropriate to cover incurred probable losses, which were inherent in the loan portfolio at December 31, 2010 and 2009.

Other Income.  Other income increased $94,000 to $1.5 million for the year ended December 31, 2010 from $1.4 million for the year ended December 31, 2009. The increase in 2010 was primarily related to increases of $72,000 in loan servicing income, $76,000 in gain on sale of other assets and $26,000 in debit card income, offset partially by a decrease of $81,000 in gain on sale of loans due to a decline in the volume of loan sales.

Other Expense. Other expense increased $538,000, or 9.2%, to $6.4 million for the year ended December 31, 2010 from $5.8 million for the year ended December 31, 2009. The increase primarily reflected increases of $417,000 in salaries and employee benefits expense due to an increase in full-time equivalent employees, increased expense associated with our defined benefit (pension) plan and an increase in medical insurance, $56,000 in data processing expense and $80,000 in professional fees.

Provision for Income Taxes.  Income tax expense was $229,000 for the year ended December 31, 2010 compared to $68,000 for 2009.  The effective tax rate as a percent of pre-tax income was 31.5% and 17.3% for the years ended December 31, 2010 and 2009, respectively. The increase in the effective tax rate for 2010 was due to a lower amount of tax-exempt income from BOLI in the 2010 versus 2009 as a percentage of our total pre-tax income for these periods.

Analysis of Net Interest Income

Net interest income represents the difference between the income we earn on interest-earning assets and the interest expense we pay on interest-bearing liabilities. Net interest income also depends upon the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them.  The following tables set forth average balance sheets, average yields and costs, and certain other information at or for the periods indicated.  For the periods ended June 30, 2011 and 2010 and for the years ended December 31, 2010 and 2009, average balances are derived from daily average balances. For the year ended December 31, 2008, average balances are derived from month end balances.  Management does not believe that the limited use of month end balances rather than daily balances has caused any material differences in the information presented. Non-accrual loans were included in the computation of average balances, but have been reflected in the tables as loans carrying a zero yield. No tax equivalent yield adjustments have been made.  The yields set forth below include the effect of loan fees, discounts and premiums that are amortized or accreted to interest income.

	At June 30, 2011	For the Six Months Ended June 30,
		2011			2010
	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Loans	6.45%	$155,572	$5,063	6.56%	$146,394	$5,016	6.91%
Investment securities	2.66	40,224	424	2.13	29,495	364	2.49
Other interest-earning assets	1.03	8,796	29	0.66	13,536	13	1.19
Total interest-earning assets	5.44	204,592	5,516	5.44	189,425	5,393	5.73

Noninterest-earning assets		12,898			13,264
Total assets		$217,490			$202,689

Liabilities and equity:
Interest-bearing liabilities:
Checking	0.39	$24,415	64	0.53	19,172	100	1.05
Money Market	0.92	33,684	174	1.04	21,363	136	1.28
Savings	0.51	12,888	33	0.52	11,195	28	0.50
Certificates and other time deposits of $100,000 or more	2.28	97,497	1,141	2.36	105,590	1,466	2.80
Total interest-bearing deposits	1.58	168,484	1,412	1.69	157,320	1,730	2.22

FHLB advances	2.54	22,293	250	2.27	20,738	378	3.68
Total interest-bearing liabilities	1.70	190,777	1,662	1.76	178,058	2,108	2.39

Noninterest-bearing demand deposits		8,131			6,311
Other noninterest-bearing liabilities		1,011			1,073
Total liabilities		199,919			185,442

Retained earnings		17,470			17,083
Accumulated other comprehensive income		101			164
Total equity		17,571			17,247
Total liabilities and equity		$217,490			$202,689

Net interest income			$3,854			$3,285
Interest rate spread	3.75%			3.68%			3.35%
Net interest margin				3.76%			3.47%
Average interest-earning assets to average interest-bearing liabilities				107.24%			106.38%

	For the Year Ended December 31,
	2010			2009			2008
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Loans	$149,072	$10,119	6.79%	$145,955	$10,031	6.87%	$139,398	$9,815	7.04%
Investment securities	33,675	778	2.31	21,432	827	3.86	20,466	922	4.51
Other interest-earning assets	12,628	37	0.29	9,906	58	0.59	5,770	149	2.58
Total interest-earning assets	195,375	10,934	5.60	177,293	10,916	6.16	165,634	10,886	6.57

Noninterest-earning assets	13,271			11,158			10,818
Total assets	$208,646			$188,451			176,452

Liabilities and equity:
Interest-bearing liabilities:
Checking	21,271	210	0.99	15,841	77	0.49	15,471	98	0.63
Money Market	25,882	302	1.17	14,780	248	1.68	13,147	303	2.30
Savings	11,641	59	0.51	9,954	51	0.51	9,099	90	0.99
Certificates and other time deposits of $100,000 or more	105,695	2,825	2.67	97,163	3,173	3.27	81,009	3,376	4.17
Total interest-bearing deposits	164,489	3,396	2.06	137,738	3,549	2.58	118,726	3,867	3.26

FHLB advances	18,591	649	3.49	25,901	961	3.71	35,090	1,448	4.13
Total interest-bearing liabilities	183,080	4,045	2.21	163,639	4,510	2.76	153,816	5,315	3.46

Noninterest-bearing demand deposits	6,982			6,443			5,464
Other noninterest-bearing liabilities	1,205			1,314			831
Total liabilities	191,267			171,396			160,111

Retained earnings	17,197			16,844			164,484
Accumulated other comprehensive income	182			211			(143)
Total equity	17,379			17,055			16,341
Total liabilities and equity	$208,646			$188,451			$176,452
								$5,571
Net interest income		$6,889			$6,406
Interest rate spread			3.39%			3.40%			3.11%
Net interest margin			3.53%			3.61%			3.36%
Average interest-earning assets to average interest-bearing liabilities			106.72%			108.34%			107.68%

Rate/Volume Analysis

The following table presents the dollar amount of changes in interest income and interest expense for the major categories of our interest-earning assets and interest-bearing liabilities. Information is provided for each category of interest-earning assets and interest-bearing liabilities with respect to (i) changes attributable to changes in volume (i.e., changes in average balances multiplied by the prior-period average rate) and (ii) changes attributable to rate (i.e., changes in average rate multiplied by prior-period average balances).  For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

	Six Months Ended June 30, 2011 vs. 2010			Years Ended December 31, 2010 vs. 2009			Years Ended December 31, 2009 vs. 2008
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate		Volume	Rate		Volume	Rate
	(Dollars in thousands)
Interest income:
Loans receivable	$590	$(543)	$47	$213	$(125)	$88	$454	$(238)	$216
Investment securities	196	(136)	60	361	(410)	(49)	42	(137)	(95)
Other interest-earning assets	(14)	30	16	13	(34)	(21)	67	(158)	(91)
Total	772	(649)	123	587	(569)	18	563	(533)	30

Interest expense:
Deposits	308	(626)	(318)	622	(775)	(153)	563	(881)	(318)
FHLB advances	75	(203)	(128)	(258)	(54)	(312)	(352)	(135)	(487)

Total	383	(829)	(446)	364	(829)	(465)	211	(1,016)	(805)
Increase (decrease) in net interest income	$389	$180	$569	$223	$260	$483	$352	$483	$835

Management of Market Risk

Our asset/liability management strategy attempts to manage the impact of changes in interest rates on net interest income, our primary source of earnings.

Historically, we have relied on funding longer-term, higher interest-earning assets with shorter- term, lower interest-bearing deposits to earn a favorable net interest rate spread.  As a result, we have been vulnerable to adverse changes in interest rates.  Over the past several years, management has implemented an asset/liability strategy to manage, subject to our profitability goals, our interest rate risk.  Among the techniques we are currently using to manage interest rate risk are:

1)
originating indirect automobile loans and other consumer loans, commercial and multi-family real estate loans and secured commercial business loans, all of which tend to have shorter terms and higher interest rates than one- to four-family residential real estate loans, and which generate customer relationships that can result in larger non-interest bearing demand deposit accounts;

2)	selling most of our long-term, fixed-rate one- to four-family residential real estate loans that we originate;

3)
lengthening the weighted average maturity of our liabilities through retail deposit pricing strategies and through longer-term wholesale funding sources such as fixed-rate advances from the Federal Home Loan Bank of Indianapolis;

4)	reducing our dependence on the acquisition of certificates of deposits and wholesale funding to support lending and investment activity;

5)	investing in shorter- to medium-term investment securities; and

6)	increasing other income as a percentage of total income.

Our Board of Directors is responsible for the review and oversight of our Asset/Liability Committee, which is comprised of our executive management team and other essential operational staff.  This committee is charged with developing and implementing an asset/liability management plan, and meets at least quarterly to review pricing and liquidity needs and assess our interest rate risk.  We currently utilize a third-party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changing interest rates, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the Board of Directors.

We use an earnings simulation analysis that measures the sensitivity of net interest income to various interest rate movements.  The base-case scenario is established using current interest rates.  The comparative scenarios assume an immediate parallel shock in increments of 100 basis point (bp) rate movements.  A basis point equals one-hundredth of one percent, and 100 basis points equals one percent.  An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below. The model is run at least quarterly showing shocks from -300bp to +300bp.  At least annually, the model is run with a shock of +400bp and -300bp to +300bp with a non-parallel rate shift, meaning short-term and long-term rates would not move in equal increments.

The interest rate scenarios are used for analytical purposes and do not necessarily represent management’s view of future market movements.  Results of the modeling are used to provide a measure of the degree of volatility interest rate movements may influence our earnings.  Modeling the sensitivity of earnings to interest rate risk is decidedly reliant on numerous assumptions embedded in the model.  These assumptions include, but are not limited to, management’s best assessment of the effect of changing interest rates on the prepayment speeds of certain assets and liabilities, projections for account balances in each of the product lines offered and the historical behavior of deposit rates and balances in relation to changes in interest rates.  These assumptions are inherently changeable, and as a result, the model is not expected to precisely measure net interest income or precisely predict the impact of fluctuations in interest rate on net interest income.  Actual results will differ from the simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions.  Assumptions are supported with annual back testing of the model to actual market rate shifts.

The table below sets forth, as of June 30, 2011 and December 31, 2010 and 2009, the estimated changes in our net interest income that would result from the designated immediate changes in the United States Treasury yield curve.  In the below table, “12 Month Horizon” and “24 Month Horizon” represent the assumed length of time for which the designated immediate change in the interest rate would remain effective. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

	At June 30,	At December 31,
	2011	2010	2009
Change in Interest Rates (basis points)	Net Interest Change as a Percentage of Net Interest Income
12 Month Horizon
+300	5.37%	1.48%	(2.41)%
+200	5.23%	1.96%	(1.48)%
+100	4.67%	1.92%	(0.91)%
0	3.05%	0.59%	(0.91)%
-100	(1.26)%	(5.08)%	(2.03)%
-200	(3.97)%	(8.41)%	(2.88)%
-300	(6.16)%	(10.60)%	(4.08)%

24 Month Horizon
+300	3.37%	(3.42)%	(6.16)%
+200	3.75%	(0.50)%	(2.69)%
+100	3.14%	1.59%	(0.03)%
0	1.09%	1.84%	1.30%
-100	(3.03)%	(1.36)%	0.16%
-200	(6.78)%	(3.75)%	(2.18)%
-300	(10.87)%	(7.74)%	(5.38)%

The table above indicates that at June 30, 2011, in the event of a 200 basis point increase in interest rates, assuming a 12 month horizon, our net interest income would increase 5.23%. In the event of a 100 basis point decrease in interest rates, assuming a 12 month horizon, our net interest income would decrease by (1.26)%. A rising rate environment over a 24-month period shows a less favorable increase to our net interest income than the correlating rate change over a 12-month period.

Liquidity and Capital Resources

Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from sale of loans, proceeds from maturities and calls of securities, and Federal Home Loan Bank advances. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and short-term investments including interest-bearing demand deposits. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. Net cash provided by (used in) operating activities was $606,000 and $1.3 million for the six months ended June 30, 2011 and 2010, respectively. Net cash provided by (used in) investing activities, which consists primarily of disbursements for loan originations and the purchase of securities, offset by principal collections on loans, proceeds from the sale of loans and securities and proceeds from maturing securities and pay downs on mortgage-backed securities, was $2.5 million and $(13.3 million) for the six months ended June 30, 2011 and 2010, respectively. The 2010 period reflected our purchase of $18.6 million in securities held as available-for-sale. Net cash provided by (used in) financing activities, consisting primarily of the activity in deposit accounts and Federal Home Loan Bank advances, was $727,000 and $20.3 million for the six months ended June 30, 2011 and 2010, respectively, resulting from our strategy of growing our public fund certificates of deposit, deposit accounts from our commercial borrowers and a general growth in all deposit categories resulting from customers seeking the relative stability of insured accounts in the uncertain economic environment.

At June 30, 2011, we exceeded all of our regulatory capital requirements with a Tier 1 (core) capital level of $17.2 million, or 8.0% of adjusted total assets, which is above the required level of $8.7 million, or 4.0%; and total risk-based capital of $19.0 million, or 12.9% of risk-weighted assets, which is above the required level of $11.8 million, or 8.0%. Accordingly West End Bank, S.B. was categorized as well capitalized at June 30, 2011. Management is not aware of any conditions or events since the most recent notification that would change our category.

At June 30, 2011, we had outstanding commitments to originate loans of $10.7 million and stand-by letters of credit of $1.1 million. We anticipate that we will have sufficient funds available to meet our current loan origination commitments. Certificates of deposit that are scheduled to mature in less than one year from June 30, 2011 totaled $57.6 million. Management expects that a substantial portion of the maturing certificates of deposit will be renewed. However, if a substantial portion of these deposits is not retained, we may utilize Federal Home Loan Bank advances or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

Off-Balance Sheet Arrangements.  In the normal course of operations, we engage in a variety of financial transactions that, in accordance with U.S. generally accepted accounting principles, are not recorded in our financial statements.  These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk.  Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments, lines of credit and standby letters of credit.  For information about our loan commitments, unused lines of credit and standby letters of credit, see Note 10 of the Notes to our Consolidated Financial Statements beginning on page F-1 of this prospectus.

We have not engaged in any other off-balance-sheet transactions in the normal course of our lending activities.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note 16 of the notes to our consolidated financial statements beginning on page F-1 of this prospectus.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles in the United States of America which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.  The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF WEST END INDIANA BANCSHARES, INC.

West End Indiana Bancshares, Inc. is incorporated in the State of Maryland.  We have not engaged in any business to date.  Upon completion of the conversion, we will own all of the issued and outstanding stock of West End Bank, S.B.  We intend to contribute at least 50% of the net proceeds from the stock offering to West End Bank, S.B., plus such additional amounts as may be necessary so that, upon completion of the offering, West End Bank, S.B. will have a tangible capital-to-assets ratio of at least 10%.  West End Indiana Bancshares, Inc. will retain the remainder of the net proceeds from the stock offering and use a portion of the retained net proceeds to make a loan to the employee stock ownership plan.  At a later date, we may use the net proceeds to pay dividends to stockholders and repurchase shares of common stock, subject to our capital needs and regulatory limitations.  We will invest our initial capital as discussed in “How We Intend to Use the Proceeds from the Offering.”

After the conversion and the offering is complete, West End Indiana Bancshares, Inc., as the holding company of West End Bank, S.B., will be authorized to pursue other business activities permitted by applicable laws and regulations, which may include the acquisition of banking and financial services companies.  See “Supervision and Regulation—Holding Company Regulation” for a discussion of the activities that are permitted for savings and loan holding companies.  We currently have no understandings or agreements to acquire other financial institutions although we may determine to do so in the future.  We may also borrow funds for reinvestment in West End Bank, S.B.

Following the offering, our cash flow will depend on earnings from the investment of the net proceeds from the offering that we retain, and any dividends we receive from West End Bank, S.B.  Initially, West End Indiana Bancshares, Inc. will neither own nor lease any property, but will instead pay a fee to West End Bank, S.B. for the use of its premises, equipment and furniture.  At the present time, we intend to employ only persons who are officers of West End Bank, S.B. to serve as officers of West End Indiana Bancshares, Inc.  We will, however, use the support staff of West End Bank, S.B. from time to time.  We will pay a fee to West End Bank, S.B. for the time devoted to West End Indiana Bancshares, Inc. by employees of West End Bank, S.B.  However, these persons will not be separately compensated by West End Indiana Bancshares, Inc.  West End Indiana Bancshares, Inc. may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF WEST END BANK, S.B.

General

West End Bank, S.B. is an Indiana-chartered savings bank headquartered in Richmond, Indiana.  West End Bank, S.B. was organized in 1894 under the name West End Building and Loan Association and has operated continuously in Richmond, Indiana since its founding. We reorganized into the mutual holding company structure in 2007 by forming West End Bank, MHC.  West End Bank, MHC, a federally chartered mutual holding company, owns 100% of the outstanding shares of common stock of West End Bancshares, Inc., a federal corporation, which in turn owns 100% of the outstanding shares of common stock of West End Bank, S.B.

On a consolidated basis, at June 30, 2011, West End Bank, MHC had total assets of $216.7 million, net loans of $152.6 million, total deposits of $175.1 million and equity of $17.8 million.

Our principal business consists of attracting retail deposits from the general public in our market area and investing those deposits, together with funds generated from operations, and to a lesser extent, borrowings, in one- to four-family residential real estate loans, indirect automobile loans, commercial and multi-family real estate loans, and, to a lesser extent, second mortgages and equity lines of credit, construction loans and commercial business loans.  We also purchase investment securities consisting primarily of securities issued by United States Government agencies and government-sponsored entities and mortgage-backed securities.

Most of the members of our current management team joined West End Bank, S.B. in 2003 and 2004 and refocused our strategy to diversify our traditional thrift focus into a more community bank-like institution with a broadened base of financial products and services while continuing to emphasize superior customer service.  While residential real estate lending has and will remain an important part of our operations, we have diversified our focus into non-residential lending, including in particular indirect automobile lending. Our consumer lending business lines and our interest rate risk strategies (such as selling into the secondary market most of the fixed-rate one- to four-family residential real estate loans that we originate) have allowed West End Bank, S.B. to continue to grow and remain profitable despite the challenging economy and interest rate environment of recent years and increasing regulatory burden placed on all financial institutions.

Our website address is www.westendbank.com. Information on this website should not be considered a part of this prospectus.

Market Area and Competition

We conduct business through our main office located in Richmond, Indiana, our three additional branch offices in Richmond, Hagerstown and Liberty, Indiana and two additional limited service branches located in an elementary school and a high school in Richmond, Indiana at which we offer more limited banking services and at which we provide banking seminars to students who assist in the branch operations. Three of our offices are located in Wayne County, and our Liberty office is located in Union County, Indiana. Richmond, Indiana is located in east central Indiana on the Interstate 70 corridor, approximately 70 miles east of Indianapolis and 35 miles west of Dayton, Ohio.

Our primary market area consists of Union and Wayne counties, Indiana, and parts of western Ohio with respect to commercial and multi-family real estate lending, and to a lesser extent, indirect automobile lending.  This area includes small towns and rural communities. Our market area was historically a manufacturing and agricultural-based economy, including automotive component manufacturing. In recent years, the economy has transitioned into a more service-oriented base, including health care, educational facilities and local colleges and universities and distribution services.

The regional economy is fairly diversified, with services, wholesale/retail trade, manufacturing and government providing the primary support for the area economy.  The population of Wayne County decreased slightly from 71,200 in 2000 to 68,900 in 2010.  Our lack of population growth and our general market conditions may limit our ability to grow our assets and liabilities at a rapid rate. To counter this, in addition to our more conventional advertising and marketing, we have been aggressive in utilizing alternative marketing strategies to grow our franchise, including utilizing social networking sites, such as Facebook, Twitter and LinkedIn. Additionally, our school branch program enhances our ability to attract smaller deposit relationships and grow our brand awareness with a younger generation of potential customers. Moreover, we believe that our Business Links program highlights our ability to offer superior customer service to small- and mid-sized companies in our market area.

Union and Wayne Counties’ and Indiana’s respective September 2009 unemployment rates were 9.3%, 11.4% and 10.2%, as compared to U.S. unemployment rate of 9.5%.  According to the 2010 United States Census, 2009 per capita income for Union and Wayne Counties was $19,936 and $22,153, respectively, and 2009 median household incomes for these counties was $43,630 and $38,909, respectively, compared to 2009 per capita income for the United States and Indiana of $27,041 and $24,044, respectively, and 2009 median household income of $50,221 and $45,427, respectively.

We face competition within our market area both in making loans and attracting deposits.  Our market area has a concentration of financial institutions that include large money center and regional banks, community banks and credit unions.  As of June 30, 2011, based on the most recent available FDIC data, our market share of deposits represented 26.3% and 13.6% of FDIC-insured deposits in Union and Wayne Counties, Indiana, respectively.

Lending Activities

Our principal lending activity is originating one- to four-family residential real estate loans, indirect automobile loans, commercial and multi-family real estate loans, and, to a lesser extent, second mortgages and equity lines of credit, construction loans and commercial business loans.  In recent years, we have increased and, subject to market conditions and our asset-liability analysis, expect to continue to increase our indirect automobile loans and our commercial business loans in an effort to diversify our overall loan portfolio, increase the overall yield earned on our loans and shorten asset duration.  As a long-standing community lender, we believe we can effectively compete for this business by emphasizing superior customer service and local underwriting, which we believe differentiates us from larger commercial banks in our primary market area.

Loan Portfolio Composition.  The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated.

			At December 31,
	At June 30, 2011		2010		2009		2008		2007		2006
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Real estate loans:
One- to four-family residential (1)	$57,768	37.40%	$58,949	38.37%	$57,254	39.36%	$63,642	45.74%	$62,435	46.33%	$60,420	48.54%
Commercial and multi-family	27,397	17.74	27,208	17.71	25,022	17.20	18,460	13.26	17,924	13.30	16,048	12.89
Construction	2,611	1.69	1,984	1.29	1,305	0.90	2,053	1.48	2,837	2.10	905	0.73
Second mortgages and equity lines of credit	4,991	3.23	4,999	3.25	5,416	3.72	6,361	4.57	6,114	4.54	7,254	5.83
Consumer loans:
Indirect	45,418	29.40	46,268	30.12	45,214	31.08	40,180	28.88	37,456	27.80	32,639	26.22
Other	7,683	4.97	6,914	4.51	5,922	4.07	5,459	3.92	5,130	3.81	5,409	4.34
Commercial business	8,598	5.57	7,302	4.75	5,333	3.67	2,990	2.15	2,862	2.12	1,800	1.45
	154,466	100.00%	153,624	100.00%	145,466	100.00%	139,145	100.00%	134,758	100.00%	124,745	100.00%
Less:
Net deferred loan fees, premiums and discounts	114		115		118		96		98		89
Allowance for losses	1,740		1,699		1,113		706		512		501
Total loans	$152,612		$151,810		$144,235		$138,343		$134,148		$123,885

(1)	At June 30, 2011, December 31, 2010 and December 31, 2009, included non-owner occupied loans of $14.1 million, $15.1 million and $15.1 million, respectively.

Contractual Maturities.  The following table sets forth the contractual maturities of our total loan portfolio at December 31, 2010.  Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. The table presents contractual maturities and does not reflect repricing or the effect of prepayments.  Actual maturities may differ.

December 31, 2010	One- to Four- Family	Second Mortgage and Lines of Credit	Commercial and Multi-Family Real Estate	Construction	Commercial Business	Consumer	Total
	(In thousands)
Amounts due in:
One year or less	$595	$260	$5,161	$1,504	$4,966	$1,398	$13,884
More than one to two years	673	132	2,431	—	724	4,487	8,447
More than two to three years	666	187	118	—	600	9,132	10,703
More than three to five years	2,191	246	1,901	33	865	29,709	34,945
More than five to ten years	8,677	2,265	3,033	447	147	8,456	23,025
More than ten to fifteen years	7,467	1,848	3,069	—	—	—	12,384
More than fifteen years	38,680	61	11,495	—	—	—	50,236
Total	$58,949	$4,999	$27,708	$1,984	$7,302	$53,182	$153,624

The following table sets forth our fixed and adjustable-rate loans at December 31, 2010 that are contractually due after December 31, 2011.

	Due After December 31, 2011
	Fixed	Adjustable	Total
	(In thousands)

Real estate loans:
One- to four-family residential	$31,382	$26,972	$58,354
Commercial and multi-family	9,189	12,858	22,047
Construction	480	—	480
Second mortgages and equity lines of credit	2,051	2,688	4,739
Consumer loans	51,784	—	51,784
Commercial business	2,060	276	2,336
Total loans	$96,946	$42,794	$139,740

Loan Approval Procedures and Authority.  Pursuant to applicable law, the aggregate amount of loans that we are permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of West End Bank, S.B.’s unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral” or 30% for certain residential development loans).  At June 30, 2011, our largest credit relationship totaled $2.5 million and was secured primarily by multiple commercial real estate properties in our market area.  At June 30, 2011, this loan was performing in accordance with its terms.  Our second largest relationship at this date was a $2.3 million loan secured by undeveloped commercial real estate in our market area. At June 30, 2011, this loan was considered impaired and was on our “watch list” due to the decrease in collateral value and overall slowdown in commercial development.

Our lending is subject to written underwriting standards and origination procedures.  Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our board of directors as well as internal evaluations, where permitted by regulations.  The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, financial statements and tax returns.

Our President and Chief Executive Officer has approval authority of up to $750,000 for one- to four-family residential real estate loans, commercial and multi-family loans and commercial business loans, and up to $100,000 for unsecured consumer loans. Our Senior Vice President and Chief Lending Officer has approval authority of up to $375,000 for one- to four-family residential real estate loans, commercial and multi-family loans and commercial business loans, and up to $50,000 for unsecured consumer loans.  Loans above the amounts authorized to our President and Chief Executive Officer require approval by the Loan Committee, which consists of our President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer, our Senior Vice President and Chief Lending Officer and two outside board members, which may approve loans of up to $1,500,000. These approvals are reported at the next board meeting following approval. Aggregate credit exposure in excess of $1,500,000 must be approved by a majority of the full Board of Directors.

Generally, we require title insurance on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan.  We also require flood insurance if the improved property is determined to be in a flood zone area.

One- to Four-Family Residential Real Estate Lending.  The focus of our lending program was historically the origination of one- to four-family residential real estate loans.  At June 30, 2011, $57.8 million, or 37.40% of our total loan portfolio, consisted of loans secured by one- to four-family real estate.

We originate both fixed-rate and adjustable-rate one- to four-family residential real estate loans.  At June 30, 2011, 54.5% of our one- to four-family residential real estate loans were fixed-rate loans, and 45.5% of such loans were adjustable-rate loans.

At June 30, 2011, $14.1 million, or 24.4% of our total one- to four-family residential real estate loans were secured by non-owner occupied properties.  Generally, we require personal guarantees from the borrowers on these properties and will not make loans in excess of 80% loan to value on non-owner- occupied properties. However, we recognize that there is a greater credit risk inherent in non-owner- occupied properties, than in owner-occupied properties since, like commercial real estate and multi-family loans, the repayment of these loans may depend, in part, on the successful management of the property and/or the borrower’s ability to lease the property. A downturn in the real estate market or the local economy could adversely affect the value of properties securing these loans or the revenues derived from these properties which could affect the borrower’s ability to repay the loan. The amount of our non-owner-occupied one- to of our-family residential real estate loans has decreased from $15.1 million at December 31, 2009 to $14.1 million at June 30, 2011 and, subject to market conditions, we expect to continue to deemphasize these types of loans in the future.

Our fixed-rate one- to four-family residential real estate loans are generally underwritten according to Freddie Mac guidelines, and we refer to loans that conform to such guidelines as “conforming loans.”  We generally originate both fixed- and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by the Federal Housing Finance Agency for Freddie Mac, which as of June 30, 2011 was generally $417,000 for single-family homes in our market area.  We also originate loans above the lending limit for conforming loans, which are referred to as “jumbo loans.”  Virtually all of our one- to four-family residential real estate loans are secured by properties located in our market area.

We generally limit the loan-to-value ratios of our mortgage loans to 80% of the sales price or appraised value, whichever is lower.  Loans with certain credit enhancements, such as private mortgage insurance, may be made with loan-to-value ratios up to 95%.

Our fixed-rate one- to four-family residential real estate loans typically have terms of 15 or 30 years.

Our adjustable-rate one- to four-family residential real estate loans generally have fixed rates for initial terms of five years, and adjust annually thereafter at a margin, which in recent years has been 4.50% over the weekly average yield on U.S. treasury securities adjusted to a constant maturity of one year.  The maximum amount by which the interest rate may be increased or decreased is generally 2% per adjustment period and the lifetime interest rate cap is generally 6% over the initial interest rate of the loan.  Our adjustable-rate loans carry terms to maturity of up to 30 years.

Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically reprice, as interest rates increase the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower.  At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates.  Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents.  Moreover, the interest rates on most of our adjustable-rate loans do not adjust for up to five years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in general interest rates may be limited during periods of rapidly rising interest rates.

We do not offer “interest only” mortgage loans on permanent one- to four-family residential real estate loans (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not offer “subprime loans” on one-to four- family residential real estate loans (i.e., loans that generally target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios), or “Alt-A” (i.e., loans that generally target borrowers with better credit scores who borrow with alternative documentation such as little or no verification of income).

We actively monitor our interest rate risk position to determine the desirable level of investment in fixed-rate mortgages.  Depending on market interest rates and our capital and liquidity position, we may retain all of our newly originated longer-term fixed-rate residential mortgage loans, or we may sell all or a portion of such loans in the secondary mortgage market. In recent years, we have sold, and may continue to sell, subject to market conditions, most of the conforming fixed-rate one- to four-family residential real estate loans that we originate to Freddie Mac, with servicing retained.

Commercial and Multi-Family Real Estate Lending.  Consistent with our strategy to expand our loan products and to enhance the yield and reduce the term to maturity of our loan portfolio, we have sought to increase our commercial and multi-family real estate loans.  At June 30, 2011, we had $27.4 million in commercial and multi-family real estate loans, representing 17.74% of our total loan portfolio.  Subject to future economic, market and regulatory conditions, we intend to continue to focus on this kind of lending, and may increase our loan activity for these types of loans in western Ohio.

Most of our commercial and multi-family real estate loans have fixed-rate terms of up to five years with amortization terms of 25 years. The maximum loan-to-value ratio of our commercial real estate loans is generally 80%.

Set forth below is information regarding our commercial and multi-family real estate loans at June 30, 2011.

Type of Loan	Number of Loans	Balance
		(Dollars in thousands)

Office	12	$1,937
Industrial	3	1,626
Mixed use	8	1,725
Church	13	4,258
Real estate investors/lessors	36	4,925
Student housing	3	2,515
Recreation/entertainment	4	305
Commercial development	2	2,869
Auto sales/repair	7	1,087
Restaurant/fast food	4	2,054
Hotel	2	1,654
Other	10	2,442
Total	104	$27,397

We consider a number of factors in originating commercial and multi-family real estate loans.  We evaluate the qualifications and financial condition of the borrower, including credit history, profitability and expertise, as well as the value and condition of the property securing the loan.  When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions.  In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service).  All commercial and multi-family real estate loans are appraised by outside independent appraisers approved by the board of directors or by internal evaluations, where permitted by regulation.  Personal guarantees are generally obtained from the principals of commercial and multi-family real estate loans.

Commercial and multi-family real estate loans entail greater credit risks compared to one- to four-family residential real estate loans because they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers.  In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the property, as repayment of the loan generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service.  Changes in economic conditions that are not in the control of the borrower or lender could affect the value of the collateral for the loan or the future cash flow of the property.  Additionally, any decline in real estate values may be more pronounced for commercial and multi-family real estate than residential properties.

Indirect Consumer Lending. As part of our effort to enhance our net interest margin and the interest rate risk sensitivity of our loan portfolio, we originate indirect automobile loans, including on a very limited basis, recreational vehicle and boat loans.  We have been in the business of providing indirect automobile loans since 2004.  Indirect loans totaled $45.4 million at June 30, 2011, or 29.40% of our total loan portfolio.

We acquire and underwrite our indirect automobile loans from approximately 25 dealers located primarily in our market area under a tiered-rate structure providing for a dealer reserve premium.  The aggregate principal balance of our automobile loan portfolio as of June 30, 2011 was secured primarily by late-model used automobiles.  The weighted average original term to maturity of our automobile loan portfolio at June 30, 2011 was 2 years and 6 months.

At June 30, 2011 the average credit score for borrowers of our indirect loans that were originated since May 2008 was 675, and the weighted average rate of these loans was 7.92%.  At this date, $14.3 million, or 31.5% of our total indirect loan portfolio, consisted of automobile loans where the borrower’s credit score was 660 or less (a possible indication of a less credit-worthy borrower).

Each dealer that originates automobile loans makes representations and warranties with respect to our security interests in the related financed vehicles in a separate dealer agreement with us.  These representations and warranties do not relate to the creditworthiness of the borrowers or the collectability of the loan.  The dealers are also responsible for ensuring that our security interest in the financed vehicles is perfected.

Each automobile loan requires the borrower to keep the financed vehicle fully insured against loss or damage by fire, theft and collision.  The dealer agreements require the dealers to represent that adequate physical damage insurance (collision and comprehensive) was in effect at the time the related loan was originated and financed by us.  In addition, we have the right to force place insurance coverage (supplemental insurance taken out by West End Bank, S.B.) in the event the required physical damage insurance on an automobile is not maintained by the borrower.  Nevertheless, there can be no assurance that each financed vehicle will continue to be covered by physical damage insurance provided by the borrower during the entire term during which the related loan is outstanding. As additional protection, each borrower is required to obtain Vendor Secured Interest (VSI) insurance on each automobile loan.

Each dealer submits credit applications directly to us, and the borrower’s creditworthiness and the age of the automobile are the most important criteria we use in determining whether to purchase an automobile loan from a dealer.  Each credit application requires that the borrower provide current information regarding the borrower’s income, employment history, debts, and other factors that bear on creditworthiness.  We generally apply uniform underwriting standards when originating the automobile loan although on occasion we will underwrite loans outside of these guidelines.  We also obtain a credit report from a major credit reporting agency summarizing the borrower’s credit history and paying habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits and judgments.

The borrower’s credit score and the age of the car are the principal factors used in determining the interest rate and term on the loan.  Our underwriting procedures evaluate information relating to the borrower and supplied by the borrower on the credit application combined with information provided by credit reporting agencies and the amount to be financed relative to the value of the related financed vehicle.  Additionally, our underwriters may also verify a borrower’s employment income and/or residency or where appropriate, verify a borrower’s payment history directly with the borrower’s creditors.  Based on these procedures, a credit decision is considered and approved either automatically or by our personnel at various levels of authority. We generally follow the same underwriting guidelines in originating direct automobile loans.

We generally finance up to the full sales price of the vehicle plus sales tax, dealer preparation fees, license fees and title fees, plus the cost of service and warranty contracts and premiums for physical damage, credit life and disability insurance obtained in connection with the vehicle or the financing (amounts in addition to the sales price are collectively referred to as the “Additional Vehicle Costs”).  In addition, we may finance the negative equity related to the vehicle traded in by the borrower in connection with the financing.  Accordingly, the amount we finance may exceed, depending on the borrower’s credit score in the case of new vehicles, the dealer’s invoice price of the financed vehicle and the Additional Vehicle Costs, or in the case of a used vehicle, the vehicle’s value and the Additional Vehicle Costs.  The maximum amount borrowed generally may not exceed 100% of the Manufacturer’s Suggested Retail Price (MSRP) of the financed vehicle that is new, or the vehicle’s “retail” value in the case of a used vehicle, including Additional Vehicle Costs.  The vehicle’s value is determined by using one of the standard reference sources for dealers of used cars.  We regularly review the quality of the loans we purchase from the dealers and periodically conduct quality control audits to ensure compliance with our established policies and procedures. We retain the right to recapture the individual dealer reserve if the loan should default within 90 days.

Generally, automobile loans have greater risk of loss or default than one- to four-family residential real estate loans. We face the risk that any collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. Thus, the recovery and sale of such property could be insufficient to compensate us for the principal outstanding on these loans.  Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit our ability to recover on such loans.  However, we have attempted to address these inherent risks by lending primarily on late-model used vehicles for which, generally, most of the asset’s rapid depreciation has already occurred. Additionally, we actively monitor delinquencies and losses on our indirect loans to each dealership that originates the loan, and we limit and/or discontinue future loans with dealerships that we deem to contain additional risk to our underwriting.

Direct Consumer Lending. Our direct consumer loans, including unsecured loans, totaled $7.7 million, or 5.0% of our total loan portfolio, at June 30, 2011 and consisted principally of loans secured by a wide variety of collateral, including certificates of deposit and marketable securities.  Unsecured consumer loans included in the above amount totaled $152,000, or 0.10% of our total loan portfolio.  These loans have either a fixed-rate of interest for a maximum term of 60 months, or are revolving lines of credit with an adjustable-rate of interest tied to the prime rate of interest as reported in The Wall Street Journal.

Consumer loans generally have shorter terms to maturity, which reduces our exposure to changes in interest rates.  In addition, management believes that offering consumer loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities.

Consumer loans generally have greater risk compared to longer-term loans secured by improved, owner-occupied real estate, particularly consumer loans that are secured by rapidly depreciable assets, such as automobiles. In these cases, any repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance.  As a result, consumer loan collections are dependent on the borrower’s continuing financial stability and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

Second Mortgage Loans and Equity Lines of Credit. We offer second mortgage loans and equity lines of credit secured by a first or second mortgage on residential property. Second mortgage loans and equity lines of credit are made with fixed or adjustable rates, and with combined loan-to-value ratios up to 90% on an owner-occupied principal residence.

Second mortgage loans and equity lines of credit have greater risk than one- to four-family residential real estate loans secured by first mortgages.  We face the risk that the collateral will be insufficient to compensate us for loan losses and costs of foreclosure. When customers default on their loans, we attempt to foreclose on the property and resell the property as soon as possible to minimize foreclosure and carrying costs.  However, the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and we may be unsuccessful in recovering the remaining balance from those customers. Particularly with respect to our second mortgage loans, decreases in real estate values could adversely affect the value of property used as collateral for our loans.

At June 30, 2011, the average loan balance of our outstanding home equity lines of credit was $16,000, and the largest outstanding balance of any such loan was $125,000.  This loan was performing in accordance with its original terms at June 30, 2011.

We have deemphasized second mortgage loans and home equity lines of credit during the past three years and do not expect to emphasize this type of lending in the current economic environment.

Construction Lending.  At June 30, 2011, we had $2.6 million, or 1.69% of our total loan portfolio, in construction loans. We make construction loans to individuals for the construction of their primary residences.  These loans generally have maximum terms of 12 months, and upon completion of construction convert to conventional amortizing mortgage loans.  Our construction loans have rates and terms comparable to one- to four-family residential real estate loans that we originate.  During the construction phase, the borrower generally pays interest only.  The maximum loan-to-value ratio of our owner-occupied construction loans is generally 80% of construction costs or completed-appraised-value, whichever is less.  Residential construction loans are generally underwritten pursuant to the same guidelines used for originating permanent residential mortgage loans.  On occasion, we may consider loans for the construction of commercial properties.

To a lesser extent, we will make loans for the construction of “presold” homes.  No more than two such loans may be outstanding to one builder/borrower at any time.  These loans generally have initial maximum terms of nine months, although the term may be extended to up to 18 months.  The loans generally carry variable rates of interest. The maximum loan-to-value ratio of these construction loans is generally 80% of construction costs or completed-appraised-value, whichever is less.

Construction financing generally involves greater credit risk than long-term financing on improved, owner-occupied real estate.  Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions.  If the estimate of construction cost is inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property.  Moreover, if the estimated value of the completed project is inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the construction loan upon the sale of the property.  Construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs.  In addition, the ultimate sale or rental of the property may not occur as anticipated.

Commercial Business Lending.  At June 30, 2011 commercial business loans represented $8.6 million or 5.57% of our total loan portfolio. Our commercial business loans consist of term loans as well as regular lines of credit and revolving lines of credit to finance short-term working capital needs like accounts receivable and inventory.  Our commercial lines of credit are generally priced on an adjustable-rate basis and may be secured or unsecured.  We generally obtain personal guarantees with all commercial business loans.  Business assets such as accounts receivable, inventory, equipment, furniture and fixtures may be used to secure lines of credit. Our lines of credit typically have a maximum term of 12 months.  We also originate commercial term loans to fund long-term borrowing needs such as purchasing equipment, property improvements or other fixed asset needs.  We fix the maturity of a term loan to correspond to 80% of the useful life of any equipment purchased or seven years, whichever is less.  Term loans can be secured with a variety of collateral, including business assets such as accounts receivable and inventory or long-term assets such as equipment, furniture, fixtures or real estate.

Unlike one- to four-family residential real estate loans, which we generally originate on the basis of the borrower’s ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, we typically originate commercial business loans on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business or rental income produced by the property.  As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business or rental property itself and the general economic environment.  Therefore, commercial business loans that we originate have greater credit risk than one- to four-family residential real estate loans or, generally, consumer loans.  In addition, commercial business loans often result in larger outstanding balances to single borrowers, or related groups of borrowers, and also generally require substantially greater evaluation and oversight efforts.

At June 30, 2011, the average loan balance of our outstanding commercial business term loans was $59,000, and the largest outstanding balance of such loans was a $1.6 million loan secured by business assets.  This loan was performing in accordance with its original terms at June 30, 2011.

We believe that commercial business loans will provide growth opportunities for us, and we expect to increase, subject to our conservative underwriting standards and market conditions, this business line in the future.  The additional capital we receive in connection with the stock offering will increase our maximum lending limits and will allow us to increase the amounts of our loans to one borrower.

We also offer commercial loans utilizing the Small Business Administration’s 7a Program.  The 75% loan guaranty provided under the SBA program reduces our credit risk.  In addition, the guaranteed portion of the credit can be sold in the secondary market generating significant fee income opportunities.  We face recourse liability on these loans if they do not meet all SBA requirements. We address this risk by utilizing a third-party SBA partner which specializes in underwriting, portfolio composition and servicing of SBA credit facilities. During the six months ended June 30, 2011, we originated SBA guaranteed commercial loans of $6.0 million.  The guaranteed portion of those loans originated in 2011 was sold for a premium of $243,000.

Originations, Purchases and Sales of Loans

We originate real estate and other loans through marketing efforts, our customer base, walk-in customers and referrals from real estate brokers, builders and attorneys.  All loans originated by us are underwritten pursuant to our policies and procedures.

We may sell a certain amount of the loans we originate into the secondary market and in recent years, based upon our interest rate risk analysis, we have sold most of the fixed-rate, one- to four-family residential real estate loans that we originated to Freddie Mac, although we are also approved to sell to the Federal Home Loan Bank of Indianapolis.  We do not originate loans for sale, but rather, on an ongoing basis, we consider our balance sheet as well as market conditions in making decisions as to whether to hold the mortgage loans we originate for investment or to sell such loans to investors, choosing the strategy that is most advantageous to us from a profitability and risk management standpoint. To date, all of our loan sales have been on a servicing-retained basis. At June 30, 2011, we serviced $57.0 million of fixed-rate, one- to four-family residential real estate loans held by other institutions.

From time to time, we purchase loan participations secured by properties within and outside of our primary lending market area in which we are not the lead lender. Historically, the loan participations have been secured by commercial and multi-family real estate. In these circumstances, we follow our customary loan underwriting and approval policies.

The following table sets forth our loan origination, purchase, sale and principal repayment activity during the periods indicated.

	Six Months Ended June 30, 2011	Years Ended December 31,
		2010	2009
	(In thousands)

Total loans at beginning of period	$153,624	$145,466	$139,145

Loans originated:
Real estate loans:
One- to four-family residential (1)	6,049	23,591	25,870
Commercial and multi-family	10,096	4,928	6,585
Construction	—	10	70
Second mortgages and equity lines of credit	256	609	616
Consumer loans:
Indirect	11,257	23,003	22,691
Other	2,229	4,033	3,661
Commercial business	978	3,891	3,629
Total loans originated	30,865	60,065	63,122

Loans purchased:
Real estate loans:
One- to four-family residential	—	—	—
Commercial and multi-family	—	—	—
Second mortgages and equity lines of credit	—	—	—
Consumer loans:
Indirect	—	—	—
Other	—	—	—
Commercial business	—	—	2,319
Total loans purchased	—	—	2,319

Loans sold:
Real estate loans:
One- to four-family residential	(1,878)	(11,223)	(20,269)
Commercial and multi-family	(6,132)	(1,746)	(900)
Construction	—	—	—
Second mortgages and equity lines of credit	—	—	—
Consumer loans:
Indirect	—	—	—
Other	—	—	—
Commercial business	—	—	—
Total loans sold	(8,010)	(12,969)	(21,169)

Other:
Principal repayments	(30,091)	(53,123)	(48,517)
Advances on commercial and home equity lines-of-credit loans	8,078	14,185	10,566

Net loan activity	842	8,158	6,321
Total loans at end of period	$154,466	$153,624	$145,466

(1)
For the six months ended June 30, 2011 and for the years ended December 31, 2010 and 2009, includes $86,000, $696,000 and $694,000 of non-owner-occupied one-to four-family residential loans, respectively.

Delinquencies and Non-Performing Assets

Delinquency Procedures.  When a borrower fails to make a required monthly loan payment by the last day of the month, a late notice is generated stating the payment and late charges due.  Our policies provide that borrowers are first contacted by phone or mail when they are 16 to 21 days past due to determine the reason for nonpayment and to discuss future payments.  Once the loan is considered in default, a certified letter is sent to the borrower explaining that the entire balance of the loan is due and payable. If the borrower does not respond, we will initiate foreclosure proceedings. If the loan is reinstated, foreclosure proceedings will be discontinued and the borrower will be permitted to continue to make payments.

When we acquire real estate as a result of foreclosure or by deed in lieu of foreclosure, the real estate is classified as Other Real Estate Owned until it is sold.  The real estate is recorded at estimated fair value at the date of acquisition less estimated costs to sell, and any write-down resulting from the acquisition is charged to the allowance for loan losses. Estimated fair value is based on a new appraisal which is obtained as soon as practicable, typically after the foreclosure process is completed. Subsequent decreases in the value of the property are charged to operations.  After acquisition, all costs incurred in maintaining the property are expensed.  Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Troubled Debt Restructurings.  We occasionally modify loans to extend the term or make other concessions to help a borrower stay current on his or her loan and to avoid foreclosure.  We generally do not forgive principal or interest on loans. We may modify the terms of loans, to lower interest rates (which may be at below market rates), and/or to provide for longer amortization schedules (up to 40 years), and/or provide for interest-only terms.  These modifications are made only when there is a reasonable and attainable workout plan that has been agreed to by the borrower and that is in our best interests. At June 30, 2011, we had one loan for $594,000 that was classified as a troubled debt restructuring and this loan was included in our non-accrual loans at such date. This loan was secured by a strip mall shopping center located outside of our market area and is a loan in which we purchased a participation interest from a local community bank.

Delinquent Loans. The following table sets forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

				At December 31,
	At June 30, 2011			2010			2009
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due
	(In thousands)

Real estate loans:
One- to four-family residential
Owner-occupied	$291	$147	$632	$472	$—	$678	$361	$48	$1,101
Non owner-occupied	53	—	479	145	—	922	52	49	422
Total one- to four-family residential	344	147	1,111	617	—	1,600	413	97	1,523
Commercial and multi-family	116	—	594	—	62	540	13	306	—
Construction	—	—	—	—	—	—	—	—	109
Second mortgages and equity lines of credit	30	10	113	9	—	88	99	—	149
Consumer loans	827	169	263	524	242	325	459	158	183
Commercial business	—	4	16	9	—	35	13	—	—
Total	$1,317	$330	$2,097	$1,159	$304	$2,588	$997	$561	$1,964

Classified Assets.  Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the Federal Deposit Insurance Corporation to be of lesser quality, as “substandard,” “doubtful” or “loss.”  An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any.  “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected.  Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.”  Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.  Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover probable accrued losses.  General allowances represent loss allowances which have been established to cover probable accrued losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets.  When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount.  An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific loss allowances.

In connection with the filing of our periodic reports and in accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations.  Loans are listed on the “watch list” initially because of emerging financial weaknesses even though the loan is currently performing as agreed, or delinquency status, or if the loan possesses weaknesses although currently performing. Management reviews the status of each impaired loan on our watch list on a quarterly basis with the Directors’ Loan Committee and then with the full Board of Directors. If a loan deteriorates in asset quality, the classification is changed to “special mention,”  “substandard,”  “doubtful” or “loss” depending on the circumstances and the evaluation. Generally, loans 90 days or more past due are placed on nonaccrual status and classified “substandard.”

See Note 3 to our Financial Statements beginning on page F-1 of this prospectus for a description by loan category of our classified and special mention assets as of June 30, 2011 and December 31, 2010.

Non-Performing Assets.  We generally cease accruing interest on our loans when contractual payments of principal or interest have become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing.  A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured.  When a loan is placed on nonaccrual status, unpaid interest credited to income is reversed.  Interest received on nonaccrual loans generally is applied against principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.  Restructured loans are restored to accrual status when the obligation is brought current, has performed in accordance with the revised contractual terms for a reasonable period of time (typically six months) and the ultimate collectibility of the total contractual principal and interest is reasonably assured.

The following table sets forth information regarding our non-performing assets and troubled debt restructurings at the dates indicated.  Troubled debt restructurings include loans for which either a portion of interest or principal has been forgiven, or for loans modified at interest rates materially less than current market rates.

	At June 30, 2011	At December 31,
		2010	2009	2008	2007	2006
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family residential (1)	$836	$1,224	$1,236	1,640	—	—
Commercial and multi-family (2)	594	528	164	—	—	—
Construction	—	—	109	106	—	—
Second mortgages and equity lines of credit	73	11	143	142	—	—
Consumer loans	16	30	—	54	—	—
Commercial business	16	—	—	—	—	—
Total non-accrual loans	1,535	1,793	1,652	1,942	—	—

Accruing loans past due 90 days or more:
Real estate loans:
One- to four-family residential (3)	275	376	375	288	515	77
Commercial and multi-family	—	12	—	—	—	—
Construction	—	—	—	—	—	—
Second mortgages and equity lines of credit	40	77	6	23	5	4
Consumer loans	247	295	183	154	96	9
Commercial business	—	35	—	—	—	—
Total accruing loans past due 90 days or more	562	795	564	465	616	90
Total of nonaccrual and 90 days or more past due loans	2,097	2,588	2,216	2,407	616	90

Real estate owned:
One- to four-family	800	688	586	184	131	288
Multi--family	—	—	—	—	—	—
Commercial	354	—	—	—	—	—
Other	98	98	—	—	—	—
Total real estate owned	1,252	786	586	184	131	288

Other non-performing assets	33	65	96	51	41	23

Total non-performing assets	3,382	3,439	2,898	2,642	788	401

Troubled debt restructurings – commercial and multifamily real estate	—	594	—	—	—	—

Troubled debt restructurings and total non-performing assets	$3,382	$4,033	$2,898	$2,642	$788	$401

Total non-performing loans to total loans	1.36%	1.69%	1.52%	1.73%	0.46%	0.07%
Total non-performing assets to total assets	1.56%	1.59%	1.52%	1.49%	0.46%	0.25%
Total non-performing assets and troubled debt restructurings to total assets	1.56%	1.87%	1.52%	1.49%	0.46%	0.25%

(1)	At June 30, 2011 and at December 31, 2010 and 2009, included $255,000, $826,000 and $421,000 of non-owner- occupied one- to four-family residential real estate loans, respectively.
(2)	At June 30, 2011, includes $594,000 of troubled debt restructuring.
(3)	At June 30, 2011 and at December 31, 2010 and 2009, includes $224,000, $96,000 and $0 of non-owner-occupied one- to four-family residential real estate loans, respectively.

Interest income that would have been recorded for the six months ended June 30, 2011 and the year ended December 31, 2010, had nonaccruing loans been current according to their original terms amounted to $80,000 and $42,000, respectively.  No interest for these periods was recognized on these loans nor included in net income for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively.

Non-performing one- to four-family residential real estate loans totaled $1.1 million at June 30, 2011 and consisted of 17 loans of which the largest totaled $155,000.

We had one non-performing commercial and multi-family real estate loans at June 30, 2011 with a balance of $594,000 which was secured by a strip shopping mall located outside of our market area.

Other non-performing loans totaled $392,000 at June 30, 2011.

Other real estate owned totaled $1.3 million at June 30, 2011, which consisted primarily of one- to four-family residential properties and commercial real estate.

There were no other loans at June 30, 2011 that are not already disclosed where there is information about possible credit problems of borrowers that caused us serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Allowance for Loan Losses

Analysis and Determination of the Allowance for Loan Losses.  Our allowance for loan losses is the amount considered necessary to reflect probable incurred losses in our loan portfolio.  We evaluate the need to establish allowances against losses on loans on a quarterly basis.  When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements:  (1) specific allowances for identified impaired loans; and (2) a general valuation allowance on the remainder of the loan portfolio.  Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

We identify loans that may need to be charged off as a loss by reviewing all delinquent loans, classified loans, and other loans about which management may have concerns about collectability. For individually reviewed loans, the borrower’s inability to make payments under the terms of the loan as well as the shortfall in collateral value would result in our charging off the loan or the portion of the loan that was impaired.

Among other factors, we consider current general economic conditions, including current housing price depreciation, in determining the appropriateness of the allowance for loan losses for our residential real estate portfolio. We use evidence obtained from our own loan portfolio as well as published housing data on our local markets from third party sources we believe to be reliable as a basis for assumptions about the impact of housing depreciation. We have increased general and specific allowances for our residential real estate loans over the past several quarters, in part, because the values of residential real estate in our local markets securing our portfolio have declined significantly and may continue to decline.

Substantially all of our loans are secured by collateral. Loans 90 days past due and other classified loans are evaluated for impairment and general or specific allowances are established. Typically for a nonperforming real estate loan in the process of collection, the value of the underlying collateral is estimated using the original independent appraisal, adjusted for current economic conditions and other factors, and related general or specific reserves are adjusted on a quarterly basis. If a nonperforming real estate loan is in the process of foreclosure and/or there are serious doubts about further collectability of principal or interest, and there is uncertainty about the value of the underlying collateral, we will order a new independent appraisal. Any shortfall would result in immediately charging off the portion of the loan that was impaired.

Specific Allowances for Identified Problem Loans.  We establish a specific allowance when loans are determined to be impaired.  Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses.  Factors in identifying a specific problem loan include: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency.  In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.

General Valuation Allowance on the Remainder of the Loan Portfolio.  We establish a general allowance for loans that are not classified as impaired to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets.  This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and management’s evaluation of the collectibility of the loan portfolio.  The allowance may be adjusted for significant factors that, in management’s judgment, affect the collectibility of the portfolio as of the evaluation date.  These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary market area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results.  The applied loss factors are re-evaluated quarterly to ensure their relevance in the current real estate environment.

As an integral part of their examination process, the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions will periodically review our allowance for loan losses.  Such agencies may require that we recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Allowance for Loan Losses.  The following table sets forth activity in our allowance for loan losses for the periods indicated.

	Six Months Ended June 30,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006

Allowance at beginning of period	$1,699	$1,113	$1,113	$706	$512	$501	$382
Provision for loan losses	975	694	1,294	1,589	525	215	380
Charge offs:
Real estate loans:
One- to four-family residential	(381)	(201)	(330)	(522)	(222)	(16)	(172)
Commercial and multi-family	(264)	—	—	(45)	—	(32)	(18)
Construction	—	—	—	(15)	—	—	—
Second mortgages and equity lines of credit	(11)	—	—	—	(3)	—	—
Consumer loans	(292)	(153)	(358)	(489)	(230)	(155)	(91)
Commercial business	(19)	—	(39)	(199)	—	(15)	—
Total charge-offs	(967)	(354)	(727)	(1,270)	(455)	(218)	(281)

Recoveries:
Real estate loans:
One- to four-family residential	5	—	4	23	67	—	—
Commercial and multi-family	—	—	—	—	—	—	—
Construction	—	—	—	—	—	—	—
Second mortgages and equity lines of credit	—	—	—	—	—	—	—
Consumer loans	28	9	15	65	57	14	20
Commercial business	—	—	—	—	—	—	—
Total recoveries	33	9	19	88	124	14	20

Net (charge-offs) recoveries	(934)	(345)	(708)	(1,182)	(331)	(204)	(261)

Allowance at end of period	$1,740	$1,462	$1,699	$1,113	$706	$512	$501

Allowance to non-performing loans	82.98%	82.74%	65.65%	50.23%	29.33%	83.12%	556.67%
Allowance to total loans outstanding at the end of the period	1.13%	0.97%	1.11%	0.77%	0.51%	0.38%	0.40%
Net (charge-offs) recoveries to average loans outstanding during the period	(1.20)%	(0.47)%	(0.47)%	(0.81)%	(0.24)%	(0.16)%	(0.21)%

Allocation of Allowance for Loan Losses.  The following tables set forth the allowance for loan losses allocated by loan category, the percent of allowance in each loan category to the total allowance, and the percent of loans in each category to total loans at the dates indicated.  The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At June 30, 2011			At December 31, 2010
	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$682	39.20%	37.40%	$700	41.20%	38.37%
Commercial and multi-family	470	27.01	17.74	336	19.78	17.71
Construction	4	0.23	1.69	7	0.41	1.29
Second mortgages and equity lines of credit	9	0.52	3.23	18	1.06	3.25
Consumer loans	473	27.18	34.37	531	31.25	34.63
Commercial business	102	5.86	5.57	107	6.30	4.75
Total allowance for loan losses	$1,740	100.00%	100.00%	$1,699	100.00%	100.00%

	At December 31,
	2009			2008
	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$420	37.73%	39.36%	$313	44.33%	45.74%
Commercial and multi-family	135	12.13	17.20	70	9.92	13.26
Construction	23	2.07	0.90	6	0.85	1.48
Second mortgages and equity lines of credit	71	6.38	3.72	19	2.69	4.57
Consumer loans	388	34.86	35.15	289	40.93	32.80
Commercial business	76	6.83	3.67	9	1.28	2.15
Total allowance for loan losses	$1,113	100.00%	100.00%	$706	100.00%	100.00%

	At December 31,
	2007			2006
	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$197	38.47%	46.33%	$98	19.56%	48.54%
Commercial and multi-family	51	9.96	13.30	113	22.55	12.89
Construction	24	4.69	2.10	6	1.20	0.73
Second mortgages and equity lines of credit	13	2.54	4.54	4	0.80	5.83
Consumer loans	216	42.19	31.61	280	55.89	30.56
Commercial business	11	2.15	2.12	—	—	1.45
Total allowance for loan losses	$512	100.00%	100.00%	$501	100.00%	100.00%

At June 30, 2011, our allowance for loan losses represented 1.13% of total loans and 82.98% of nonperforming loans, and at December 31, 2010, our allowance for loan losses represented 1.11% of total loans and 65.65% of nonperforming loans. The allowance for loan losses remained unchanged at $1.7 million at June 30, 2011 and at December 31, 2010, due to a provision for loan losses of $975,000, offset by net charge-offs of $934,000.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations.  Furthermore, while we believe we have established our allowance for loan losses in conformity with accounting principles generally accepted in the United States of America, regulators, in reviewing our loan portfolio, may request us to increase our allowance for loan losses.  In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and increases may be necessary should the quality of any loan deteriorate as a result of the factors discussed above.  Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Investment Activities

General.  The goals of our investment policy are to provide and maintain liquidity to meet deposit withdrawal and loan funding needs, to help mitigate our interest rate risk, and to generate a favorable return on idle funds within the context of our interest rate and credit risk objectives.  In recent years beginning with the recession which began in 2008 and the subsequent challenging economic environment, our strategy has been to reduce the maturities of our investment securities portfolio. Subject to loan demand and our interest rate risk analysis, we will increase the balance of our investment securities portfolio when we have excess liquidity.

Our board of directors is responsible for adopting our investment policy.  The investment policy is reviewed annually by management and any changes to the policy are recommended to and subject to the approval of the board of directors.  Authority to make investments under the approved investment policy guidelines is delegated to our President and Chief Executive Officer and our Senior Vice President and Chief Financial Officer.  All investment transactions are reviewed at regularly scheduled monthly meetings of the board of directors.

Our current investment policy permits, with certain limitations, investments in securities issued by the United States Government and its agencies or government sponsored enterprises, mortgage-backed securities and, to a lesser extent, corporate debt securities, commercial paper, certificates of deposits in other financial institutions, investments in bank-owned life insurance, collateralized mortgage obligations, asset-backed securities, real estate mortgage investment conduits, securities sold under agreements to repurchase, and debt securities of state and political subdivisions.

At June 30, 2011, we did not have an investment in the securities of any single non-government issuer that exceeded 10% of our equity at that date.

Our current investment policy does not permit investment in stripped mortgage-backed securities, complex securities and derivatives as defined in federal banking regulations and other high-risk securities.  Our current policy does not permit hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage backed securities.

At June 30, 2011, none of the collateral underlying our securities portfolio was considered subprime or Alt-A, and we did not hold any common or preferred stock issued by Freddie Mac or Fannie Mae as of that date.

U.S. Government and Federal Agency Obligations.  At June 30, 2011, the carrying value of our federal agency securities portfolio totaled $2.0 million.  While these securities generally provide lower yields than other investments in our securities investment portfolio, we maintain these investments, to the extent appropriate, for liquidity purposes, as collateral for borrowings and for prepayment protection.

Mortgage-Backed Securities.  At June 30, 2011, the carrying value of our mortgage-backed securities portfolio totaled $34.6 million. Mortgage-backed securities are securities issued in the secondary market that are collateralized by pools of mortgages. Certain types of mortgage-backed securities are commonly referred to as “pass-through” certificates because the principal and interest of the underlying loans is “passed through” to investors, net of certain costs, including servicing and guarantee fees.  Mortgage-backed securities typically are collateralized by pools of one- to four-family or multifamily mortgages, although we invest primarily in mortgage-backed securities backed by one- to four-family mortgages.  The issuers of such securities pool and resell the participation interests in the form of securities to investors such as West End Bank, S.B.  The interest rate of the security is lower than the interest rates of the underlying loans to allow for payment of servicing and guaranty fees.  Most of our mortgage-backed securities are either backed by Ginnie Mae, a United States Government agency, or government-sponsored entities, such as Fannie Mae and Freddie Mac.

Residential mortgage-backed securities issued by United States Government agencies and government-sponsored entities are more liquid than individual mortgage loans because there is an active trading market for such securities.  In addition, residential mortgage-backed securities may be used to collateralize our borrowings.  Investments in residential mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities.  Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

Our investment policy also authorizes the investment in collateralized mortgage obligations (“CMOs”), also insured or issued by Freddie Mac, Fannie Mae and Ginnie Mae.   We limit CMO investments to those classes of CMOs carrying the most stable cash flows and lowest prepayment risk of any class of CMOs and which pass the Federal Financial Institutions Examination Council’s average life restriction tests at the time of purchase.

Federal Home Loan Bank Stock. We hold common stock of the Federal Home Loan Bank of Indianapolis in connection with our borrowing activities totaling $1.7 million at June 30, 2011.  The common stock of such entity is carried at cost and classified as restricted equity securities.

Bank-Owned Life Insurance.  We invest in bank-owned life insurance to provide us with a funding source for our benefit plan obligations. Bank-owned life insurance also generally provides us non-interest income that is non-taxable.  At June 30, 2011, our balance in bank-owned life insurance totaled $4.7 million and was issued by three insurance companies.

Securities Portfolio Composition.  The following table sets forth the amortized cost and fair value of our securities portfolio, all of which were available for sale, at the dates indicated.  Securities available for sale are carried at fair value.

			At December 31,
	At June 30, 2011		2010		2009		2008
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Securities available for sale:
U.S. Government and federal agency	$2,005	$2,025	$7,510	$7,539	$5,570	$5,594	$4,679	$4,768
Mortgage-backed securities – GSE residential	17,677	17,922	15,140	15,337	17,254	17,503	13,741	13,967
Collateralized mortgage obligations	16,562	16,683	18,344	18,340	1,579	1,603	784	786
Total available for sale	$36,244	$36,630	$40,994	$41,216	$24,403	$24,700	$19,204	$19,521

Securities Portfolio Maturities and Yields.  The following table sets forth the stated maturities and weighted average yields of our securities at June 30, 2011.  Securities available for sale are carried at fair value.  Mortgage-backed securities, including collateralized mortgage obligations, are anticipated to be repaid in advance of their contractual maturities as a result of projected mortgage loan repayments.  Certain securities have interest rates that are adjustable and will reprice annually within the various maturity ranges.  These repricing schedules have not been reflected in the table below.

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
June 30, 2011	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
	(Dollars in thousands)

Securities available for sale:
U.S. Government and federal agency	$—	—%	$2,005	1.83%	$—	—%	$—	—%	$2,005	1.83%
Mortgage-backed securities – GSE residential	—		2,027	1.90%	3,377	3.30%	12,273	2.91%	17,677	2.87%
Collateralized mortgage obligation			—	—%	2,323	1.87%	14,239	2.64%	16,562	2.54%
Total available for sale	$—	—%	$4,032	1.87%	$5,700	2.72%	$26,512	2.77%	$36,244	2.66%

Sources of Funds

General.  Deposits have traditionally been our primary source of funds for use in lending and investment activities.  We also use borrowings, primarily Federal Home Loan Bank of Indianapolis advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds.  In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets.  While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition. To a lesser extent, we may utilize repurchase agreements or Federal Fund Sold as funding sources

Deposits.  Our deposits are generated primarily from residents within our primary market area.  We offer a selection of deposit accounts, including non-interest-bearing and interest-bearing checking accounts, NOW accounts, money market accounts, savings accounts and certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate.  We have not in the past nor presently have any brokered or Internet deposits.  However, dependent on our future needs for, we could utilize this avenue for liquidity purposes.

In recent years, we have focused on deposit generation from small- and mid-sized businesses and professional in our market area through aggressive marketing campaigns, including our Business Links program, a selection of commercial deposit services, including pick-up services and, as requested, remote capture. Additionally, we offer non-conforming loan products on one- to four-family residential real estate loans in connection with which the borrower is required to open a money market account with us.

Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis.  Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. Personalized customer service, long-standing relationships with customers, and the favorable image of West End Bank, S.B. in the community are relied upon to attract and retain deposits.

The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. Our ability to gather deposits is impacted by the competitive market in which we operate which includes numerous financial institutions of varying sizes offering a wide range of products.  We often use promotional rates to meet asset/liability and market segment goals.

The variety of deposit accounts offered allows us to be competitive in obtaining funds and responding to changes in consumer demand.  Based on our experience, we believe that non-interest-bearing and interest-bearing checking, money market and savings accounts may be somewhat more stable sources of deposits than certificates of deposits.  Also, we believe that our deposits allow us a greater opportunity to connect with our customers and offer them other financial services and products. As a result, we have used marketing and other initiatives to increase such accounts.  However, it can be difficult to attract and maintain such deposits at favorable interest rates under current market conditions.

The following table sets forth the distribution of total deposits by account type, for the periods indicated.

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2011		2010		2009		2008
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Non-interest bearing	$8,464	4.83%	$7,882	4.15%	$6,004	4.13%	$5,010	3.95%
Checking	23,180	13.24	23,570	13.44	15,664	10.78	15,130	11.91
Money market	35,306	20.17	31,376	17.89	18,922	13.03	12,923	10.18
Savings	13,696	7.82	12,419	7.08	10,801	7.44	9,511	7.49
Certificates and other time deposits of $100,000 or more	30,874	17.63	34,381	19.61	28,636	19.71	23,007	18.12
Other certificates and time deposits	63,577	36.31	66,343	37.83	65,242	44.91	61,404	48.35
Total	$175,097	100.00%	$175,971	100.00%	$145,269	100.00%	$126,985	100.00%

As of June 30, 2011, the aggregate amount of all our certificates of deposit in amounts greater than or equal to $100,000 was approximately $30.9 million.  The following table sets forth the maturity of these certificates as of June 30, 2011.

At June 30, 2011
(In thousands)
Maturity Period:
Three months or less	$5,520
Over three through six months	6,804
Over six through twelve months	5,659
Over twelve months	12,891
Total	$30,874

The following table sets forth all our certificates of deposit classified by interest rate as of the dates indicated.

		At December 31,
	At June 30, 2011	2010	2009	2008
	(In thousands)

Interest Rate:
Less than 1%	$10,096	$4,848	$480	$144
1.00% - 1.99%	42,467	40,874	21,289	218
2.00% - 2.99%	23,917	33,280	39,345	13,844
3.00% - 3.99%	4,689	6,640	10,486	34,004
4.00% - 4.99%	12,555	14,368	21,488	33,189
5.00% - 5.99%	727	714	790	3,012

Total	$94,451	$100,724	$93,878	$84,411

The following table sets forth the amount and maturities of all our certificates of deposit by interest rate at June 30, 2011.

	At June 30, 2011
	Period to Maturity
	Less Than One Year	Over One Year to Two Years	Over Two Years to Three Years	Over Three Years	Total	Percentage of Total Certificate Accounts
	(Dollars in thousands)

Interest Rate:
Less than 1%	$9,869	$227	$—	$127	$10,096	10.69%
2.00% - 1.99%	20,263	14,271	7,806	2,571	42,467	44.96
2.00% - 2.99%	11,671	6,888	2,787	222	23,917	25.32
3.00% - 3.99%	4,179	171	117	—	4,689	4.97
4.00% - 4.99%	11,068	545	942	—	12,555	13.29
5.00% - 5.99%	534	95	98	—	727	0.77

Total	$57,584	$22,197	$11,750	$2,920	$94,451	100.00%

Borrowings.  Our borrowings currently consist of advances from the Federal Home Loan Bank of Indianapolis. We may obtain advances from the Federal Home Loan Bank of Indianapolis upon the security of our capital stock in the Federal Home Loan Bank of Indianapolis and certain of our mortgage loans.  Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities.  To the extent such borrowings have different terms to repricing than our deposits, they can change our interest rate risk profile.

From time to time during recent years, we have utilized short-term borrowings to fund loan demand.  To a limited extent, we have also used borrowings where market conditions permit to purchase securities of a similar duration in order to increase our net interest income by the amount of the spread between the asset yield and the borrowing cost.  From time to time, we have obtained advances with terms of more than one year to extend the term of our liabilities.  During 2010, we reduced our borrowings because the low interest rate environment allowed us to fund our operations through lower cost deposits. Additionally during 2010, we replaced $4.0 million of variable-rate borrowings into 5-year fixed rate maturities, taking advantage of historically low rates on these funds.

At June 30, 2011, based on available collateral and our ownership of FHLB stock, and based upon our internal policy, we had access to additional Federal Home Loan Bank advances of up to $14.6 million.

The following table sets forth information concerning balances and interest rates on our Federal Home Loan Bank advances at the date and for the periods indicated.

	Six Months Ended June 30,		Year Ended December 31,
	2011	2010	2010	2009	2008
	(Dollars in thousands)
Average amount outstanding during the period:
FHLB advances	$22,293	$20,738	$18,591	$25,901	$35,090
Weighted average interest rate during the period:
FHLB advances	2.26%	3.68%	3.49%	3.71%	4.13%
Balance outstanding at end of period:
FHLB advances	23,000	16,000	22,000	27,200	32,700
Weighted average interest rate at end of period:
FHLB advances	2.54%	3.33%	2.05%	3.33%	3.36%

Properties

As of June 30, 2011, the net book value of our office properties was $3.2 million.  The following table sets forth information regarding our offices.

Location	Leased or Owned	Year Acquired or Leased	Square Footage	Net Book Value of Real Property
				(In thousands)
Main (Richmond) Office:

34 South 7th Street Richmond, Indiana 47374	Owned	1958	10,468	$591

Other Properties:

Eastside Office: 101 South 37th Street Richmond, Indiana 47374	Owned	2004	3,352	1,315

Hagerstown Office: 10 East Main Street Hagerstown, Indiana 47343	Owned	1962	1,300	168

Liberty Office: 207 North Main Street Liberty, Indiana 47353	Owned	2009*	2,330	752

Other Properties: 48 South 7th Street Richmond, Indiana 47374	Owned	2010	No building on site (adjacent to main office)	200

45 South 7th Street Richmond, Indiana 47374	Owned	1999	2,232	183

*	This Liberty branch was built in 2009, however West End Bank, S.B. has been in Liberty, Indiana since 1973.

We believe that our current facilities are adequate to meet our present and foreseeable needs, subject to possible future expansion.

Subsidiary and Other Activities

Upon completion of the conversion, West End Bank, S.B. will become the wholly owned subsidiary of West End Indiana Bancshares, Inc. West End Bank, S.B. has one subsidiary, West Corp, Inc., an Indiana corporation that is currently inactive.

Legal Proceedings

We are not involved in any pending legal proceedings as a plaintiff or defendant other than routine legal proceedings occurring in the ordinary course of business.  At June 30, 2011, we were not involved in any legal proceedings, the outcome of which would be material to our financial condition or results of operations.

Expense and Tax Allocation

West End Bank, S.B. will enter into an agreement with West End Indiana Bancshares, Inc. to provide it with certain administrative support services for compensation not less than the fair market value of the services provided.  In addition, West End Bank, S.B. and West End Indiana Bancshares, Inc. will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Personnel

As of June 30, 2011, we had 59 full-time equivalent employees.  Our employees are not represented by any collective bargaining group.  Management believes that we have a good working relationship with our employees.

SUPERVISION AND REGULATION

General

West End Bank, S.B. is examined and supervised by the Division of Banking of the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation.  This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation’s deposit insurance fund and depositors.  These regulators are not, however, generally charged with protecting the interests of shareholders of West End Indiana Bancshares, Inc.  Under this system of state and federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates.  West End Bank, S.B. also is a member of and owns stock in the Federal Home Loan Bank of Indianapolis, which is one of the twelve regional banks in the Federal Home Loan Bank System.  West End Bank, S.B.’s relationship with its depositors and borrowers also is regulated to a great extent by both federal and state laws, especially in matters concerning the ownership of deposit accounts and the form and content of West End Bank, S.B.’s mortgage documents.

The Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation have extensive enforcement authority over Indiana-chartered savings banks, such as West End Bank, S.B. This enforcement authority includes, among other things, the ability to issue cease-and-desist or removal orders, to assess civil money penalties and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe and unsound banking practices.

The Indiana Department of Financial Institutions has established a schedule for the assessment of “supervisory fees” for all Indiana savings banks to fund the operations of the Indiana Department of Financial Institutions. These supervisory fees are computed on the basis of each savings bank’s total assets (including consolidated subsidiaries) and are payable at the end of each calendar quarter. A schedule of fees has also been established for certain filings made by Indiana savings banks with the Indiana Department of Financial Institutions. The Indiana Department of Financial Institutions also assesses fees for examinations conducted by the Indiana Department of Financial Institutions’ staff, based upon the number of hours spent by the staff performing the examination. During the year ended December 31, 2010, West End Bank, S.B. paid approximately $21,500 in supervisory fees and no examination fees.  The Federal Deposit Insurance Corporation does not assess fees for its examination and supervisory activities.

The material regulatory requirements that are or will be applicable to West End Bank, S.B. and West End Indiana Bancshares, Inc. are described below.  This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on West End Bank, S.B. and West End Indiana Bancshares, Inc. Any change in these laws or regulations, whether by the Federal Deposit Insurance Corporation, the Indiana Department of Financial Institutions, the Federal Reserve Board, or Congress, could have a material adverse impact on West End Indiana Bancshares, Inc. and West End Bank, S.B., and their operations.

As a savings and loan holding company following the conversion, West End Indiana Bancshares, Inc. will be required to file certain reports with, will be subject to inspection and supervision by the Federal Reserve Bank of Chicago, and otherwise must comply with the rules and regulations of the Federal Reserve Board.  West End Indiana Bancshares, Inc. will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

New Federal Legislation

The Dodd-Frank Act will significantly change the current bank regulatory structure and affect the lending, investment, trading and operating activities of financial institutions and their holding companies.  The Dodd-Frank Act eliminated the Office of Thrift Supervision on July 21, 2011.  The Dodd-Frank Act also authorizes the Board of Governors of the Federal Reserve System to supervise and regulate all savings and loan holding companies like West End Indiana Bancshares, Inc., in addition to bank holding companies which it currently regulates.  As a result, the Federal Reserve Board’s current regulations applicable to bank holding companies, including holding company capital requirements, apply to savings and loan holding companies like West End Indiana Bancshares, Inc., unless an exemption exists.  These capital requirements are substantially similar to the capital requirements currently applicable to West End Bank, S.B. as described in “–Federal Banking Regulation–Capital Requirements.”  The Dodd-Frank Act also requires the Federal Reserve Board to set minimum capital levels for bank holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of Tier 1 capital are restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions.  Bank holding companies with assets of less than $500 million are exempt from these capital requirements.  Under the Dodd-Frank Act, the proceeds of trust preferred securities are excluded from Tier 1 capital unless such securities were issued prior to May 19, 2010 by bank or savings and loan holding companies with less than $15 billion of assets.  The legislation also establishes a floor for capital of insured depository institutions that cannot be lower than the standards in effect today, and directs the federal banking regulators to implement new leverage and capital requirements within 18 months that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act also created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws.  The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as West End Bank, S.B., including the authority to prohibit “unfair, deceptive or abusive” acts and practices.  The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets.  Banks and savings institutions with $10 billion or less in assets will be examined by their applicable bank regulators.  The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives state attorneys general the ability to enforce applicable federal consumer protection laws.

The legislation also broadens the base for Federal Deposit Insurance Corporation insurance assessments.  Assessments will now be based on the average consolidated total assets less tangible equity capital of a financial institution.  The Dodd-Frank Act also permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008, and non-interest bearing transaction accounts have unlimited deposit insurance through December 31, 2012.  Lastly, the Dodd-Frank Act will increase stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments, and authorizing the Securities and Exchange Commission to promulgate rules that would allow stockholders to nominate and solicit votes for their own candidates using a company’s proxy materials.  The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not.

Savings Bank Regulation

As an Indiana savings bank, West End Bank, S.B. is subject to federal regulation and supervision by the Federal Deposit Insurance Corporation and to state regulation and supervision by the Indiana Department of Financial Institutions. West End Bank, S.B.’s deposit accounts are insured by the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. West End Bank, S.B. is not a member of the Federal Reserve System.

Both federal and Indiana law extensively regulate various aspects of the banking business such as reserve requirements, truth-in-lending and truth-in-savings disclosures, equal credit opportunity, fair credit reporting, trading in securities and other aspects of banking operations. Current federal law also requires savings banks, among other things, to make deposited funds available within specified time periods.

Under Federal Deposit Insurance Corporation regulations, an insured state chartered bank, such as West End Bank, S.B., is prohibited from engaging as principal in activities that are not permitted for national banks, unless: (i) the Federal Deposit Insurance Corporation determines that the activity would pose no significant risk to the appropriate deposit insurance fund and (ii) the bank is, and continues to be, in compliance with all applicable capital standards.

Branching and Interstate Banking. The establishment of branches by West End Bank, S.B. is subject to approval of the Indiana Department of Financial Institutions and Federal Deposit Insurance Corporation and geographic limits established by state laws. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the “Riegle-Neal Act”) facilitates the interstate expansion and consolidation of banking organizations by permitting, among other things, (i) bank holding companies that are adequately capitalized and managed to acquire banks located in states outside their home state regardless of whether such acquisitions are authorized under the law of the host state, (ii) the interstate merger of banks, subject to the right of individual states to “opt out” of this authority, and (iii) banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state.

Qualified Thrift Lender Test.  In order for West End Indiana Bancshares, Inc. to be regulated as a savings and loan holding company by the Federal Reserve Board (rather than as a bank holding company by the Federal Reserve Board), West End Bank, S.B. must satisfy the “qualified thrift lender” or “QTL,” test. Under the QTL test, West End Bank, S.B. must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of the most recent 12-month period.  “Portfolio assets” generally means total assets of a savings bank, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings bank’s business.

West End Bank, S.B. also may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code.

West End Bank, S.B. currently maintains the majority of its portfolio assets in qualified thrift investments and has met the qualified thrift lender test in each of the last 12 months.

Transactions with Related Parties.  A savings bank’s authority to engage in transactions with its affiliates is limited by Sections 23A and 23B of the Federal Reserve Act and Regulation W promulgated by the Board of Governors of the Federal Reserve System.  An affiliate is generally a company that controls, is controlled by, or is under common control with an insured depository institution such as West End Bank, S.B.  West End Indiana Bancshares, Inc. is an affiliate of West End Bank, S.B.  In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative and collateral requirements.  In addition, applicable regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary.  Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.  Applicable regulators require savings banks to maintain detailed records of all transactions with affiliates.

West End Bank, S.B.’s authority to extend credit to its directors, executive officers and 10% or greater stockholders, as well as to entities controlled by such persons, is governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O promulgated by the Board of Governors of the Federal Reserve System.  Among other things, these provisions require that extensions of credit to insiders:

(i)
be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and

(ii)	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of West End Bank, S.B.’s capital.

In addition, extensions of credit in excess of certain limits must be approved in advance by West End Bank, S.B.’s Board of Directors.

Capital Requirements. Under Federal Deposit Insurance Corporation regulations, state chartered banks, such as West End Bank, S.B., are required to maintain a minimum leverage capital requirement consisting of a ratio of Tier 1 capital to total assets of 3% if the Federal Deposit Insurance Corporation determines that the institution is not anticipating or experiencing significant growth and has well-diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings, and in general, a strong banking organization, rated composite 1 under the Uniform Financial Institutions Rating System (the CAMELS rating system) established by the Federal Financial Institutions Examination Council. For all but the most highly rated institutions meeting the conditions set forth above, the minimum leverage capital ratio is 4%. Tier 1 capital is the sum of common shareholders’ equity, noncumulative perpetual preferred stock (including any related surplus) and minority interests in consolidated subsidiaries, minus all intangible assets (other than certain mortgage servicing assets, purchased credit card relationships, credit-enhancing interest-only strips and certain deferred tax assets), identified losses, investments in certain financial subsidiaries and non-financial equity investments.

In addition to the leverage capital ratio (the ratio of Tier I capital to total assets), state chartered banks must maintain a minimum ratio of qualifying total capital to risk-weighted assets of at least 8%, of which at least half must be Tier 1 capital. Qualifying total capital consists of Tier 1 capital plus Tier 2 capital (also referred to as supplementary capital) items. Tier 2 capital items include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock and preferred stock with a maturity of over 20 years, certain other capital instruments and up to 45% of pre-tax net unrealized holding gains on equity securities. The includable amount of Tier 2 capital cannot exceed the institution’s Tier 1 capital. Qualifying total capital is further reduced by the amount of the bank’s investments in banking and finance subsidiaries that are not consolidated for regulatory capital purposes, reciprocal cross-holdings of capital securities issued by other banks, most intangible assets and certain other deductions. Under the Federal Deposit Insurance Corporation risk-weighted system, all of a bank’s balance sheet assets and the credit equivalent amounts of certain off-balance sheet items are assigned to one of four broad risk-weight categories from 0% to 100%, based on the risks inherent in the type of assets or item. The aggregate dollar amount of each category is multiplied by the risk weight assigned to that category. The sum of these weighted values equals the bank’s risk-weighted assets.

Dividend Limitations. West End Indiana Bancshares, Inc. is a legal entity separate and distinct from West End Bank, S.B.  The primary source of West End Indiana Bancshares, Inc.’s cash flow, including cash flow to pay dividends on West End Indiana Bancshares, Inc.’s common stock, is the payment of dividends to West End Indiana Bancshares, Inc. by West End Bank, S.B. Under Indiana law, West End Bank, S.B. may pay dividends of so much of its undivided profits (generally, earnings less losses, bad debts, taxes and other operating expenses) as is considered expedient by West End Bank, S.B.’s board. However, West End Bank, S.B. must obtain the approval of the Indiana Department of Financial Institutions for the payment of a dividend if the total of all dividends declared by West End Bank, S.B. during the current year, including the proposed dividend, would exceed the sum of retained net income for the year to date plus its retained net income for the previous two years. For this purpose, “retained net income” means net income as calculated for call report purposes, less all dividends declared for the applicable period. Also, the Federal Deposit Insurance Corporation has the supervisory authority to prohibit West End Bank, S.B. from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound banking practice in light of the financial condition of West End Bank, S.B.  In addition, since West End Bank, S.B. will be a subsidiary of a savings and loan holding company, West End Bank, S.B. must file a notice with the Federal Reserve Bank of Chicago at least 30 days before the board of directors of West End Bank, S.B. declares a dividend or approves a capital distribution.

Insurance of Deposit Accounts. The Dodd-Frank Act permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008.  Non-interest bearing transaction accounts have unlimited deposit insurance through December 31, 2012.

Pursuant to the Federal Deposit Insurance Reform Act of 2005 (the “Reform Act”), the Federal Deposit Insurance Corporation is authorized to set the reserve ratio for the Deposit Insurance Fund annually at between 1.15% and 1.5% of estimated insured deposits.  The Dodd-Frank Act mandates that the statutory minimum reserve ratio of the Deposit Insurance Fund increase from 1.15% to 1.35% of insured deposits by September 30, 2020.  Banks with assets of less than $10 billion are exempt from any additional assessments necessary to increase the reserve fund above 1.15%.

As part of a plan to restore the reserve ratio to 1.15%, the Federal Deposit Insurance Corporation imposed a special assessment on all insured institutions equal to five basis points of assets less Tier 1 capital as of June 30, 2009, which was payable on September 30, 2009. Our total expense for the special assessment was $85,751.

In addition, the Federal Deposit Insurance Corporation has increased its quarterly deposit insurance assessment rates and amended the method by which rates are calculated.  Beginning in the second quarter of 2009, institutions are assigned an initial base assessment rate ranging from 12 to 45 basis points of deposits depending on risk category. The initial base assessment is then adjusted based upon the level of unsecured debt, secured liabilities and brokered deposits, to establish a total base assessment rate ranging from seven to 77.5 basis points.

On November 12, 2009, the Federal Deposit Insurance Corporation approved a final rule requiring insured depository institutions to prepay on December 30, 2009, their estimated quarterly risk-based assessments for the fourth quarter of 2009, and for all of 2010, 2011, and 2012.   Estimated assessments for the fourth quarter of 2009 and for all of 2010 are based upon the assessment rate in effect on September 30, 2009, with three basis points added for the 2011 and 2012 assessment rates.  In addition, a 5% annual growth in the assessment base is assumed.  Prepaid assessments are to be applied against the actual quarterly assessments until exhausted, and may not be applied to any special assessments that may occur in the future.  Any unused prepayments will be returned to the institution on June 30, 2013.  We recorded the pre-payment as a prepaid expense, which will be amortized to expense over three years.  Based on our deposits and assessment rate as of September 30, 2009, our prepayment amount was $925,753.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. We do not believe we are taking or are subject to any action, condition or violation that could lead to termination of our deposit insurance.

The deposit insurance assessment rates are in addition to the assessments for payments on the bonds issued in the late 1980s by the Financing Corporation, or FICO, to recapitalize the now defunct Federal Savings and Loan Insurance Corporation.  The FICO payments will continue until the FICO bonds mature in 2017 through 2019. Excluding the special assessment noted above, our expense for the assessment of deposit insurance and the FICO payments was $268,079 for 2010 and $192,347 (excluding a one-time special assessment of $85,751 as set forth above) for 2009.  The FDIC also established 1.25% of estimated insured deposits as the designated reserve ratio of the DIF.  The FDIC is authorized to change the assessment rates as necessary, subject to the previously discussed limitations, to maintain the required reserve ratio of 1.25%.

We are participating in the FDIC’s Temporary Account Guarantee (“TAG”) program.  The purpose of this program is to strengthen confidence and encourage liquidity in the banking system.  Under the TAG, funds in non-interest-bearing accounts, in interest-bearing transaction accounts with interest rates of 0.50% or less and in Interest on Lawyers Trust Accounts will have a temporary unlimited guarantee from the FDIC until December 31, 2012.  The coverage of the TAG is in addition to and separate from coverage available under the FDIC’s general deposit insurance rules, which insure accounts up to $250,000.

Federal Home Loan Bank System.  West End Bank, S.B. is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks.  The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending.  As a member of the Federal Home Loan Bank of Indianapolis, West End Bank, S.B. is required to acquire and hold shares of capital stock in the Federal Home Loan Bank.  As of June 30, 2011, West End Bank, S.B. was in compliance with this requirement.

Community Reinvestment Act. Under the Community Reinvestment Act (“CRA”), West End Bank, S.B. has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the Federal Deposit Insurance Corporation in connection with its examination of West End Bank, S.B., to assess its record of meeting the credit needs of its community and to take that record into account in its evaluation of certain applications by West End Bank, S.B. For example, the regulations specify that a bank’s CRA performance will be considered in its expansion (e.g., branching) proposals and may be the basis for approving, denying or conditioning the approval of an application. As of the date of its most recent regulatory examination, West End Bank, S.B. was rated “satisfactory” with respect to its CRA compliance.

Prompt Corrective Regulatory Action.  The Federal Deposit Insurance Corporation Improvement Act requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For these purposes, the statute establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

The Federal Deposit Insurance Corporation may order savings banks which have insufficient capital to take corrective actions. For example, a savings bank which is categorized as “undercapitalized” would be subject to growth limitations and would be required to submit a capital restoration plan, and a holding company that controls such a savings bank would be required to guarantee that the savings bank complies with the restoration plan. A “significantly undercapitalized” savings bank would be subject to additional restrictions. Savings banks deemed by the Federal Deposit Insurance Corporation to be “critically undercapitalized” would be subject to the appointment of a receiver or conservator.

West End Bank, S.B. is “well capitalized” under the prompt corrective action rules.

Other Regulations

Interest and other charges collected or contracted for by West End Bank, S.B. are subject to state usury laws and federal laws concerning interest rates.  West End Bank, S.B.’s operations are also subject to federal and state laws applicable to credit transactions, such as the:

●	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

●
Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

●	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

●	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

●	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

●	Truth in Savings Act;

●	Indiana High Risk Home Loan Act, which protects borrowers who enter into high risk home loans;

●	Indiana Predatory Lending Database Program, which helps provide counseling for homebuyers in connection with certain loans; and

●	rules and regulations of the various federal and state agencies charged with the responsibility of implementing such laws.

The operations of West End Bank, S.B. also are subject to the:

●
Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

●
Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

●
Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

●
The USA PATRIOT Act, which requires savings banks operating to, among other things, establish broadened anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

●
The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

Pursuant to the Dodd-Frank Act, as of July 21, 2011, the Federal Reserve Board succeeded the Office of Thrift Supervision as the regulator for savings and loan holding companies, such as West End Indiana Bancshares, Inc.

General.  Upon completion of the conversion, West End Indiana Bancshares, Inc. will be a non-diversified unitary savings and loan holding company within the meaning of the Home Owners’ Loan Act.  As such, West End Indiana Bancshares, Inc. will be registered with the Federal Reserve Board and subject to inspection and supervision by the Federal Reserve Bank of Chicago. West End Indiana Bancshares, Inc. will be subject to the Federal Reserve Board regulations (including applicable regulations of the former Office of Thrift Supervision), and reporting requirements.  In addition, the Federal Reserve Board will have enforcement authority over West End Indiana Bancshares, Inc. and its non-insured subsidiaries.  Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.

Permissible Activities. Under present law, the business activities of West End Indiana Bancshares, Inc. will be generally limited to those activities permissible for financial holding companies under Section 4(k) of the Bank Holding Company Act of 1956, as amended, or for multiple savings and loan holding companies.  A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance as well as activities that are incidental to financial activities or complementary to a financial activity.  A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Federal Reserve Board, and certain additional activities authorized by Federal Reserve Board regulations.

Federal law prohibits a savings and loan holding company, including West End Indiana Bancshares, Inc., directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior written approval of the Federal Reserve Bank of Chicago.  It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities that are not closely related to banking or financial in nature, or acquiring or retaining control of an institution that is not federally insured.  In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Bank of Chicago must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.

The Federal Reserve Bank of Chicago is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions:

(i)	the approval of interstate supervisory acquisitions by savings and loan holding companies; and

(ii)	the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisition.

The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Federal Securities Laws

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the shares of common stock to be issued pursuant to the stock offering.  Upon completion of the stock offering, our common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934.  We will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock to be issued in the stock offering does not cover the resale of those shares.  Shares of common stock purchased by persons who are not our affiliates may be resold without registration.  Shares purchased by our affiliates will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933.  If we meet the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of ours that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares, or the average weekly volume of trading in the shares during the preceding four calendar weeks.  In the future, we may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the Board of Directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.  We will be subject to further reporting and audit requirements beginning with the year ending December 31, 2012 under the requirements of the Sarbanes-Oxley Act.  We will prepare policies, procedures and systems designed to ensure compliance with these regulations.

TAXATION

Federal Taxation

General.  West End Indiana Bancshares, Inc. and West End Bank, S.B. are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below.  The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to West End Indiana Bancshares, Inc. and West End Bank, S.B.

Method of Accounting.  For federal income tax purposes, West End Bank, S.B. currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31st for filing its consolidated federal income tax returns.  The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

Minimum Tax.  The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, referred to as “alternative minimum taxable income.”  The alternative minimum tax is payable to the extent alternative minimum taxable income is in excess of an exemption amount.  Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income.  Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years.  At December 31, 2010, West End Bank, S.B. had no minimum tax credit carryforward.

Corporate Dividends.  We may exclude from our income 100% of dividends received from West End Bank, S.B. as a member of the same affiliated group of corporations.

Audit of Tax Returns.  West End Bank, S.B.’s federal income tax returns have not been audited in the most recent five-year period.

State Taxation

Indiana State Taxation. West End Indiana Bancshares, Inc., and West End Bank, S.B. are subject to Indiana’s Financial Institutions Tax (“FIT”), which is imposed at a flat rate of 8.5% on apportioned “adjusted gross income.” “Adjusted gross income,” for purposes of FIT, begins with taxable income as defined by Section 63 of the Code, and thus, incorporates federal tax law to the extent that it affects the computation of taxable income. Federal taxable income is then adjusted by several modifications pursuant to Indiana tax regulation.

Other applicable state taxes include generally applicable sales and use taxes plus real and personal property taxes. West End Bank, S.B.’s state income tax returns have not been audited in recent years.

MANAGEMENT OF WEST END INDIANA BANCSHARES, INC.

Shared Management Structure

The directors of West End Indiana Bancshares, Inc. are the same persons who are the directors of West End Bank, S.B.  In addition, each executive officer of West End Indiana Bancshares, Inc. is also an executive officer of West End Bank, S.B. We expect that West End Indiana Bancshares, Inc. and West End Bank, S.B. will continue to have common executive officers until there is a business reason to establish separate management structures.

Executive Officers of West End Indiana Bancshares, Inc. and West End Bank, S.B.

The following table sets forth information regarding the executive officers of West End Indiana Bancshares, Inc. and West End Bank, S.B. and their ages as of June 30, 2011.

Name	Age	Position

John P. McBride	64	President and Chief Executive Officer
Timothy R. Frame	45	Senior Vice President, Chief Lending Officer and Senior Retail Manager
Shelley D. Miller	50	Senior Vice President, Chief Financial Officer and Secretary
Robin D. Henry	51	Senior Vice President of Human Resources and Assistant Secretary

The executive officers of West End Indiana Bancshares, Inc. and West End Bank, S.B. are elected annually.

Directors of West End Indiana Bancshares, Inc. and West End Bank, S.B.

West End Indiana Bancshares, Inc. has five directors.  Directors serve three-year staggered terms.  Directors of West End Bank, S.B. will be elected by West End Indiana Bancshares, Inc. as its sole stockholder.  In January 2011, Tom Cox retired from the Board and Craig C. Kinyon was elected to the Board. In March 2011, Joan M. Bartel resigned from the Board and the size of the Board was at that time decreased to five members.

The following table states our directors’ names, their ages as of June 30, 2011, the years when they began serving as directors of West End Bank, S.B. and when their current term expires:

Name	Position(s) Held With West End Indiana Bancshares, Inc.	Age	Director Since	Current Term Expires

Fredric A. Ahaus	Director	68	1984	2012
Michael J. Allen	Director	66	1996	2013
John L. Hitch	Chairman of the Board	73	1972	2013
Craig C. Kinyon	Director	51	2011	2014
John P. McBride	President, Chief Executive Officer and Director	64	2003	2012

Director Qualifications

In considering and identifying individual candidates for director, our Nominating Committee and our Board of Directors takes into account several factors which they believe are important to the operations of West End Bank, S.B. as a community banking institution.  With respect to specific candidates, the Board and Committee assess the specific qualities and experience that such individuals possess, including: (1) overall familiarity and experience with the market areas served by West End Bank, S.B. and the community groups located in such communities; (2) knowledge of the local real estate markets and real estate professionals; (3) contacts with and knowledge of local businesses operating in our market area; (4) professional and educational experience, with particular emphasis on real estate, legal, accounting or financial services; (5) experience with the local governments and agencies and political activities; (6) any adverse regulatory or legal actions involving the individual or entity controlled by the individual; (7) the integrity, honesty and reputation of the individual; (8) experience or involvement with other local financial services companies and potential conflicts that may develop; (9) the past service with West End Bank, S.B. or its subsidiaries and contributions to their operations; and (10) the independence of the individual.  While the Board of Directors and the Committee do not maintain a written policy on diversity which specifies the qualities or factors the Board or Committee must consider when assessing Board members individually or in connection with assessing the overall composition of the Board, the Board and Committee take into account: (1) the effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new Board members; (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition; and (3) the number of independent outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of President and Chief Executive Officer John P. McBride, is “independent” as defined in the listing standards of the Nasdaq Stock Market.  Mr. McBride is not independent because he is one of our executive officers. There were no transactions not required to be reported under “– Transactions With Certain Related Persons,” below that were considered in determining the independence of our directors.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below.  With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director.  Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors:

Fredric A. Ahaus is Chairman of the Board and majority owner of Ahaus Tool and Engineering, Inc., a mechanical engineering and manufacturing company headquartered in Richmond, Indiana. Mr. Ahaus’ executive management experience provides the Board with general business acumen. Additionally, his extensive ties to businesses in the local market area assist West End Bank, S.B. with business generation.  Mr. Ahaus has been very active in civic and the community affairs and has served on numerous civic and community organizations including serving on the board of Every Child Can Read.

Michael J. Allen is President and Owner of Temporary Help Services of Richmond, Inc. dba Manpower Placement Services, an employment search firm. He has been associated with this business for over 30 years. Mr. Allen’s experience in managing the operations of a business enterprise provides the Board with general business acumen and insight in assessing strategic transactions involving West End Bank, S.B. Mr. Allen is also an owner of Manpower Placement Services, AACC and All Sign, LLC. Mr. Allen presently serves as a Board Member and Vice President of the Economic Growth Group, Inc. and is a Board member of Forest Hills Country Club and member of the Reid Hospital Foundation Finance and Investment Committee.

John L. Hitch is retired. He has served as Chairman of the Board since 1989 and has been on the West End Bank, S.B. Board of Directors since 1972.  Prior to his retirement, Mr. Hitch was the former owner and President of Loehr’s, Inc. Mr. Hitch’s experience in running a business enterprise provides the Board with general business acumen. Additionally, his institutional knowledge of the development of West End Bank, S.B. provides the Board with valuable perspective as to the operations of the Bank and with respect to business generation and product offerings.  He presently serves as a Director and Chair of the Finance Committee of the Boys & Girls Club of Wayne County, as a Director and Treasurer of the Economic Growth Group, Inc., and serves on the Finance Committee of Christ Presbyterian Church.

Craig C. Kinyon is President and Chief Executive Officer of Reid Hospital and Health Care Services, a position he has held since October 2008. Prior to this appointment, from 1995 to 2008, Mr. Kinyon held roles of increasing responsibility, including serving as Vice President and Chief Financial, Risk Manager and Corporate Compliance Officer of Reid Hospital. Mr. Kinyon is a Certified Public Accountant (inactive) and previously served as the Chief Financial Officer of Fayette Memorial Hospital, as Director of Accounting at Lafayette Home Hospital, as Accounting Manager at Montefiore Hospital and as Cost Accountant at Babcock and Wilcox. He presently serves on the Reid Hospital and Health Care Service Board, Reid Hospital Foundation Board and Community in Schools.  Mr. Kinyon’s years of experience as an auditor and accountant, including expertise in financial accounting, provides the Board and the Audit Committee of the Board with valuable financial and accounting experience.

John P. McBride is our President and Chief Executive Officer. He has been employed with West End Bank, S.B. since 2003, serving as President and Chief Executive Officer since that time. Mr. McBride has over 26 years of community banking experience as well as 10 years as a small business owner. Mr. McBride’s experience provides the Board with a perspective on the day to day operations of West End Bank, S.B. and assists the Board in assessing the trends and developments in the financial institutions industry on a local and national basis. Additionally, Mr. McBride is active in civic and charitable organizations including the Boys and Girls Club of Wayne County, Reid Hospital Foundation, Reid Hospital and Health Care Services Board, Wayne County Economic Commission, Mayor’s Community Vitality Committee, Forest Hills Country Club.  Mr. McBride has extensive ties to the community that support our business generation.

Executive Officers Who Are Not Directors:

Timothy R. Frame has been employed by West End Bank, S.B. since 2003 currently serving as the Senior Vice President, Chief Lending Officer & Senior Retail Manager.  Mr. Frame has over 26 years of experience in the financial services industry and his responsibilities include general oversight of our loan portfolio, including credit quality, loan yield and portfolio growth and our retail operation including deposit growth, cost of funds, and branch network.

Shelley D. Miller has been employed by West End Bank, S.B. since 2004, currently serving as Senior Vice President, Chief Financial Officer and Secretary.  Ms. Miller is a Certified Public Accountant (inactive), and has over nine years of experience in the financial services industry. Her responsibilities include the management and supervision of the Finance, Compliance and Operations Departments. Ms. Miller directs preparation of budgets, reviews budget proposals, capital planning, ALCO and investment management. Ms. Miller was the City of Richmond, Indiana Controller from 1996 to 2000 and former Mayor from 2000 to 2003.

Robin D. Henry has been employed by West End Bank, S.B. since 2002, currently serving as Senior Vice President of Human Resources and Assistant Secretary.  Ms. Henry has over nine years of experience in the financial services industry.  Her responsibilities include planning and administering policies relating to all phases of human resources activity. Additionally, she directs the Information Technology and Maintenance Departments and administers specific assignments as Executive Assistant to the President and CEO.

Meetings and Committees of the Board of Directors

We conduct business through meetings of our Board of Directors and its committees.  During the year ended December 31, 2010, the Board of Directors of West End Indiana Bancshares, Inc. did not meet and the Board of Directors of West End Bank, S.B. had 12 regular meetings and one annual meeting.  The Board of Directors of West End Indiana Bancshares, Inc. has established the following standing committees:  the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee.  Each of these committees operates under a written charter, which governs their composition, responsibilities and operations.

The table below sets forth the directors of each of the listed standing committees, and the number of meetings in 2010 held by the comparable committee of West End Bank, S.B.  The Board of Directors of West End Indiana Bancshares, Inc. has designated director Craig C. Kinyon as an “Audit Committee Financial Expert” for the Audit Committee, as that term is defined by the rules and regulations of the Securities and Exchange Commission. Pursuant to Nasdaq and Securities and Exchange Commission rules which require certain board committees of listed companies to be comprised entirely of independent directors, Mr. McBride will not serve on any of these Committees until such time as he would be deemed an independent director.

	Nominating and Governance Committee	Compensation	Audit
	Fredric A. Ahaus	Fredric A. Ahaus	Fredric A. Ahaus*
	Michael J. Allen	Michael J. Allen	Craig C. Kinyon
	John L. Hitch*	John L. Hitch*
	John P. McBride **	John P. McBride **
Number of Meetings in 2010:	2	1	3

*	Denotes committee chair as of December 31, 2010.
**	Mr. McBride will not serve on these committees of West End Indiana Bancshares, Inc.

Committees of West End Indiana Bancshares, Inc.

West End Indiana Bancshares, Inc. will have standing Audit, Nominating and Compensation Committees.

The Audit Committee will be responsible for supervising West End Indiana Bancshares, Inc.’s accounting, financial reporting and financial control processes.  Generally, the Audit Committee will oversee management’s efforts with respect to the quality and integrity of our financial information and reporting functions and the adequacy and effectiveness of our system of internal accounting and financial controls.  The Audit Committee will also review the independent audit process and the qualifications of the independent registered public accounting firm.

The Audit Committee will be comprised of Directors Ahaus and Kinyon.  We intend that each member of the Audit Committee will be deemed “independent” as defined in the Nasdaq corporate governance listing standards.

The Audit Committee will have sole responsibility for engaging our registered public accounting firm.  Based on its review of the criteria of an “audit committee financial expert” under the rules adopted by the Securities and Exchange Commission, our board of directors believes that Mr. Kinyon qualifies as an “audit committee financial expert” under applicable SEC rules.

The Nominating Committee will meet at least annually in order to nominate candidates for membership on our board of directors.  The Nominating Committee will be comprised of Directors Ahaus, Allen, Hitch and Kinyon.

The Compensation Committee will establish West End Bancshares, Inc.’s compensation policies and will review compensation matters.  The Compensation Committee will be comprised of Directors Ahaus, Allen, Hitch and Kinyon.

Board Structure and Risk Oversight

We have divided the roles of President and Chief Executive Officer and Chairman of the Board. John P. McBride, President and Chief Executive Officer, is responsible for setting our strategic direction and providing day-to-day leadership while John L. Hitch, Chairman of the Board, provides guidance to the President and Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board.

The Board of Directors is actively involved in oversight of risks that could affect West End Indiana Bancshares, Inc. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within West End Indiana Bancshares, Inc. as well as through internal and external audits.  Risks relating to the direct operations of West End Bank, S.B. are further overseen by the Board of Directors of West End Bank, S.B., who are the same individuals who serve on the Board of Directors of West End Indiana Bancshares, Inc.  The Board of Directors of West End Bank, S.B. also has additional committees that conduct risk oversight separate from West End Indiana Bancshares, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Corporate Governance Policies and Procedures

In addition to establishing committees of our board of directors, West End Indiana Bancshares, Inc. will adopt several policies to govern the activities of both West End Indiana Bancshares, Inc. and West End Bank, S.B. including corporate governance policies and a code of business conduct and ethics.  The corporate governance policies are expected to involve such matters as the following:

the composition, responsibilities and operation of our board of directors;

the establishment and operation of board committees, including audit, nominating and compensation committees;

convening executive sessions of independent directors; and

our board of directors’ interaction with management and third parties.

The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.  In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Executive Officer Compensation

Summary Compensation Table.  The table below summarizes for the year ended December 31, 2010 the total compensation paid to or earned by our President and Chief Executive Officer, John P. McBride, and our two other most highly compensated executive officers.  Each individual listed in the table below is referred to as a named executive officer.

Summary Compensation Table For the Year Ended December 31, 2010
Name and principal position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(1)	Total ($)
John P. McBride President and Chief Executive Officer	2010	166,422	27,044	—	29,455	222,921
Timothy R. Frame Senior Vice President, Chief Lending Officer and Senior Retail Manager	2010	101,539	22,250	—	7,908	131,697
Shelley D. Miller Senior Vice President and Chief Financial Officer	2010	97,985	27,503	—	7,933	133,421

(1)
The amounts in this column reflect what West End Bank, S.B. paid for, or reimbursed, the applicable named executive officer for the various benefits and perquisites received.  A break-down of the various elements of compensation in this column is set forth in the table provided below.

All Other Compensation
Name	Health Insurance Premiums(a) ($)	Employer Contributions to 401(k) Plan ($)	Country Club Dues ($)	Employer Contribution to SERP(b) ($)	Total ($)
John P. McBride	4,116	2,390	4,368	18,581	29,455
Timothy R. Frame	6,532	1,376	—	—	7,908
Shelley D. Miller	6,532	1,401	—	—	7,933

(a)	Represents the amount of the employer contribution for health insurance premiums in excess of the employer contribution made to non-executive employees.
(b)	Represents the amount of the employer contribution to the executive’s supplemental executive retirement plan.

Benefit Plans and Agreements

Employment Agreement.  In connection with the conversion, West End Bank, S.B. anticipates entering into employment agreements with each of Messrs. John P. McBride, Timothy R. Frame, Ms. Shelley D. Miller and one other senior officer, which will be effective as of the date of the conversion.  Each agreement has substantially similar terms and has an initial term of three years.  Commencing on the first anniversary of the agreements and on each subsequent anniversary thereafter, the agreements will be renewed for an additional year so that the remaining term will be three years, unless a notice is provided to the executive that the agreement will not renew.  The current base salaries for Messrs. McBride and Frame, and Ms. Miller are $167,178, $102,000 and $98,430, respectively.  In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other fringe benefit plans applicable to executive employees.  The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment.  In the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (i) failure to elect or reelect or to appoint or reappoint the executive to the executive position, (ii) a material change in the nature or scope of the executive’s authority resulting in a reduction of the responsibility, scope, or importance of executive’s position, (iii) relocation of executive’s office by more than 20 miles, (iv) a material reduction in the base salary or benefits paid to the executive unless such reduction is employer-wide, or (v) a material breach of the employment agreement by West End Bank, S.B., then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement.  For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years.  In addition, the executive would be entitled to receive a lump sum payment equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under West End Bank, S.B.’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period.  Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules.  In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement.

In the event of a change in control of West End Bank, S.B. or West End Indiana Bancshares, Inc., followed by executive’s involuntary termination or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three (3) times the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to termination of employment, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under West End Bank, S.B.’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional thirty-six (36) months after termination of employment, earning the salary that would have been achieved during such period.  In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following the termination of employment.  In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Under each employment agreement, if an executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long-term disability plans maintained by West End Bank, S.B., plus, if the amounts paid under such disability programs are less than the executive’s base salary, West End Bank, S.B. shall pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s full base salary for the longer of one year or the remaining term of the employment agreement following the termination of employment due to disability.  West End Bank, S.B. will also provide the executive with continued life insurance and non-taxable medical and dental coverage until the earlier of (i) the date the executive returns to employment with West End Bank, S.B., (ii) the executive’s full-time employment with another employer, (iii) the expiration of the remaining term of the employment agreement, or (iv) death.

Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on his ability to compete, or to solicit business or employees of West End Bank, S.B. and West End Indiana Bancshares, Inc. for a period of one year following termination of employment.

Incentive Compensation.  West End Bank, S.B. pays incentive compensation to certain officers, including Messrs. McBride and Frame and Ms. Miller, upon the satisfaction of certain corporate level performance goals.  Each officer is assigned one or more performance goals and each goal is assigned a relative weight compared to the other goals attributable to each officer, with the aggregate weight of that officer’s goals totaling 100%.  The incentive compensation program pays incentive compensation based on the level of achievement of each of the targeted performance goals.  Achievement of a goal at one of the target levels entitles the executive to a bonus based on the level achieved multiplied by the relative weight assigned to such goal times a specified percentage of the executive’s base salary.  The incentive award opportunities range from 9.5% to 27.5% of base salary for Mr. McBride, 15.75% to 30.5% of base salary for Mr. Frame and 15% to 31.25% of base salary for Ms. Miller.  Mr. McBride’s incentive compensation was based on the achievement of certain levels of net income and meeting strategic objectives.  Mr. Frame’s incentive compensation was based on the achievement of certain levels of net income, meeting strategic objectives and obtaining certain levels of loan/deposit growth, loan/deposit fees and asset quality.  Ms. Miller’s incentive compensation was based on the achievement of certain levels of net income, meeting strategic objectives and obtaining certain levels of budget accuracy and cash flow analysis.

For the year ended December 31, 2010, no incentive compensation would be paid if the Bank’s net income was below $504,479.  If net income equaled or exceeded $504,479, set forth below is a table that indicates the incentive compensation that would be paid on the achievement of all performance goals by each named executive officer at the level set forth in the table.

Named Executive Officer	Minimum	Target	Maximum
John P. McBride	$15,571	$30,322	$45,073
Timothy R. Frame	15,750	23,125	30,500
Shelley D. Miller	14,475	22,316	30,156

Based on actual achievement, Mr. McBride, Mr. Frame and Ms. Miller received cash bonuses in the amounts of $27,044, $22,250 and $27,503, respectively.

Supplemental Executive Retirement Plan.

General.  The Bank maintains a supplemental executive retirement plan for Mr. McBride.  The Bank satisfies it obligations under the supplemental executive retirement plan by making annual contributions to a trust established for the executive.  The amount of the Bank’s annual contributions are reported in the Summary Compensation Table and the contributions constitute taxable income to the executive.  These contributions are invested at the direction of the trustee to fund the supplemental executive retirement plan benefits.  If an executive exercises withdrawal rights with respect to the contributions made to the trust, the Bank will not make any further contributions to the trust on the participant’s behalf.  Instead, the Bank will accrue “phantom” contributions to the trust.  Benefits may be distributed from the trust upon retirement, death or termination of service.

Retirement Benefit.  The supplemental executive retirement plan provides that Mr. McBride will receive a supplemental retirement income benefit following retirement at or after age 70.  This benefit is payable in monthly installments over a 10-year period.  In the event an executive dies after attaining the age of 70, but prior to the commencement or completion of his benefit payments, the Bank will pay the executive’s beneficiary the benefits which were due to the executive.  The actual amount of each executive’s supplemental income retirement benefit will be a function of (i) the amount and timing of contributions (or phantom contributions) to each trust (or an accrued benefit account) and (ii) the actual investment experience of the contributions (or the monthly compounding rate of phantom contributions).

Voluntary or Involuntary Termination of Employment Prior to Age 70.  Under the supplemental executive retirement plan for Mr. McBride, if the executive’s employment is voluntarily or involuntarily terminated prior to age 70 for any reason, other than disability, death or cause, the plan will commence to pay benefits to the executive on the first day of the month following the executive’s attainment of age 70.  The benefit shall be payable monthly for 120 months.  The actual amount of the executive’s supplemental income retirement benefit will be a function of (i) the amount and timing of contributions (or phantom contributions) to each trust (or an accrued benefit account) and (ii) the actual investment experience of the contributions (or the monthly compounding rate of phantom contributions).  In the event an executive dies after attaining the age of 70, but prior to the commencement or completion of his benefit payments, the Bank will pay the executive’s beneficiary the benefits which were due to the executive.

If after termination of employment, the executive dies prior to attaining age 70, the executive’s beneficiary shall receive benefits within 30 days of the date the administrator of the plan receives notice of the executive’s death.  The amount of the benefit shall be equal to the amount of the benefits that the executive would have received had the executive lived to age 70.  The executive’s beneficiary may elect to receive the benefit in a lump sum.

Termination of Employment Following a Change in Control. Under the supplemental executive retirement plan for Mr. McBride, if the executive does not exercise his withdrawal rights and a change in control occurs at the Bank, followed within 36 months by either (i) the executive’s involuntary termination of employment, or (ii) executive’s voluntary termination of employment under circumstances set forth in the agreement, the Bank is required to make a final contribution to the secular grantor trust equal to the full contribution required for the plan year in which such termination occurs, if not yet made, plus the present value of all remaining contributions which would have been required to be made on behalf of executive if executive had remained in the employ of the Bank until age 70; provided, however, in no event shall the contribution be less than an amount which is sufficient to provide the executive with after-tax benefits beginning at age 70, equal in amount to that benefit which would have been payable to the executive if no secular trust had been implemented and the benefit obligation had been accrued under applicable accounting guidance. Under similar circumstances and if the executive exercises his withdrawal rights, the Bank is required to record a lump sum phantom contribution in the accrued benefit account within 10 days of the executive’s termination of employment. The amount of such final phantom contribution shall be actuarially determined based on the phantom contribution required, at such time, in order to provide a benefit via the agreement equivalent to the supplemental retirement income benefit if no secular trust had been implemented.

Termination of Employment Due to Death. Under the supplemental executive retirement plan for Mr. McBride, if the executive does not exercise his withdrawal rights and dies while employed by the Bank, the executive’s beneficiary shall receive benefits within 30 days of the date the administrator of the plan receives notice of the executive’s death. The amount of the benefit shall be equal to the amount of the benefits that the executive would have received had the executive lived to age 70. The executive’s beneficiary may elect to receive the benefit in a lump sum. If the executive exercises his withdrawal rights and dies while employed by the Bank, the executive’s beneficiary shall receive monthly payments, for 120 months, commencing within 30 days of the date the administrator of the plan receives notice of the executive’s death. The amount of the benefit shall be equal to the value of the executive’s accrued benefit account as annuitized into 120 monthly installments.

Termination of Employment for Cause. In the event of the executive’s termination of employment for cause (as defined in the plan), all benefits under the accrued benefit account will be forfeited.

401(k) Plan. West End Bank, S.B. participates in the Pentegra Defined Contribution Plan for Financial Institutions, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). Employees who have completed at least 1,000 hours of employment in a twelve consecutive month period and attained the age of 21 will be eligible to participate in the 401(k) Plan.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 50% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2011, the salary deferral contribution limit is $16,500, provided, however, that a participant over age 50 may contribute an additional $5,500 to the 401(k) Plan. A participant is always 100% vested in his or her salary deferral contributions and a participant will become 100% vested in employer discretionary contributions, if any, after completing three years of service. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of a participant’s termination of employment with West End Bank, S.B. Upon termination, the employee may leave his account with the 401(k) Plan.

Defined Benefit Pension Plan. West End Bank, S.B. participates in the Pentegra Defined Benefit Plan for Financial Institutions, a multi-employer pension plan (the “Pension Plan”). Employees who have completed at least 1,000 hours of employment in a twelve consecutive month period and attained the age of 21 will be eligible to participate in the Pension Plan. A participant becomes vested in his or her retirement benefit upon completion of five years of employment.

Upon termination of employment at or after age 65, a participant will be entitled to an annual retirement benefit equal to 2.0% of the participant’s average annual salary for the five highest paid years of benefit service multiplied by the number of years of benefit service. A participant who terminates employment prior to age 65 will be entitled to a reduced early retirement benefit if he or she has a vested benefit. Normal and early retirement benefits are generally payable over the lifetime of the participant, unless one of the optional forms of distribution has been selected. The optional forms of distribution under the plan include various annuities. During the year ended December 31, 2010, West End Bank, S.B. recognized $381,000 as a pension expense.

Employee Stock Ownership Plan. In connection with the conversion, West End Bank, S.B. adopted an employee stock ownership plan for eligible employees. Eligible employees who have attained age 21 and completed one year of service will begin participation in the employee stock ownership plan on the later of the effective date of the conversion or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 8% of the total number of shares of West End Indiana Bancshares, Inc. common stock issued in the offering (including shares issued to the charitable foundation). We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from West End Indiana Bancshares, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through West End Bank, S.B.’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year. See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become 100% vested in his or her account balance after completing three years of service. Participants who were employed by West End Bank, S.B. immediately prior to the offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, West End Bank, S.B. will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in West End Indiana Bancshares, Inc.’s earnings.

Director Compensation

The following table sets forth for the year ended December 31, 2010 certain information as to the total remuneration we paid to our directors. Mr. McBride does not receive any additional compensation for his service as a director.

Directors Compensation Table For the Year Ended December 31, 2010
Name	Fees earned or paid in cash ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($) (1)	Total ($)
Fredric A. Ahaus	16,307	—	25,019	41,326
Michael Allen	16,307	—	21,665	37,972
Joan Bartel	16,307	—	12,179	28,486
Tom L. Cox	13,619	—	—	13,619
John L. Hitch	18,398	—	51,917	70,315

(1)	Represents the amount of the employer contribution to each director’s retirement plan. For Mr. Hitch, the amount also reflects consulting fees of $33,000.

Director Fees

Except for Mr. McBride who does not receive any additional compensation for his service as a director, each individual who serves as a director of West End Bank, S.B. receives a monthly meeting fee of $1,400. Mr. Hitch receives a monthly fee of $1,580 as Chairman of the Board.

Each person who serves as a director of West End Indiana Bancshares, Inc. also serves as a director of West End Bank, S.B. and earns director fees only in his or her capacity as a board member of West End Bank, S.B. Upon completion of the conversion, we expect that directors of West End Bank, S.B. will continue to receive directors’ fees equivalent to the fees paid prior to the conversion and that West End Indiana Bancshares, Inc. will not pay director fees.

Director Plans

Director Retirement Plans.

General. The Bank maintains restated director retirement plans with each of Messrs. Hitch, Allen, Ahaus and Ms. Bartel. In March 2011, Joan Bartel resigned from the Board and accordingly the Bank does not make any further contributions to Ms. Bartel’s director retirement plan. The Bank satisfies its obligations under the director retirement plans by making annual contributions to trusts established for each of the directors. The amount of the Bank’s annual contributions are reported in the Director Compensation Table and the contributions constitute taxable income to the directors. These contributions are invested at the direction of the trustee to fund the director retirement plan benefits. If a director exercises withdrawal rights with respect to the contributions made to the trust, the Bank will not make any further contributions to the trust on the participant’s behalf. Instead, the Bank will accrue “phantom” contributions to the trust. Benefits may be distributed from the trust upon retirement, death or termination of service.

Retirement Benefit. The director retirement plans provide that Messrs. Hitch, Allen and Ahaus will receive a supplemental retirement income benefit following retirement at or after age 72. This benefit is payable in monthly installments over a 10-year period or, at the election of a director, by lump sum. In the event a director dies after attaining the age of 72, but prior to the commencement or completion of his benefit payments, the Bank will pay the director’s beneficiary the benefits which were due to the director. The actual amount of each director’s supplemental income retirement benefit will be a function of (i) the amount and timing of contributions (or phantom contributions) to each trust (or an accrued benefit account) and (ii) the actual investment experience of the contributions (or the monthly compounding rate of phantom contributions).

Voluntary or Involuntary Termination of Service Prior to Age 72. Under the director retirement plans for Messrs. Hitch, Allen and Ahaus, if the director’s service is voluntarily or involuntarily terminated prior to age 72 for any reason, other than disability, death or cause, the plan will commence to pay benefits to the director on the first day of the month following the director’s attainment of age 72. The benefit shall be payable monthly for 120 months or, at the election of a director, by lump sum. The actual amount of the director’s supplemental income retirement benefit will be a function of (i) the amount and timing of contributions (or phantom contributions) to each trust (or an accrued benefit account) and (ii) the actual investment experience of the contributions (or the monthly compounding rate of phantom contributions). In the event a director dies after attaining the age of 72, but prior to the commencement or completion of his benefit payments, the Bank will pay the director’s beneficiary the benefits which were due to the director.

If after termination of service, the director dies prior to attaining age 72, the director’s beneficiary shall receive benefits within 30 days of the date the administrator of the plan receives notice of the director’s death. The amount of the benefit shall be equal to the amount of the benefits that the director would have received had the director lived to age 72. The director’s beneficiary may elect to receive the benefit in a lump sum.

Termination of Service Following a Change in Control. Under the director retirement plans for Messrs. Hitch, Allen and Ahaus, if the director does not exercise his withdrawal rights and a change in control occurs at the Bank, followed within 36 months by either (i) the director’s involuntary termination of service, or (ii) director’s voluntary termination of service under circumstances set forth in the agreement, the Bank is required to make a final contribution to the secular grantor trust equal to the full contribution required for the plan year in which such termination occurs, if not yet made, plus the present value of all remaining contributions which would have been required to be made on behalf of director if director had remained in the employ of the Bank until age 72; provided, however, in no event shall the contribution be less than an amount which is sufficient to provide the director with after-tax benefits beginning at age 72, equal in amount to that benefit which would have been payable to the director if no secular trust had been implemented and the benefit obligation had been accrued under applicable accounting guidance. Under similar circumstances and if the director exercises his withdrawal rights, the Bank shall be required to record a lump sum phantom contribution in the accrued benefit account within 10 days of the director’s termination of service. The amount of such final phantom contribution shall be actuarially determined based on the phantom contribution required, at such time, in order to provide a benefit via the agreement equivalent to the supplemental retirement income benefit if no secular trust had been implemented.

Termination of Service Due to Death. Under the director retirement plans for Messrs. Hitch, Allen and Ahaus, if the director does not exercise his withdrawal rights and dies while employed by the Bank, the director’s beneficiary shall receive benefits within 30 days of the date the administrator of the plan receives notice of the director’s death. The amount of the benefit shall be equal to the amount of the benefits that the director would have received had the director lived to age 72. The director’s beneficiary may elect to receive the benefit in a lump sum. If the director exercises his withdrawal rights and dies while employed by the Bank, the director’s beneficiary shall receive monthly payments, for 120 months, commencing within 30 days of the date the administrator of the plan receives notice of the director’s death or, at the election of a director, by lump sum. The amount of the benefit shall be equal to the value of the director’s accrued benefit account as annuitized into 120 monthly installments.

Termination of Service for Cause. In the event of the director’s termination of service for cause (as defined in the plan), all benefits under the accrued benefit account will be forfeited.

Benefits to be Considered Following Completion of the Stock Offering

Following the stock offering, we intend to adopt a new stock-based incentive plan that will provide for grants of stock options and restricted common stock awards. In accordance with applicable regulations, we anticipate that the plan will authorize a number of stock options and a number of shares of restricted stock, not to exceed 10% and 4%, respectively, of the shares issued in the offering (including shares contributed to the charitable foundation). These limitations will not apply if the plan is implemented more than one year after the conversion.

The stock-based incentive plan will not be established sooner than six months after the stock offering and, if adopted within one year after the stock offering, would require the approval by stockholders owning a majority of the outstanding shares of common stock of West End Indiana Bancshares, Inc. If the stock-based incentive plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast.

The following additional restrictions would apply to our stock-based incentive plan only if the plan is adopted within one year after the stock offering:

●	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

●	any non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

●	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

●	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

●	accelerated vesting is not permitted except for death, disability or upon a change in control of West End Bank, S.B. or West End Indiana Bancshares, Inc.

Transactions with Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as West End Bank, S.B., to their executive officers and directors in compliance with federal banking regulations. At June 30, 2011, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to West End Bank, S.B., and did not involve more than the normal risk of collectability or present other unfavorable features

In addition, loans made to a director or executive officer must be approved in advance by a majority of the disinterested members of the Board of Directors. The aggregate amount of our loans to our executive officers and directors and their related entities was $1.9 million at June 30, 2011. As of June 30, 2011, these loans were performing according to their original terms and were made in compliance with federal banking regulations.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of the directors and executive officers and their associates, and by all directors, officers and their associates as a group. However, there can be no assurance that any such person or group will purchase any specific number of shares of our common stock. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering. The directors and officers have indicated their intention to subscribe in the offering for an aggregate of 70,750 shares of common stock, equal to 5.2% of the number of shares of common stock to be sold in the offering at the minimum of the offering range (excluding shares issued to the charitable foundation), assuming shares are available. Purchases by directors, officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. Subscriptions by management through our 401(k) Plan will be counted as part of the maximum number of shares such individuals may subscribe for in the offering.

Name and Title	Number of Shares	Aggregate Purchase Price	Percent at Minimum of Offering Range

John P. McBride, President, Chief Executive Officer and Director	15,000	$150,000	1.3
John L. Hitch, Chairman of the Board	500	5,000	*
Fredric A. Ahaus, Director	15,000	150,000	1.3%
Michael J. Allen, Director	15,000	150,000	1.3%
Craig Kinyon, Director	250	2,500	*
Shelley Miller, Senior Vice President and Chief Financial Officer	10,000	100,000	*
Robin D. Henry, Senior Vice President of Human Resources	10,000	100,000	*
Timothy R. Frame, Senior Vice President Chief Lending Officer and Senior Retail Manager	5,000	50,000	*

All directors and officers as a group (8 persons)	70,750	$707,500	5.2%

*	Less than 1%.

THE CONVERSION; PLAN OF DISTRIBUTION

The Board of Directors of West End Bank, MHC has approved the plan of conversion and reorganization. The plan of conversion and reorganization must also be approved by West End Bank, MHC’s members. A special meeting of members has been called for this purpose. The Federal Reserve Board has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by the Federal Reserve Board.

General

The Board of Directors of West End Bank, MHC adopted the plan of conversion and reorganization on June 24, 2011. Pursuant to the plan of conversion and reorganization, West End Bank, MHC will convert from the mutual form of organization to the fully stock form and we will sell shares of common stock to the public in our offering. In the conversion, we will organize a new Maryland stock holding company named West End Indiana Bancshares, Inc. When the conversion is completed, all of the capital stock of West End Bank, S.B. will be owned by West End Indiana Bancshares, Inc., and all of the common stock of West End Indiana Bancshares, Inc. will be owned by public stockholders.

We intend to retain between $4.9 million and $6.9 million of the net proceeds of the offering, or $8.1 million if the offering range is increased by 15%, and to contribute the balance of the net proceeds plus such additional amounts as may be necessary so that, upon completion of the offering, West End Bank, S.B. will have a tangible capital to assets ratio of at least 10%. The conversion will be consummated only upon the issuance of at least 1,360,000 shares of our common stock offered pursuant to the plan of conversion and reorganization.

The plan of conversion and reorganization provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan that we are establishing in connection with the conversion and our 401(k) plan, supplemental eligible account holders and other members. If all shares are not subscribed for in the subscription offering, we may, in our discretion, offer common stock for sale in a community offering to members of the general public, with a preference given to natural persons residing in the Indiana Counties of Union and Wayne.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as, during, or after the subscription offering, and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval, to the extent such approvals are required, of the Federal Reserve Board. See “–Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated consolidated pro forma market value of West End Indiana Bancshares, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Determination of Share Price and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion. We recommend reading the plan of conversion and reorganization in its entirety for more information. A copy of the plan of conversion and reorganization is available for inspection at each branch office of West End Bank, S.B. and at the Federal Reserve Bank of Chicago. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our primary reasons for converting and raising additional capital through the offering are: (1) to increase our capital to enhance our financial strength and to support lending and deposit growth; (2) to enhance our lending capacity by increasing our regulatory lending limits; (3) to have greater flexibility to structure and finance opportunities for expansion into new markets, including through de novo branching, branch acquisitions or acquisitions of other financial institutions, although we have no current arrangements or agreements with respect to any such transactions; and (4) to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees.

The conversion and the capital raised in the offering are expected to:

●	increase our lending capacity by providing us with additional capital to support new loans and higher lending limits; and

●	support the growth of our banking franchise, including the modernization and, if practicable, expansion of our branch network.

In the stock holding company structure, we will have greater flexibility in structuring mergers and acquisitions. Our current mutual structure prevents us from offering shares of our common stock as consideration for a merger or acquisition. Potential sellers often want stock for at least part of the acquisition consideration. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination thereof, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise.

We have no current arrangements or agreements to acquire other banks, thrifts, credit unions, financial service companies or branch offices. However, we have had, and intend to continue to have, discussions with local financial institutions to determine whether they would be interested in exploring the possibility of our acquiring them after the offering is completed, and we have sufficient capital resources to fund an acquisition. In addition, we have participated in, and intend to continue to participate in, sales processes initiated on behalf of local financial institutions that have made a decision to explore the possibility of a sale. We have also explored, and intend to continue to explore, the possibility of acquiring financial service companies. There can be no assurance that we will be able to consummate any acquisitions or establish any new branches.

We believe that the additional capital raised in the offering may enable us to take advantage of business opportunities that may not otherwise be available to us. We are not subject to a directive or a recommendation from the any regulatory agency to raise capital.

Approvals Required

The affirmative vote of a majority of the total eligible votes of members of West End Bank, MHC at the special meeting of members is required to approve the plan of conversion and reorganization. The conversion also must be approved by the Federal Reserve Board, which agency has given its conditional approval to the plan of conversion and reorganization. Additionally, we have received the conditional approval of the Indiana Department of Financial Institutions on a change in control application which we filed with that agency.

A special meeting of members to consider and vote upon the plan of conversion and reorganization has been set for December 16, 2011.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. We will continue to be an Indiana-chartered savings bank and will continue to be regulated by the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions. After the conversion, we will continue to offer existing services to depositors, borrowers and other customers. The directors serving West End Bank, S.B. at the time of the conversion will be the directors of West End Bank, S.B. and of West End Indiana Bancshares, Inc. after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion and reorganization, each depositor of West End Bank, S.B. at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, statement savings and other evidences of their accounts.

Effect on Loans. No loan outstanding from West End Bank, S.B. will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. At present, all of our depositors and certain of our borrowers have voting rights in West End Bank, MHC as to all matters requiring membership action. Upon completion of the conversion, depositors and borrowers will cease to be members of West End Bank, MHC and will no longer have voting rights. Upon completion of the conversion, all voting rights in West End Bank, S.B. will be vested in West End Indiana Bancshares, Inc. as the sole stockholder of West End Bank, S.B. The stockholders of West End Indiana Bancshares, Inc. will possess exclusive voting rights with respect to West End Indiana Bancshares, Inc. common stock.

Tax Effects. We will receive an opinion of counsel or tax advisor with regard to federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to West End Bank, S.B. or its members. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in West End Bank, S.B. has both a deposit account in West End Bank, S.B. and a pro rata ownership interest in the net worth of West End Bank, S.B. based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of West End Bank, S.B. Any depositor who opens a deposit account obtains a pro rata ownership interest in West End Bank, S.B. without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of West End Bank, S.B., which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a mutual savings bank normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that the bank is completely liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of West End Bank, S.B. after other claims, including claims of depositors to the amounts of their deposits, are paid.

In the unlikely event that West End Bank, S.B. were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of a “liquidation account” being established in connection with the conversion to depositors as of March 31, 2010 and September 30, 2011 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to West End Indiana Bancshares, Inc. as the holder of West End Bank, S.B.’s capital stock. Pursuant to applicable rules and regulations, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “—Liquidation Rights.”

Determination of Share Price and Number of Shares to be Issued

The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial, LC to prepare an independent valuation appraisal. For its services in preparing the initial valuation, RP Financial, LC will receive a fee of $35,000, and will be reimbursed for its expenses. RP Financial, LC will receive an additional fee of $5,000 for each update to the valuation appraisal. We have agreed to indemnify RP Financial, LC and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

RP Financial, LC has estimated that, as of September 23, 2011, the estimated pro forma market value of West End Indiana Bancshares, Inc., assuming the establishment and funding of our new charitable foundation with 38,000 shares ($380,000) and $125,000 in cash, ranged from $14.0 million to $18.8 million, with a midpoint of $16.4 million. Based on this valuation and a $10.00 per share price, the number of shares of common stock being offered for sale by us will range from 1,360,000 shares to 1,840,000 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

Consistent with applicable appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach.

RP Financial, LC also considered the following factors, among others:

●	our present and projected results and financial condition;

●	the economic and demographic conditions in our existing market area;

●	certain historical, financial and other information relating to us;

●	a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions;

●	the aggregate size of the offering of common stock;

●	the impact of the conversion and the offering on our equity and earnings potential;

●	our potential to pay cash dividends; and

●	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The appraisal is based in part on an analysis of a peer group of ten publicly traded savings bank and thrift holding companies that RP Financial, LC considered comparable to us.  The peer group consists of the following ten thrifts or thrift holding companies with assets between $211 million and $1.1 billion as of September 23, 2011:

Company Name and Ticker Symbol		Exchange	Headquarters	Total Assets
				(in thousands)

HopFed Bancorp, Inc. of KY	(HFBC)	NASDAQ	Hopkinsville, KY	$1,062
First Clover Leaf Fin Cp of IL	(FCLF)	NASDAQ	Edwardsville, IL	$567
First Savings Fin. Grp. of IN	(FSFG)	NASDAQ	Clarksville, IN	$524
First Capital, Inc. of IN	(FCAP)	NASDAQ	Corydon, IN	$445
North Central Bancshares of IA	(FFFD)	NASDAQ	Fort Dodge, IA	$443
Wayne Savings Bancshares of OH	(WAYN)	NASDAQ	Wooster, OH	$412
River Valley Bancorp of IN	(RIVR)	NASDAQ	Madison, IN	$400
LSB Fin. Corp. of Lafayette IN	(LSBI)	NASDAQ	Lafayette, IN	$360
Jacksonville Bancorp Inc of IL	(JXSB)	NASDAQ	Jacksonville, IL	$305
FFD Financial Corp of Dover OH	(FFDF)	NASDAQ	Dover, OH	$211

The following are various averages for the peer group companies:

●	average assets of $473 million;

●	average non-performing assets of 3.0% of total assets;

●	average loans of 67.8% of total assets;

●	average equity of 10.8% of total assets; and

●	average net income of 0.61% of average assets.

The following table presents a summary of selected pricing ratios for West End Indiana Bancshares, Inc. and the peer group companies identified by RP Financial, LC.  Ratios are based on earnings for the twelve months ended June 30, 2011 and stock price information as of September 23, 2011. Compared to the median pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a discount of 8.2% on a price-to-book value basis and a discount of 19.6% on a price-to-tangible book value basis.  Relative to the median pricing of the Peer Group at the maximum of the offering range, our price-to-earnings multiple was at a premium equal to 195.9%.  The pricing ratios resulted from our generally having higher levels of equity but lower earnings than the companies in the peer group on a pro forma basis.  The pricing ratios also took into account that on a pro forma basis compared to the peer group, we have a lower pro forma market value and shares outstanding.  Additionally, RP Financial, LC took into account the less favorable economic conditions and demographic characteristics of our market area compared to the market area of the peer group companies, and the after-market pricing characteristics of recently converting savings institutions. The pricing ratios also reflected recent volatile market conditions, particularly for stock of financial institution holding companies, and the effect of such conditions on the trading market for recent mutual-to-stock conversions.  Our Board of Directors, in reviewing and approving the valuation, considered the pro forma earnings and the range of price-to-book value ratios and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering.  The appraisal did not consider one valuation approach to be more important than the other.

	Price-to- earnings multiple		Price-to-book value ratio	Price-to-tangible book value ratio
West End Indiana Bancshares, Inc. (pro forma)
Maximum, as adjusted	41.43	x	61.46%	61.46%
Maximum	35.48	x	57.50%	57.50%
Minimum	25.62	x	49.07%	49.07%

Valuation of peer group companies using stock prices as of September 23, 2011
Averages	11.41	x	66.86%	71.26%
Medians	11.99	x	62.66%	71.50%

Compared to the average pricing ratios of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a 211.0% premium on a price-to-earnings basis, a discount of 14.0% on a price-to-book basis and a discount of 19.3% on a price-to-tangible book basis.  This means that, at the maximum of the offering range, a share of our common stock would be more expensive on an earnings basis but would be less expensive than the peer group on a book value and tangible book value basis.

RP Financial, LC advised the Board of Directors that the appraisal was prepared in conformance with the regulatory appraisal methodology. That methodology requires a valuation based on an analysis of the trading prices of comparable public companies whose stocks have traded for at least one year prior to the valuation date, and as a result of this analysis, RP Financial, LC determined that our pro forma price-to-book and price-to-tangible book ratios were lower than the peer group companies.  See “—How We Determined the Offering Range.”

Our Board of Directors carefully reviewed the information provided to it by RP Financial, LC through the appraisal process, but did not make any determination regarding whether prior standard mutual-to-stock conversions have been undervalued, nor did the board draw any conclusions regarding how the historical data reflected above may affect West End Indiana Bancshares, Inc.’s appraisal.  Instead, we engaged RP Financial, LC to help us understand the regulatory process as it applies to the appraisal and to advise the Board of Directors as to how much capital West End Indiana Bancshares, Inc. would be required to raise under the regulatory appraisal guidelines.

The independent appraisal does not indicate per share market value.  Do not assume or expect that the valuation of West End Indiana Bancshares, Inc. as indicated above means that, after the conversion and the offering, the shares of common stock will trade at or above the $10.00 offering price.  Furthermore, the pricing ratios presented above were utilized by RP Financial, LC to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group.  The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock.  RP Financial, LC did not independently verify our consolidated financial statements and other information which we provided to them, nor did RP Financial, LC independently value our assets or liabilities.  The independent valuation considers West End Bank, S.B. as a going concern and should not be considered as an indication of the liquidation value of West End Bank, S.B. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 offering price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $21.5 million, without resoliciting subscribers, which would result in a corresponding increase of up to 15% in the maximum of the offering range to up to 2,116,000 shares, to reflect changes in the market and financial conditions or demand for the shares.  We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers.  The subscription price of $10.00 per share will remain fixed.  See “—Limitations on Common Stock Purchases” as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the offering.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $21.5 million and a corresponding increase in the offering range to more than 2,116,000 shares, or a decrease in the minimum of the valuation range to less than $14.0 million and a corresponding decrease in the offering range to fewer than 1,360,000 shares, then we may promptly return with interest at our current statement savings rate of interest all funds previously delivered to us to purchase shares of common stock and cancel deposit account withdrawal authorizations, and, after consulting with the Federal Reserve Board, we may terminate the plan of conversion and reorganization.  Alternatively, we may hold a new offering, establish a new offering range, extend the offering period and commence a resolicitation of subscribers or take other actions as permitted, to the extent that permission is required, by the Federal Reserve Board in order to complete the conversion and the offering.  In the event that a resolicitation is commenced, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time.  If a person does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended with the approval, to the extent approval is required, of the Federal Reserve Board, for periods of up to 90 days.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report of RP Financial, LC and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at our main office and as specified under “Where You Can Find Additional Information.”

After-Market Stock Price Performance Provided by Independent Appraiser

The following table presents stock price appreciation information for all standard mutual-to-stock conversions completed between September 23, 2010 and September 23, 2011.  These companies did not constitute the group of ten comparable public companies utilized in RP Financial, LC’s valuation analysis.

Mutual-to-Stock Conversion Offerings with Closing Dates
between September 23, 2010 and September 23, 2011

			Percentage Price Appreciation (Depreciation) From Initial Trading Date
Company Name and Ticker Symbol	Conversion Date	Exchange	One Day	One Week	One Month	Through September 23, 2011

Poage Bankshares, Inc. (PBSK)	09/13/11	NASDAQ	11.3%	12.3%	12.3%	10.5%
IF Bancorp, Inc. (IROQ)	07/08/11	NASDAQ	16.7%	16.5%	8.5%	9.0%
State Investors Bancorp, Inc. (SIBC)	07/07/11	NASDAQ	18.5%	16.6%	16.0%	14.9%
First Connecticut Bancorp, Inc. (FBNK)	06/30/11	NASDAQ	10.8%	11.6%	11.1%	10.9%
Franklin Financial Corp. (FRNK)	04/28/11	NASDAQ	19.7%	17.7%	19.6%	13.2%
Sunshine Financial, Inc. (SSNF)	04/06/11	OTCBB	12.5%	10.0%	14.0%	(0.1)%
Fraternity Comm Bancorp, Inc. (FRTR)	04/01/11	OTCBB	10.0%	11.7%	10.0%	(15.0)%
Anchor Bancorp (ANCB)	01/26/11	NASDAQ	—%	0.4%	4.5%	(39.0)%
Wolverine Bancorp, Inc. (WBKC)	01/20/11	NASDAQ	24.5%	22.4%	35.0%	39.8%
SP Bancorp, Inc. (SPBC)	11/01/10	NASDAQ	(6.0)%	(6.6)%	(8.0)%	4.4%
Madison Bancorp, Inc. (MDSN)	10/07/10	OTCBB	19.0%	18.9%	29.5%	44.4%
Standard Financial Corp. (STND)	10/07/10	NASDAQ	25.0%	25.0%	25.0%	(6.0)%
Century Next Fin. Corp. (CTUY)	10/01/10	OTCBB	25.0%	15.0%	10.0%	45.0%

Average			14.4%	13.2%	14.4%	10.2%
Median			16.7%	15.0%	12.3%	10.5%

Stock price appreciation is affected by many factors, including, but not limited to:  general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area.  The companies listed in the table above may not be similar to West End Indiana Bancshares, Inc., the pricing ratios for their stock offerings were in some cases different from the pricing ratios for West End Indiana Bancshares, Inc.’s common stock and the market conditions in which these offerings were completed were, in some cases, different from current market conditions.  Any or all of these differences may cause our stock to perform differently from these other offerings.

Subscription Offering and Subscription Rights

In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority.  The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum and overall purchase limitations set forth in the plan of conversion and reorganization and as described below under “—Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) as of the close of business on March 31, 2010 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of 15,000 shares of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders, subject to the overall purchase limitations.  See “—Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled.  If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on his or her stock order and certification form all deposit accounts in which he or she has an ownership interest on March 31, 2010.  In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors or executive officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits during the year preceding March 31, 2010.

Priority 2: Tax-Qualified Plans.  Our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. The employee stock ownership plan intends to purchase 8% of our outstanding shares (including shares to be contributed to the charitable foundation).  In the event the number of shares offered in the offering is increased above the maximum of the valuation range, tax-qualified employee plans will have a priority right to purchase any shares exceeding that amount up to 10% of the common stock issued in the offering.  If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

Priority 3: Supplemental Eligible Account Holders.  To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee benefit plans, each depositor with a Qualifying Deposit as of the close of business on September 30, 2011 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 15,000 shares of common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed.  Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.  If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order and certification form all deposit accounts in which he or she has an ownership interest at September 30, 2011.  In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee benefit plans and Supplemental Eligible Account Holders, each depositor on the voting record date of October 31, 2011 who is not an Eligible Account Holder or Supplemental Eligible Account Holder, and each borrower of West End Bank, S.B. as of September 28, 2007 whose borrowings as of that date remain outstanding as of October 31, 2011 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 15,000 shares of common stock or 0.10% of the total number of shares of common stock issued in the offering, subject to the overall purchase limitations.  See “—Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed.  Thereafter, unallocated shares will be allocated to each Other Member whose subscription remains unfilled in the proportion that the amount of his or her subscription bears to the total amount of subscriptions of all Other Members whose subscriptions remain unfilled.

Expiration Date. The Subscription Offering will expire at 12:00 noon, Eastern Time, on December 13, 2011, unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board, if necessary.  Subscription rights will expire whether or not each eligible depositor or borrower can be located.  We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights that have not been exercised prior to the expiration date will become void.

We will not execute orders until we have received orders to purchase at least the minimum number of shares of common stock.  If we have not received orders to purchase at least 1,360,000 shares within 45 days after the expiration date and the Federal Reserve Board has not consented, to the extent such consent is required, to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at our current statement savings rate and all deposit account withdrawal authorizations will be canceled. If an extension beyond January 27, 2012 is granted by the required regulatory agencies, we will resolicit subscribers, giving them an opportunity to change or cancel their orders.  We will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time.  If a subscriber does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  Extensions may not go beyond December 16, 2013, which is two years after the special meeting of our members to vote on the conversion.

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion and reorganization to members of the general public in a community offering.  Shares may be offered with a preference to natural persons residing in the Indiana counties of Union and Wayne.

Subscribers in the community offering may purchase up to 15,000 shares of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Indiana counties of Union and Wayne, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person.  Thereafter, unallocated shares will be allocated among natural persons residing in the Indiana counties of Union and Wayne, whose orders remain unsatisfied on an equal number of shares basis per order.  If, after the allocation of shares to natural persons residing in such counties, we do not have sufficient shares of common stock available to fill the orders of other members of the general public, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person.  Thereafter, unallocated shares will be allocated among members of the general public whose orders remain unsatisfied on an equal number of shares basis per order.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the Indiana counties of Union and Wayne, has a present intent to remain within the community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature.  We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date.  The community offering may begin at the same time as, during or after the subscription offering.  It is currently expected to terminate at the same time as the subscription offering, although it must terminate no more than 45 days following the subscription offering. We may decide to extend the community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond January 27, 2012.  If an extension beyond January 27, 2012 is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the community offering, giving them an opportunity to change or cancel their orders.  If a person does not respond, we will cancel his or her stock order and return purchase funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  These extensions may not go beyond December 16, 2013, which is two years after the special meeting of our members to vote on the conversion.

Syndicated Community Offering

The plan of conversion and reorganization provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc., acting as our agent. In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings.  Under these rules, Keefe Bruyette & Woods, Inc. or the other broker-dealers participating in the syndicated community offering generally will accept payment for shares of common stock to be purchased in the syndicated community offering through a “sweep” arrangement under which a customer’s brokerage account at the applicable participating broker-dealer will be debited in the amount of the purchase price of the shares of common stock that such customer wishes to purchase in the syndicated community offering on the settlement date.  Customers who authorize participating broker-dealers to debit their brokerage accounts are required to have the funds for the payment in their accounts on, but not before, the settlement date, which will only occur if the minimum of the offering range is met.  Customers who do not wish to authorize participating broker-dealers to debit their brokerage accounts will not be permitted to purchase shares of common stock in the syndicated community offering.  The syndicated community offering would terminate no later than January 27, 2012, unless extended by us, with any required approvals of the Federal Reserve Board.  See “—Community Offering” above for a discussion of rights of persons who place orders in the syndicated community offering in the event an extension is granted.

The opportunity to order shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or in part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.  If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Purchasers in the syndicated community offering are eligible to purchase up to 15,000 shares of common stock, subject to the overall purchase limitations.  See “—Limitations on Common Stock Purchases.”  We may begin the syndicated community offering at any time following the commencement of the subscription offering.

If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible.  Other purchase arrangements must receive any required approvals of the Federal Reserve Board, and may provide for purchases by directors, officers, their associates and other persons in excess of the limitations provided in the plan of conversion and reorganization and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, we may do any of the following: terminate the offering and promptly return all funds; set a new offering range, notify all subscribers and give them the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted by the appropriate regulatory agencies.

Limitations on Common Stock Purchases

The plan of conversion and reorganization includes the following limitations on the number of shares of common stock that may be purchased in the offering:

●
No person or entity together with any associate or group of persons acting in concert may purchase more than 15,000 shares of common stock in the offering, except that our tax-qualified employee benefit plans, including the employee stock ownership plan that we are establishing in connection with the conversion and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering (including shares issued in the event of an increase in the offering range of up to 15%);

●
The maximum number of shares of common stock that may be purchased in all categories of the offering by our executive officers and directors and their associates, in the aggregate, may not exceed 31% of the shares issued in the offering; and

●	The minimum purchase by each person purchasing shares in the offering is 25 shares, to the extent those shares are available.

Depending upon market or financial conditions, our Board of Directors, with any required approvals of the Federal Reserve Board, and without further approval of our members, may decrease or increase the purchase limitations.  If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.  The effect of this type of resolicitation would be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions.

In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the offering, shares will be allocated in the following order of priority in accordance with the plan of conversion and reorganization:

(1)	to fill our tax-qualified employee benefit plans’ subscriptions for up to 10% of the total number of shares of common stock issued in the offering;

(2)
in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(3)	to fill unfulfilled subscriptions in the community offering, with preference given first to natural persons residing in the Indiana counties of Union and Wayne.

The term “associate” of a person means:

(1)
any corporation or organization, other than West End Bank, MHC, West End Bancshares, Inc., West End Bank, S.B., West End Indiana Bancshares, Inc. or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% beneficial stockholder;

(2)
any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

(3)	any blood or marriage relative of the person, who either lives in the same home as the person or who is a director or officer of West End Bank, S.B. or West End Indiana Bancshares, Inc.

The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)
a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the right to determine whether prospective purchasers are associates or acting in concert.  Shares of common stock purchased in the offering will be freely transferable except for shares purchased by our executive officers and directors and except as described below.  Any purchases made by any associate of West End Bank, S.B. or West End Indiana Bancshares, Inc. for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution.  In addition, under the guidelines of the Financial Industry Regulatory Authority, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities.  For a further discussion of limitations on purchases of shares of our common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares After Conversion” and “Restrictions on Acquisition of West End Indiana Bancshares, Inc.”

Marketing and Distribution; Compensation

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our Stock Information Center.

We have engaged Keefe, Bruyette & Woods, Inc., a broker-dealer registered with the Financial Industry Regulatory Authority, as a financial advisor in connection with the offering of our common stock.  In its role as financial advisor, Keefe, Bruyette & Woods, Inc., will:

●	provide advice on the financial and securities market implications of the plan of conversion and reorganization and related corporate documents, including our business plan;

●	assist in structuring our stock offering, including developing and assisting in implementing a market strategy for the stock offering;

●	review all offering documents, including this prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

●	assist us in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary;

●	assist us in analyzing proposals from outside vendors retained in connection with the stock offering, including printers, transfer agents and appraisal firms;

●	assist us in the drafting and distribution of press releases as required or appropriate in connection with the stock offering;

●	meet with the board of directors and management to discuss any of these services; and

●	provide such other financial advisory and investment banking services in connection with the stock offering as may be agreed upon by Keefe, Bruyette & Woods, Inc. and us.

For these services, Keefe, Bruyette & Woods, Inc. will receive a management fee of $50,000, payable in four consecutive monthly installments commencing in April 2011, and a success fee of 1.50% of the aggregate dollar amount of the common stock sold in the subscription offering and a 2.00% fee paid on any shares sold in the direct community offering, each if the conversion is consummated, excluding shares purchased by our directors, officers and employees and members of their immediate families, our employee stock ownership plan and our tax-qualified or stock-based compensation or similar plans (except individual retirement accounts) and shares contributed to our charitable foundation.  The management fee will be credited against the success fee payable upon the consummation of the conversion.

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc.  In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers.  Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering.  If there is a syndicated community offering, Keefe, Bruyette & Woods, Inc. will receive a management fee not to exceed 6.00% of the aggregate dollar amount of the common stock sold in the syndicated community offering.  Of this amount, Keefe, Bruyette & Woods, Inc. will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.

We also will reimburse Keefe, Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses associated with its marketing effort up to a maximum of $25,000.  In addition, we will reimburse Keefe, Bruyette & Woods, Inc. for fees and expenses of its counsel not to exceed $75,000.  In the event of unusual circumstances or delays or a re-solicitation in connection with the offering, the total expense cap will be increased to an amount not to exceed $125,000.  If the plan of conversion is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will only receive reimbursement of its reasonable out-of-pocket expenses and the portion of the management fee payable and will return any amounts paid or advanced by us in excess of these amounts. We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our financial advisor and performance of services as our financial advisor.

We have also engaged Keefe, Bruyette & Woods, Inc. to act as our conversion agent in connection with the stock offering. In its role as conversion agent, Keefe, Bruyette & Woods, Inc. will, among other things:

●	consolidate accounts and develop a central file;

●	prepare proxy forms and proxy materials;

●	tabulate proxies and ballots;

●	act as inspector of election at the special meeting of members;

●	assist us in establishing and managing the Stock Information Center;

●	assist our financial printer with labeling of stock offering materials;

●	process stock order forms and certification forms and produce daily reports and analysis;

●	assist our transfer agent with the generation and mailing of stock certificates;

●	advise us on interest and refund calculations; and

●	create tax forms for interest reporting.

For these services, Keefe, Bruyette & Woods, Inc. will receive a fee of $25,000, and we have made an advance payment of $10,000 to Keefe, Bruyette & Woods, Inc. with respect to this fee.  We also will reimburse Keefe, Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses associated with its acting as conversion agent up to a maximum of $5,000.  In the event of unusual circumstances or delays or a re-solicitation in connection with the offering, the fee for its services may be increased to an amount not to exceed $50,000.  If the plan of conversion is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will be entitled to the advance payment and also receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our conversion agent and performance of services as our conversion agent.

Our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other trained employees of West End Bank, S.B. or its affiliates may assist in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature.  No offers or sales may be made by tellers or at the teller counters.  All sales activity will be conducted in a segregated or separately identifiable area of our main office facility apart from the area accessible to the general public.  Other questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods, Inc.  Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock.  We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the shares of common stock.

The offering will comply with the requirements of Rule 10b-9 under the Securities Exchange Act of 1934.

Procedure for Purchasing Shares

Expiration Date. The offering will expire at 12:00 noon, Eastern Time, on December 13, 2011, unless we extend it for up to 45 days. This extension may be approved by us, in our sole discretion, without further approval or additional notice to purchasers in the offering.  Any extension of the subscription and/or community offering beyond January 27, 2012 would require the Federal Reserve Board’s approval.  If an extension beyond January 27, 2012 is granted by the appropriate regulatory agencies, we will resolicit subscribers/persons who place orders, giving them an opportunity to change or cancel their orders.  We will notify these persons of the extension of time and of the rights to place a new stock order for a specified period of time.  If a person does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  If we have not received orders to purchase the minimum number of shares offered in the offering by the expiration date or any extension thereof, we may terminate the offering and promptly refund all funds received for shares of common stock.  If the number of shares offered is reduced below the minimum of the offering range, or increased above the adjusted maximum of the offering range, subscribers may be resolicited with any required approvals of the Federal Reserve Board.

To ensure that each purchaser receives a prospectus at least 48 hours before December 13, 2011, the expiration date of the offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will be distributed only with a prospectus.  Subscription funds will be maintained in a segregated account at West End Bank, S.B. and will earn interest at our current statement savings rate from the date of receipt.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal orders and promptly return all funds delivered to us, with interest at our current statement savings rate from the date of receipt.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion and reorganization.

Use of Order Forms. In order to purchase shares of common stock in the subscription offering and community offering, you must complete an order form and remit full payment.  We will not be required to accept incomplete order forms, unsigned order forms, orders submitted on photocopied or facsimiled order forms. We must receive all order forms prior to 12:00 noon, Eastern Time, on December 13, 2011. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate withdrawal instructions.  A postmark prior to December 13, 2011 will not entitle you to purchase shares of common stock unless we receive the envelope by December 13, 2011.  We are not required to notify subscribers of incomplete or improperly executed order forms.  We have the right to permit the correction of incomplete or improperly executed order forms or waive immaterial irregularities.  We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects.  You may submit your order form and payment by mail using the return envelope provided, by bringing your order form to our Stock Information Center or to any branch office or by overnight delivery to the indicated address on the order form. Once tendered, an order form cannot be modified or revoked without our consent.  We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.  If you are ordering shares, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares.  Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the order forms will be final, subject to any required approvals of the Federal Reserve Board.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by West End Bank, S.B. or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

(1)	personal check, bank check or money order, payable to West End Indiana Bancshares, Inc.; or

(2)	authorization of withdrawal from West End Bank, S.B. deposit accounts designated on the order form.

Appropriate means for designating withdrawals from deposit accounts at West End Bank, S.B. are provided in the order forms.  The funds designated must be available in the account(s) at the time the order form is received.  A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made.  Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will be transferred to a savings account and earn interest at our current statement savings rate subsequent to the withdrawal.  In the case of payments made by check or money order, these funds must be available in the account(s) and will be immediately cashed and placed in a segregated account at West End Bank, S.B. and will earn interest at our current statement savings rate from the date payment is received until the offering is completed or terminated.

You may not use a check drawn on an West End Bank, S.B. line of credit, and we will not accept third-party checks (a check written by someone other than you) payable to you and endorsed over to West End Indiana Bancshares, Inc.  If you request that we place a hold on your checking account for the subscription amount, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account.  Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account.  By regulation, West End Bank, S.B.’s individual retirement accounts are not self-directed, so they cannot be invested in shares of our common stock.  Therefore, if you wish to use your funds that are currently in a West End Bank, S.B. individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock.  The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account.  It may take several weeks to transfer your West End Bank, S.B. individual retirement account to an independent trustee, so please allow yourself sufficient time to take this action.  There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers.  Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held.  We cannot guarantee that you will be able to use such funds.

We will have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the syndicated community offering at any time prior to the completion of the offering.  This payment may be made by wire transfer.

Our employee stock ownership plan will not be required to pay for any shares purchased in the offering until consummation of the offering, provided there is a loan commitment from an unrelated financial institution or West End Indiana Bancshares, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Regulations prohibit West End Bank, S.B. from knowingly lending funds or extending credit to any persons to purchase shares of common stock in the offering.

Delivery of Stock Certificates. Certificates representing shares of common stock issued in the offering and West End Bank, S.B. checks representing any applicable refund and/or interest paid on subscriptions made by check or money order will be mailed to the persons entitled thereto at the certificate registration address noted on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. Any certificates returned as undeliverable will be held by the transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading.

Other Restrictions. Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding.  We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished.  In addition, we are not required to offer shares of common stock to any person who resides in a foreign country.

Restrictions on Transfer of Subscription Rights and Shares

Applicable regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account.  Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

If you have any questions regarding the offering, please call our Stock Information Center, toll free, at (877) 298-6520, or visit the Stock Information Center located at 34 South 7th Street, Richmond, Indiana 47374. The Stock Information Center will be open between 12:00 noon and 5:00 p.m. on Mondays, between 9:00 a.m. and 5:00 p.m. on Tuesdays through Thursdays and between 9:00 a.m. and 12:00 noon on Fridays, Eastern Time. The Stock Information Center will be closed weekends and bank holidays.

Liquidation Rights

Liquidation prior to the conversion. In the unlikely event that West End Bank, MHC is liquidated prior to the conversion, all claims of creditors of West End Bank, MHC would be paid first. Thereafter, if there were any assets of West End Bank, MHC remaining, these assets would first be distributed to certain depositors of West End Bank, S.B. under such depositors’ liquidation rights.  The amount received by such depositors would be equal to their pro rata interest in the remaining value of West End Bank, MHC, after the claims of creditors, based on the relative size of their deposit accounts.

Liquidation following the conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by West End Indiana Bancshares, Inc. for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to West End Bank, MHC’s total equity as of the date of the latest statement of financial condition used in this prospectus.  The plan of conversion also provides for the establishment of a parallel bank liquidation account in West End Bank, S.B. to support the West End Indiana Bancshares, Inc. liquidation account.

In the unlikely event that West End Indiana Bancshares, Inc. and West End Bank, S.B. were to liquidate after the conversion, all claims of creditors, including those of West End Bank, S.B. depositors, would be paid first.  However, except with respect to the liquidation account established by West End Indiana Bancshares, Inc., a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest.  Depositors generally would not have an interest in the value of the assets of West End Bank, S.B. or West End Indiana Bancshares, Inc. above that amount.

The liquidation account established by West End Indiana Bancshares, Inc. is designed to provide payments to depositors of their liquidation interest (exchanged for the liquidation rights such persons had in West End Bank, MHC) in the event of a liquidation of West End Indiana Bancshares, Inc. and West End Bank, S.B. or of West End Bank, S.B. by itself.  Specifically, in the unlikely event that West End Indiana Bancshares, Inc. and West End Bank, S.B. were to completely liquidate after the conversion, all claims of creditors, including those of West End Bank, S.B. depositors, would be paid first, followed by distribution to Eligible Account Holders and Supplemental Eligible Account Holders of their interests in the liquidation account maintained by West End Indiana Bancshares, Inc.  In a complete liquidation of both entities, or of West End Bank, S.B. by itself, when West End Indiana Bancshares, Inc. has insufficient assets to fund the distribution due to Eligible Account Holders and Supplemental Eligible Account Holders and West End Bank, S.B. has positive net worth, West End Bank, S.B. shall make a distribution to fund West End Indiana Bancshares, Inc.’s remaining obligations under the liquidation account. If West End Indiana Bancshares, Inc. is sold or liquidated apart from a sale or liquidation of West End Bank, S.B., then the West End Indiana Bancshares, Inc. liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the bank liquidation account, subject to the same rights and terms as the liquidation account at West End Indiana Bancshares, Inc.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, West End Indiana Bancshares, Inc. will transfer the liquidation account (and the depositors’ interests in such account) to West End Bank, S.B. and the liquidation account shall thereupon become the liquidation account of West End Bank, S.B. Also, under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution in which West End Indiana Bancshares, Inc. or West End Bank, S.B. is not the surviving institution would not be considered a liquidation.  In such a transaction, the liquidation account would be assumed by the surviving institution.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in West End Bank, S.B. on March 31, 2010 or September 30, 2011 equal to the proportion that the balance of each Eligible Account Holder and Supplemental Account Holder deposit accounts on March 31, 2010 and September 30, 2011, respectively, bears to the balance of all Eligible Account Holder and Supplemental Account Holder deposit accounts in West End Bank, S.B. on such date.

If, however, on any December 31 annual liquidation account closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on March 31, 2010 or September 30, 2011, respectively, or any other December 31 annual liquidation account closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to West End Bank, MHC, West End Bancshares, Inc., West End Bank, S.B., West End Indiana Bancshares, Inc., Eligible Account Holders, Supplemental Eligible Account Holders and Other Members.  Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that West End Bank, MHC, West End Bancshares, Inc., West End Bank, S.B. or West End Indiana Bancshares, Inc. would prevail in a judicial proceeding.

Luse Gorman Pomerenk & Schick, P.C. has issued an opinion to West End Bank, MHC, West End Bancshares, Inc., West End Bank, S.B. and West End Indiana Bancshares, Inc. that for federal income tax purposes:

1.	The merger of West End Bank, MHC with and into West End Bancshares, Inc. will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.
The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in West End Bank, MHC for liquidation interests in West End Bancshares, Inc. will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.
None of West End Bank, MHC, West End Bank, S.B., Eligible Account Holders nor Supplemental Eligible Account Holders, will recognize any gain or loss on the transfer of the assets of West End Bank, MHC to West End Bancshares, Inc. in constructive exchange for a liquidation interest established in West End Bancshares, Inc. for the benefit of such persons who remain depositors of West End Bank, S.B.

4.
The basis of the assets of West End Bank, MHC and the holding period of such assets to be received by West End Bancshares, Inc. will be the same as the basis and holding period of such assets in West End Bank, MHC immediately before the exchange.

5.
The merger of West End Bancshares, Inc. with and into West End Indiana Bancshares, Inc. will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. Neither West End Bancshares, Inc. nor West End Indiana Bancshares, Inc. will recognize gain or loss as a result of such merger.

6.
The basis of the assets of West End Bancshares, Inc. and the holding period of such assets to be received by West End Indiana Bancshares, Inc. will be the same as the basis and holding period of such assets in West End Bancshares, Inc. immediately before the exchange.

7.
Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in West End Bancshares, Inc. for interests in the liquidation account in West End Indiana Bancshares, Inc.

8.
The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in West End Bancshares, Inc. for interests in the liquidation account established in West End Indiana Bancshares, Inc. will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

9.
It is more likely than not that the fair market value of the nontransferable subscription rights to purchase West End Indiana Bancshares, Inc. common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of West End Indiana Bancshares, Inc. common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

10.
It is more likely than not that the fair market value of the benefit provided by the liquidation account of West End Bank, S.B. supporting the payment of the West End Indiana Bancshares, Inc. liquidation account in the event West End Indiana Bancshares, Inc. lacks sufficient net assets is zero.  Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the West End Bank, S.B. liquidation account as of the effective date of the merger of West End Bancshares, Inc. with and into West End Indiana Bancshares, Inc.

11.
It is more likely than not that the basis of the shares of West End Indiana Bancshares, Inc. common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the West End Indiana Bancshares, Inc. common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

12.	No gain or loss will be recognized by West End Indiana Bancshares, Inc. on the receipt of money in exchange for West End Indiana Bancshares, Inc. common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to West End Bank, MHC, West End Bancshares, Inc., West End Bank, S.B., West End Indiana Bancshares, Inc. and persons receiving subscription rights and shareholders of West End Bancshares, Inc. The tax opinion as to items 7 and 9 above is based on the position that subscription rights to be received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members do not have any economic value at the time of distribution or the time the subscription rights are exercised. In this regard, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

We also have received a letter from RP Financial, LC, stating its belief that the subscription rights do not have any ascertainable fair market value and that the price at which the subscription rights are exercisable will not be more or less than the fair market value of the shares on the date of the exercise. This position is based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at the same price as will be paid by members of the general public in any community offering.

The tax opinion as to item 10 above is based on the position that the benefit provided by the West End Bank, S.B. liquidation account supporting the payment of the liquidation account in the event West End Indiana Bancshares, Inc. lacks sufficient net assets has a fair market value of zero.  We understand that:  (i) no holder of an interest in a liquidation account has ever received a payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in West End Bank, S.B. are reduced; and (iv) the West End Bank, S.B. liquidation account payment obligation arises only if West End Indiana Bancshares, Inc. lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from RP Financial, LC stating its belief that the benefit provided by the West End Bank, S.B. liquidation account supporting the payment of the liquidation account in the event West End Indiana Bancshares, Inc. lacks sufficient net assets does not have any economic value at the time of the conversion.  Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes it is more likely than not that such rights in the West End Bank, S.B. liquidation account have no value.  If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

We do not plan to apply for a private letter ruling from the Internal Revenue Service concerning the transactions described herein. Unlike private letter rulings issued by the Internal Revenue Service, opinions of counsel are not binding on the Internal Revenue Service or any state tax authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to West End Indiana Bancshares, Inc.’s registration statement. An opinion regarding the Indiana state income tax consequences consistent with the federal tax opinion has also been filed as an exhibit to West End Indiana Bancshares, Inc.’s registration statement.

Restrictions on Purchase or Transfer of Our Shares after Conversion

The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. All shares of common stock purchased in the offering by a director or an officer of West End Bank, S.B. generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of West End Indiana Bancshares, Inc. also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board.  This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, to purchases of our common stock to fund stock options by one or more stock-based benefit plans or to any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

Applicable regulations prohibit West End Indiana Bancshares, Inc. from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases.  After one year, applicable regulations do not impose any repurchase restrictions.

WEST END BANK CHARITABLE FOUNDATION

General

In furtherance of our commitment to our local community, our plan of conversion and reorganization provides that we will establish a new charitable foundation, West End Bank Charitable Foundation as a non-stock, nonprofit Delaware corporation in connection with the stock offering.  The new charitable foundation will be funded with shares of our common stock, as further described below.

By further enhancing our visibility and reputation in our local community, we believe that the charitable foundation will enhance the long-term value of West End Bank, S.B.’s community banking franchise.  The stock offering presents us with a unique opportunity to provide a substantial and continuing benefit to our communities through the West End Bank Charitable Foundation.

Purpose of the Charitable Foundation

In connection with the closing of the stock offering, we intend to contribute $125,000 in cash and 38,000 shares ($380,000) of our common stock for an aggregate contribution value of $505,000 to West End Bank Charitable Foundation. Our expected aggregate contribution amount is not dependent upon the amount of stock that we sell in the stock offering.  The purpose of the charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and to enable our communities to share in our long-term growth. West End Bank Charitable Foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. West End Bank Charitable Foundation will also support our ongoing obligations to the community under the Community Reinvestment Act.  West End Bank, S.B. received a “satisfactory” rating in its most recent Community Reinvestment Act examination by the FDIC.

Funding West End Bank Charitable Foundation with shares of our common stock in addition to cash is also intended to allow our communities to share in our potential growth and success after the stock offering is completed because West End Bank Charitable Foundation will benefit directly from any increases in the value of our shares of common stock.  In addition, West End Bank Charitable Foundation will maintain close ties with West End Bank, S.B., thereby forming a partnership within the communities in which West End Bank, S.B. operates.

Structure of the Charitable Foundation

West End Bank Charitable Foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation.  The certificate of incorporation of West End Bank Charitable Foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. West End Bank Charitable Foundation’s certificate of incorporation will further provide that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its members, directors or officers or to private individuals.

The charitable foundation will be governed by a board of directors, initially consisting of Fredric A. Ahaus and John L. Hitch, both of whom are director of West End Indiana Bancshares, Inc. and one individual who is not affiliated with us.  Applicable regulations require that we select one person to serve on the initial board of directors who is not one of our officers or directors and who has experience with local charitable organizations and grant making, and we have selected Mr. Douglas B. Oler as a director to satisfy these requirements.  While there are no plans to change the size of the initial board of directors during the year following the completion of the stock offering, following the first anniversary of the stock offering, the charitable foundation may alter the size and composition of its board of directors.  For five years after the stock offering, one seat on the charitable foundation’s board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and at least one seat on the charitable foundation’s board of directors will be reserved for one of West End Bank, S.B’s directors.  Except as described below in “–Regulatory Requirements Imposed on the Charitable Foundation,” on an annual basis, directors of the charitable foundation elect one third of the board to serve for three-year terms.

The business experience of our current directors and executive officers who will serve as board members of the charitable foundation is described in “Management of West End Bancshares, Inc.”  Biographical information for our outside director, who will serve as our outside foundation director, is as follows: Mr. Douglas B. Oler is an attorney at the law firm Boston, Bever, Klinge, Cross & Chidester, which is headquartered in Richmond, Indiana. Mr. Oler’s principles areas of practice are elder law, estate planning, will, trusts, probate, business and corporate law.

The board of directors of West End Bank Charitable Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established.  As directors of a nonprofit corporation, directors of West End Bank Charitable Foundation will at all times be bound by their fiduciary duty to advance the charitable foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation is established.  The directors of West End Bank Charitable Foundation also will be responsible for directing the activities of the charitable foundation, including the management and voting of the shares of our common stock held by the charitable foundation.  However, as required by applicable regulations, all shares of our common stock held by West End Bank Charitable Foundation must be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.

West End Bank Charitable Foundation’s initial place of business will be located at our corporate headquarters.  The board of directors of West End Bank Charitable Foundation will appoint such officers and employees as may be necessary to manage its operations.  To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the regulations of the Federal Reserve Board and of the Indiana Department of Financial Regulations, as applicable, governing transactions between West End Bank, S.B and the charitable foundation.

Capital for the charitable foundation will come from:

(1)	any dividends that may be paid on our shares of common stock in the future;

(2)	within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

(3)	the proceeds of the sale of any of the shares of common stock in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, West End Bank Charitable Foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets.  One of the conditions imposed on the gift of shares of common stock is that the amount of shares of common stock that may be sold by West End Bank Charitable Foundation in any one year may not exceed 5% of the average market value of the assets held by West End Bank Charitable Foundation, except where the board of directors of the charitable foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes.

Tax Considerations

We believe that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation.  West End Bank Charitable Foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization.  As long as West End Bank Charitable Foundation files its application for tax-exempt status within 27 months of the last day of the month in which it was organized, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization.  We have not received a tax opinion as to whether West End Bank Charitable Foundation’s tax exempt status will be affected by the regulatory requirement that all shares of our common stock held by West End Bank Charitable Foundation must be voted in the same ratio as all other outstanding shares of our common stock on all proposals considered by our stockholders.

West End Indiana Bancshares, Inc. and West End Bank, S.B. are authorized by federal law to make charitable contributions.  We believe that the stock offering presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised.  In making such a determination, we considered the dilutive impact to our stockholders of the contribution of shares of common stock to West End Bank Charitable Foundation.

We believe that our contribution of shares of our common stock to West End Bank Charitable Foundation should not constitute an act of self-dealing and that we should be entitled to a federal tax deduction in the amount of the fair market value of the stock at the time of the contribution.  We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year.  We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to West End Bank Charitable Foundation.  We estimate that at all levels of the offering range, the contribution should be deductible for federal tax purposes over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period).  However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the charitable foundation.  In such event, our contribution to West End Bank Charitable Foundation would be expensed without a tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination.  Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full.  Any such decision to continue to make additional contributions to West End Bank Charitable Foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.

As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation.  However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2%.  West End Bank Charitable Foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year.  West End Bank Charitable Foundation will be required to make its annual return available for public inspection.  The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on the West End Bank Charitable Foundation

Applicable regulations require that, before our board of directors adopted the plan of conversion and reorganization, the board of directors had to identify its members that will serve on the charitable foundation’s board, and these directors could not participate in our board’s discussions concerning contributions to the charitable foundation, and could not vote on the matter. Our board of directors complied with this regulation in adopting the plan of conversion and reorganization.

These regulations impose the following additional requirements on the establishment of the charitable foundation:

●	the Federal Reserve Board may examine the charitable foundation at the charitable foundation’s expense;

●	the charitable foundation must comply with all supervisory directives imposed by the Federal Reserve Board;

●	the charitable foundation must provide annually to the Federal Reserve Board a copy of the annual report that the charitable foundation submits to the Internal Revenue Service;

●	the charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

●	the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

●	the charitable foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.

Within six months of completing the stock offering, West End Bank Charitable Foundation must submit to the Federal Reserve Board a three-year operating plan.

RESTRICTIONS ON ACQUISITION OF WEST END INDIANA BANCSHARES, INC.

Although the Board of Directors of West End Indiana Bancshares, Inc. is not aware of any effort that might be made to obtain control of West End Indiana Bancshares, Inc. after the conversion, the Board of Directors believes that it is appropriate to include certain provisions as part of West End Indiana Bancshares, Inc.’s articles of incorporation to protect the interests of West End Indiana Bancshares, Inc. and its stockholders from takeovers which our Board of Directors might conclude are not in the best interests of West End Bank, S.B., West End Indiana Bancshares, Inc. or West End Indiana Bancshares, Inc.’s stockholders.

The following discussion is a general summary of the material provisions of West End Indiana Bancshares, Inc.’s articles of incorporation and bylaws, West End Bank, S.B.’s articles of incorporation and bylaws, Maryland corporate law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect.  The following description of certain of these provisions is necessarily general and, with respect to provisions contained in West End Indiana Bancshares, Inc.’s articles of incorporation and bylaws and West End Bank, S.B.’s articles of incorporation and bylaws, reference should be made in each case to the document in question, each of which is part of West End Bank, S.B.’s applications with the Office of Thrift Supervision, the Federal Reserve Board, the Indiana Department of Financial Institutions and West End Indiana Bancshares, Inc.’s registration statement filed with the Securities and Exchange Commission.  See “Where You Can Find Additional Information.”

West End Indiana Bancshares, Inc.’s Articles of Incorporation and Bylaws

West End Indiana Bancshares, Inc.’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts.  As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the Board of Directors or management of West End Indiana Bancshares, Inc. more difficult.

Directors. The Board of Directors will be divided into three classes.  The members of each class will be elected for a term of three years and only one class of directors will be elected annually.  Thus, it would take at least two annual elections to replace a majority of our directors.  The bylaws establish qualifications for board members, including prohibition on service as a director or officer of competitors of West End Bank, S.B. and disqualification based on certain prior legal or regulatory violations. The bylaws also contain age restrictions and a residency requirement that board members must have maintained their principal residence in Wayne County, Indiana or an Indiana county adjacent and contiguous thereto for a period of at least one year immediately before his or her nomination or appointment to the Board. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.  Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers.  The articles of incorporation of West End Indiana Bancshares, Inc. provide that its Board of Directors, when evaluating a transaction that would or may involve a change in control of West End Indiana Bancshares, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of West End Indiana Bancshares, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

●	the economic effect, both immediate and long-term, upon West End Indiana Bancshares, Inc.’s stockholders, including stockholders, if any, who do not participate in the transaction;

●
the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, West End Indiana Bancshares, Inc. and its subsidiaries and on the communities in which West End Indiana Bancshares, Inc. and its subsidiaries operate or are located;

●	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of West End Indiana Bancshares, Inc.;

●	whether a more favorable price could be obtained for West End Indiana Bancshares, Inc.’s stock or other securities in the future;

●
the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of West End Indiana Bancshares, Inc. and its subsidiaries;

●	the future value of the stock or any other securities of West End Indiana Bancshares, Inc. or the other entity to be involved in the proposed transaction;

●	any antitrust or other legal and regulatory issues that are raised by the proposal;

●
the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

●
the ability of West End Indiana Bancshares, Inc. to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the Board of Directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Call of Special Meetings.  The bylaws provide that, unless approved by unaffiliated directors, special meetings of stockholders can be called by only the President, a majority of the total number of directors that West End Indiana Bancshares, Inc. would have if there were no vacancies on the Board of Directors (the “whole board”), or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting.  The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights.   The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit; provided that such 10% limit shall not apply if a majority of the unaffiliated directors approve the acquisition of shares in excess of the 10% limit prior to such acquisition.

Restrictions on Removing Directors from Office.  The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of a majority of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”), voting together as a single class.

Authorized but Unissued Shares.  After the conversion, West End Indiana Bancshares, Inc. will have authorized but unissued shares of common and preferred stock.  See “Description of Capital Stock.”  The articles of incorporation authorize 1,000,000 shares of serial preferred stock.  West End Indiana Bancshares, Inc. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares.  In addition, the articles of incorporation provide that a majority of the whole board may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that West End Indiana Bancshares, Inc. has the authority to issue.  In the event of a proposed merger, tender offer or other attempt to gain control of West End Indiana Bancshares, Inc. that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction.  An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of West End Indiana Bancshares, Inc.  The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws.  Except as provided under “— Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the Board of Directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our Board of Directors and also by a majority of the outstanding shares of our voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that a majority of the voting power of stockholders must vote to remove directors, and can only remove directors for cause;

(v)	The ability of the board of directors to amend and repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire West End Indiana Bancshares, Inc.;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by West End Indiana Bancshares, Inc.;

(xi)	The limitation of liability of officers and directors to West End Indiana Bancshares, Inc. for money damages; and

(xii)
The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xi) of this list.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.  Any amendment of this supermajority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

Maryland Corporate Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of a corporation’s voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Conversion Regulations

Federal regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution.  However, offers made exclusively to a bank or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. A person who is found to have violated these restrictions may face prosecution or other legal action.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Federal Reserve Board regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Federal Reserve Board that the acquirer has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution.  Under state law, control is defined to mean the ability of any person or entity, acting individually or in concert, to own, hold, direct with power to vote, or hold proxies representing 10% or more of the voting shares or rights of an institution, the ability to achieve in any manner the election or appointment of a majority of directors of an institution, or the power to direct or exercise significant influence over the management or policies of an institution.

Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock, if the acquirer is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under Federal Reserve Board regulations. Such control factors include the acquirer being one of the two largest stockholders. The determination of control may be rebutted by submission to the Federal Reserve Board, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies that acquire beneficial ownership exceeding 10% or more of any class of a savings and loan holding company’s stock who do not intend to participate in or seek to exercise control over a savings and loan holding company’s management or policies may qualify for a safe harbor by filing with the Federal Reserve Board a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Federal Reserve Board, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

The Federal Reserve Board may prohibit an acquisition of control if it finds, among other things, that:

●	the acquisition would result in a monopoly or substantially lessen competition;

●	the financial condition of the acquiring person might jeopardize the financial stability of the institution;

●	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person; or

●	the acquisition would have an adverse effect on the Deposit Insurance Fund.

Additionally, under the Indiana Financial Institutions Act, any proposed direct or indirect change in control of West End Bank, S.B. would require the prior approval of the Indiana Department of Financial Institutions of a change in control application.

DESCRIPTION OF CAPITAL STOCK
General

At the effective date, West End Indiana Bancshares, Inc. will be authorized to issue 50,000,000 shares of common stock, par value of $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. West End Indiana Bancshares, Inc. currently expects to issue in the offering up to 1,878,000 shares of common stock including shares issued the Foundation.  West End Indiana Bancshares, Inc. will not issue shares of preferred stock in the conversion.  Each share of West End Indiana Bancshares, Inc. common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and non-assessable.

The shares of common stock of West End Indiana Bancshares, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. West End Indiana Bancshares, Inc. can pay dividends on its common stock if, after giving effect to the distribution, it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and its total assets exceed the sum of its liabilities and the amount needed, if West End Indiana Bancshares, Inc. were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution.  The holders of common stock of West End Indiana Bancshares, Inc. will be entitled to receive and share equally in dividends as may be declared by our Board of Directors out of funds legally available therefor.  If West End Indiana Bancshares, Inc. issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion, the holders of common stock of West End Indiana Bancshares, Inc. will have exclusive voting rights in West End Indiana Bancshares, Inc.  They will elect West End Indiana Bancshares, Inc.’s Board of Directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the Board of Directors.  Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors.  Any person who beneficially owns more than 10% of the then-outstanding shares of West End Indiana Bancshares, Inc.’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit.  If West End Indiana Bancshares, Inc. issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote.

As a stock savings bank, corporate powers and control of West End Bank, S.B. are vested in its Board of Directors, who elect the officers of West End Bank, S.B. and who fill any vacancies on the Board of Directors. Voting rights of West End Bank, S.B. are vested exclusively in the owners of the shares of capital stock of West End Bank, S.B., which will be West End Indiana Bancshares, Inc., and voted at the direction of West End Indiana Bancshares, Inc.’s Board of Directors.  Consequently, the holders of the common stock of West End Indiana Bancshares, Inc. will not have direct control of West End Bank, S.B.

Liquidation. In the event of any liquidation, dissolution or winding up of West End Bank, S.B., West End Indiana Bancshares, Inc., as the holder of 100% of West End Bank, S.B.’s capital stock, would be entitled to receive all assets of West End Bank, S.B. available for distribution, after payment or provision for payment of all debts and liabilities of West End Bank, S.B., including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of West End Indiana Bancshares, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of West End Indiana Bancshares, Inc. available for distribution.  If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of West End Indiana Bancshares, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the Board of Directors.  The common stock is not subject to redemption.

Preferred Stock

None of the shares of West End Indiana Bancshares, Inc.’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our Board of Directors may from time to time determine. Our Board of Directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for West End Indiana Bancshares, Inc.’s common stock is Registrar and Transfer Company, Cranford, New Jersey.

CHANGE IN ACCOUNTANTS

Prior to this stock offering, the financial statements of West End Bank, MHC were audited by Sherman, Barber & Mullikin, A Professional Corporation, Madison, Indiana. At the time Sherman, Barber & Mullikin performed audit services for West End Bank, MHC, West End Bank, MHC was not a public company and was not subject to Securities and Exchange Commission regulations. In connection with this offering and the filing of West End Indiana Bancshares, Inc.’s registration statement, on October 7, 2010, West End Bank, MHC engaged BKD, LLP, an independent registered public accounting firm, to audit its consolidated financial statements as of and for the years ended December 31, 2010 and December 31, 2009. These financial statements, including BKD, LLP’s Audit Report thereon, are included in this prospectus and in the registration statement.  Prior to their engagement, we had no relationship with BKD, LLP in any way during the years ended December 31, 2010 or 2009.

In connection with our decision to conduct the conversion and stock offering, on September 28, 2010, Sherman, Barber & Mullikin, our former independent accounting firm, declined to stand for re-election as the independent public accounting firm for West End Bank, S.B.  This decision was approved by the audit committee of our Board of Directors.

During the past two years, there has not been any disagreement between Sherman, Barber & Mullikin and West End Bank, MHC whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which, if not resolved to the satisfaction of Sherman, Barber & Mullikin, would have caused Sherman, Barber & Mullikin to make a reference to the subject matter of the disagreement in connection with its reports.

Sherman, Barber & Mullikin’s reports on the financial statements of  West End Bank, MHC for the past two years have not contained an adverse opinion or disclaimer of opinion, or been modified as to uncertainty, audit scope or accounting principles.

We have provided Sherman, Barber & Mullikin with a copy of the disclosure contained in this prospectus, which was received by Sherman, Barber & Mullikin on June 21, 2011. Sherman, Barber & Mullikin has issued a letter stating that it agrees with our disclosure on this matter. This letter is included as an exhibit to our registration statement filed with the Securities and Exchange Commission.

EXPERTS

The consolidated financial statements of West End Bank, MHC and subsidiaries as of December 31, 2010 and 2009, and for each of the years in the two-year period ended December 31, 2010, have been included herein and in the registration statement in reliance upon the report of BKD, LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC has consented to the publication herein of the summary of its report to West End Indiana Bancshares, Inc. setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letter with respect to subscription rights.

LEGAL AND TAX MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to West End Indiana Bancshares, Inc. and West End Bank, S.B., will issue to West End Indiana Bancshares, Inc. its opinions regarding the legality of the common stock and the federal income tax consequences of the conversion.  Luse Gorman Pomerenk & Schick, P.C. has consented to the references in this prospectus to its opinions.  BKD, LLP will issue to West End Bank, MHC, West End Bancshares, Inc., West End Indiana Bancshares, Inc. and West End Bank, S.B. its opinion regarding the Indiana income tax consequences of the conversion.  BKD, LLP, has consented to the reference in this prospectus to its opinion.  Certain legal matters will be passed upon for Keefe, Bruyette and Woods, Inc. by Silver, Freedman & Taff, L.L.P., Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

West End Indiana Bancshares, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement.  Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates.  The Securities and Exchange Commission telephone number is 1-800-SEC-0330.  In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including West End Indiana Bancshares, Inc.  The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

West End Bank, S.B. has filed with the Federal Reserve Bank of Chicago an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the application. The application may be examined at the Federal Reserve Bank of Chicago, located at 230 South LaSalle Street, Chicago, Illinois 60604.  Our plan of conversion and reorganization is available, upon request, at each of our branch offices.

In connection with the offering, West End Indiana Bancshares, Inc. will register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and, upon such registration, West End Indiana Bancshares, Inc. and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934, subject to subsequent deregistration of such shares under the Securities Exchange Act of 1934.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
WEST END BANK, MHC

***

Separate financial statements for West End Indiana Bancshares, Inc. have not been included in this prospectus because West End Indiana Bancshares, Inc. has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

All financial information as of and for the six months ended June 30, 2011 and 2010 is unaudited.

Pursuant to Securities and Exchange Commission regulations, West End Indiana Bancshares, Inc. is a smaller reporting company as it will have a public float of less than $75 million.

201 N Illinois Street, Suite 700 P.O. Box 44998 Indianapolis, IN 46244-0998 317.383.4000 Fax 317.383.4200 www.bkd.com

Independent Accountants’ Report

Board of Directors
West End Bank, MHC
Richmond, Indiana

We have audited the accompanying consolidated balance sheets of West End Bank, MHC as of December 31, 2010 and 2009, and the related consolidated statements of income, equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of West End Bank, MHC as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 16, the Company changed its method of accounting for prepaid expenses and accrued liabilities by retroactively restating prior years’ financial statements in 2010.

Indianapolis, Indiana
April 29, 2011

F – 2

West End Bank, MHC
Consolidated Balance Sheets
June 30, 2011 (Unaudited) and
December 31, 2010 and 2009

	June 30,	December 31
	2011	2010	2009
	(Unaudited)

Assets
Cash and due from banks	$1,525,214	$1,706,247	$1,589,133
Interest-bearing demand deposits	10,602,057	6,587,359	4,950,909
Cash and cash equivalents	12,127,271	8,293,606	6,540,042
Investment securities available for sale	36,629,931	41,215,625	24,699,606
Loans held for sale	322,193	—	—
Loans, net of allowance for loan losses of $1,739,698 at June 30, 2011 and $1,699,465 and $1,113,079 at December 31, 2010 and 2009, respectively	152,612,438	151,810,044	144,234,760
Premises and equipment	3,639,011	3,690,575	3,604,839
Federal Home Loan Bank stock	1,709,300	1,857,800	2,087,500
Interest receivable	827,396	886,224	862,272
Bank-owned life insurance	4,665,584	4,589,294	4,433,563
Foreclosed real estate held for sale	1,251,774	786,067	585,631
Other assets	2,922,153	2,860,137	3,092,879

Total assets	$216,707,051	$215,989,372	$190,141,092

Liabilities and Equity

Liabilities
Deposits	$175,097,296	$175,370,652	$145,268,796
Federal Home Loan Bank advances	23,000,000	22,000,000	27,200,000
Interest payable	133,312	141,517	155,748
Other liabilities	722,463	1,157,359	649,823
Total liabilities	198,953,071	198,669,528	173,274,367

Commitments and Contingencies (Note 10)

Equity
Retained earnings	17,520,736	17,186,097	16,687,712
Accumulated other comprehensive income	233,244	133,747	179,013
Total equity	17,753,980	17,319,844	16,866,725

Total liabilities and equity	$216,707,051	$215,989,372	$190,141,092

See Notes to Consolidated Financial Statements

West End Bank, MHC
Consolidated Statements of Income
Six Months Ended June 30, 2011 and 2010 (Unaudited) and
Years Ended December 31, 2010 and 2009

	Six Months Ended June 30		Years Ended December 31
	2011	2010	2010	2009
	(Unaudited)

Interest and Dividend Income
Loans receivable, including fees	$5,063,024	$5,015,884	$10,119,467	$10,031,106
Investment securities	423,920	363,566	777,570	826,701
Other	28,735	13,360	37,187	58,364
Total interest income	5,515,679	5,392,810	10,934,224	10,916,171

Interest Expense
Deposits	1,411,739	1,730,100	3,395,960	3,548,418
Federal Home Loan Bank advances	250,632	377,687	649,371	961,447
Total interest expense	1,662,371	2,107,787	4,045,331	4,509,865

Net Interest Income	3,853,308	3,285,023	6,888,893	6,406,306
Provision for loan losses	975,000	694,000	1,294,000	1,588,541
Net Interest Income After Provision for Loan Losses	2,878,308	2,591,023	5,594,893	4,817,765

Other Income
Service charges on deposit accounts	275,335	285,422	551,116	556,966
Loan servicing income, net	111,585	72,831	69,428	(2,538)
Debit card income	95,668	73,960	155,126	128,884
Gain on sale of loans	379,472	132,905	331,073	411,800
Net realized gains on sales of available-for-sale securities	63,917	31,354	121,701	130,952
Gain on cash surrender value of life insurance	76,290	74,940	155,731	149,105
Gain (loss) on sale of other assets	(59,895)	19,949	56,313	(19,369)
Other income	54,773	34,157	51,523	42,435
Total other income	997,145	725,518	1,492,011	1,398,235

Other Expense
Salaries and employee benefits	1,811,859	1,596,204	3,303,767	2,886,563
Net occupancy	232,432	217,198	425,661	416,474
Data processing fees	144,219	145,375	287,891	232,228
Professional fees	119,529	110,697	285,754	206,061
Advertising	80,209	67,154	169,326	146,272
ATM charges	124,715	116,583	236,042	227,352
Postage and courier	82,704	71,962	150,919	164,552
FDIC insurance premiums	155,478	137,386	268,079	278,100
Other expenses	607,099	529,440	1,231,794	1,263,363
Total other expense	3,358,244	2,991,999	6,359,233	5,820,965

Income Before Income Tax	517,209	324,542	727,671	395,035
Income tax expense	182,570	96,936	229,286	68,230

Net Income	$334,639	$227,606	$498,385	$326,805

See Notes to Consolidated Financial Statements

West End Bank, MHC
Consolidated Statements of Equity
Six Months Ended June 30, 2011 (Unaudited) and
Years Ended December 31, 2010 and 2009

	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance, January 1, 2009	$16,360,907	$191,667	$16,552,574

Comprehensive income
Net income	326,805		326,805
Change in unrealized gains on securities, net of reclassification adjustment and tax		(12,654)	(12,654)
Comprehensive income			314,151
Balance, December 31, 2009	16,687,712	179,013	16,866,725

Comprehensive income
Net income	498,385		498,385
Change in unrealized gains on securities, net of reclassification adjustment and tax		(45,266)	(45,266)
Comprehensive income			453,119
Balance, December 31, 2010	17,186,097	133,747	17,319,844

Comprehensive income (unaudited)
Net income	334,639		334,639
Change in unrealized gains on securities, net of reclassification adjustment and tax		99,497	99,497
Comprehensive income			434,136

Balance, June 30, 2011 (Unaudited)	$17,520,736	$233,244	$17,753,980

See Notes to Consolidated Financial Statements

West End Bank, MHC
Consolidated Statements of Cash Flows
Six Months Ended June 30, 2011 and 2010 (Unaudited) and
Years Ended December 31, 2010 and 2009

	Six Months Ended June 30		Years Ended December 31
	2011	2010	2010	2009
	(Unaudited)

Operating Activities
Net income	$334,639	$227,606	$498,385	$326,805
Items not requiring (providing) cash
Provision for loan losses	975,000	694,000	1,294,000	1,588,541
Depreciation and amortization	122,575	120,825	225,926	210,647
Deferred income taxes	35,642	(59,273)	(25,138)	(89,568)
Investment securities amortization, net	417,395	315,158	753,434	196,258
Investment securities gains	(63,917)	(31,354)	(121,701)	(130,952)
Loan originated for sale in the secondary market	(1,684,818)	—	—	—
Proceeds from loan sales in the secondary market	1,390,583	—	—	—
Gain on loans sold	(379,472)	(132,905)	(331,073)	(441,800)
Net change in
Interest receivable	58,828	318	(23,952)	11,935
Interest payable	(8,205)	1,701	(14,231)	32,802
Cash surrender value of life insurance	(76,290)	(74,940)	(155,731)	(149,105)
Prepaid FDIC insurance	146,422	129,240	247,310	(867,114)
Other adjustments	(662,305)	91,273	608,815	(789,652)
Net cash provided by (used in) operating activities	606,077	1,281,649	2,956,044	(101,203)

Investing Activities
Purchases of securities available for sale	(5,881,983)	(18,599,431)	(38,520,958)	(19,176,929)
Proceeds from maturities of securities available for sale	9,149,738	7,556,508	12,099,766	5,633,345
Proceeds from sales of securities available for sale	1,129,192	3,165,617	9,198,496	8,279,203
Proceeds from redemption of FHLB stock	148,500	—	229,700	—
Proceeds from sale of loans	1,878,159	4,826,134	11,223,231	21,168,547
Net change in loans	(3,857,623)	(10,248,789)	(20,327,406)	(28,958,814)
Purchase of premises and equipment	(131,683)	(208,297)	(318,875)	(1,054,422)
Proceeds from sale of foreclosed real estate	27,717	186,836	323,493	151,341
Other investing activities	38,927	(2,871)	(11,783)	—
Net cash provided by (used in) investing activities	2,500,944	(13,324,293)	(26,104,336)	(13,957,729)

Financing Activities
Net change in demand deposits, money market, NOW and savings accounts	5,999,097	26,326,976	23,255,913	8,816,455
Net change in certificates of deposit	(6,272,453)	5,202,772	6,845,943	9,467,167
Repayment of FHLB advances	11,000,000	(11,200,000)	(15,200,000)	(15,000,000)
Proceeds from FHLB advances	(10,000,000)	—	10,000,000	9,500,000
Net cash provided by financing activities	726,644	20,329,748	24,901,856	12,783,622

Net Change in Cash and Cash Equivalents	3,833,665	8,287,104	1,753,564	(1,275,310)

Cash and Cash Equivalents, Beginning of Year	8,293,606	6,540,042	6,540,042	7,815,352

Cash and Cash Equivalents, End of Year	$12,127,271	$14,827,146	$8,293,606	$6,540,042

Additional Cash Flows Information
Interest paid	$1,662,371	$2,106,086	$4,059,562	$4,542,667
Income tax paid	330,000	74,074	133,599	150,771
Real estate acquired in settlement of loans	641,800	337,225	767,825	1,082,826
Sale and financing of foreclosed real estate	120,272	269,503	296,503	498,475

See Notes to Consolidated Financial Statements

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

West End Bank, MHC (Company) is a federally chartered mutual holding company whose principal activity is the ownership and management of its wholly owned subsidiary.  West End Bancshares, Inc., a federally chartered stock holding company, is a wholly owned subsidiary of West End Bank, MHC.  West End Bank, S.B (Bank) is a state stock savings bank that is a wholly owned subsidiary of West End Bancshares, Inc.  The Bank is primarily engaged in providing a full range of banking and financial services to individual and corporate customers in the areas surrounding Richmond, Indiana.  The Bank is subject to competition from other financial institutions.  The Bank is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Principles of Consolidation

The consolidated financial statements include the accounts of West End Bank, MHC and its wholly owned subsidiary, West End Bancshares, Inc. and West End Bank, S.B., the wholly owned subsidiary of West End Bancshares, Inc., and West Corp, Inc., the wholly owned subsidiary of West End Bank, S.B.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and fair values of financial instruments.

Unaudited Interim Financial Statements

The interim consolidated financial statements at June 30, 2011 and for the six months ended June 30, 2011 and 2010 and the related footnote information are unaudited.  Such unaudited interim financial statements have been prepared in accordance with the requirements for presentation of interim financial statements of Regulation S-X and are in accordance with U.S. GAAP.  In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation of the results of operations for the interim periods.  The results of operations for the six months ended June 30, 2011 and 2010, are not necessarily indicative of the results that may be expected for the entire year or any other interim period.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Cash Equivalents

The Company considers all liquid investments with original maturities of six months or less to be cash equivalents.  At June 30, 2011 and December 31, 2010 and 2009, cash equivalents consisted primarily of interest bearing demand deposits.

The Bank is required to maintain reserve funds in cash and/or deposit with the Federal Reserve Bank.  The reserve required at June 30, 2011 was $622,000 (unaudited).  There was no reserve required at December 31, 2010.

The financial institution holding the Company’s cash accounts is participating in the FDIC’s Transaction Account Guarantee Program.  Under that program, through December 31, 2010, all noninterest-bearing transaction accounts are fully guaranteed by the FDIC for the entire amount in the account.  Pursuant to legislation enacted in 2010, the FDIC will fully insure all noninterest-bearing transaction accounts beginning December 31, 2010 through December 31, 2012, at all FDIC-insured institutions.

Effective July 21, 2010, the FDIC’s insurance limits were permanently increased to $250,000.  At June 30, 2011 and December 31, 2010, the Company’s interest-bearing cash accounts exceeded federally insured limits by approximately $10,270,000  (unaudited) and $5,881,000.  At June 30, 2011, this amount included $8,090,000 (unaudited) held at the Federal Home Loan Bank and $2,180,000 (unaudited) held at the Federal Reserve Bank, which are not federally insured.  At December 31, 2010, this amount included $4,655,000 held at the Federal Home Loan Bank and $1,226,000 held at the Federal Reserve Bank, which are not federally insured.

Investment Securities

All of the Bank’s investment securities are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.  Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities, with the exception of mortgage-backed securities, which are amortized over an estimated average life.  Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

For debt securities with fair value below carrying value when the Company does not intend to sell a debt security, and it is more likely than not the Company will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.  For held-to-maturity debt securities, the amount of an other-than-temporary impairment recorded in other comprehensive income for the noncredit portion of a previous other-than-temporary impairment is amortized prospectively over the remaining life of the security on the basis of the timing of future estimated cash flows of the security.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level yield adjustment over the respective term of the loan.

For all loan classes, the accrual of interest is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection.  Past due status is based on contractual terms of the loan. For all loan classes, the entire balance of the loan is considered past due if the minimum payment contractually required to be paid is not received by the contractual due date.  For all loan classes, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

Consistent with regulatory guidance, charge-offs on all loan segments are taken when specific loans, or portions thereof, are considered uncollectible.  The Company’s policy is to promptly charge these loans off in the period the uncollectible loss is reasonably determined.

For all loan portfolio segments except residential and consumer loans, the Company promptly charges-off loans, or portions thereof, when available information confirms that specific loans are uncollectible based on information that includes, but is not limited to, (1) the deteriorating financial condition of the borrower, (2) declining collateral values, and/or (3) legal action, including bankruptcy, that impairs the borrower’s ability to adequately meet its obligations. For impaired loans that are considered to be solely collateral dependent, a partial charge-off is recorded when a loss has been confirmed by an updated appraisal or other appropriate valuation of the collateral.

The Company charges-off residential and consumer loans, or portions thereof, when the Company reasonably determines the amount of the loss.  The Company adheres to timeframes established by applicable regulatory guidance which provides for the charge-down of 1-4 family first and junior lien mortgages to the net realizable value less costs to sell when the loan is 180 days past due, charge-off of unsecured open-end loans when the loan is 180 days past due, and charge down to the net realizable value when other secured loans are 120 days past due.  Loans at these respective delinquency thresholds for which the Company can clearly document that the loan is both well-secured and in the process of collection, such that collection will occur regardless of delinquency status, need not be charged off.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

For all for classes, all interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income.  The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.  Nonaccrual loans are returned to accrual status when, in the opinion of management, the financial position of the borrower indicates there is no longer any reasonable doubt as to the timely collection of interest or principal.  The Company requires a period of satisfactory performance of not less than six months before returning a nonaccrual loan to accrual status.

When cash payments are received on impaired loans in each loan class, the Company records the payment as interest income unless collection of the remaining recorded principal amount is doubtful, at which time payments are used to reduce the principal balance of the loan.  Troubled debt restructured loans recognize interest income on an accrual basis at the renegotiated rate if the loan is in compliance with the modified terms.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components.  The allocated component relates to loans that are classified as impaired.  For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.  The general component covers non-impaired loans and is based on historical charge-off experience by segment.  The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the prior three years.  Management believes the three year historical loss experience methodology is appropriate in the current economic environment. Other adjustments (qualitative/environmental considerations) for each segment may be added to the allowance for each loan segment after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due based on the loan’s current payment status and the borrower’s financial condition including available sources of cash flows.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis for non-homogenous type loans such as commercial, non-owner residential and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.  For impaired loans where the Company utilizes the discounted cash flows to determine the level of impairment, the Company includes the entire change in the present value of cash flows as bad debt expense.

 The fair values of collateral dependent impaired loans are based on independent appraisals of the collateral.  In general, the Company acquires an updated appraisal upon identification of impairment and annually thereafter for commercial, commercial real estate and multi-family loans.  If the most recent appraisal is over a year old, and a new appraisal is not performed, due to lack of comparable values or other reasons, the existing appraisal is utilized and discounted 20% - 30% based on the age of the appraisal, condition of the subject property, and overall economic conditions.  After determining the collateral value as described, the fair value is calculated based on the determined collateral value less selling expenses.  The potential for outdated appraisal values is considered in our determination of the allowance for loan losses through our analysis of various trends and conditions including the local economy, trends in charge-offs and delinquencies, etc. and the related qualitative adjustments assigned by the Company.

Segments of loans with similar risk characteristics are collectively evaluated for impairment based on the segment’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans.  Accordingly, the Company does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Premises and Equipment

Premises and equipment are carried at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method for premises and the declining balance method for equipment based principally on the estimated useful lives of the assets.  Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized.  Gains and losses on dispositions are included in current operations.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Federal Home Loan Bank Stock

Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank system.  The required investment in the common stock is based on a predetermined formula.

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis.  Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell.  Revenue and expenses from operations and changes in the valuation allowance are included in net income or expense from foreclosed assets.

Mortgage-Servicing Rights

Mortgage-servicing assets are recognized separately when rights are acquired through purchase or through sale of financial assets.  Under the servicing assets and liabilities accounting guidance (ASC 860-50), servicing rights resulting from the sale or securitization of loans originated by the Company are initially measured at fair value at the date of transfer.  The Company has elected to initially and subsequently measure the mortgage-servicing rights for consumer mortgage loans using the fair value method.  Under the fair value method, the servicing rights are carried in the balance sheet at fair value and the changes in fair value are reported in earnings in the period in which the changes occur.

Fair value is based on market prices for comparable mortgage-servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income.  The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses.  These variables change from quarter to quarter as market conditions and projected interest rates change, and may have an adverse impact on the value of the mortgage-servicing right and may result in a reduction to noninterest income.

Servicing fee income is recorded for fees earned for servicing loans.  The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan and are recorded as income when earned.  The amortization of mortgage-servicing rights is netted against loan servicing fee income.

Income Tax

The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes).  The income tax accounting guidance results in two components of income tax expense:  current and deferred.  Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues.  The Company determines deferred income taxes using the liability (or balance sheet) method.  Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.  Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.  Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination.  The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any.  A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.  The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

The Company files consolidated income tax returns with its subsidiaries.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income, net of applicable income taxes.  Other comprehensive income and accumulated other comprehensive income consist entirely of unrealized appreciation (depreciation) on available-for-sale securities.

Current Economic Conditions

The current protracted economic decline continues to present financial institutions with difficult circumstances and challenges, which in some cases have resulted in large and unanticipated declines in the fair values of investments and other assets, constraints on liquidity and capital and significant credit quality problems, including severe volatility in the valuation of real estate and other collateral supporting loans.

At June 30, 2011 and December 31, 2010, the Company held $27,397,000  (unaudited) and $27,208,000 in loans secured by commercial real estate, including loans secured by multi-family properties.  Due to national, state and local economic conditions, values for commercial and development real estate have declined significantly, and the market for these properties is depressed.

At June 30, 2011 and December 31, 2010, the Company held $45,418,000  (unaudited) and $46,268,000 in indirect consumer loans.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

The accompanying consolidated financial statements have been prepared using values and information currently available to the Company.

Given the volatility of current economic conditions, the values of assets and liabilities recorded in the consolidated financial statements could change rapidly, resulting in material future adjustments in asset values, the allowance for loan losses and capital that could negatively impact the Company’s ability to meet regulatory capital requirements and maintain sufficient liquidity.

Reclassifications

Certain reclassifications have been made to the 2010 and 2009 financial statements to conform to the 2011 financial statement presentation.  These reclassifications had no effect on net income.

Note 2:	Securities

The amortized cost and approximate fair values of securities are as follows:

	June 30, 2011 (unaudited)
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Available for sale
Federal agencies	$2,005	$20	$—	$2,025
Mortgage-backed securities - GSE residential	34,239	389	(23)	34,605

Total available for sale	$36,244	$409	$(23)	$36,630

	December 31, 2010
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Available for sale
Federal agencies	$7,510	$29	$—	$7,539
Mortgage-backed securities - GSE residential	33,484	314	(121)	33,677

Total available for sale	$40,994	$343	$(121)	$41,216

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

	December 31, 2009
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Available for sale
Federal agencies	$5,570	$25	$(1)	$5,594
Mortgage-backed securities - GSE residential	18,833	362	(89)	19,106

Total available for sale	$24,403	$387	$(90)	$24,700

The amortized cost and fair value of securities available for sale at June 30, 2011 and December 31, 2010, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	June 30, 2011 (unaudited)		December 31, 2010
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Federal agencies - one to five years	$2,005	$2,025	$7,510	$7,539
Mortgage-backed securities - GSE residential	34,239	34,605	33,484	33,677

Totals	$36,244	$36,630	$40,994	$41,216

The carrying value of securities pledged as collateral, to secure public deposits and for other purposes, was $1,551,000 at June 30, 2011 (unaudited).  No securities were pledged at December 31, 2010 and 2009.

Activities related to the sales of securities available for sale for the six months ended June 30, 2011 (unaudited) and 2010 (unaudited) and the years ended December 31, 2010 and 2009 are summarized as follows:

	June 30,		December 31,

	2011	2010	2010	2009

Proceeds from sales of available-for sale securities	$1,129	$3,166	$9,198	$8,279
Gross gains on sales	64	33	130	141
Gross losses on sales	-	2	8	10

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Certain investments in debt securities are reported in the consolidated financial statements at an amount less than their historical cost.  Total fair value of these investments at June 30, 2011 and December 31, 2010 and 2009 was (unaudited), $12,484,000 and $3,643,000, which is approximately 30%, 30% and 15% of the Company’s available-for-sale investment portfolio.  These declines primarily resulted from changes in market interest rates.

Based on evaluation of available evidence, including recent changes in market interest rates, credit rating information and information obtained from regulatory filings, management believes the declines in fair value for these securities are temporary.

Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting loss recognized in net income in the period the other-than-temporary impairment is identified.

Securities with unrealized losses at June 30, 2011 (unaudited) were as follows:

	Less Than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses

Available-for-sale securities
Mortgage-backed securities - GSE residential	$11,010	$(23)	$—	$—	$11,010	$(23)

Securities with unrealized losses at December 31, 2010 were as follows:

	Less Than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses

Available-for-sale securities
Mortgage-backed securities - GSE residential	$12,484	$(121)	$—	$—	$12,484	$(121)

Securities with unrealized losses at December 31, 2009 were as follows:

	Less Than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses

Available-for-sale securities
Federal agencies	$500	$(1)	$—	$—	$500	$(1)
Mortgage-backed securities - GSE residential	3,143	(89)	—	—	3,143	(89)

	$3,643	$(90)	$—	$—	$3,643	$(90)

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Note 3:	Loans and Allowance

Categories of loans include:

	June 30,	December 31
	2011	2010	2009
	(Unaudited)

Commercial	$8,598	$7,302	$5,333
Real estate loans
Residential	57,768	58,949	57,254
Commercial and multi-family	27,397	27,208	25,022
Construction	2,611	1,984	1,305
Second mortgages and equity lines of credit	4,991	4,999	5,416
Consumer loans
Indirect	45,418	46,268	45,214
Other	7,683	6,914	5,922
	154,466	153,624	145,466
Less
Net deferred loan fees, premiums and discounts	114	115	118
Allowance for loan losses	1,740	1,699	1,113

Total loans	$152,612	$151,810	$144,235

The risk characteristics of each loan portfolio segment are as follows:

Commercial

Commercial loans are primarily based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower.  The cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value.  Most commercial loans are secured by the assets being financed or other business assets such as accounts receivable or inventory and may incorporate a personal guarantee; however, some short-term loans may be made on an unsecured basis.  In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its customers.

Commercial and multi-family real estate

These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate.  Commercial and multi-family real estate lending typically involves higher loan principal amounts and the repayment of these loans is generally dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Commercial and multi-family real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy.  The properties securing the Company’s commercial and multi-family real estate portfolio are diverse in terms of type and geographic location.  Management monitors and evaluates commercial real estate loans based on collateral, geography and risk grade criteria.  In addition, management tracks the level of owner-occupied commercial real estate loans versus non-owner occupied loans.

Construction

Construction loans are underwritten utilizing feasibility studies, independent appraisal reviews and financial analysis of the developers and property owners.  Construction loans are generally based on estimates of costs and value associated with the complete project.  These estimates may be inaccurate.  Construction loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project.  Sources of repayment for these types of loans may be pre-committed permanent loans from approved long-term lenders, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained.  These loans are closely monitored by on-site inspections and are considered to have higher risks than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, governmental regulation of real property, general economic conditions and the availability of long-term financing.

Residential, Second mortgages and equity lines of credit and Consumer

With respect to residential loans that are secured by 1-4 family residences, the Company generally establishes a maximum loan-to-value ratio and requires private mortgage insurance if that ratio is exceeded.  Second mortgages and equity lines of credit loans are typically secured by a subordinate interest in 1-4 family residences, and consumer loans are secured by consumer assets such as automobiles or recreational vehicles.  Some consumer loans are unsecured such as small installment loans.  Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels.  Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

	Six Months Ended June 30		Years Ended December 31
	2011	2010	2010	2009
	(Unaudited)

Allowance for loan losses
Balances, January 1	$1,699	$1,113	$1,113	$706
Provision for losses	975	694	1,294	1,589
Recoveries on loans	33	9	19	88
Loans charged off	(967)	(354)	(727)	(1,270)

Balances, December 31	$1,740	$1,462	$1,699	$1,113

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

The following presents by portfolio segment, the activity in the allowance for loan losses for the six months ended June 30, 2011 (unaudited):

		Real Estate
	Commercial	Residential	Commercial and Multi-Family	Construction	Seconds and Equity Line	Consumer	Total

Allowance for loan losses:
Balance, beginning of year	$107	$700	$336	$7	$18	$531	$1,699
Provision for losses	9	363	398	(3)	2	206	975
Recoveries on loans	5	—	—	—	—	28	33
Loans charged off	(19)	(381)	(264)	—	(11)	(292)	(967)

Balance, end of year	$102	$682	$470	$4	$9	$473	$1,740

The following tables present the balance in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of June 30, 2011 and December 31, 2010:

	June 30, 2011 (unaudited)
		Real Estate
	Commercial	Residential	Commercial and Multi-Family	Construction	Seconds and Equity Line	Consumer	Total

Allowance:
Balance, end of year	$102	$682	$470	$4	$9	$473	$1,740
Individually evaluated for impairment	—	178	335	—	—	—	513
Collectivity evaluated for impairment	102	504	135	4	9	473	1,227

Loans:
Ending balance	8,598	57,768	27,397	2,611	4,991	53,101	154,466
Individually evaluated for impairment	—	581	2,869	—	—	—	3,450
Collectivity evaluated for impairment	8,598	57,187	24,528	2,611	4,991	53,101	151,016

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

	December 31, 2010
		Real Estate
	Commercial	Residential	Commercial and Multi-Family	Construction	Seconds and Equity Line	Consumer	Total

Allowance:
Balance, end of year	$107	$700	$336	$7	$18	$531	$1,699
Individually evaluated for impairment	—	170	209	—	—	—	379
Collectivity evaluated for impairment	107	530	127	7	18	531	1,320

Loans:
Ending balance	7,302	58,949	27,208	1,984	4,999	53,182	153,624
Individually evaluated for impairment	—	908	3,397	—	—	—	4,305
Collectivity evaluated for impairment	7,302	58,041	23,811	1,984	4,999	53,182	149,319

The following tables present the credit risk profile of the Bank’s loan portfolio based on rating category and payment activity as of June 30, 2011 and December 31, 2010:

	June 30, 2011 (unaudited)
		Real Estate
	Commercial	Residential	Commercial and Multi-Family	Construction	Seconds and Equity Line	Consumer	Total

Pass	$6,104	$56,549	$23,809	$2,611	$4,838	$53,101	$147,012
Watch	1,842	357	—	—	—	—	2,199
Special Mention	530	59	636	—	94	—	1,319
Substandard	122	803	2,952	—	59	—	3,936
Doubtful	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—

Total	$8,598	$57,768	$27,397	$2,611	$4,991	$53,101	$154,466

	December 31, 2010
		Real Estate
	Commercial	Residential	Commercial and Multi-Family	Construction	Seconds and Equity Line	Consumer	Total

Pass	$6,570	$57,330	$20,696	$1,984	$4,902	$53,031	$144,513
Watch	34	—	—	—	—	—	34
Special Mention	574	198	5,004	—	85	—	5,861
Substandard	124	1,421	1,508	—	—	151	3,204
Doubtful	—	—	—	—	—	—	—
Loss	—	—	—	—	12	—	12

Total	$7,302	$58,949	$27,208	$1,984	$4,999	$53,182	$153,624

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

The Company generally categorizes all classes of loans into risk categories based on relevant information about the ability of borrowers to service their debt such as:  current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.  Generally, smaller dollar consumer loans are excluded from this grading process and are reflected in the Pass category.  The delinquency trends of these consumer loans are monitored on homogeneous basis and the related delinquent amounts are reflected in the aging analysis table below.  The Company uses the following definitions for risk ratings:

The Pass asset quality rating encompasses assets that have generally performed as expected.  With the exception of some smaller consumer and residential loans, these assets generally do not have delinquency.  Loans assigned this rating include loans to borrowers possessing solid credit quality with acceptable risk.  Borrowers in these grades are differentiated from higher grades on the basis of size (capital and/or revenue), leverage, asset quality, stability of the industry or specific market area and quality/coverage of collateral.  These borrowers generally have a history of consistent earnings and reasonable leverage.

The Watch asset quality rating encompasses assets that have been brought to the attention of management and may, if not corrected, warrant a more serious quality rating by management. These assets are usually in the first phase of a deficiency situation and may possess similar criteria as Special Mention assets.  This grade includes “pass grade” loans to borrowers which require special monitoring because of deteriorating financial results, declining credit ratings, decreasing cash flow, increasing leverage, marginal collateral coverage or industry stress that has resulted or may result in a changing overall risk profile.

The Special Mention asset quality rating encompasses assets that have potential weaknesses that deserves management’s close attention.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date.  Special mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.  This grade is intended to include loans to borrowers whose credit quality has clearly deteriorated and where risk of further decline is possible unless active measures are taken to correct the situation.  Weaknesses are considered potential at this state and are not yet fully defined.

The Substandard asset quality rating encompasses assets that are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any; assets having a well-defined weakness(es) based upon objective evidence; assets characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected; or the possibility that liquidation will not be timely.  Loans categorized in this grade possess a well defined credit weakness and the likelihood of repayment from the primary source is uncertain.  Significant financial deterioration has occurred and very close attention is warranted to ensure the full repayment without loss.  Collateral coverage may be marginal and the accrual of interest has been suspended.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

The Doubtful asset quality rating encompasses assets that have all of the weaknesses of those classified as Substandard.  In addition, these weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable.

The Loss asset quality rating encompasses assets that are considered uncollectible and of such little value that their continuance as assets of the bank is not warranted.  A loss classification does not mean that an asset has no recovery or salvage value; instead, it means that it is not practical or desirable to defer writing off or reserving all or a portion of a basically worthless asset, even though partial recovery may be realized in the future.

The following table presents the Bank’s loan portfolio aging analysis as of June 30, 2011 and December 31, 2010:

	June 30, 2011 (unaudited)
		Real Estate
	Commercial	Residential	Commercial and Multi-Family	Construction	Seconds and Equity Line	Consumer	Total

30-59 days past due	$—	$344	$116	$—	$30	$827	$1,317
60-89 days past due	4	147	—	—	10	169	330
Greater than 90 days and accruing	—	275	—	—	40	247	562
Nonaccrual	16	836	594	—	73	16	1,535
Total past due and nonaccrual	20	1,602	710	—	153	1,259	3,744
Current	8,578	56,166	26,687	2,611	4,838	51,842	150,722

Total	$8,598	$57,768	$27,397	$2,611	$4,991	$53,101	$154,466

	December 31, 2010
		Real Estate
	Commercial	Residential	Commercial and Multi-Family	Construction	Seconds and Equity Line	Consumer	Total

30-59 days past due	$9	$617	$—	$—	$9	$524	$1,159
60-89 days past due	—	—	62	—	—	242	304
Greater than 90 days and accruing	35	376	12	—	77	295	795
Nonaccrual	—	1,224	528	—	11	30	1,793
Total past due and nonaccrual	44	2,217	602	—	97	1,091	4,051
Current	7,258	56,732	26,606	1,984	4,902	52,091	149,573

Total	$7,302	$58,949	$27,208	$1,984	$4,999	$53,182	$153,624

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

At December 31, 2009, accruing loans delinquent 90 days or more totaled $564,000.  Nonaccruing loans at December 31, 2009 were $1,652,000.

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16), when based on current information and events, it is probable the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming commercial loans but also include loans modified in troubled debt restructurings where concessions have been granted to borrowers experiencing financial difficulties.  These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection.

The following table presents impaired loans and specific valuation allowance based on class level at June 30, 2011 and for the year ended December 31, 2010:

	June 30, 2011
		Real Estate
	Commercial	Residential	Commercial and Multi-Family	Construction	Seconds and Equity Line	Consumer	Total

Impaired loans without a specific allowance:
Recorded investment	$—	$—	$—	$—	$—	$—	$—
Unpaid principal balance	—	—	—	—	—	—	—

Impaired loans with a specific allowance:
Recorded investment	—	581	2,869	—	—	—	3,450
Unpaid principal balance	—	581	2,869	—	—	—	3,450
Specific allowance	—	178	335	—	—	—	513

Total impaired loans:
Recorded investment	—	581	2,869	—	—	—	3,450
Unpaid principal balance	—	581	2,869	—	—	—	3,450
Specific allowance	—	178	335	—	—	—	513

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

	December 31, 2010
		Real Estate
	Commercial	Residential	Commercial and Multi-Family	Construction	Seconds and Equity Line	Consumer	Total

Impaired loans without a specific allowance:
Recorded investment	$—	$38	$594	$—	$—	$—	$632
Unpaid principal balance	—	38	594	—	—	—	632

Impaired loans with a specific allowance:
Recorded investment	—	870	2,803	—	—	—	3,673
Unpaid principal balance	—	870	2,803	—	—	—	3,673
Specific allowance	—	170	209	—	—	—	379

Total impaired loans:
Recorded investment	—	908	3,397	—	—	—	4,305
Unpaid principal balance	—	908	3,397	—	—	—	4,305
Specific allowance	—	170	209	—	—	—	379

Impaired loans totaled $1,058,000 at December 31, 2009.  An allowance for loan losses of $210,000 relates to impaired loans of $838,000 at December 31, 2009.  At December 31, 2009, impaired loans of $220,000 had no related allowance for loan losses.

Interest income of $2,000 and $4,000 was recognized on average impaired loans of $1,156,000 and $1,332,000 for the years ended December 31, 2010 and 2009.  Interest income of $1,000 and $0 was recognized on impaired loans on a cash basis during the years ended December 31, 2010 and 2009.  Interest income on average impaired loans for the six months ended June 30, 2010 was immaterial.

The following presents by portfolio segment, information related to the average recorded investment and interest income recognized on impaired loans for the six months ended June 30, 2011:

		Real Estate
	Commercial	Residential	Commercial and Multi-Family	Construction	Seconds and Equity Line	Consumer	Total

Total impaired loan:
Average recorded investment	$—	$687	$3,242	$—	$—	$—	$3,929
Interest income recognized	—	—	63	—	—	—	63
Interest income recognized on a cash basis	—	—	—	—	—	—	—

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Note 4:	Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

	June 30,	December 31
	2011	2010	2009
	(Unaudited)

Land	$1,009	$1,011	$766
Buildings and improvements	3,538	3,523	3,545
Furniture and equipment	1,642	1,646	1,582
Software	367	367	356
Total cost	6,556	6,547	6,249
Accumulated depreciation and amortization	(2,917)	(2,856)	(2,644)

Net	$3,639	$3,691	$3,605

Note 5:	Loan Servicing

Loans serviced for others are not included in the accompanying consolidated balance sheets.  The risks inherent in mortgage-servicing assets relate primarily to changes in prepayments that result from shifts in mortgage interest rates.  The unpaid principal balances of mortgage and other loans serviced for others were $57,049,000  (unaudited), $57,738,000 and $56,781,000 at June 30, 2011 and December 31, 2010 and 2009, respectively.

The following summarizes the activity in mortgage servicing measured using the fair value method for the periods ended June 30, 2011 and 2010 and December 31, 2010 and 2009:

	Six Months Ended June 30		Years Ended December 31
	2011	2010	2010	2009
	(Unaudited)

Fair value at the beginning of the period	$497	$474	$474	$432
Servicing rights recorded on sale of loans	32	42	95	167
Change in fair value due to payments	(34)	(28)	(91)	(92)
Other changes in valuation inputs or assumptions	74	31	19	(33)

Fair value at the end of the period	$569	$519	$497	$474

The fair value is estimated using a valuation model that calculates the present value of the future net servicing cash flows, taking into consideration actual and expected mortgage loan prepayment rates, discount rates, servicing costs and other economic factors, which are determined based on current market conditions.  The valuation model uses a discounted cash flow methodology.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

The following summarizes the key economic assumptions used in determining the fair value of the mortgage-servicing rights at June 30, 2011 and December 31, 2010 and 2009:

	June 30,	December 31
	2011	2010	2009
	(Unaudited)

Weighted-average constant prepayment rate	13.9%	17.0%	18.1%
Weighted-average discount rate	6.3%	6.5%	6.9%
Weighted expected loan servicing (years)	4.0	3.4	3.3

Note 6:	Deposits

	June 30,	December 31
	2011	2010	2009
	(Unaudited)

Noninterest-bearing	$8,464	$7,282	$6,004
Checking	23,180	23,570	15,664
Money market	35,306	31,376	18,922
Savings	13,696	12,419	10,801
Certificates and other time deposits of $100,000 or more	30,874	34,381	28,636
Other certificates and time deposits	63,577	66,343	65,242

Total deposits	$175,097	$175,371	$145,269

Interest expense by deposit type for the six months ended June 30, 2011 and 2010 (unaudited) and for the years ended December 31, 2010 and 2009 is as follows:

	Six Months Ended June 30		Years Ended December 31
	2011	2010	2010	2009
	(Unaudited)

Checking	$64	$100	$210	$77
Money market	174	136	302	248
Savings	33	28	59	51
Certificates of deposit	1,141	1,466	2,825	3,172

	$1,412	$1,730	$3,396	$3,548

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

At June 30, 2011 and December 31, 2010, the scheduled maturities of time deposits are as follows:

	June 30,	December 31,
	2011	2010
	(Unaudited)

Mature in less than one year	$57,584	$64,301
Mature in one to two years	22,197	23,382
Mature in two to six years	11,750	10,276
Mature in six to four years	1,472	1,246
Mature in four to five years	1,448	1,519

	$94,451	$100,724

Note 7:	Federal Home Loan Bank Advances

Federal Home Loan Bank advances totaled $23,000,000 (unaudited), $22,000,000 and $27,200,000 at June 30, 2011 and December 31, 2010 and 2009, respectively.  The Federal Home Loan Bank advances are secured by mortgage loans and Federal Home Loan Bank deposits totaling $50,086,000  (unaudited) at June 30, 2011 and $59,645,000 at December 31, 2010.  Advances, at interest rates from .77 to 4.40 percent at June 30, 2011 (unaudited) and .31 to 4.40 percent at December 31, 2010 are subject to restrictions or penalties in the event of prepayment.

Maturities of Federal Home Loan Bank advances were as follows at June 30, 2011 and December 31, 2010:

	June 30,	December 31,
	2011	2010
	(Unaudited)

Mature in less than one year	$2,000	$9,000
Mature in one to two years	3,000	3,000
Mature in two to six years	10,000	6,000
Mature in six to four years	—	4,000
Mature in four to five years	8,000	—

	$23,000	$22,000

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Note 8:	Income Taxes

The Company or one of its subsidiaries files income tax returns in the U.S. federal jurisdiction and in Indiana.  With a few exceptions, the Company is no longer subject to U.S. federal or state examinations by tax authorities for years before 2007.

	Six Months Ended June 30		Years Ended December 31
	2011	2010	2010	2009
	(Unaudited)

Income tax expense
Currently payable
Federal	$121	$139	$189	$126
State	26	17	65	32
Deferred
Federal	26	(60)	(6)	(57)
State	10	1	(19)	(33)

Total income tax expense	$183	$97	$229	$68
Reconciliation of federal statutory to actual tax expense
Federal statutory income tax at 34%	$176	$110	247	$134
Effect of state income taxes	23	12	31	(1)
Cash surrender value of life insurance	(26)	(25)	(53)	(51)
Other	10	—	4	(14)

Actual tax expense	$183	$97	$229	$68

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

A cumulative net deferred tax asset is included in other assets.  The components of the asset are as follows:

	June 30,	December 31
	2011	2010	2009
	(Unaudited)

Assets
Allowance for loan losses	$498	$495	$301
Tax credits	129	146	236
Payables	—	—	110
Other	84	75	47
Total assets	711	716	694

Liabilities
State income tax	(26)	(29)	(16)
Depreciation	(94)	(86)	(101)
FHLB stock	(29)	(29)	(34)
Securities available for sale	(153)	(88)	(117)
Mortgage-servicing rights	(232)	(206)	(202)
Total liabilities	(534)	(438)	(470)

	$177	$278	$224

As of June 30, 2011 and December 31, 2010, the Bank had approximately $0 (unaudited) and $6,000 of alternative minimum tax credits and approximately $129,000 (unaudited) and $140,000 low-income housing credits available to offset future federal income taxes.  The alternative minimum tax credits have no expiration date and the low-income housing credits expire in 2023.

Retained earnings at June 30, 2011 (unaudited) and December 31, 2010 and 2009 include approximately $3,136,000 for which no deferred income tax liability has been recognized.  This amount represents an allocation of income to bad debt deductions as of December 31, 1987 for tax purposes only.  Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which income would be subject to the then-current corporate income tax rate.  The unrecorded deferred income tax liability on the above amount was approximately $1,066,000.

The tax expense applicable to realized securities gains for the six months ended June 30, 2011 and 2010 (unaudited) was$25,000 and $12,000, respectively.  The tax expense applicable to realized securities gains for years ended December 31, 2010 and 2009 was $48,000 and $52,000, respectively.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Note 9:	Other Comprehensive Income (Loss)

	Six Months Ended June 30, 2011
		Tax
	Before-Tax	(Expense)	Net-of-Tax
	Amount	Benefit	Amount
	(Unaudited)

Unrealized gains on securities:
Unrealized holding gains arising during the year	$228	$(90)	$138
Less: reclassification adjustment for gain realized in net income	64	(25)	39
	$164	$(65)	$99

	Six Months Ended June 30, 2010
		Tax
	Before-Tax	(Expense)	Net-of-Tax
	Amount	Benefit	Amount
	(Unaudited)

Unrealized gains on securities:
Unrealized holding gains arising during the year	$109	$(43)	$66
Less: reclassification adjustment for gain realized in net income	31	(12)	19
	$78	$(31)	$47

	Year Ended December 31, 2010
		Tax
	Before-Tax	(Expense)	Net-of-Tax
	Amount	Benefit	Amount

Unrealized gains on securities:
Unrealized holding gains arising during the year	$47	$(18)	$29
Less: reclassification adjustment for gain realized in net income	122	(48)	74
	$(75)	$30	$(45)

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

	Year Ended December 31, 2009
		Tax
	Before-Tax	(Expense)	Net-of-Tax
	Amount	Benefit	Amount

Unrealized gains on securities:
Unrealized holding gains arising during the year	$110	$(44)	$66
Less: reclassification adjustment for gain realized in net income	131	(52)	79

	$(21)	$8	$(13)

Note 10:	Commitments and Contingent Liabilities

In the normal course of business, there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying consolidated financial statements.  The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments.  The Company uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.

Financial instruments whose contract amount represents credit risk as of June 30, 2011 and December 31, 2010 and 2009 were as follows:

	June 30,	December 31
	2011	2010	2009
	(Unaudited)

Commitments to extend credit	$10,652	$12,189	$8,776
Standby letters of credit	1,143	1,179	1,199

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer’s credit worthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation.  Collateral held varies but may include accounts receivable, inventory, property and equipment and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Note 11:	Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital to average assets (as defined). Management believes, as of June 30, 2011 (unaudited) and December 31, 2010 and 2009, that the Bank meets all capital adequacy requirements to which it is subject.

As of June 30, 2011 (unaudited) and December 31, 2010, the most recent notification from the Department of Financial Institutions, State of Indiana, categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Bank’s category.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

The Bank’s actual and required capital amounts and ratios are as follows:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of June 30, 2011 (Unaudited)
Total capital (to risk-weighted assets)	$18,976	12.9%	$11,809	8.0%	$14,762	10.0%
Tier I capital (to risk-weighted assets)	17,237	11.7%	5,905	4.0%	8,857	6.0%
Tier I capital (to average assets)	17,237	8.0%	8,664	4.0%	10,830	5.0%

As of December 31, 2010
Total capital (to risk-weighted assets)	$18,672	13.0%	$11,466	8.0%	$14,332	10.0%
Tier I capital (to risk-weighted assets)	16,973	11.8%	5,733	4.0%	8,599	6.0%
Tier I capital (to average assets)	16,973	7.9%	8,631	4.0%	10,789	5.0%

As of December 31, 2009
Total capital (to risk-weighted assets)	$17,616	12.7%	$11,077	8.0%	$13,846	10.0%
Tier I capital (to risk-weighted assets)	16,503	11.9%	5,538	4.0%	8,308	6.0%
Tier I capital (to average assets)	16,503	8.6%	7,657	4.0%	9,571	5.0%

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval.  Generally, the Bank’s payment of dividends is limited to net income for the current year plus the two preceding calendar years, less capital distributions paid over the comparable time period.

Note 12:	Employee Benefits

The Company has a retirement savings 401(k) plan covering substantially all employees.  Employees may contribute up to 50% of their compensation in 1% increments with the Company matching 50% of the employee’s contribution on the first 3% of the employee’s compensation.  Employer contributions charged to expense was $11,000  (unaudited) and $8,000 (unaudited) for the six months ended June 30, 2011 and 2010 and $20,000 for both years ended December 31, 2010 and 2009.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

The Company is a participant in a pension fund known as the Pentegra Group.  This plan is a multi-employer plan; separate actuarial valuations are not made with respect to each participating employer.  The plan required contributions in the amount of$229,000 (unaudited) and $179,000 (unaudited) for the six months ended June 30, 2011 and 2010 and $381,000 and $318,000 for the years ended December 31, 2010 and 2009, respectively.  The plan provides pension benefits for substantially all of the Company’s employees.

The Company executed a nonqualified benefit plan covering certain directors on January 1, 2000.  The plan features deferred compensation benefits for 120 months following retirement for each director.

During 2004, the Board of Directors approved a proposal to include secular trusts as part of the nonqualified benefit plan.  The same costs that would be recognized under a noncontributory plan are now contributed to secular trusts in the name of each director.  In addition, the tax impact of the contributions to the individual participants is also being recognized as a cost of the retirement plan.  Consequently, the plan was funded at the date of conversion.  Retirement plan costs recognized for the six months ended June 30, 2011 and 2010 and the years ended December 31, 2010 and 2009 were $47,000 (unaudited) and $54,000 (unaudited) and $109,000 and $99,000, respectively.

Note 13:	Related Party Transactions

The Bank has entered into transactions with certain directors, executive officers, significant stockholders and their affiliates or associates (related parties).  Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.  The aggregate amount of loans to such related parties at June 30, 2011 and December 31, 2010 and 2009 was $1,891,000 (unaudited), $1,610,000 and $1,641,000, respectively.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Annual activity consisted of the following:

	Six Months Ended June 30		Years Ended December 31
	2011	2010	2010	2009
	(Unaudited)

Balance, beginning of year	$1,610	$1,641	$1,641	$1,370
New loans	387	68	58	793
Repayments	(106)	(48)	(89)	(522)

Balance, end of year	$1,891	$1,661	$1,610	$1,641

Deposits from related parties held by the Bank at June 30, 2011 and December 31, 2010 and 2009 totaled $2,359,000 (unaudited) and $2,595,000 and $2,243,000, respectively.

Note 14:	Disclosures About Fair Value of Assets and Liabilities

ASC Topic 820, Fair Value Measurements, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Topic 820 also specifies a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes six levels of inputs that may be used to measure fair value:

The standard describes six levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

The following is a description of the valuation methodologies and inputs used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Available-for-Sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy.  If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows.  The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the security’s terms and conditions.  Additionally, matrix pricing is used for certain investment securities and is a mathematical technique widely used in the banking industry to value investment securities without relying exclusively on quoted prices for specific investment securities but rather relying on the investment securities’ relationship to other benchmark quoted investment securities.  Level 2 securities include federal agencies and mortgage-backed securities.  At June 30, 2011 (unaudited) and December 31, 2010 and 2009, all mortgage-backed securities are residential government sponsored enterprises.  In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

Mortgage-Servicing Rights

Mortgage-servicing rights do not trade in an active, open market with readily observable prices.  Accordingly, fair value is estimated using discounted cash flow models having significant inputs of actual and expected mortgage loan prepayment rates, discount rates, servicing costs and other economic factors, which are determined based on current market conditions.  Due to the nature of the valuation inputs, mortgage-servicing rights are classified within Level 3 of the hierarchy.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

The following tables present the fair value measurements of assets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at June 30, 2011 and December 31, 2010 and 2009:

		June 30, 2011
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Unaudited)

Available-for-sale securities:
Federal agencies	$2,025	$—	$2,025	$—
Mortgage-backed securities - GSE residential	34,605	—	34,605	—
Mortgage-servicing rights	569	—	—	569

		December 31, 2010
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Available-for-sale securities:
Federal agencies	$7,539	$—	$7,539	$—
Mortgage-backed securities - GSE residential	33,677	—	33,677	—
Mortgage-servicing rights	497	—	—	497

		December 31, 2009
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Available-for-sale securities:
Federal agencies	$5,594	$—	$5,594	$—
Mortgage-backed securities - GSE residential	19,106	—	9,106	—
Mortgage-servicing rights	474	—	—	474

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

The following is a reconciliation of the beginning and ending balances of recurring fair value measurements recognized in the accompanying consolidated balance sheets using significant unobservable (Level 3) inputs:

	Mortgage-Servicing Rights
	Six Months Ended June 30		Years Ended December 31
	2011	2010	2010	2009
	(Unaudited)

Balances, January 1	$497	$474	$474	$432
Total unrealized gains (losses) included in net income	74	31	19	(33)
Additions (rights recorded on sale of loans)	32	42	95	167
Settlements (payments)	(34)	(28)	(91)	(92)

Balances, December 31	$569	$519	$497	$474

The following is a description of the valuation methodologies used for instruments measured at fair value on a nonrecurring basis, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Impaired Loans (Collateral Dependent)

Loans for which it is probable that the Company will not collect all principal and interest due according to contractual terms, are measured for impairment.  Allowable methods for determining the amount of impairment include estimating fair value using the fair value of the collateral for collateral-dependent loans.

The fair values of collateral dependent impaired loans are based on independent appraisals of the collateral.  In general, the Company acquires an updated appraisal upon identification of impairment and annually thereafter for commercial, commercial real estate and multi-family loans.  If the most recent appraisal is more than a year old, and a new appraisal is not performed, due to lack of comparable values or other reasons, the existing appraisal is utilized and discounted 20% - 30% based on the age of the appraisal, condition of the subject property, and overall economic conditions.  After determining the collateral value as described, the fair value is calculated based on the determined collateral value less selling expenses.

Impaired loans that are collateral dependent are classified within Level 3 of the fair value hierarchy when impairment is determined using the fair value method.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

The following tables present the fair value measurements of assets and liabilities measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall:

		June 30, 2011
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Unaudited)

Impaired loans	$2,883	$—	$—	$2,883

		December 31, 2010
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans	$3,294	$—	$—	$3,294

		December 31, 2009
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans	$628	$—	$—	$628

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheets at amounts other than fair value.

Cash and Cash Equivalents, Federal Home Loan Bank Stock, Interest Receivable and Interest Payable

The carrying amount approximates fair value.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Loans

The fair value of loans is estimated by discounting the future cash flows using the market rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.  Loans with similar characteristics were aggregated for purposes of the calculations.  The carrying amount of accrued interest approximates its fair value.

Deposits

Deposits include demand deposits, savings accounts, NOW accounts and certain money market deposits.  The carrying amount approximates fair value.  The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities.

Federal Home Loan Bank Advances

Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt.  Fair value of long-term debt is based on quoted market prices or dealer quotes for the identical liability when traded as an asset in an active market.  If a quoted market price is not available, an expected present value technique is used to estimate fair value.

The following table presents estimated fair values of the Company’s financial instruments at June 30, 2011 and December 31, 2010 and 2009.

	June 30,		December 31
	2011		2010		2009
	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(Unaudited)

Financial assets
Cash and cash equivalents	$12,127	$12,127	$8,294	$8,294	$6,540	$6,540
Available-for-sale securities	36,630	36,630	41,216	41,216	24,700	24,700
Loan held for sale	322	322	—	—	—	—
Loans, net	152,612	155,444	151,810	153,891	144,235	145,604
Federal Home Loan Bank stock	1,709	1,709	1,858	1,858	2,088	2,088
Interest receivable	827	827	886	886	862	862

Financial liabilities
Deposits	175,097	175,799	175,371	176,531	145,269	146,599
Federal Home Loan Bank advances	23,000	23,392	22,000	22,222	27,200	27,474
Interest payable	133	133	142	142	156	156

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Note 15:	Condensed Financial Information (Parent Company Only)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

Condensed Balance Sheets

	June 30,	December 31
	2011	2010	2009
	(Unaudited)

Assets
Cash and due from banks	$4	$9	$21
Investment in subsidiary	17,752	17,310	16,851
Other assets	209	4	—

Total assets	$17,965	$17,323	$16,872

Other Liabilities	$211	$3	$5

Stockholders’ Equity	17,754	17,320	16,867

Total liabilities and stockholders’ equity	$17,965	$17,323	$16,872

Condensed Statements of Income

	For the Six Months Ended June 30		For the Year Ended December 31
	2011	2010	2010	2009
	(Unaudited)

Income
Dividends from subsidiaries	$—	$—	$—	$55

Expenses
Other expenses	8	7	16	15

Income (Loss) Before Income Tax and Equity in Undistributed Income of Subsidiary	(8)	(7)	(16)	40

Income Tax Benefit	—	—	(10)	—

Income (Loss) Before Equity in Undistributed Income of Subsidiary	(8)	(7)	(6)	40

Equity in Undistributed Income of Subsidiary	343	235	504	287

Net Income	$335	$228	$498	327

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

Condensed Statements of Cash Flows

	For the Six Months Ended June 30		For the Year Ended December 31
	2011	2010	2010	2009
	(Unaudited)

Operating Activities
Net income	$335	$228	$498	$327
Adjustments to reconcile net income to net cash used in operating activities	(340)	(233)	(510)	(308)
Net cash provided by (used in) operating activities	(5)	(5)	(12)	19

Net Change in Cash and Due From Banks	(5)	(5)	(12)	19

Cash and Due From Banks at Beginning of Year	9	21	21	2

Cash and Due From Banks at End of Year	$4	16	$9	21

Note 16:	Recent Accounting Pronouncements

In April 2011, the FASB issued ASU No. 2011-01, A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring (“TDR”), which provides additional guidance to assist creditors in determining whether a restructuring of a receivable meets the criteria to be considered a troubled debt restructuring.  The amendments in this ASU are effective for the first interim or annual period beginning on or after June 15, 2011, and are to be applied retrospectively to the beginning of the annual period of adoption.  As a result of applying these amendments, an entity may identify receivables that are newly considered impaired.  Management is currently in the process of determining what effect the provisions of this statement will have on the Company’s financial position or results of operations.

In May 2011, the FASB issued ASU No. 2011-4, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (“IFRSs”), which results in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs.  Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements.  The application of fair value measurements are not changed as a result of this amendment.  Some of the amendments provide clarification of existing fair value measurement requirements while other amendments change a particular principal or requirement for measuring fair value or disclosing information about fair value measurements.  The amendments in this ASU are effective during interim and annual periods beginning after December 15, 2011.  Early application is not permitted.  Management is currently in the process of determining what effect the provisions of this update will have on the Company’s financial position or results of operations.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

In June 2011, the FASB issued ASU No. 2011-5, Presentation of Comprehensive Income, which improves comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income.  The option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity has been eliminated.  The amendments require that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements.  In the two-statement approach, the first statement will present total net income and its components followed consecutively by a second statement that will present total other comprehensive income, the components of other comprehensive income, and the total of comprehensive income.  The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  Early adoption is permitted, because compliance with the amendments is already permitted.  Management is currently in the process of determining what effect the provisions of this update will have on the Company’s financial position or results of operations.

Note 17:	Plan of Conversion and Change in Corporate Form

On June 24, 2011, the Board of Directors of the Company approved a plan of conversion and reorganization (the “Plan”) under which the Company would convert from a mutual holding company to a stock holding company.  The conversion to a stock holding company is subject to approval of the Company’s members and of the Federal Reserve Board (FRB) and includes the filing of a registration statement with the U.S. Securities and Exchange Commission by West End Indiana Bancshares, Inc. (the “New Holding Company”).  We must also obtain the approval from the Indiana Department of Financial Institutions for a change of control application. If such approvals are obtained, the Bank will become the wholly owned subsidiary of the New Holding Company and the New Holding Company will issue and sell shares of its capital stock to eligible depositors of the Bank and borrower members of the Company and the public pursuant to an independent valuation appraisal of the Bank and the New Holding Company on a converted basis that has been conducted by an independent appraisal firm that is experienced in appraising financial institutions in connection with mutual to stock conversions.

The cost of conversion and issuing the capital stock will be deferred and deducted from the proceeds of the offering.  In the event the conversion and offering are not completed, any deferred costs will be charged to operations.  Through June 30, 2011, the Company had incurred approximately $206,000 (unaudited) in conversion costs, which are included in other assets on the consolidated balance sheet.

In connection with the Plan, the New Holding Company plans to establish the West End Bank Charitable Foundation (the “Foundation”).  It is expected that the Foundation will be funded with $125,000 in cash and 38,000 shares ($380,000) of the New Holding Company’s common stock.

West End Bank, MHC
Notes to Consolidated Financial Statements
As of June 30, 2011 (Unaudited) and December 31, 2010 and 2009,
and Six Months Ended June 30, 2011 and 2010 (Unaudited),
and Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

In accordance with applicable regulations, at the time of the conversion from a mutual holding company to a stock holding company, the New Holding Company will substantially restrict retained earnings by establishing a liquidation account and the Bank will establish a parallel liquidation account.  The liquidation account will be maintained for the benefit of eligible holders who continue to maintain their accounts at the Bank after conversion.  The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits.  Subsequent increases will not restore an eligible account holder’s interest in the liquidation account.  In the event of a complete liquidation of the Bank, and only in such event, each account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the adjusted qualifying account balances then held.  The Bank may not pay dividends if those dividends would reduce equity capital below the required liquidation account amount.

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You should rely only on the information contained in this document or that to which we have referred you.  No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by West End Indiana Bancshares, Inc. or West End Bank, S.B.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of West End Indiana Bancshares, Inc. or West End Bank, S.B. since any of the dates as of which information is furnished herein or since the date hereof.

(Proposed Holding Company for
West End Bank, S.B.)

Up to 1,840,000 Shares of
Common Stock
Par value $0.01 per share
(Subject to Increase to up to 2,116,000 Shares)

PROSPECTUS

KEEFE, BRUYETTE & WOODS

November 10, 2011

Until December 13, 2011 or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.